                                                               EXECUTION VERSION

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.,
                                   DEPOSITOR,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
              MASTER SERVICER AND SERVICED WHOLE LOAN PAYING AGENT,

                         CWCAPITAL ASSET MANAGEMENT LLC,
                                SPECIAL SERVICER,

                                       AND

                             WELLS FARGO BANK, N.A.,
                                     TRUSTEE

                         POOLING AND SERVICING AGREEMENT

                           DATED AS OF JANUARY 1, 2006

                                   ----------

                                 $1,697,406,244
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

                                                                            PAGE
                                                                            ----

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
           CERTIFICATES..................................................    117
   Section 2.01    Establishment of Trust; Conveyance of Mortgage Loans..    117
   Section 2.02    Acceptance by Trustee.................................    120
   Section 2.03    Mortgage Loan Sellers' Repurchase or Substitution of
                   Mortgage Loans for Defects in Mortgage Files and
                   Breaches of Representations and Warranties............    125
   Section 2.04    Issuance of Class R-L Certificates; Creation of
                   REMIC L Regular Interests.............................    130
   Section 2.05    Conveyance of REMIC L Regular Interests; Acceptance of
                   REMIC II by the Trustee...............................    130
   Section 2.06    Issuance of Class R-I Certificates; Creation of
                   REMIC I Regular Interests.............................    130
   Section 2.07    Conveyance of REMIC I Regular Interests; Acceptance of
                   REMIC II by the Trustee...............................    130
   Section 2.08    Issuance of Class R-II Certificates; Creation of
                   REMIC II Regular Interest.............................    131
   Section 2.09    Conveyance of REMIC II Regular Interests; Acceptance
                   of REMIC III by Trustee...............................    131
   Section 2.10    Issuance of REMIC III Certificates....................    131
   Section 2.11    Assignment of Excess Interest; Issuance of the Class S

   Section 3.02    Collection of Mortgage Loan and Serviced Whole Loan
                   Payments..............................................    135
   Section 3.03    Collection of Taxes, Assessments and Similar Items;
                   Servicing Accounts and Reserve Accounts...............    136
   Section 3.04    Certificate Account, Distribution Account and Serviced
                   Whole Loan Custodial Accounts.........................    138

                                      -i-

                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 3.05    Permitted Withdrawals From the Certificate Account,
                   the Distribution Account, the Interest Reserve
                   Account, the Excess Liquidation Proceeds Reserve
                   Account and Serviced Whole Loan Custodial Accounts;
                   Establishment of Serviced Companion Loan Distribution
                   Accounts and Serviced B Note Distribution Accounts....    145
   Section 3.06    Investment of Funds in the Certificate Account, the
                   Distribution Account, the Excess Liquidation Proceeds
                   Reserve Account, the Interest Reserve Account, the REO
                   Account and the Serviced Whole Loan Custodial
                   Accounts..............................................    158
   Section 3.07    Maintenance of Insurance Policies; Errors and
                   Omissions and Fidelity Coverage.......................    159
   Section 3.08    Enforcement of Due-on-sale Clauses; Assumption

   Section 3.11    Servicing Compensation; Nonrecoverable Servicing

   Section 3.20    Additional Obligations of the Master Servicer and the
                   Special Servicer......................................    190
   Section 3.21    Modifications, Waivers, Amendments and Consents.......    194
   Section 3.22    Transfer of Servicing Between Master Servicer and
                   Special Servicer; Record Keeping......................    198
   Section 3.23    Sub-Servicing Agreements..............................    199
   Section 3.24    Designation of Special Servicer by the Majority
                   Certificateholder of the Controlling Class............    201
   Section 3.25    Lock-Box Accounts and Servicing Accounts..............    205

                                      -ii-

                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 3.26    Representations and Warranties of the Master Servicer
                   and the Special Servicer..............................    205
   Section 3.27    Third-Party Beneficiaries.............................    208
   Section 3.28    Certain Matters Relating to the Non-Serviced Whole

   Section 4.02    Statements to Certificateholders; Certain Reports by
                   the Master Servicer and the Special Servicer..........    250
   Section 4.03    Delinquency Advances..................................    258
   Section 4.04    Allocation of Realized Losses and Additional Trust
                   Fund Expenses.........................................    266
   Section 4.05    Statements to Serviced Companion Loan Holders and

   Section 5.02    Registration of Transfer and Exchange of

   Section 6.01    Liability of the Depositor, the Master Servicer and
                   the Special Servicer..................................    279

                                     -iii-

                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 6.02    Merger, Consolidation or Conversion of the Depositor,
                   the Master Servicer and the Special Servicer;
                   Assignment of Rights and Delegation of Duties by the
                   Master Servicer and the Special Servicer..............    279
   Section 6.03    Limitation on Liability of the Depositor, the Master
                   Servicer, the Special Servicer and Others.............    280
   Section 6.04    Depositor, Master Servicer and Special Servicer Not to
                   Resign................................................    281
   Section 6.05    Rights of the Depositor in Respect of the Master
                   Servicer and the Special Servicer.....................    281
   Section 6.06    Certain Matters Relating to the Non-Serviced Mortgage
                   Loans.................................................    281
   Section 6.07    Certain Matters Relating to the First National Bank

ARTICLE VIII CONCERNING THE TRUSTEE AND THE SERVICED WHOLE LOAN PAYING

   Section 8.03    Trustee Not Liable for Validity or Sufficiency of
                   Certificates or Mortgage Loans........................    293
   Section 8.04    Trustee May Own Certificates..........................    294
   Section 8.05    Fees and Expenses of Trustee; Indemnification of

                                      -iv-

                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 8.14    Serviced Whole Loan Holder Register...................    301

ARTICLE IX TERMINATION...................................................    301
   Section 9.01    Termination Upon Repurchase or Liquidation of All

   Section 10.02   Depositor, Master Servicer, Special Servicer and

                                      -v-

                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 12.08   Annual Reports on Assessment of Compliance with
                   Servicing Criteria....................................    324
   Section 12.09   Annual Independent Public Accountants' Servicing

                                      -vi-

                                   (continued)

                                                                           PAGE
                                                                          ------
Exhibit A-1    Form of Class A-1 Certificate                               A-1-1
Exhibit A-1D   Form of Class A-1D Certificate                             A-1-1D
Exhibit A-2    Form of Class A-1A Certificate                              A-2-1
Exhibit A-3    Form of Class A-2 Certificate                               A-3-1
Exhibit A-4    Form of Class A-3 Certificate                               A-4-1
Exhibit A-5    Form of Class A-4 Certificate                               A-5-1
Exhibit A-6    RESERVED                                                    A-6-1
Exhibit A-7    RESERVED                                                    A-7-1
Exhibit A-8    Form of Class A-M Certificate                               A-8-1
Exhibit A-9    Form of Class A-J Certificate                               A-9-1
Exhibit A-10   Form of Class B Certificate                                A-10-1
Exhibit A-11   Form of Class C Certificate                                A-11-1
Exhibit A-12   Form of Class D Certificate                                A-12-1
Exhibit A-13   Form of Class E Certificate                                A-13-1
Exhibit A-14   Form of Class F Certificate                                A-14-1
Exhibit A-15   Form of Class G Certificate                                A-15-1
Exhibit A-16   Form of Class H Certificate                                A-16-1
Exhibit A-17   Form of Class J Certificate                                A-17-1
Exhibit A-18   Form of Class K Certificate                                A-18-1
Exhibit A-19   Form of Class L Certificate                                A-19-1
Exhibit A-20   Form of Class M Certificate                                A-20-1
Exhibit A-21   Form of Class N Certificate                                A-21-1
Exhibit A-22   Form of Class O Certificate                                A-22-1
Exhibit A-23   Form of Class P Certificate                                A-23-1
Exhibit A-24   Form of Class Q Certificate                                A-24-1
Exhibit A-25   Form of Class R-I Certificate                              A-25-1
Exhibit A-26   Form of Class R-II Certificate                             A-26-1
Exhibit A-27   Form of Class R-III Certificate                            A-27-1
Exhibit A-28   Form of Class S Certificate                                A-28-1
Exhibit A-29   Form of Class XC Certificate                               A-29-1
Exhibit A-30   Form of Class XP Certificate                               A-30-1
Exhibit A-31   Form of Class FNB-1 Certificate                            A-31-1
Exhibit A-32   Form of Class FNB-2 Certificate                            A-32-1
Exhibit A-33   Form of Class FNB-3 Certificate                            A-33-1
Exhibit A-34   Form of Class FNB-4 Certificate                            A-34-1
Exhibit A-35   Form of Class FNB-5 Certificate                            A-35-1
Exhibit A-36   Form of Class FNB-6 Certificate                            A-36-1
Exhibit B-1    Form of Transferor Certificate                              B-1-1
Exhibit B-2    Form of Transferee Certificate                              B-2-1
Exhibit C-1    Form of Transfer Affidavit and Agreement                    C-1-1
Exhibit C-2    Form of Transferor Certificate                              C-2-1
Exhibit D      Form of Request for Release                                   D-1
Exhibit E      Form of UCC-1 Financing Statement                             E-1
Exhibit F      Methodology to Normalize Net Operating Income
                  and Debt Service Coverage                                  F-1

                                      -vii-

                                   (continued)

                                                                           PAGE
                                                                          ------
Exhibit G      Form of Monthly Statement                                     G-1
Exhibit H-1    Form of Investor Certification                              H-1-1
Exhibit H-2    Form of Confidentiality Agreement                           H-2-1
Exhibit I      Form of Notice and Certification regarding
                  Defeasance of Mortgage Loans                               I-1
Exhibit J      Form of Insurance Summary Report                              J-1
Exhibit K      Form of First Anniversary Reserve Report                      K-1
Exhibit L-1    Closing Mortgage File Review Certification                    L-1
Exhibit L-2    Post-Closing Mortgage File Review
                  Certification                                              L-2
Exhibit M-1    Form 10-K Certification                                     M-1-1
Exhibit M-2    Back-up Certification from Trustee                          M-2-1
Exhibit M-3    Back-up Certification from Master
                  Servicer/Special Servicer/ Servicing
                  Function Participant                                     M-3-1
Schedule I     Mortgage Loan Schedule                                   Sch. I-1
Schedule II    Environmental Policy Mortgage Loans                     Sch. II-1
Schedule III   Strip Calculation Schedule                             Sch. III-1
Schedule IV    Broker Strip Schedule                                   Sch. IV-1
Schedule V     Specified Earnout Reserve Loans                          Sch. V-1
Schedule VI    Master Servicing Fee and Servicing Fee Rates
                  for the Mortgage Loans                               Sch. VI-1

                                     -viii-

     This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of January 1, 2006, among GMAC COMMERCIAL MORTGAGE SECURITIES,
INC., as Depositor, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer and
Serviced Whole Loan Paying Agent, CWCAPITAL ASSET MANAGEMENT LLC, as Special
Servicer, and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell the Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund to be created hereunder, the primary assets of which will be the Mortgage Loans. The aggregate of the initial Cut-off Date
Principal Balances of the Mortgage Loans is approximately $1,730,406,243.

     As provided herein, the Trustee will elect to treat the First National Bank
Center Loan as the primary asset of a separate REMIC for federal income tax purposes, and such REMIC will be designated as the "REMIC L". The Class R
Certificates will represent, among other things, the sole class of "residual interests" in REMIC L for purposes of the REMIC Provisions under federal income tax law. Two separate REMIC L Regular Interests, constituting beneficial ownership interests in REMIC L, will be issued on the Closing Date, and such
REMIC L Regular Interests shall be designated as "REMIC L Regular Interest
FNB-I" and "REMIC L Regular Interest FNB-II", respectively. Each REMIC L Regular
Interest will relate to the First National Bank Center Loan and any successor
REO Loan with respect thereto. Each REMIC L Regular Interest will (i) accrue interest at the related per annum rate described in the definition of "REMIC L
Remittance Rate" and (ii) have an initial REMIC L Principal Balance equal to:
(A) $65,000,000 in the case of REMIC L Regular Interest FNB-I; and (B)
$33,000,000 in the case of REMIC L Regular Interest FNB-II. None of the REMIC L
Regular Interests will be certificated.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of the First National Bank
Center Loan and of that portion of interest payments on the Mortgage Loans that constitute Excess Interest), the REMIC L Regular Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I."
The Class R-I Certificates will represent the sole class of "residual interests"
in REMIC I for purposes of the REMIC Provisions under federal income tax law.
With respect to each Mortgage Loan and each REMIC L Regular Interest, there shall be a corresponding REMIC I Regular Interest. The designation for each such
REMIC I Regular Interest shall be the control number for the related Mortgage
Loan set forth on the schedule attached hereto as Schedule I (with the REMIC I
Regular Interests relating to the REMIC L Regular Interests having the appropriate suffix "-I" or "-II"). The REMIC I Remittance Rate (as defined herein) and the initial Uncertificated Principal Balance of each such REMIC I
Regular Interest shall be based on the Net Mortgage Rate as of the Cut-off Date and the Cut-off Date Principal Balance, respectively, for the related Mortgage
Loan or REMIC L Regular Interest, as applicable. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each such REMIC I Regular Interest shall be the first Distribution Date that follows the Stated Maturity Date for the related
Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC
II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, REMIC II
Remittance Rate and the initial Uncertificated Principal Balance for each of the
REMIC II Regular Interests. Determined solely for purposes of satisfying
Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC II Regular Interest shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. None of the REMIC
II Regular Interests will be certificated.

                  REMIC II      INITIAL UNCERTIFICATED
DESIGNATION   REMITTANCE RATE     PRINCIPAL BALANCE
-----------   ---------------   ----------------------
LA-1-C          Variable (*)         $  1,786,000
LA-1-P-A        Variable (*)         $  2,151,000
LA-1-P-B        Variable (*)         $ 19,053,000
LA-1-P-C        Variable (*)           14,010,000
LA-1A-C         Variable (*)         $    113,000
LA-1A-P-A       Variable (*)         $    134,000
LA-1A-P-B       Variable (*)         $  5,029,000
LA-1A-P-C       Variable (*)         $  5,876,000
LA-1A-P-D       Variable (*)         $  6,154,000
LA-1A-P-E       Variable (*)         $  5,986,000
LA-1A-P-F       Variable (*)         $  5,914,000
LA-1A-P-G       Variable (*)         $  5,722,000
LA-1A-P-H       Variable (*)         $  8,703,000
LA-1A-P-I       Variable (*)         $ 78,763,000
LA-1A-P-J       Variable (*)         $  3,863,000
LA-1A-P-K       Variable (*)         $  3,741,000
LA-1A-P-L       Variable (*)         $  3,667,000
LA-1A-P-M       Variable (*)         $  3,560,000
LA-1A-P-N       Variable (*)         $158,888,000
LA-1D-C         Variable (*)         $    724,000
LA-1D-P-A       Variable (*)         $    872,000
LA-1D-P-B       Variable (*)         $  7,725,000
LA-1D-P-C       Variable (*)         $  5,679,000

----------
(*)  Calculated in accordance with the definition of "REMIC II Remittance Rate."

                  REMIC II      INITIAL UNCERTIFICATED
DESIGNATION   REMITTANCE RATE     PRINCIPAL BALANCE
-----------   ---------------   ----------------------
LA-2-A          Variable (*)         $ 11,088,000
LA-2-B          Variable (*)         $ 30,724,000
LA-2-C          Variable (*)         $ 30,358,000
LA-2-D          Variable (*)         $ 30,182,000
LA-2-E          Variable (*)         $ 29,200,000
LA-2-F          Variable (*)         $ 34,448,000
LA-3-A          Variable (*)         $ 15,939,000
LA-3-B          Variable (*)         $ 82,061,000
LA-4-A          Variable (*)         $ 55,369,000
LA-4-B          Variable (*)         $ 25,350,000
LA-4-C          Variable (*)         $ 24,609,000
LA-4-D          Variable (*)         $28,1999,000
LA-4-E          Variable (*)         $ 28,485,000
LA-4-F          Variable (*)         $414,059,000
LA-M-A          Variable (*)         $169,740,000
LA-J-A          Variable (*)         $114,575,000
L-B-A           Variable (*)         $ 36,070,000
L-C-A           Variable (*)         $ 19,096,000
L-D-A           Variable (*)         $  5,970,000
L-D-B           Variable (*)         $  6,761,000
L-E-A           Variable (*)         $  6,997,000
L-E-B           Variable (*)         $ 10,306,000
L-E-C           Variable (*)         $  3,914,000
L-F-A           Variable (*)         $  2,172,000
L-F-B           Variable (*)         $ 11,099,000
L-F-C           Variable (*)         $  3,703,000
L-G-A           Variable (*)         $  8,352,000
L-G-B           Variable (*)         $ 10,744,000
L-H-A           Variable (*)         $ 13,158,000
L-H-B           Variable (*)         $  5,938,000
L-J-A           Variable (*)         $  6,381,000
L-J-B           Variable (*)         $ 15,316,000
L-J-C           Variable (*)         $  1,642,000
L-K-A           Variable (*)         $  6,366,000
L-L-A           Variable (*)         $  3,271,000
L-L-B           Variable (*)         $  3,094,000
L-M-A           Variable (*)         $  8,487,000

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such

segregated pool of assets will be designated as "REMIC III." The Class R-III
Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate and initial
Class Principal Balance for each of the Classes of REMIC III Regular
Certificates. Determined solely for purposes of satisfying Treasury Regulation
Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC III Regular Certificates shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the
Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity.

                 CERTIFICATE        INITIAL CLASS
DESIGNATION   PASS-THROUGH RATE   PRINCIPAL BALANCE
-----------   -----------------   -----------------
Class A-1        4.9750% (1)        $ 37,000,000
Class A-1D       4.0840% (1)        $ 15,000,000
Class A-1A       5.2330% (2)        $310,191,000
Class A-2        5.1470% (1)        $171,000,000
Class A-3        5.2770% (1)        $ 99,000,000
Class A-4        5.2380% (2)        $569,955,000
Class A-M        5.3490% (2)        $171,878,000
Class A-J        5.3490% (2)        $116,018,000
Class B          5.4290% (2)        $ 36,524,000
Class C          5.3692% (6)        $ 19,336,000
Class D          5.3982% (6)        $ 12,891,000
Class E          5.4272% (6)        $ 21,485,000
Class F          5.4372% (7)        $ 17,188,000
Class G          5.4372% (7)        $ 19,336,000
Class H          5.4372% (7)        $ 19,336,000
Class J          5.4372% (7)        $ 23,634,000
Class K          4.9180% (2)        $  6,445,000
Class L          4.9180% (2)        $  6,445,000
Class M          4.9180% (2)        $  8,594,000
Class N          4.9180% (2)        $  2,149,000
Class O          4.9180% (2)        $  4,297,000
Class P          4.9180% (2)        $  6,445,000
Class Q          4.9180% (2)        $ 23,633,989
Class FNB-1      5.4348% (8)        $  5,100,000
Class FNB-2      5.4348% (8)        $  5,600,000
Class FNB-3      5.4348% (8)        $  2,100,000

                 CERTIFICATE        INITIAL CLASS
DESIGNATION   PASS-THROUGH RATE   PRINCIPAL BALANCE
-----------   -----------------   -----------------
Class FNB-4      5.4348% (8)        $  4,500,000
Class FNB-5      5.4348% (8)        $  2,400,000
Class FNB-6      5.4348% (8)        $ 13,300,000
Class XC         0.0393% (3)               N/A(4)
Class XP         0.1669% (3)               N/A(5)

(1)  The Pass-Through Rate is a fixed rate.

(2)  Initial Pass-Through Rate. The Pass-Through Rate is the lesser of the specified fixed rate and the Weighted Average Net Mortgage Rate.

(3)  Approximate initial Pass-Through Rate. The Pass-Through Rate for each of the Class XC and Class XP Certificates is as described herein.

(4)  The Class XC Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of principal. The Class XC
     Certificates will have an original Class XC Notional Amount of
     $1,697,406,243.

(5)  The Class XP Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of principal. The Class XP
     Certificates will have an original Class XP Notional Amount of
     $1,658,713,000.

(6)  Initial Pass-Through Rate. The Pass-Through Rate is the Weighted Average
     Net Mortgage Rate minus 0.068% in the case of the Class C Certificates,
     0.039% in the case of the Class D Certificates and 0.010% in the case of the Class E Certificates.

(7)  Initial Pass-Through Rate. The Pass-Through Rate is the Weighted Average
     Net Mortgage Rate.

(8)  The Pass-Through Rate for this Class of Certificates will be the Net
     Mortgage Rate of the First National Bank Center Loan which will be converted to the annualized rate of interest at which interest would have to accrue on the principal balance of such Certificates (on the basis of a
     360-day year consisting of twelve 30-day months) to produce the aggregate amount of interest that actually accrues on such Class of Certificates.

     Each Class X Component that corresponds to both the Class XC Certificates and the Class XP Certificates is comprised of two uncertificated REMIC III
Regular Interests, each of which is hereby designated as a "regular interest"
therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the related Component Class XC Strip
Rate or Component Class XP Strip Rate, as applicable, and the Uncertificated
Principal

Balance of the related REMIC II Regular Interest (as specified in the chart under the definition of "REMIC II Regular Interest") outstanding from time to time.

     As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC L, REMIC I, REMIC II or REMIC III. The Class S
Certificates evidence solely undivided beneficial interests in the Excess
Interest, if any, comprising the Grantor Trust Assets in the Grantor Trust.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 1 on the Mortgage Loan Schedule (the "DDR/Macquarie Mervyn's Portfolio
Mortgage Loan"), also secures two (2) separate pari passu mortgage loans to the same Mortgagor (each, a "DDR/Macquarie Mervyn's Companion Loan"). The
DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the DDR/Macquarie Mervyn's
Companion Loans are collectively referred to herein as the "DDR/Macquarie
Mervyn's Whole Loan" and will be serviced pursuant to the GE 2005-C4 Pooling and
Servicing Agreement and the DDR/Macquarie Mervyn's Intercreditor Agreement.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 4 on the Mortgage Loan Schedule (the "Design Center of the Americas
Mortgage Loan"), also secures one (1) separate pari passu mortgage loan to the same Mortgagor (the "Design Center of the Americas Companion Loan"). The Design
Center of the Americas Mortgage Loan and the Design Center of the Americas
Companion Loan are collectively referred to herein as the "Design Center of the
Americas Whole Loan" and will be serviced pursuant to the GE 2005-C4 Pooling and
Servicing Agreement and the Design Center of the Americas Intercreditor
Agreement.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 2 on the Mortgage Loan Schedule (the "James Center Mortgage Loan"), also secures one (1) separate pari passu mortgage loan to the same Mortgagor (the
"James Center Companion Loan" and, together with the James Center Mortgage Loan, the "James Center Whole Loan"). The James Center Whole Loan will be serviced pursuant to this Agreement and the James Center Intercreditor Agreement.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 3 on the Mortgage Loan Schedule (the "Seven Springs Village Mortgage
Loan"), also secures one (1) additional mortgage note (the "Seven Springs
Village B Note") that is subordinate to the Seven Springs Village Mortgage Loan.
The Seven Springs Village Mortgage Loan and the Seven Springs Village B Note are
collectively referred to herein as the "Seven Springs Village Whole Loan". The
Seven Springs Village Whole Loan will be serviced pursuant to this Agreement and the Seven Springs Village Intercreditor Agreement.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 14 on the Mortgage Loan Schedule ("The Outlets at Hershey Mortgage
Loan"), also secures one (1) additional mortgage note ("The Outlets at Hershey B
Note") that is subordinate to The Outlets at Hershey Mortgage Loan. The Outlets
at Hershey Mortgage Loan and The Outlets at Hershey B Note are collectively referred to herein as "The Outlets at Hershey Whole Loan". The Outlets at

Hershey Whole Loan will be serviced pursuant to this Agreement and The Outlets at Hershey Intercreditor Agreement.

     The James Center Companion Loan is referred to herein as the "Serviced
Companion Loan". The Seven Springs Village B Note and The Outlets at Hershey B
Note are collectively referred to herein as the "Serviced B Notes". Amounts attributable to the Serviced Companion Loan or the Serviced B Notes will not be assets of the Trust Fund, REMIC L, REMIC I, REMIC II or REMIC III and will be beneficially owned by the applicable holder of such Serviced Companion Loan or
Serviced B Note, as applicable.

     Capitalized terms used in this Preliminary Statement are defined in Article
I hereof.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Serviced Whole Loan Paying Agent, the Special Servicer
and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms.

     Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "Accrued Certificate Interest": With respect to any Class of REMIC III
Regular Certificates (other than the Class X Certificates) for any Distribution
Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of
Certificates for such Distribution Date, accrued on the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution
Date. With respect to the Class XC and Class XP Certificates for any
Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Class XC Pass-Through Rate or the Class XP Pass Through Rate, as applicable, for such Distribution Date, accrued on the Class XC Notional Amount or the Class XP Notional Amount, as
applicable, outstanding immediately prior to such Distribution Date.

     "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856 X-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

     "Additional Form 10-D Disclosure" has the meaning set forth in Section
12.02.

     "Additional Form 10-K Disclosure" has the meaning set forth in Section
12.03.

     "Additional Information": As defined in Section 4.02(a).

     "Additional Servicer" means (i) any "affiliated servicer" meeting the requirements of Item 1108(a)(2)(ii) of Regulation AB that services any of the
Mortgage Loans, and (ii) any "unaffiliated servicer" meeting the requirements of
Item 1108(a)(2)(iii) of Regulation AB (other than the Trustee), who services 10%
or more of the Mortgage Loans.

     "Additional Trust Fund Expense": Any unanticipated expense within the meaning of Treasury Regulation Section 1.860G 1(b)(3)(iii) experienced with respect to the Trust Fund and not otherwise included in the calculation of a
Realized Loss, that would result in the REMIC III Regular Certificateholders'
receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

     "Advance": Any Delinquency Advance or Servicing Advance.

     "Advance Interest": Interest accrued on any Advance at the Reimbursement
Rate and payable to the Master Servicer, the Special Servicer, or the Trustee,
as the case may be, all in accordance with Section 3.11(f) or Section 4.03(e), as applicable.

     "Advance Interest Reconciliation Report": A report prepared by the Master
Servicer, detailing and reconciling on a loan by loan basis, all Delinquency
Advances, all Servicing Advances, all additional trust fund expenses, all interest on Advances and all default charges, penalty charges, late fees and default interest collected.

     "Adverse Grantor Trust Event": As defined in Section 10.03(e).

     "Adverse REMIC Event": As defined in Section 10.01(f).

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Anticipated Repayment Date": With respect to any ARD Loan, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

     "Applicable State Law": For purposes of Article X, (a) the laws of the
State and City of New York, (b) the laws of the states in which the Corporate
Trust Office of the Trustee and the Primary Servicing Offices of the Master
Servicer and the Special Servicer are located, (c) other state or local law as to which the Trustee as the REMIC administrator has actual knowledge of applicability and (d) such other state or local law whose applicability shall have been brought to the attention of the Trustee as REMIC administrator by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

     "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser; or (ii) in accordance with Section 3.20(d), a limited appraisal and a summary report of the "market value" of the Mortgaged
Property conducted by the Special Servicer in the case of Required Appraisal
Loans with respective Stated Principal Balances of $2,000,000 or less as of the date of such appraisal or such desktop estimation.

     "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (as calculated on the Determination Date immediately succeeding the date on which the most recent relevant Appraisal was obtained by the Master
Servicer or the Special Servicer, as the case may be, pursuant to this
Agreement) equal to the excess, if any, of (a) the sum of (i) the Stated
Principal Balance (including, with respect to any Serviced Whole Loan, the
Stated Principal Balances of the applicable Mortgage Loan and the related
Serviced Companion Loan or the related Serviced B Note, as applicable) of such
Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest on such Required Appraisal Loan including, with respect to any Serviced Whole Loan, all accrued and unpaid interest on the related Serviced Companion Loan or the related Serviced B Note, as applicable) through the most recent Due Date occurring on or prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan (and with respect to the James Center Companion
Loans, all related unreimbursed principal and interest advances, if any, made under any Serviced Companion Loan Securitization Agreement and of which the
Special Servicer has actual knowledge), together with all unpaid Advance
Interest accrued on such Advances, and (iv) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any
Escrow Payments, letters of credit or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) (x) the Appraised Value of the related Mortgaged Property or REO
Property, as applicable, as determined by such Appraisal referred to in the parenthetical above, minus any downward adjustment from time to time (as notified to the Master Servicer by the Special Servicer) which the Special
Servicer deems prudent based upon its review of such Appraisal and any information the Special Servicer deems appropriate relating to the valuation of the related Mortgaged Property or REO Property in accordance with the Servicing
Standard (but without implying any obligation to make such adjustments) and (y)
all escrows and reserves in respect of such Required Appraisal Loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such Required
Appraisal Loan), net of (ii) the amount of any liens on such property (not accounted for in clause (a)(iv) of this definition or taken into account in determining such Appraised Value) that are prior to the lien of the Required
Appraisal Loan. Notwithstanding the foregoing, with respect to any Required
Appraisal Loan, if an Appraisal is not obtained within 120 days following the earliest of the dates described in Section 3.20(d) (which, in the case of
Section 3.20(d)(ii), shall be the date of the occurrence of an uncured delinquency in Monthly Payments), then until such Appraisal is obtained the
Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of the related Required Appraisal Loan (including, with respect to any Serviced Whole
Loan, the Stated Principal Balances of the applicable Mortgage

Loan and the related Serviced Companion Loan or Serviced B Note); provided, upon receipt of an Appraisal, however, the Appraisal Reduction Amount for such
Required Appraisal Loan will be recalculated in accordance with this definition without regard to this sentence. All Appraisal Reduction Amounts calculated with respect to the Seven Springs Village Whole Loan or The Outlets at Hershey Whole
Loan shall be allocated first to the applicable Serviced B Note, if any (up to the full principal balance thereof), and then to the related Mortgage Loan; and
all Appraisal Reduction Amounts calculated with respect to the James Center
Whole Loan shall be allocated pro rata to the Serviced Companion Loan and the
James Center Mortgage Loan.

     "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

     "ARD Loan": Any Mortgage Loan that is designated as such in the Mortgage
Loan Schedule.

     "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents, security deposits and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Balloon Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs (or in the case of a Late Due Date Mortgage Loan, before the Master
Servicer Remittance Date occurring during the Collection Period in which such
Stated Maturity Date occurs)) and for any subsequent Due Date therefor as of which such Balloon Mortgage Loan remains outstanding and part of the Trust Fund
(or, in the case of a Late Due Date Mortgage Loan, for any subsequent Due Date therefor which follows in the same month a Master Servicer Remittance Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund), if no
Monthly Payment (other than the related Balloon Payment) is due for such Due
Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for the Stated Maturity Date and each such subsequent Due
Date equal to the Monthly Payment (exclusive of any Excess Interest) that would have been due in respect of such Balloon Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date. With respect to any REO Loan, for any Due Date therefor as of which (or, in the case of a Late Due Date Mortgage Loan, for any
Due Date therefor which follows in the same month a Master Servicer Remittance
Date as of which) the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment) exclusive of any Excess Interest that was due (or deemed due) in respect of the related Mortgage Loan for the last Due
Date prior to its becoming an REO Loan.

                                       10

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the aggregate amount relating to the Trust
Fund on deposit in the Certificate Account and the Distribution Account as of
the close of business on the related Determination Date, (ii) the aggregate amount of any Delinquency Advances made by the Master Servicer or the Trustee for such Distribution Date pursuant to Section 4.03, (iii) the aggregate of any
Compensating Interest Payments made by the Master Servicer for such Distribution
Date pursuant to Section 3.20, (iv) in the case of the Final Distribution Date, the aggregate of any Liquidation Proceeds paid by the Master Servicer, the
Majority Certificateholder of the Controlling Class, the Special Servicer or the
Depositor in connection with a purchase of all the Mortgage Loans and any REO
Properties pursuant to Section 9.01, (v) with respect to the Distribution Date occurring in March of each calendar year, the Withheld Amounts with respect to the Interest Reserve Loans deposited in the Interest Reserve Account by the
Trustee in January and/or February of such calendar year in accordance with
Section 3.04(f), (vi) with respect to any Late Due Date Mortgage Loan having a
Due Date on or prior to the Master Servicer Remittance Date in the same calendar month as such Distribution Date, the Monthly Payment (other than any Balloon
Payment due on the Master Servicer Remittance Date, unless such Balloon Payment was received prior to such Master Servicer Remittance Date) received on or prior to such Due Date and (vii) with respect to the first Distribution Date, the IHOP
Mortgage Loans Interest Deposit, net of (b) the aggregate portion of the amount described in clause (a) hereof that represents one or more of the following: (i)
Monthly Payments (except those referred to in clause (a)(vi) above) paid by the
Mortgagors that are due on a Due Date following the end of the related
Collection Period, (ii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii), inclusive, of
Section 3.05(a), (iii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (vii), inclusive, of
Section 3.05(b), (iv) Prepayment Premiums and any Excess Interest and (v) with respect to the Distribution Date occurring in (A) January of each calendar year that is not a leap year and (B) February of each calendar year, the Withheld
Amounts with respect to the Interest Reserve Loans deposited in the Interest
Reserve Account by the Trustee with respect to such Distribution Date in accordance with Section 3.04(f). Notwithstanding the investment of funds held in the Certificate Account or the Distribution Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

     Notwithstanding the foregoing, any Monthly Payment (including the Balloon
Payment) on the IHOP Mortgage Loans that is received on or prior to the related
Due Date shall not be included in the Available Distribution Amount for the
Distribution Date occurring in the same calendar month of such Due Date, but instead shall be retained in the Certificate Account and shall be included in the Available Distribution Amount for the Distribution Date occurring in the next calendar month.

     "B Note": Each of the Seven Springs Village B Note and The Outlets at
Hershey B Note.

     "Back-Up Certification": A certification described in Section 12.04 hereof, substantially in the form of Exhibit M-2, or M-3, as applicable, attached hereto.

                                       11

     "Balloon Mortgage Loan": Any Mortgage Loan, any Serviced B Note or any
Serviced Companion Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

     "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such
Balloon Mortgage Loan.

     "Balloon Payment Interest Excess": With respect to any Balloon Mortgage
Loan (other than a Late Due Date Mortgage Loan or a Non-Serviced Mortgage Loan)
as to which the Stated Maturity Date occurs in the same Collection Period as the prior Due Date for such Balloon Mortgage Loan, and as to which the related
Balloon Payment is paid during such Collection Period after such prior Due Date, the amount of interest (net of related Servicing Fees and, if applicable, Excess
Interest) accrued on such Balloon Mortgage Loan from such prior Due Date to, but not including, the date the related Balloon Payment is paid, to the extent such interest is actually paid by the related Mortgagor in connection with the payment of the related Balloon Payment on or before such Stated Maturity Date.

     "Balloon Payment Interest Shortfall": With respect to any Mortgage Loan that is a Balloon Mortgage Loan (other than a Late Due Date Mortgage Loan or a
Non-Serviced Mortgage Loan) as to which the Stated Maturity Date occurs after the Determination Date in any calendar month, and as to which the related
Balloon Payment was made during the Collection Period in which such Stated
Maturity Date occurs, the amount of interest that would have accrued on such
Balloon Mortgage Loan at the related Net Mortgage Rate from such Stated Maturity
Date to but not including the date that (but for the occurrence of such Stated
Maturity Date) would otherwise have been the next succeeding scheduled Due Date, to the extent not paid by the related Mortgagor. With respect to any Late Due
Date Mortgage Loan that is a Balloon Mortgage Loan as to which the related
Balloon Payment is paid during the Collection Period in which the related Stated
Maturity Date occurs, the amount of interest that would have accrued on such
Late Due Date Mortgage Loan at the related Net Mortgage Rate from such Stated
Maturity Date to the date that (but for the occurrence of such Stated Maturity
Date) would have been the Due Date in the next calendar month, to the extent not paid by the related Mortgagor.

     "Bloomberg": As defined in Section 4.02(a).

     "Book-Entry Certificate": Any Certificate registered in the name of the
Depository or its nominee.

     "Borrower Recoveries": With respect to any Mortgage Loan or Serviced Whole
Loan, amounts other than Monthly Payments, Balloon Payments or Late Collections received from the related Mortgagor as reimbursement or recoveries of expenditures made by any of the Master Servicer, the Special Servicer or the
Trustee, including repayment or reimbursement of any Unliquidated Advance or of any Nonrecoverable Advance previously reimbursed from principal collections on the Mortgage Loans or the Serviced Whole Loans.

     "Breach": As defined in Section 2.03(a).

                                       12

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, and the cities in which the Primary
Servicing Offices of the Master Servicer and the Special Servicer and the city in which the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

     "Cash Collateral Account": With respect to any Mortgage Loan that has a
Lock-Box Account, any account or accounts created pursuant to the related
Mortgage Loan, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to each Mortgage Loan Seller's interest in the Mortgage Loans. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. To the extent not otherwise required to be paid to the applicable Mortgagor under the terms of the related
Mortgage Loan, the Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Certificate Account. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash
Collateral Account shall be an Eligible Account.

     "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the originator of such
Mortgage Loan and the related Mortgagor, pursuant to which the related Cash
Collateral Account, if any, may have been established.

     "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate": Any one of the Depositor's Mortgage Pass-Through
Certificates, Series 2006-C1, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

     "Certificate Account": The custodial account or accounts created and maintained pursuant to Section 3.04(a) in the name of the Master Servicer, as custodian for the Holders of the Certificates, and for the Master Servicer, into which the amounts set forth in Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

     "Certificate Factor": With respect to any Class of REMIC III Regular
Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related
Class Principal Balance or the Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or the
Initial Class Notional Amount, as the case may be.

     "Certificate Notional Amount": With respect to any Class XC or Class XP
Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest equal to the product of (a) the
Percentage Interest evidenced by such Certificate, multiplied by (b) the then
Class Notional Amount of the Class XC or Class XP Certificates, as applicable.

                                       13

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the
Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

     "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the
Special Servicer or the Trustee in its respective capacity as such (except with respect to any amendments or waivers referred to in Sections 7.04 and 11.01 hereof, any consent, approval or waiver required or permitted to be made by the
Majority Certificateholder (or, with respect to the First National Bank Center
Loan or any related REO Property, the Majority Class FNB Certificateholder(s))
or the Controlling Class Representative (or, with respect to the First National
Bank Center Loan or any related REO Property, the Class FNB Representative)
pursuant to Section 3.24), any Certificate registered in the name of the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer
or the Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained. The
Trustee shall be entitled to request and rely upon a certificate of Depositor, any Mortgage Loan Seller, the Master Servicer or the Special Servicer in
determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register as of the related Record Date.

     "Certification Parties" has the meaning set forth in Section 12.04.

     "Certifying Person" has the meaning set forth in Section 12.04.

     "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

     "Class A Certificates": The Class A-1 Certificates, Class A-1D
Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-M Certificates and Class A-J
Certificates.

                                       14

     "Class A-1 Certificate": Any one of the Certificates with a "Class A-1"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-1D Certificate": Any one of the Certificates with a "Class A-1D"
designation on the face thereof, substantially in the form of Exhibit A-1D attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-2 Certificate": Any one of the Certificates with a "Class A-2"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-3 Certificate": Any one of the Certificates with a "Class A-3"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-4 Certificate": Any one of the Certificates with a "Class A-4"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-J Certificate": Any one of the Certificates with a "Class A-J"
designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-M Certificate": Any one of the Certificates with a "Class A-M"
designation on the face thereof, substantially in the form of Exhibit A-8M attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                                       15

     "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class FNB Available Distribution Amount": With respect to any Distribution
Date, an amount equal to the lesser of: (a) the aggregate amount deemed distributed with respect to REMIC L Regular Interest FNB-II on such Distribution
Date pursuant to Section 4.01(a) and (b) the sum of (i) all Distributable
Certificate Interest with respect to the Class FNB Certificates for such
Distribution Date and, to the extent not previously distributed, for all prior
Distribution Dates, (ii) the Class FNB Principal Distribution Amount for such
Distribution Date and (iii) all Realized Losses and Additional Trust Fund
Expenses previously allocated to, but not previously reimbursed with respect to, the Class FNB Certificates.

     "Class FNB Certificates": Any of the Class FNB-1, Class FNB-2, Class FNB-3,
Class FNB-4, Class FNB-5 or Class FNB-6 Certificates.

     "Class FNB Control Period": Any period when a First National Bank Center
Change of Control Event does not exist.

     "Class FNB Principal Distribution Amount": With respect to any Distribution
Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to
REMIC I with respect to REMIC L Regular Interest FNB-II on such Distribution
Date pursuant to Section 4.01(a).

     "Class FNB Representative": As defined in Section 3.33.

     "Class FNB-1 Certificate": Any one of the Certificates with a "Class FNB-1"
designation on the face thereof, substantially in the form of Exhibit A-31 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class FNB-2 Certificate": Any one of the Certificates with a "Class FNB-2"
designation on the face thereof, substantially in the form of Exhibit A-32 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class FNB-3 Certificate": Any one of the Certificates with a "Class FNB-3"
designation on the face thereof, substantially in the form of Exhibit A-33 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class FNB-4 Certificate": Any one of the Certificates with a "Class FNB-4"
designation on the face thereof, substantially in the form of Exhibit A-34 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class FNB-5 Certificate": Any one of the Certificates with a "Class FNB-5"
designation on the face thereof, substantially in the form of Exhibit A-35 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                                       16

     "Class FNB-6 Certificate": Any one of the Certificates with a "Class FNB-6"
designation on the face thereof, substantially in the form of Exhibit A-36 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class LA-1-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1-C outstanding from time to time.

     "Class LA-1-C Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class A-1 Pass-Through Rate.

     "Class LA-1-P-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-P-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1-P-A outstanding from time to time.

     "Class LA-1-P-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-P-A Component Class XC Strip Rate for such Distribution
Date and the Class LA-1-P-A Component Class XP Strip Rate.

     "Class LA-1-P-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1-P-A Component Class XP Strip Rate and the Class A-1 Pass-Through Rate for
such Distribution Date.

                                       17

     "Class LA-1-P-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1-P-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-P-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1-P-B outstanding from time to time.

     "Class LA-1-P-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1-P-B Component Class XP Strip Rate and the Class A-1 Pass-Through Rate for
such Distribution Date.

     "Class LA-1-P-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1-P-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-P-B Component Class XC Strip Rate for such Distribution
Date and the Class LA-1-P-B Component Class XP Strip Rate for such Distribution
Date.

     "Class LA-1-P-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-P-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1-P-C outstanding from time to time.

     "Class LA-1-P-C Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1-P-C Component Class XP Strip Rate and the Class A-1 Pass-Through Rate for
such Distribution Date.

     "Class LA-1-P-C Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       18

     "Class LA-1-P-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-P-C Component Class XC Strip Rate for such Distribution
Date and the Class LA-1-P-C Component Class XP Strip Rate for such Distribution
Date.

     "Class LA-1A-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-C outstanding from time to time.

     "Class LA-1A-C Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class A-1A Pass-Through Rate.

     "Class LA-1A-P-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-A outstanding from time to time.

     "Class LA-1A-P-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-A Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-A Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-2-P-A Component Class XP Strip Rate for
such Distribution Date.

     "Class LA-1A-P-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-B outstanding from time to time.

     "Class LA-1A-P-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-B Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

                                       19

     "Class LA-1A-P-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-C Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-C Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-C outstanding from time to time.

     "Class LA-1A-P-C Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-C Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-C Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-C Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-C Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-D Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-D outstanding from time to time.

     "Class LA-1A-P-D Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-D Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-D Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such

                                       20

Distribution Date exceeds (ii) the Class A-1A Pass-Through Rate for such
Distribution Date and (b) any Distribution Date thereafter, zero.

     "Class LA-1A-P-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-D Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-D Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2I Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-E outstanding from time to time.

     "Class LA-1A-P-E Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-E Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-E Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-E Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-E Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-E Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-F Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-F Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-P-F outstanding from time to time.

     "Class LA-1A-P-F Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-F Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-F Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       21

     "Class LA-1A-P-F Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-F Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-F Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-G Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-G Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-P-G outstanding from time to time.

     "Class LA-1A-P-G Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-G Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-G Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-G Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-G Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-G Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-H Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-H Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-H outstanding from time to time.

     "Class LA-1A-P-H Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-H Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-H Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-H Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-H Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-H Component Class XP Strip Rate for such
Distribution Date.

                                       22

     "Class LA-1A-P-I Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-I Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-I outstanding from time to time.

     "Class LA-1A-P-I Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-I Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-I Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-I Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-I Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-I Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-J Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-J Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-J outstanding from time to time.

     "Class LA-1A-P-J Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-J Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-J Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-J Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-J Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-J Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-K Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-K

                                       23

Component Rate and the Uncertificated Principal Balance of REMIC II Regular
Interest LA-1A-P-K outstanding from time to time.

     "Class LA-1A-P-K Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-B Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-K Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-K Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-K Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-K Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-L Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-L Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-L outstanding from time to time.

     "Class LA-1A-P-L Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-L Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-L Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2012 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-L Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-L Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-L Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-M Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-M Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-M outstanding from time to time.

                                       24

     "Class LA-1A-P-M Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-M Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-M Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2012 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-M Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-M Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-M Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1A-P-N Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-P-N Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-P-N outstanding from time to time.

     "Class LA-1A-P-N Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-P-N Component Class XP Strip Rate and the Class A-1A Pass-Through Rate for
such Distribution Date.

     "Class LA-1A-P-N Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2013 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-P-N Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-P-N Component Class XC Strip Rate for such
Distribution Date and the Class LA-1A-P-N Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1D-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1D-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1D-C outstanding from time to time.

     "Class LA-1D-C Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class A-1D Pass-Through Rate

                                       25

     "Class LA-1D-P-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1D-P-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1D-P-A outstanding from time to time.

     "Class LA-1D-P-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1D-P-A Component Class XP Strip Rate and the Class A-1D Pass-Through Rate for
such Distribution Date.

     "Class LA-1D-P-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1D Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1D-P-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-1D-P-A Component Class XC Strip Rate for such
Distribution Date and the Class LA-1D-P-A Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1D-P-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1D-P-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1D-P-B outstanding from time to time.

     "Class LA-1D-P-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1D-P-A Component Class XP Strip Rate and the Class A-1D Pass-Through Rate for
such Distribution Date.

     "Class LA-1D-P-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1D Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1D-P-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-1D-P-B Component Class XC Strip Rate for such
Distribution Date and the Class LA-1D-P-B Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-1D-P-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1D-P-C

                                       26

Component Rate and the Uncertificated Principal Balance of REMIC II Regular
Interest LA-1D-P-C outstanding from time to time.

     "Class LA-1D-P-C Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1D-P-C Component Class XP Strip Rate and the Class A-1D Pass-Through Rate for
such Distribution Date.

     "Class LA-1D-P-C Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1D Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1D-P-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-1D-P-C Component Class XC Strip Rate for such
Distribution Date and the Class LA-1D-P-C Component Class XP Strip Rate for such
Distribution Date.

     "Class LA-2-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-A outstanding from time to time.

     "Class LA-2-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-A Component Class XP Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-2-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-A Component Class XC Strip Rate for such Distribution Date and the Class LA-2-A Component Class XP Strip Rate for such Distribution Date.

     "Class LA-2-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-B outstanding from time to time.

                                       27

     "Class LA-2-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-B Component Class XP Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-2-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-B Component Class XC Strip Rate for such Distribution Date and the Class LA-2-B Component Class XP Strip Rate for such Distribution Date.

     "Class LA-2-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-C outstanding from time to time.

     "Class LA-2-C Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-C Component Class XP Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-C Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-2-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-C Component Class XC Strip Rate for such Distribution Date and the Class LA-2-C Component Class XP Strip Rate for such Distribution Date.

     "Class LA-2-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-D Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-D outstanding from time to time.

     "Class LA-2-D Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-D Component Class XP Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

                                       28

     "Class LA-2-D Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-2-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-D Component Class XC Strip Rate for such Distribution Date and the Class LA-2-D Component Class XP Strip Rate for such Distribution Date.

     "Class LA-2-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-E Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-E outstanding from time to time.

     "Class LA-2-E Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-E Component Class XP Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-E Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-2-E Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-E Component Class XC Strip Rate for such Distribution Date and the Class LA-2-E Component Class XP Strip Rate for such Distribution Date.

     "Class LA-2-F Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-F Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-F outstanding from time to time.

     "Class LA-2-F Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-F Component Class XP Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-F Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date

                                       29

exceeds (ii) the Class A-2 Pass-Through Rate for such Distribution Date and (b)
any Distribution Date thereafter, zero.

     "Class LA-2-F Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-F Component Class XC Strip Rate for such Distribution Date and the Class LA-2-F Component Class XP Strip Rate for such Distribution Date.

     "Class LA-3-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-3-A outstanding from time to time.

     "Class LA-3-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-A Component Class XP Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

     "Class LA-3-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-3-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-A Component Class XC Strip Rate for such Distribution Date and the Class LA-3-A Component Class XP Strip Rate for such Distribution Date.

     "Class LA-3-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-3-B outstanding from time to time.

     "Class LA-3-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-B Component Class XP Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

     "Class LA-3-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       30

     "Class LA-3-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-B Component Class XC Strip Rate for such Distribution Date and the Class LA-3-B Component Class XP Strip Rate for such Distribution Date.

     "Class LA-4-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-A outstanding from time to time.

     "Class LA-4-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-A Component Class XP Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

     "Class LA-4-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-4-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-A Component Class XC Strip Rate for such Distribution Date and the Class LA-4-A Component Class XP Strip Rate for such Distribution Date.

     "Class LA-4-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-B outstanding from time to time.

     "Class LA-4-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-B Component Class XP Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

     "Class LA-4-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-4-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-B Component Class XC Strip Rate for such Distribution Date and the Class LA-4-B Component Class XP Strip Rate for such Distribution Date.

                                       31

     "Class LA-4-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-C outstanding from time to time.

     "Class LA-4-C Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-C Component Class XP Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

     "Class LA-4-C Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2012 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-4-C Component Rate": With respect to any Distribution Date, the sum of the Class A-4-C Component Class XC Strip Rate for such Distribution Date and the Class LA-4-C Component Class XP Strip Rate for such Distribution Date.

     "Class LA-4-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-D Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-D outstanding from time to time.

     "Class LA-4-D Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-D Component Class XP Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

     "Class LA-4-D Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2012 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-4-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-D Component Class XC Strip Rate for such Distribution Date and the Class LA-4-D Component Class XP Strip Rate for such Distribution Date.

     "Class LA-4-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-E

                                       32

Component Rate and the Uncertificated Principal Balance of REMIC II Regular
Interest LA-4-E outstanding from time to time.

     "Class LA-4-E Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-E Component Class XP Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

     "Class LA-4-E Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2013 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-4-E Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-E Component Class XC Strip Rate for such Distribution Date and the Class LA-4-E Component Class XP Strip Rate for such Distribution Date.

     "Class LA-4-F Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-F Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-F outstanding from time to time.

     "Class LA-4-F Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-F Component Class XP Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

     "Class LA-4-F Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2013 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-4-F Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-F Component Class XC Strip Rate for such Distribution Date and the Class LA-4-F Component Class XP Strip Rate for such Distribution Date.

     "Class LA-AM-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-AM-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-AM-A outstanding from time to time.

                                       33

     "Class LA-AM-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-AM-A Component Class XP Strip Rate and the Class A-M Pass-Through Rate for
such Distribution Date.

     "Class LA-AM-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2013 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-M Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-AM-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-AM-A Component Class XC Strip Rate for such Distribution
Date and the Class LA-AM-A Component Class XP Strip Rate for such Distribution
Rate.

     "Class LA-AJ-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-AJ-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-AJ-A outstanding from time to time.

     "Class LA-AJ-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-AJ-A Component Class XP Strip Rate and the Class A-J Pass-Through Rate for
such Distribution Date.

     "Class LA-AJ-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2013 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-J Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-AJ-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-AJ-A Component Class XC Strip Rate for such Distribution
Date and the Class LA-AJ-A Component Class XP Strip Rate for such Distribution
Rate.

     "Class LB-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LB-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LB-A outstanding from time to time.

     "Class LB-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LB-A
Component Class XP Strip Rate and the Class B Pass-Through Rate for such
Distribution Date.

                                       34

     "Class LB-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2013 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class B Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LB-A Component Rate": With respect to any Distribution Date, the sum of the Class LB-A Component Class XC Strip Rate for such Distribution Date and the Class LB-A Component Class XP Strip Rate for such Distribution Date.

     "Class LC-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LC-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LC-A outstanding from time to time.

     "Class LC-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LC-A
Component Class XP Strip Rate and the Class C Pass-Through Rate for such
Distribution Date.

     "Class LC-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2013 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class C Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LC-A Component Rate": With respect to any Distribution Date, the sum of the Class LC-A Component Class XC Strip Rate for such Distribution Date and the Class LC-A Component Class XP Strip Rate for such Distribution Date.

     "Class LD-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LD-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LD-A outstanding from time to time.

     "Class LD-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LD-A
Component Class XP Strip Rate and the Class D Pass-Through Rate for such
Distribution Date.

     "Class LD-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2012 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds

                                       35

(ii) the Class D Pass-Through Rate for such Distribution Date and (b) any
Distribution Date thereafter, zero.

     "Class LD-A Component Rate": With respect to any Distribution Date, the sum of the Class LD-A Component Class XC Strip Rate for such Distribution Date and the Class LD-A Component Class XP Strip Rate for such Distribution Date.

     "Class LD-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LD-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LD-B outstanding from time to time.

     "Class LD-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LD-B
Component Class XP Strip Rate and the Class D Pass-Through Rate for such
Distribution Date.

     "Class LD-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2013 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class D Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LD-B Component Rate": With respect to any Distribution Date, the sum of the Class LD-B Component Class XC Strip Rate for such Distribution Date and the Class LD-B Component Class XP Strip Rate for such Distribution Date.

     "Class LE-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LE-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LE-A outstanding from time to time.

     "Class LE-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LE-A
Component Class XP Strip Rate and the Class E Pass-Through Rate for such
Distribution Date.

     "Class LE-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class E Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       36

     "Class LE-A Component Rate": With respect to any Distribution Date, the sum of the Class LE-A Component Class XC Strip Rate for such Distribution Date and the Class LE-A Component Class XP Strip Rate for such Distribution Date.

     "Class LE-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LE-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LE-B outstanding from time to time.

     "Class LE-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LE-B
Component Class XP Strip Rate and the Class E Pass-Through Rate for such
Distribution Date.

     "Class LE-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2012 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class E Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LE-B Component Rate": With respect to any Distribution Date, the sum of the Class LE-B Component Class XC Strip Rate for such Distribution Date and the Class LE-B Component Class XP Strip Rate for such Distribution Date.

     "Class LE-C Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LE-C Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LE-C outstanding from time to time.

     "Class LE-C Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LE-C
Component Class XP Strip Rate and the Class E Pass-Through Rate for such
Distribution Date.

     "Class LE-C Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2012 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class E Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LE-C Component Rate": With respect to any Distribution Date, the sum of the Class LE-C Component Class XC Strip Rate for such Distribution Date and the Class LE-C Component Class XP Strip Rate for such Distribution Date.

                                       37

     "Class LF-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LF-A outstanding from time to time.

     "Class LF-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-A
Component Class XP Strip Rate and the Class F Pass-Through Rate for such
Distribution Date.

     "Class LF-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class F Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LF-A Component Rate": With respect to any Distribution Date, the sum of the Class LF-A Component Class XC Strip Rate for such Distribution Date and the Class LF-A Component Class XP Strip Rate for such Distribution Date.

     "Class LF-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LF-B outstanding from time to time.

     "Class LF-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-B
Component Class XP Strip Rate and the Class F Pass-Through Rate for such
Distribution Date.

     "Class LF-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class F Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LF-B Component Rate": With respect to any Distribution Date, the sum of the Class LF-B Component Class XC Strip Rate for such Distribution Date and the Class LF-B Component Class XP Strip Rate for such Distribution Date.

     "Class LF-C Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-C Component

                                       38

Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LF-C
outstanding from time to time.

     "Class LF-C Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-C
Component Class XP Strip Rate and the Class F Pass-Through Rate for such
Distribution Date.

     "Class LF-C Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class F Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LF-C Component Rate": With respect to any Distribution Date, the sum of the Class LF-C Component Class XC Strip Rate for such Distribution Date and the Class LF-C Component Class XP Strip Rate for such Distribution Date.

     "Class LG-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LG-A outstanding from time to time.

     "Class LG-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-A
Component Class XP Strip Rate and the Class G Pass-Through Rate for such
Distribution Date.

     "Class LG-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class G Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LG-A Component Rate": With respect to any Distribution Date, the sum of the Class LG-A Component Class XC Strip Rate and the Class LG-A Component
Class XP Strip Rate for such Distribution Date.

     "Class LG-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LG-B outstanding from time to time.

                                       39

     "Class LG-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-B
Component Class XP Strip Rate and the Class G Pass-Through Rate for such
Distribution Date.

     "Class LG-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class G Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LG-B Component Rate": With respect to any Distribution Date, the sum of the Class LG-B Component Class XC Strip Rate for such Distribution Date and the Class LG-B Component Class XP Strip Rate for such Distribution Date.

     "Class LH-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LH-A outstanding from time to time.

     "Class LH-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-A
Component Class XP Strip Rate and the Class H Pass-Through Rate for such
Distribution Date.

     "Class LH-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class H Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LH-A Component Rate": With respect to any Distribution Date, the sum of the Class LH-A Component Class XC Strip Rate for such Distribution Date and the Class LH-A Component Class XP Strip Rate for such Distribution Date.

     "Class LH-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LH-B outstanding from time to time.

     "Class LH-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-B
Component Class XP Strip Rate and the Class H Pass-Through Rate for such
Distribution Date.

                                       40

     "Class LH-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class H Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LH-B Component Rate": With respect to any Distribution Date, the sum of the Class LH-B Component Class XC Strip Rate for such Distribution Date and the Class LH-B Component Class XP Strip Rate for such Distribution Date.

     "Class LJ-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LJ-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LJ-A outstanding from time to time.

     "Class LJ-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LJ-A
Component Class XP Strip Rate and the Class J Pass-Through Rate for such
Distribution Date.

     "Class LJ-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class J Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LJ-A Component Rate": With respect to any Distribution Date, the sum of the Class LJ-A Component Class XC Strip Rate for such Distribution Date and the Class LJ-A Component Class XP Strip Rate for such Distribution Date.

     "Class LJ-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LJ-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LJ-B outstanding from time to time.

     "Class LJ-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-J-B Component Class XP Strip Rate and the Class J Pass-Through Rate for such
Distribution Date.

     "Class LJ-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds

                                       41

(ii) the Class J Pass-Through Rate for such Distribution Date and (b) any
Distribution Date thereafter, zero.

     "Class LJ-B Component Rate": With respect to any Distribution Date, the sum of the Class LJ-B Component Class XC Strip Rate for such Distribution Date and the Class LJ-B Component Class XP Strip Rate for such Distribution Date.

     "Class LJ-C Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LJ-C Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LJ-C outstanding from time to time.

     "Class LJ-C Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LJ-C
Component Class XP Strip Rate and the Class J Pass-Through Rate for such
Distribution Date.

     "Class LJ-C Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2040 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class J Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LJ-C Component Rate": With respect to any Distribution Date, the sum of the Class LJ-C Component Class XC Strip Rate for such Distribution Date and the Class LJ-C Component Class XP Strip Rate for such Distribution Date.

     "Class LK-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LK-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LK-A outstanding from time to time.

     "Class LK-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LK-A
Component Class XP Strip Rate and the Class K Pass-Through Rate for such
Distribution Date.

     "Class LK-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class K Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       42

     "Class LK-A Component Rate": With respect to any Distribution Date, the sum of the Class LK-A Component Class XC Strip Rate and the Class LK-A Component
Class XP Strip Rate for such Distribution Date.

     "Class LL-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LL-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LL-A outstanding from time to time.

     "Class LL-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LL-A
Component Class XP Strip Rate and the Class L Pass-Through Rate for such
Distribution Date.

     "Class LL-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class L Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LL-A Component Rate": With respect to any Distribution Date, the sum of the Class LL-A Component Class XC Strip Rate for such Distribution Date and the Class LL-A Component Class XP Strip Rate for such Distribution Date.

     "Class LL-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LL-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LL-B outstanding from time to time.

     "Class LL-B Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LL-B
Component Class XP Strip Rate and the Class L Pass-Through Rate for such
Distribution Date.

     "Class LL-B Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the January 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class L Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LL-B Component Rate": With respect to any Distribution Date, the sum of the Class LL-B Component Class XC Strip Rate for such Distribution Date and the Class LL-B Component Class XP Strip Rate for such Distribution Date.

                                       43

     "Class LM-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LM-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LM-A outstanding from time to time.

     "Class LM-A Component Class XC Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LM-A
Component Class XP Strip Rate and the Class M Pass-Through Rate for such
Distribution Date.

     "Class LM-A Component Class XP Strip Rate": With respect to (a) any
Distribution Date through and including the July 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class M Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LM-A Component Rate": With respect to any Distribution Date, the sum of the Class LM-A Component Class XC Strip Rate and the Class LM-A Component
Class XP Strip Rate for such Distribution Date.

     "Class LN-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LN-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LN-A outstanding from time to time.

     "Class LN-A Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class N Pass-Through Rate.

     "Class LO-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LO-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LO-A outstanding from time to time.

     "Class LO-A Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class O Pass-Through Rate.

     "Class LP-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LP-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LP-A outstanding from time to time.

                                       44

     "Class LP-A Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class P Pass-Through Rate.

     "Class LQ-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LQ-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LQ-A outstanding from time to time.

     "Class LQ-A Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class Q Pass-Through Rate.

     "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class Notional Amount": The Class XC Notional Amount or the Class XP
Notional Amount, as applicable.

     "Class O Certificate": Any one of the Certificates with a "Class O"
designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class Principal Balance": The aggregate principal amount of any Class of
Principal Balance Certificates outstanding as of any date of determination. On each Distribution Date, the Class Principal Balance of each Class of the
Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01(e) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(c).

     "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class R-L Certificate": Any one of the Certificates with a "Class R-L"
designation on the face thereof, substantially in the form of Exhibit A-24 attached hereto, and evidencing the sole Class of "residual interests" in REMIC
L for purposes of the REMIC Provisions.

                                       45

     "Class R-L Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-L Certificates on such date after all REMIC L Regular Interests have been paid in full.

     "Class R-I Certificate": Any one of the Certificates with a "Class R-I"
designation on the face thereof, substantially in the form of Exhibit A-25 attached hereto, and evidencing the sole Class of "residual interests" in REMIC
I for purposes of the REMIC Provisions.

     "Class R-I Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-I Certificates on such date after all REMIC I Regular Interests have been paid in full.

     "Class R-II Certificate": Any one of the Certificates with a "Class R-II"
designation on the face thereof, substantially in the form of Exhibit A-26 attached hereto, and evidencing the sole Class of "residual interests" in REMIC
II for purposes of the REMIC Provisions.

     "Class R-II Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-II Certificates on such date after all REMIC II Regular Interests have been paid in full.

     "Class R-III Certificate": Any one of the Certificates with a "Class R-III"
designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing the sole Class of "residual interests" in REMIC
III for purposes of the REMIC Provisions.

     "Class R-III Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-III Certificates on such date after all REMIC III for purposes of the REMIC Provisions Regular
Certificates have been paid in full

     "Class S Certificate": Any one of the Certificates with a "Class S"
designation on the face thereof, substantially in the form of Exhibit A-28 attached hereto, and evidencing solely undivided beneficial interests in the
Excess Interest, if any, comprising the Grantor Trust Assets in the Grantor
Trust S.

     "Class X Certificate": Any of the Class XC or the Class XP Certificates.

     "Class XC Certificate": Any one of the Certificates with a "Class XC"
designation on the face thereof, substantially in the form of Exhibit A-29, evidencing "regular interests" in REMIC III for purposes of the REMIC
Provisions.

     "Class XP Certificate": Any one of the Certificates with a "Class XP"
designation on the face thereof, substantially in the form of Exhibit A-30, evidencing "regular interests" in REMIC III for purposes of the REMIC
Provisions.

     "Class X Component": Any of the sixty-four (64) components constituting
"regular interests" in REMIC III for purposes of the REMIC Provisions. Such components are identified as LA-1-C, LA-1-P-A, LA-1-P-B, LA-1-P-C, LA-1A-C,
LA-1A-P-A, LA-1A-P-B, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E, LA-1A-P-F, LA-1A-P-G,
LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M, LA-1A-P-N,
LA-1D-C, LA-1D-P-A, LA-1D-P-B, LA-1D-P-

                                       46

C, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-4-A,
LA-4-B, LA-4-C, LA-4-D, LA-4-D, LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A,
LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LJ-A,
LJ-B, LJ-C, LK-A, LL-A, LL-B, LM-A, LN-A, LO-A, LP-A and LQ-A Components.

     "Class XC Component": As to the Class XC Certificates, any one of the Class
X Components applicable to such Class set forth under the definition of "REMIC
II Regular Interests" (other than the Class FNB REMIC II Regular Interest).

     "Class XC Notional Amount": The aggregate notional principal amount on which the Class XC Certificates accrue interest from time to time which, as of any date of determination, is equal to the then aggregate Uncertificated
Principal Balances of REMIC II Regular Interests LA-1-C, LA-1-P-A, LA-1-P-B,
LA-1-P-C, LA-1A-C, LA-1A-P-A, LA-1A-P-B, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E,
LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L,
LA-1A-P-M, LA-1A-P-N, LA-1D-C, LA-1D-P-A, LA-1D-P-B, LA-1D-P-C, LA-2-A, LA-2-B,
LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D,
LA-4-D, LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B,
LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LJ-A, LJB, LJ-C, LK-A, LL-A,
LL-B, LM-A, LN-A, LO-A, LP-A and LQ-A.

     "Class XC Pass-Through Rate": With respect to the Class XC Certificates,

     (i) for the initial Distribution Date, 03039% per annum; and

     (ii) for any Distribution Date thereafter, the per annum rate, expressed as a percentage, obtained by dividing (a) the sum of (I) the products of (x) the
Uncertificated Principal Balance of each REMIC II Regular Interest LA-1-C,
LA-1A-C, LN, LO, LP and LQ immediately prior to such Distribution Date and (y)
the related Component Rate for such Distribution Date and (II) the products of
(x) the Uncertificated Principal Balance of each REMIC II Regular Interest
LA-1-P-A, LA-1-P-B, LA-1-P-C, LA-1A-C, LA-1A-P-A, LA-1A-P-B, LA-1A-P-C,
LA-1A-P-D, LA-1A-P-E, LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J,
LA-1A-P-K, LA-1A-P-L, LA-1A-P-M, LA-1A-P-N, LA-1D-P-A, LA-1D-P-B, LA-1D-P-C,
LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B,
LA-4-C, LA-4-D, LA-4-D, LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A,
LD-B, LE -A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LJ-A, LJ-B,
LJ-C, LK-A, LL-A, LL-B and LMA prior to such Distribution Date and (y) the related Component Class XC Strip Rate by (b) the Class XC Notional Amount.

     "Class XP Component": As to the Class XP Certificates, any one of the Class
X Components applicable to such Class set forth under the definition of "REMIC
II Regular Interests" (other than the Class FNB REMIC II Regular Interest).

     "Class XP Notional Amount": The aggregate notional principal amount on which the Class XP Certificates accrue interest from time to time which:

     (i) as of any date of determination on or before the July 2006 Distribution
Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC
II Regular Interests LA-1-P-A, LA-1-P-B, LA-1-P-C, LA-1A-P-A, LA-1A-P-B,
LA-1A-P-C, LA-1A-P-D, LA-1A-P-E,

                                       47

LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L,
LA-1A-P-M, LA-1A-P-N, LA-1D-P-A, LA-1D-P-B, LA-1D-P-C, LA-2-A, LA-2-B, LA-2-C,
LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E,
LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B,
LF-C, LG-A, LG-B, LH-A, LH-B, LJ-A, LJ-B, LJ-C, LK-A, LL-A, LL-B and LM-A;

     (ii) as of any date of determination after the July 2006 Distribution Date and on or before the January 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1-P-B, LA-1-P-C, LA-1A-P-B, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E, LA-1A-P-F,
LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M,
LA-1A-P-N, LA-1D-P-B, LA-1D-P-C, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F,
LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-AM-A,
LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B,
LH-A, LH-B, LJ-A, LJ-B, LJ-C, LK-A, LL-A, LL-B and LM-A;

     (iii) as of any date of determination after the January 2007 Distribution
Date and on or before the July 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1-P-C, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E, LA-1A-P-F, LA-1A-P-G, LA-1A-P-H,
LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M, LA-1A-P-N, LA-1D-P-C,
LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B,
LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A,
LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LJ-A, LJ-B, LJ-C, LK-A,
LL-A, LL-B and LM-A;

     (iv) as of any date of determination after the July 2007 Distribution Date and on or before the January 2008 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-D, LA-1A-P-E, LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J,
LA-1A-P-K, LA-1A-P-L, LA-1A-P-M, LA-1A-P-N, LA-2-B, LA-2-C, LA-2-D, LA-2-E,
LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-AM-A,
LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B,
LH-A, LH-B, LJ-A, LJ-B, LJ-C, LK-A, LL-A, LL-B and LM-A;

     (v) as of any date of determination after the January 2008 Distribution
Date and on or before the July 2008 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-E, LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K,
LA-1A-P-L, LA-1A-P-M, LA-1A-P-N, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B,
LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A,
LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LJ-A,
LJ-B, LJ-C, LK-A and LL-B;

     (vi) as of any date of determination after the July 2008 Distribution Date and on or before the January 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L,
LA-1A-P-M, LA-1A-P-N, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B,
LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A,
LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LJ-B and LJ-C;

                                       48

     (vii) as of any date of determination after the January 2009 Distribution
Date and on or before the July 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M,
LA-1A-P-N, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D,
LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C,
LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B and LA-J-C;

     (viii) as of any date of determination after the July 2009 Distribution
Date and on or before the January 2010 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M, LA-1A-P-N,
LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-AM-A,
LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B
and LH-B;

     (ix) as of any date of determination after the January 2010 Distribution
Date and on or before the July 2011 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M, LA-1A-P-N, LA-3-B,
LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A,
LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C and LG-B;

     (x) as of any date of determination after the July 2010 Distribution Date and on or before the January 2011 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M, LA-1A-P-N, LA-4-B, LA-4-C, LA-4-D,
LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C, LF-B
and LF-C;

     (xi) as of any date of determination after the January 2011 Distribution
Date and on or before the July 2011 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-K, LA-1A-P-L, LA-1A-P-M, LA-1A-P-N, LA-4-C, LA-4-D, LA-4-E, LA-4-F,
LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C and LF-C;

     (xii) as of any date of determination after the July 2011 Distribution Date and on or before the January 2012 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-L, LA-1A-P-M, LA-1A-P-N, LA-4-D, LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A,
LC-A, LD-A, LD-B and LE-B;

     (xiii) as of any date of determination after the January 2012 Distribution
Date and on or before the July 2012 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-M, LA-1A-P-N, LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B
and LE-C;

     (xiv) as of any Determination Date after the July 2012 Distribution Date and on or before the January 2013 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-P-N, LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A and LD-B; and

                                       49

     (xv) with respect to any Distribution Date occurring after the Distribution
Date in January 2013, is equal to zero.

     "Class XP Pass-Through Rate": With respect to the Class XP Certificates,

     (i) for the initial Distribution Date, 0.167% per annum;

     (ii) for any Distribution Date after the initial Distribution Date and on or prior to the January 2013 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (a) the sum of the products of (I) the
Uncertificated Principal Balance of each REMIC Regular II Interest LA-1-P-A,
LA-1-P-B, LA-1-P-C, LA-1A-P-A, LA-1A-P-B, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E,
LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L,
LA-1A-P-M, LA-1A-P-N, LA-1D-P-A, LA-1D-P-B, LA-1D-P-C, LA-2-A, LA-2-B, LA-2-C,
LA-2-D, LA-2-E, LA-2-F, LA-M-A, LA-J-A, LB-A, LC-A, LD-A, LE-A, LE-B, LE-C,
LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B, LJ-A, LJ-B, LJ-C, LK-A, LL-A, LL-B AND
LM-A immediately prior to such Distribution Date and (II) the related Component
Class XP Strip Rate for such Distribution Date by (b) the Class XP Notional
Amount; and

     (iii) for any Distribution Date occurring after the January 2013
Distribution Date, 0% per annum.

     "Closing Date": January 31, 2006.

     "Closing Date Sub-Servicer": Any Sub-Servicer entering into an agreement as of the date hereof related to the sub-servicing of the Mortgage Loans.

     "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the
Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Majority Certificateholder of the Controlling Class.

     "CMSA Advance Recovery Report": With respect to the one month period immediately prior to the related Determination Date, a report in the form of
Exhibit K attached hereto, and, upon its adoption by the CMSA, such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                                       50

     "CMSA Bond Level File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Collateral Summary File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Financial File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": The
report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected
Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Level Reserve/Letter of Credit Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA

                                       51

Loan Level Reserve/Letter of Credit Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Periodic Update File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Setup File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA NOI Adjustment Worksheet": The worksheet(s) substantially in the form of, and containing the information called for in, the downloadable form of the
"Commercial NOI Adjustment Worksheet," "Multifamily NOI Adjustment Worksheet,"
"Lodging NOI Adjustment Worksheet" and/or "Healthcare NOI Adjustment Worksheet,"
as applicable, available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Operating Statement Analysis Report": The report(s) substantially in the form of, and containing the information called for in, the downloadable form of the "Commercial Operating Statement Analysis Report," "Multifamily Operating
Statement Analysis Report," "Lodging Operating Statement Analysis Report" and/or
"Healthcare Operating Statement Analysis Report," as applicable, available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Property File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Reconciliation of Funds Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Reconciliation of Funds Report" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                                       52

     "CMSA REO Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA REO
Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Servicer Watch List": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer
Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Special Servicer Loan File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Special Servicer Loan File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Website": The website of the CMSA located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Collection Period": With respect to any Distribution Date and any Mortgage
Loan (other than a Late Due Date Mortgage Loan) or Serviced Whole Loan, the
period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Cut-off
Date for such Mortgage Loan or Serviced Whole Loan) and ending on and including the related Determination Date. With respect to any Distribution Date and any
Mortgage Loan that is a Late Due Date Mortgage Loan, the period commencing immediately following the prior such period (or, in the case of the initial
Collection Period, commencing immediately following the Closing Date) and ending on and including the related Master Servicer Remittance Date.

     "Collection Report": The monthly report to be prepared by the Master
Servicer and delivered to the Trustee and the Depositor pursuant to Section
4.02(b).

     "Commission": The Securities and Exchange Commission.

     "Compensating Interest Payments": Any payment required to be made by the
Master Servicer pursuant to Section 3.20(f) to cover Prepayment Interest
Shortfalls and Extraordinary Prepayment Interest Shortfalls or Section 3.20(e)
to cover Balloon Payment Interest Shortfalls.

     "Component Class XC Strip Rate": As to each of the Class LA-1-P-A,
LA-1-P-B, LA-1-P-C, LA-1A-P-A, LA-1A-P-B, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E,
LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L,
LA-1A-P-M, LA-1A-P-N, LA-1D-P-A, LA-1D-P-B, LA-1D-P-C, LA-2-A, LA-2-B, LA-2-C,
LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E,
LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B,
LF-C, LG-A, LG-B, LH-A, LH-B, LJ-A,

                                       53

LJ-B, LJ-C, LK-A, LL-A, LL-B and LM-A Components, the related Class LA-1-P-A,
LA-1-P-B, LA-1-P-C, LA-1A-P-A, LA-1A-P-B, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E,
LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L,
LA-1A-P-M, LA-1A-P-N, LA-1D-P-A, LA-1D-P-B, LA-1D-P-C, LA-2-A, LA-2-B, LA-2-C,
LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E,
LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B,
LF-C, LG-A, LG-B, LH-A, LH-B, LJ-A, LJ-B, LJ-C, LK-A, LL-A, LL-B or LM-A
Component Class XC Strip Rate.

     "Component Class XP Strip Rate": As to each of the Class LA-1-P-A,
LA-1-P-B, LA-1-P-C, LA-1A-P-A, LA-1A-P-B, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E,
LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L,
LA-1A-P-M, LA-1A-P-N, LA-1D-P-A, LA-1D-P-B, LA-1D-P-C, LA-2-A, LA-2-B, LA-2-C,
LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E,
LA-4-F, LA-AM-A, LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B,
LF-C, LG-A, LG-B, LH-A, LH-B, LJ-A, LJ-B, LJ-C, LK-A, LL-A, LL-B and LM-A
Components, the related Class LA-1-P-A, LA-1-P-B, LA-1-P-C, LA-1A-P-A,
LA-1A-P-B, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E, LA-1A-P-F, LA-1A-P-G, LA-1A-P-H,
LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M, LA-1A-P-N, LA-1D-P-A,
LA-1D-P-B, LA-1D-P-C, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A,
LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-AM-A, LA-AJ-A, LB-A,
LC-A, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B, LH-A, LH-B,
LJ-A, LJ-B, LJ-C, LK-A, LL-A, LL-B or LM-A Component Class XP Strip Rate.

     "Component Rate": As to each of the Class X Components, the rate reflected in the definition for such component herein.

     "Controlling Class": As of any date of determination, the outstanding Class of Principal Balance Certificates (excluding the Class FNB Certificates) with the lowest Payment Priority (with the Class A-1, Class A-1D, Class A-1A, Class
A-2, Class A-3 and Class A-4 Certificates being treated as a single class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of
Principal Balance Certificates (excluding the Class FNB Certificates)
outstanding has a Class Principal Balance at least equal to 25% of the Initial
Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Principal Balance Certificates (excluding the Class FNB
Certificates) with the lowest Payment Priority). Initially, the Controlling
Class will consist of the Class Q Certificates.

     "Controlling Person" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the Securities Act.

     "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) for certificate transfer purposes,
Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services (CMBS)-GMACCM Series 2006-C1 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Corporate Trust Services (CMBS)-GMAC Commercial Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 2006-C1.

                                       54

     "Corrected Mortgage Loan": Any Mortgage Loan (including each
Cross-Collateralized Mortgage Loan relating to such Mortgage Loan, but excluding the Non-Serviced Mortgage Loans) or any Serviced Whole Loan, as the case may be, that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or
Serviced Whole Loan or a related Mortgaged Property becoming an REO Property).

     "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Credit Lease": With respect to a Credit Lease Loan, if any, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgaged Property.

     "Credit Lease Loan": Any Mortgage Loan that is identified as a "Credit
Lease Loan" on the Mortgage Loan Schedule.

     "Cross-Collateralized Mortgage Loans": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are Cross-Collateralized with each other.

     "Current Principal Distribution Amount": With respect to any Distribution
Date and the Mortgage Loans, an amount equal to the aggregate of the following
(without duplication and subject to adjustment in accordance with Section
4.03(d)):

     (i) the principal portions of all Monthly Payments (other than Balloon
Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any related REO Loans for their respective Due Dates occurring during the same calendar month as such
Distribution Date; plus

     (ii) all Principal Prepayments received on the Mortgage Loans during the related Collection Period; plus

     (iii) with respect to any Mortgage Loan that is a Balloon Mortgage Loan as to which the related Stated Maturity Date occurred or any ARD Loan as to which the related Anticipated Repayment Date occurred, during or prior to the related
Collection Period, any payment of principal (exclusive of any Principal
Prepayment and any amount described in subsection (iv) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such
Mortgage Loan on a Due Date during or prior to the same calendar month as such
Distribution Date and not previously recovered; plus

     (iv) that portion of all Liquidation Proceeds (exclusive of any Excess
Liquidation Proceeds) and Insurance Proceeds received on or in respect of the
Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any Liquidation Expenses and any portion of such amounts

                                       55

that represents a recovery of the principal portion of any Monthly Payment
(other than a Balloon Payment) due, or of the principal portion of any Assumed
Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; plus

     (v) that portion of all Liquidation Proceeds (exclusive of any Excess
Liquidation Proceeds), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any Liquidation Expenses and any portion of such amounts that represents a recovery of the principal portion of any
Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the related Mortgage Loan on a Due Date during or prior to same calendar month as such Distribution Date and not previously recovered.

     "Current Ratings Report": With respect to any Credit Lease Loan, a report or reports, dated as of a date no earlier than three Business Days prior to the related Determination Date, setting forth: (i) the publicly available corporate credit rating of Standard & Poor's for the Tenant and any Guarantor as of that date, (ii) the publicly available corporate credit rating of Standard & Poor's for such Tenant or Guarantor included in the Current Ratings Report for the immediately preceding Determination Date (except for the first Determination
Date), and (iii) whether such Tenant or Guarantor has been placed on credit watch by Standard & Poor's.

     "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, any Mortgage Loan Seller or an Affiliate of any of
them. The Trustee shall act as the initial Custodian.

     "Cut-off Date": With respect to any Mortgage Loan, Serviced Companion Loan or Serviced B Note, the Due Date for such Mortgage Loan, Serviced Companion Loan or Serviced B Note in January 2006.

     "Cut-off Date Principal Balance": With respect to any Mortgage Loan,
Serviced Companion Loan or Serviced B Note, the outstanding principal balance of such Mortgage Loan, Serviced Companion Loan or Serviced B Note as of the Cut-off
Date, after application of all payments of principal due on or before such date, whether or not received.

     "CWCAM": CWCapital Asset Management LLC and its successors and assigns.

     "CWCapital": CWCapital LLC and its successors and assigns.

     "CWCapital Originated Mortgage Loans": The Mortgage Loans sold to GACC under the CWCapital/GACC Mortgage Loan Purchase Agreement.

     "CWCapital/GACC Mortgage Loan Purchase Agreement": The Mortgage Loan
Purchase Agreement, dated as of December 22, 2005, by and among CWCapital LLC,
CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities II LLC and
GACC.

                                       56

     "DDR/Macquarie Mervyn's Portfolio Companion Loan Holder": Any holder of a
DDR/Macquarie Mervyn's Portfolio Companion Loan.

     "DDR/Macquarie Mervyn's Portfolio Companion Loans": As defined in the
Preliminary Statement.

     "DDR/Macquarie Mervyn's Portfolio Intercreditor Agreement": With respect to the DDR/Macquarie Mervyn's Loan and the DDR/Macquarie Mervyn's Companion Loans,
that certain intercreditor agreement by and among the initial holders of the
DDR/Macquarie Mervyn's Loan and the DDR/Macquarie Mervyn's Companion Loans, as
from time to time amended.

     "DDR/Macquarie Mervyn's Portfolio Mortgage Loan": As defined in the
Preliminary Statement.

     "DDR/Macquarie Mervyn's Portfolio Nonrecoverable Servicing Advance": Any
"Nonrecoverable Servicing Advance" (as defined in GE 2005-C4 Pooling and
Servicing Agreement) made with respect to the DDR/Macquarie Mervyn's Portfolio
Whole Loan pursuant to and in accordance with the GE 2005-C4 Pooling and
Servicing Agreement.

     "DDR/Macquarie Mervyn's Portfolio Whole Loan": As defined in the
Preliminary Statement.

     "Debt Service Coverage Ratio": With respect to any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) or any Serviced Whole Loan, for any
specified period, the debt service coverage ratio calculated in accordance with the applicable Servicer Report using the methodologies set forth in Exhibit F.

     "Default Interest": With respect to any Mortgage Loan (or related REO Loan)
or any Serviced Companion Loan or Serviced B Note, any amounts collected thereon, other than interest at the Revised Rate accrued on any ARD Loan after its Anticipated Repayment Date, late payment charges and Prepayment Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan (or REO Loan) and any related Serviced Companion Loan or
Serviced B Note, accrued at the related Mortgage Rate.

     "Defaulted Mortgage Loan": A Mortgage Loan, Serviced Companion Loan or
Serviced B Note that is delinquent in an amount equal to at least two Monthly
Payments or is delinquent thirty days or more in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note or
Serviced B Note or Serviced Companion Loan, as applicable, and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or
Serviced B Note or Serviced Companion Loan, as applicable.

     "Defaulting Party": As defined in Section 7.01(b).

     "Defeasance Collateral": Noncallable government obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United
States of America, as are permitted under the terms of a Mortgage Note or related Mortgage Loan documents, but only if

                                       57

such obligations or assets constitute "government securities" under the defeasance rule of the REMIC Provisions.

     "Defeasance Loan": Any Mortgage Loan that is designated as such on the
Mortgage Loan Schedule and any related Serviced Companion Loan or Serviced B
Note.

     "Defeasance Option": The right of a Mortgagor, pursuant to the terms of the related Mortgage Note or related Mortgage Loan documents, to obtain a release of any portion of the related Mortgaged Property from the lien of the related
Mortgage upon the pledge to the Trustee of Defeasance Collateral.

     "Definitive Certificate": As defined in Section 5.03(a).

     "Deleted Mortgage Loan": A Mortgage Loan which is repurchased from the
Trust pursuant to the terms hereof or as to which one or more Qualifying
Substitute Mortgage Loans are substituted.

     "Delinquency Advance": As to any Mortgage Loan or related REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

     "Delinquency Advance Date": The Business Day preceding each Distribution
Date.

     "Depositor": GMAC Commercial Mortgage Securities, Inc. or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede &
Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects
Book-Entry transfers and pledges of securities deposited with the Depository.

     "Design Center of the Americas Companion Loan": As defined in the
Preliminary Statement.

     "Design Center of the Americas Companion Loan Holder": Any holder of a
Design Center of the Americas Companion Loan.

     "Design Center of the Americas Intercreditor Agreement": With respect to the Design Center of the Americas Loan and the Design Center of the Americas
Companion Loan, that certain intercreditor agreement by and between the initial holders of the Design Center of the Americas Loan and the Design Center of the
Americas Companion Loan, as from time to time amended.

                                       58

     "Design Center of the Americas Mortgage Loan": As defined in the
Preliminary Statement.

     "Design Center of the Americas Nonrecoverable Servicing Advance": Any
"Nonrecoverable Servicing Advance" (as defined in GE 2005-C4 Pooling and
Servicing Agreement) made with respect to the Design Center of the Americas
Whole Loan pursuant to and in accordance with the GE 2005-C4 Pooling and
Servicing Agreement.

     "Design Center of the Americas Whole Loan": As defined in the Preliminary
Statement.

     "Determination Date": With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs, or if such first day is not a Business Day, the Business Day immediately following.

     "Directing Certificateholder": With respect to any Serviced Companion Loan, either the holder thereof or if such Serviced Companion Loan has been securitized, the controlling class of certificateholders of any securitization trust into which a Serviced Companion Loan is deposited, as such term (or term of similar import) is Serviced Companion Loan Securitization Agreement.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of
Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee)
shall not be considered to Directly Operate an REO Property solely because the
Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs (of the type that would be deductible under Code Section 162) or capital expenditures with respect to such
REO Property.

     "Discount Rate": With respect to each Mortgage Loan and each Serviced
Companion Loan or Serviced B Note, if applicable, as to which there has been a prepayment during a Collection Period and for which a Prepayment Premium is collected, either: (a) with respect to premiums, penalties or fees, the yield
(compounded monthly) for "This Week" as reported by the Federal Reserve Board in
Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Anticipated Repayment Date, in the case of an ARD Loan, or the Maturity Date, in the case of each other Mortgage Loan,
Serviced Companion Loan or Serviced B Note, of such Mortgage Loan, Serviced
Companion Loan or Serviced B Note as of the related Determination Date (if there is no Discount Rate for instruments having a maturity coterminous with the
Maturity Date or Anticipated Repayment Date, as applicable, of the applicable
Mortgage Loan, Serviced Companion Loan or Serviced B Note, then the Discount
Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such Maturity
Date or Anticipated Repayment Date, as the case may be); or (b) with respect to yield maintenance charges, the rate specified in the related Mortgage Note.

                                       59

     "Discount Rate Fraction": With respect to the distribution of any
Prepayment Premium received with respect to any Mortgage Loan (excluding the
First National Bank Center Junior Portion) to the Holders of any Class of
Principal Balance Certificates on any Distribution Date, a fraction (not greater than 1.0 or less than zero), (a) the numerator of which is equal to the excess, if any, of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate and (b) the denominator of which is equal to the excess, if any, of (x) the Mortgage Rate of the related Mortgage Loan over (y) the relevant Discount Rate.

     "Distributable Certificate Interest": With respect to any Class of REMIC
III Regular Certificates, for any Distribution Date, the Accrued Certificate
Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate
Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such Class of Certificates as set forth below. The Net Aggregate Prepayment
Interest Shortfall, if any, for each Distribution Date (other than as attributable to the First National Bank Center Junior Portion) shall be allocated on such Distribution Date among the REMIC III Regular Certificates
(other than the Class FNB Certificates), pro rata, in accordance with the respective amounts of Accrued Certificate Interest for such Classes of
Certificates for such Distribution Date. The total portion, if any, of that Net
Aggregate Prepayment Interest Shortfall that is attributable to the First
National Bank Center Loan will be allocated between the First National Bank
Center Senior Portion and the First National Bank Center Junior Portion pro rata based upon the respective total amounts of interest accrued during the related interest accrual period with respect to the First National Bank Center Senior
Portion and the First National Bank Center Junior Portion, respectively, calculated, in each case, without regard to the Net Aggregate Prepayment
Interest Shortfall being so allocated. Prior to the occurrence of a First
National Bank Center Specified Default, the Net Aggregate Prepayment Interest
Shortfall that is attributable to the First National Bank Center Junior Portion
will be allocated pro rata among the holders of the Class FNB-1, Class FNB-2,
Class FNB-3, Class FNB-4, Class FNB-5, and Class FNB-6 Certificates. After the
occurrence of a First National Bank Center Specified Default, the Net Aggregate
Prepayment Interest Shortfall that is attributable to the First National Bank
Center Junior Portion shall be borne: first, by the holders of the Class FNB-6
Certificates; second, by the holders of the Class FNB-5 Certificates; third, by the holders of the Class FNB-4 Certificates; fourth, by the holders of the Class
FNB-3 Certificates; fifth, by the holders of the Class FNB-2 Certificates; and
sixth, by the holders of the Class FNB-1 Certificates.

     "Distribution Account": The segregated account(s) or subaccount(s) created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the
Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities,
Inc., Mortgage Pass Through Certificates, Series 2006-C1." Any such account or subaccount shall be an Eligible Account.

     "Distribution Date": The 10th day of any month, or if such 10th day is not a Business Day, the Business Day immediately following, commencing in February
2006.

     "Document Defect": As defined in Section 2.02(e).

     "Due Date": With respect to (i) any Mortgage Loan, Serviced Companion Loan or Serviced B Note on or prior to its Maturity Date, the day of the month set forth in the related

                                       60

Mortgage Note on which each Monthly Payment thereon is scheduled to be first due; (ii) any Balloon Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan, Serviced Companion Loan or Serviced B Note had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related
Mortgage Loan, Serviced Companion Loan or Serviced B Note had been scheduled to be first due.

     "Eligible Account": An account or subaccount that is any of the following:
(i) maintained with a depository institution or trust company whose (A)
commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least (x) "A-1" by Standard & Poor's and (y) "F-1" by
Fitch if the deposits are to be held in the account for 30 days or less, or (B)
long-term unsecured debt obligations are rated at least (x) "AA-" by Standard &
Poor's and (y) "AA-" by Fitch if the deposits are to be held in the account more than 30 days; (ii) maintained with PNC Bank, National Association so long as such bank's long term unsecured debt rating shall be at least "A" from Standard
& Poor's (and such bank's deposit or short-term debt rating shall be at least
"A-1" from Standard & Poor's) and "A+" from Fitch (if the deposits are to be held in the account for more than 30 days) or such bank's short term deposit or short term unsecured debt rating shall be at least "A-1" from Standard & Poor's and "F-1" from Fitch (if the deposits are to be held in the account for 30 days or less); (iii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity; provided that any such depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to Section 9.10(b) of Title 12 of the Code of Federal Regulations, (iv) for so
long as GMAC Commercial Mortgage Corporation is acting as the Master Servicer, a segregated trust account or accounts maintained at Escrow Bank, Midvale, Utah;
provided that Escrow Bank has corporate trust powers, is acting in its fiduciary capacity and is subject to a regulation regarding fiduciary funds substantially similar to Section 9.10(b) of Title 12 of the Code of Federal Regulations; or
(v) an account or accounts of a depository institution acceptable to each Rating
Agency, as evidenced by written confirmation from such Rating Agency to the effect that use of any such account as the Certificate Account or the
Distribution Account would not result in the downgrade, qualification or withdrawal of the rating then assigned to any Class of Certificates.

     "Emergency Advance": Any Servicing Advance that must be made within five
Business Days by the Master Servicer (at the direction of the Special Servicer)
in order to avoid any material penalty, any material harm to a Mortgaged
Property or any other material adverse consequence to the Trust Fund.

     "Environmental Assessment": A "Phase I assessment" conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by ASTM.

     "Environmental Policy": The Secured Creditor Impaired Property Policies
(Portfolio) issued by American International Group, Inc. with respect to the
Mortgaged Properties listed on Schedule II.

                                       61

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

     "Event of Default": One or more of the events described in Section 7.01(a).

     "Excess Interest": With respect to each ARD Loan, if any, interest accrued on such Mortgage Loan and allocable to the Excess Rate and, except to the extent limited by applicable law, interest accrued at the Revised Rate on any such accrued interest that is unpaid. The Excess Interest is an asset of the Trust
Fund which is a Grantor Trust Asset not held in REMIC L, REMIC I, REMIC II or
REMIC III.

     "Excess Liquidation Proceeds": With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property net of any related Liquidation
Expenses and Unliquidated Advances, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such
Mortgage Loan on the Due Date immediately following the date on which such proceeds were received. Any Excess Liquidation Proceeds with respect to the
First National Bank Center Loan shall be attributable to the First National Bank
Center Senior Portion and First National Bank Center Junior Portion on a pro
rata basis for the purposes of Section 4.01(c).

     "Excess Liquidation Proceeds Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank,
N.A., as Trustee, in trust for the registered holders of GMAC Commercial
Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1.
Any such account shall be an Eligible Account.

     "Excess Rate": With respect to each ARD Loan, if any, after the related
Anticipated Repayment Date, the excess of (A) the applicable Revised Rate over
(B) the applicable initial Mortgage Rate, each as set forth in the Mortgage Loan
Schedule.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.

     "Extraordinary Prepayment Interest Shortfall": With respect to any Late Due
Date Mortgage Loan that was subject to a Principal Prepayment in full or in part
(including, without limitation, an early Balloon Payment) during any Collection
Period, which Principal Prepayment was applied to such Late Due Date Mortgage
Loan prior to such Mortgage Loan's Due Date in the next succeeding Collection
Period, the amount of interest that would have accrued at the related Net
Mortgage Rate on the amount of such Principal Prepayment from the date as of which such Principal Prepayment was received to but not including the Due Date of such Mortgage Loan in the next succeeding Collection Period, to the extent not collected from the related Mortgagor (without regard to any Prepayment
Premium or Excess Interest that may have been collected) and to the extent that any portion thereof does not represent a Balloon Payment Interest Shortfall.

                                       62

     "FDIC": Federal Deposit Insurance Corporation or any successor.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

     "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section
9.01.

     "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a
Mortgage Loan or REO Property, as the case may be, that was purchased by a
Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase
Agreement, or with respect to the CWCapital Originated Mortgage Loans, pursuant to Section 6 of the CW/GACC Mortgage Loan Purchase Agreement, pursuant to
Section 3.18 or pursuant to Section 9.01) that, in the reasonable and good faith judgment of the Special Servicer, there has been a recovery of all Insurance
Proceeds, Liquidation Proceeds and other payments or recoveries that, in the
Special Servicer's judgment, exercised without regard to any obligation of the
Master Servicer or the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

     "First National Bank Center Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the portion of the applicable
Available Distribution Amount for such Distribution Date attributable to the
First National Bank Center Loan or any successor REO Loan with respect thereto
(calculated without regard to any reimbursement of Nonrecoverable Advances in respect of any Mortgage Loan or REO Loan, including the First National Bank
Center Loan or any successor REO Loan with respect thereto, and/or any payment of Additional Trust Fund Expenses in respect of any Mortgage Loan or REO Loan, including the First National Bank Center Loan or any successor REO Loan with respect thereto), reduced (to not less than zero) by (b) the sum of (i) all
Nonrecoverable Advances (if any) with respect to the First National Bank Center
Loan or any successor REO Loan with respect thereto reimbursed, and all
Additional Trust Fund Expenses (if any) related or allocable to the First
National Bank Center Loan or any successor REO Loan with respect thereto paid, out of general collections on the other Mortgage Loans and REO Properties during the related Collection Period and (ii) the excess, if any, of (A) the aggregate of the amounts described in clause (b)(i) of this definition for all Collection
Periods, if any, prior to the related Collection Period, over (B) the aggregate of the amounts described in clause (a) of this definition for all Distribution
Dates prior to the subject Distribution Date.

     "First National Bank Center Change of Control Event": The event that exists when, as of any date of determination, (i) the initial Uncertificated Principal
Balance of REMIC L Regular Interest FNB-II, as reduced by any payments of principal (whether as principal prepayments or otherwise) allocated to REMIC L
Regular Interest FNB-II, any Appraisal Reduction Amounts, with respect to the
First National Bank Center Loan and any Realized Losses and Additional Trust
Fund Expenses allocated to REMIC L Regular Interest FNB-II, is less than 25% of the initial Uncertificated Principal Balance of REMIC L Regular Interest FNB-II,
as reduced by any payments of principal (whether as principal prepayments or otherwise allocated to the REMIC L Regular Interest FNB-II) or (ii) the Class
FNB Representative is an Affiliate of the Mortgagor under the First National
Bank Center Loan.

                                       63

     "First National Bank Center Controlling Party": During a Class FNB Control
Period, the Class FNB Representative and, otherwise, the Majority
Certificateholder of the Controlling Class.

     "First National Bank Center Junior Portion": The portion of the First
National Bank Center Mortgage Loan that is represented by the REMIC L Regular
Interest FNB-II.

     "First National Bank Center Loan": The Mortgage Loan identified as control number 8 on the Mortgage Loan Schedule and secured by a Mortgage on the First
National Bank Center Mortgaged Property.

     "First National Bank Center Material Non-Monetary Event of Default": A
material non-monetary event of default under the related loan documents that results in a Servicing Transfer Event with respect to the First National Bank
Center Loan (which default has not been, and is not being, cured by the Majority
Class FNB Certificateholder(s) exercising the cure rights in accordance with the terms of Section 6.07 of this Agreement), including, without limitation, any event of default relating to the bankruptcy, insolvency, liquidation or dissolution of, or appointment of a receiver with respect to, the related
Mortgagor.

     "First National Bank Center Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as First National Bank Center.

     "First National Bank Center Payment Trigger Event": Either (i) a failure of the related Mortgagor to make any payment due under the First National Bank
Center Loan or to fund any required reserve at the times required under the related loan documents (and such failure has not been, and is not being, cured by the Majority Class FNB Certificateholder(s) exercising the cure rights in accordance with the terms of Section 6.07 of this Agreement) or (ii) a First
National Bank Center Material Non-Monetary Event of Default.

     "First National Bank Center Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of the amounts comprising the Principal Distribution Amount for such Distribution Date that relate to the First National Bank Center Loan or any successor REO Loan with respect thereto.

     "First National Bank Center REO Property": The First National Bank Center
Mortgaged Property, if it shall become an REO Property.

     "First National Bank Center Senior Portion": The portion of the First
National Bank Center Mortgage Loan that is represented by the REMIC L Regular
Interest FNB-I.

     "First National Bank Center Specified Default": A monetary event of default under the First National Bank Center Mortgage Loan or a material non-monetary event of default under the First National Bank Center Mortgage Loan that results in the transfer of the servicing of the First National Bank Center to the
Special Servicer.

     "Fitch": Fitch, Inc. or its successor in interest. If no such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor.

                                       64

Notice of such designation shall be given to the Trustee, the Master Servicer and the Special Servicer and specific ratings of Fitch, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Fitch's Approval": As defined in Section 4.03(b).

     "Fixed Rate Mortgage Loan": A Mortgage Loan as to which the related
Mortgage Note provides, as of the Closing Date, for a Mortgage Rate that remains fixed through the remaining term thereof (without regard to any extension at the
Mortgagor's or the mortgagee's option under the terms of the related Mortgage
Loan documents).

     "FNMA": Federal National Mortgage Association or any successor thereto.

     "Form 8-K Disclosure Information" has the meaning set forth in Section
12.05.

     "Form 10-K Certification" has the meaning set forth in Section 12.04.

     "GACC": German American Capital Corporation or its successor in interest.

     "GE 2005-C4 Master Servicer": The "master servicer" under the GE 2005-C4
Pooling and Servicing Agreement, which as of the date hereof is Midland Loan
Services, Inc.

     "GE 2005-C4 Pooling and Servicing Agreement": The Pooling and Servicing
Agreement, dated as of May 1, 2005, among GE Commercial Mortgage Corporation, as depositor, Midland Loan Services, Inc., as master servicer and special servicer, and Wells Fargo Bank, N.A., as trustee, as from time to time amended.

     "GE 2005-C4 Special Servicer": The "special servicer" under the GE 2005-C4
Pooling and Servicing Agreement, which as of the date hereof is Midland Loan
Services, Inc.

     "GE 2005-C4 Trustee": The "trustee" under the GE 2005-C4 Pooling and
Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

     "GMACCM": GMAC Commercial Mortgage Corporation or its successor in interest.

     "Grantor Trust": That certain "grantor trust" (within the meaning of the
Grantor Trust Provisions), the assets of which include the Grantor Trust Assets.

     "Grantor Trust Assets": Any Excess Interest.

     "Grantor Trust Provisions": Subpart E of Subchapter J and Section 7701 of
the Code, and final Treasury Regulations, published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

     "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

                                       65

     "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan
Schedule as belonging to Loan Group 1 (excluding the First National Bank Center
Junior Portion).

     "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan
Schedule as belonging to Loan Group 2.

     "Guarantor": The guarantor under any Guaranty with respect to any Credit
Lease.

     "Guaranty": With respect to any Credit Lease Loan, a guaranty agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "IHOP Mortgage Loans": The Mortgage Loans identified on the Mortgage Loan
Schedule as "IHOP - Newington, CT"; "IHOP - Newington, NH:; and "IHOP - Decatur,
AL" (Control Numbers 119, 120 and 121, respectively).

     "IHOP Mortgage Loans Interest Deposit": A cash deposit in the amount of
$21,994.41, which amount shall be included as part of the assets of REMIC I. The
IHOP Mortgage Loans Interest Deposit shall not be invested.

     "Independent": When used with respect to any specified Person, any such
Person who (i) is in fact independent of the Depositor, each Mortgage Loan
Seller, the Master Servicer, the Special Servicer, the Trustee, the Majority
Certificateholder of the Controlling Class, any holder of a B Note, any Serviced
Companion Loan Holder, any Non-Serviced Companion Loan Holder (and, with respect to the First National Bank Center Loan, the Class FNB Representative) and any
and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee,
the Majority Certificateholder of the Controlling Class, any holder of a B Note, any Serviced Companion Loan Holder, any Non-Serviced Companion Loan Holder (and,
with respect to the First National Bank Center Loan, the Class FNB
Representative) or any Affiliate thereof, and (iii) is not connected with the
Depositor, the Master Servicer, any Mortgage Loan Seller, the Special Servicer,
the Trustee, the Majority Certificateholder of the Controlling Class (and, with respect to the First National Bank Center Loan, the Class FNB Representative) or
any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Majority Certificateholder of
the Controlling Class, any holder of a B Note, any Serviced Companion Loan
Holder, any Non-Serviced Companion Loan Holder

                                       66

(and, with respect to the First National Bank Center Loan, the Class FNB
Representative) or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the
Depositor, the Master Servicer or any Affiliate thereof, as the case may be.

     "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC L or REMIC I, as applicable, within the meaning of Section 856(d)(3) of the Code if REMIC L or REMIC I, as applicable, were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Trust Fund, any Serviced
Companion Loan Holder or any holder of a Serviced B Note, delivered to the
Trustee), so long as REMIC L or REMIC I, as applicable, does not receive or derive any income from such Person; provided, that the relationship between such
Person and REMIC L or REMIC I, as applicable, is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent
Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Initial Class Principal Balance": With respect to any Class of Principal
Balance Certificates, the initial Class Principal Balance thereof as of the
Closing Date, in each case as set forth in the Preliminary Statement.

     "Initial Class Notional Amount": The Initial Class XC Notional Amount or
the Initial Class XP Notional Amount, as applicable.

     "Initial Class XC Notional Amount": With respect to the Class XC
Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $1,697,406,243.

     "Initial Class XP Notional Amount": With respect to the Class XP
Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $1,658,713,000.

     "Initial Resolution Period": As defined in Section 2.03(a).

     "Insurance Policy": With respect to any Mortgage Loan or any Serviced Whole
Loan, any hazard insurance policy, flood insurance policy, title policy, credit lease enhancement insurance policy, residual value insurance policy or other insurance policy that is maintained from time to time in respect of such
Mortgage Loan or Serviced Whole Loan or the related Mortgaged Property.

     "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property or released to the

                                       67

Mortgagor, in either case, in accordance with the Servicing Standard (including any amounts paid by the Master Servicer or Special Servicer pursuant to Section
3.07) and applicable law.

     "Intercreditor Agreement": Any or all of the DDR/Macquarie Mervyn's
Portfolio Intercreditor Agreement, the Design Center of the Americas
Intercreditor Agreement, the James Center Intercreditor Agreement, The Outlets
at Hershey Intercreditor Agreement and/or the Seven Springs Village
Intercreditor Agreement, as the context may require.

     "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(f) in trust for the
Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of GMAC Commercial Mortgage Securities,
Inc., Mortgage Pass-Through Certificates, Series 2006-C1

     "Interest Reserve Account" Any such account or subaccount shall be an
Eligible Account.

     "Interest Reserve Loans": Any Mortgage Loan bearing interest computed on an actual/360 basis.

     "Interested Person": The Depositor, the Master Servicer, the Special
Servicer, any Holder of a Certificate or any Affiliate of any such Person.

     "Investment Account": Each of the Certificate Account, the Distribution
Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve
Account, the Special Reserve Account, each Serviced Whole Loan Custodial Account and any REO Account.

     "Investor Certification": A certification in the form of Exhibit H-1 hereto.

     "James Center Companion Loan Holder": Any holder of the James Center
Companion Loan.

     "James Center Companion Loan": As defined in the Preliminary Statement.

     "James Center Intercreditor Agreement": With respect to the James Center
Mortgage Loan and the James Center Companion Loan, that certain intercreditor agreement by and between the initial holders of the James Center Mortgage Loan and the James Center Companion Loan, as from time to time amended.

     "James Center Mortgage Loan": As defined in the Preliminary Statement.

     "James Center Whole Loan": As defined in the Preliminary Statement.

     "Late Collections": With respect to any Mortgage Loan or the Serviced Whole
Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance

                                       68

Proceeds, Liquidation Proceeds, payments of Substitution Shortfall Amounts, or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period (or, in the case of a Late Due Date Mortgage
Loan, on any Due Date prior to the date of receipt) and not previously recovered. With respect to any Distribution Date and any REO Loan, all amounts received in connection with the related REO Property during any Collection
Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or
otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or
Serviced Whole Loan (without regard to any acceleration of amounts due under such predecessor Mortgage Loan or Serviced Whole Loan by reason of default) on a
Due Date in a previous Collection Period (or, in the case of a Late Due Date
Mortgage Loan, on any Due Date prior to the date of receipt) and not previously recovered. The term "Late Collections" shall specifically exclude Penalty
Charges.

     "Late Due Date Mortgage Loan": Each Mortgage Loan (or successor REO Loan), having a Due Date which occurs after the Determination Date in the same calendar month as such Due Date.

     "Liquidation Event": With respect to any Mortgage Loan, Serviced Companion
Loan or Serviced B Note, any of the following events (as applicable): (i) such
Mortgage Loan, Serviced Companion Loan or Serviced B Note is paid in full; (ii)
a Final Recovery Determination is made with respect to such Mortgage Loan,
Serviced Companion Loan or Serviced B Note; (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement (or by CWCapital pursuant to the
CWCapital/GACC Mortgage Loan Purchase Agreement); (iv) such Mortgage Loan,
Serviced Companion Loan or Serviced B Note is purchased pursuant to Section 3.18 or Section 3.29, as applicable; (v) such Mortgage Loan is purchased pursuant to
Section 9.01 or (vi) in the case of the First National Bank Center Loan, such
Mortgage Loan is purchased by the Majority Class FNB Certificateholder(s)
pursuant to Section 6.07. With respect to any REO Property (and the related REO
Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the
Master Servicer, the Majority Certificateholder of the Controlling Class, the
Special Servicer or the Depositor pursuant to Section 9.01.

     "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09, 3.18 or 3.19 or final payoff of a Corrected Mortgage Loan
(including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions, conveyance taxes, any
Liquidation Fee or Workout Fee associated with a final payoff of a Corrected
Mortgage Loan and any other unreimbursed Additional Trust Fund Expense associated with such Mortgage Loan).

     "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or
REO Property (subject to the limitations set forth in Section 3.11(c)), the fee designated as such and payable to the Special Servicer pursuant to Section
3.11(c). With respect to each Mortgage Loan repurchased by the applicable
Mortgage Loan Seller (or by CWCapital, in the case of the

                                       69

CWCapital Originated Mortgage Loans) pursuant to Section 2.03(a), the fee designated as such and payable as part of the Purchase Price pursuant to such section.

     "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage
Loan or REO Property (or Mortgage Loan subject to repurchase pursuant to Section
2.03(a)) as to which a Liquidation Fee is payable, 1.00%.

     "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and REO
Revenues) received or paid by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted
Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a
Mortgage Loan, Serviced Companion Loan or Serviced B Note pursuant to Section
3.18 or Section 3.29, as applicable; (v) the purchase of a Mortgage Loan pursuant to an Intercreditor Agreement (without duplication of any amounts specified in clause (iv)); (vi) the repurchase of a Mortgage Loan by a Mortgage
Loan Seller (or with respect to the CWCapital Originated Mortgage Loans, by
CWCapital) pursuant to Section 6 of the related Mortgage Loan Purchase Agreement
(or Section 6 of the CWCapital/GACC Mortgage Loan Purchase Agreement, as the
case may be); (vii) the payment of any Substitution Shortfall Amount by a
Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase
Agreement (or Section 6 of the CWCapital/GACC Mortgage Loan Purchase Agreement,
as the case may be); (viii) the purchase of a Mortgage Loan or REO Property pursuant to Section 9.01; (ix) in the case of a Non-Serviced Mortgage Loan, the purchase of such Non-Serviced Mortgage Loan by any Person entitled to purchase such Non-Serviced Mortgage Loan pursuant to the related Non-Serviced Companion
Loan Securitization Agreement and/or the related Intercreditor Agreement, to the extent of any portion of such amounts received by the Trust Fund as holder of the related Mortgage Loan pursuant to Non-Serviced Companion Loan Securitization
Agreement and/or the related Intercreditor Agreement or (x) the purchase of the
First National Bank Center Loan by the Majority Class FNB Certificateholder(s)
pursuant to Section 6.07.

     "Loan Group": Either Loan Group 1 or Loan Group 2.

     "Loan Group Principal Distribution Amount": The Loan Group 1 Principal
Distribution Amount and/or the Loan Group 2 Principal Distribution Amount, as
applicable.

     "Loan Group 1": Collectively, all of the Mortgage Loans (excluding the
First National Bank Center Junior Portion) that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto. The initial pool balance of Loan
Group 1 is $1,401,292,356.

     "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Net Available Distribution
Amount attributable to Loan Group 1.

                                       70

     "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Net Principal Distribution
Amount attributable to Loan Group 1.

     "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2
Mortgage Loans and any successor REO Loans with respect thereto. The initial pool balance of Loan Group 2 is $296,113,887.

     "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Net Available Distribution
Amount attributable to Loan Group 2.

     "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Net Principal Distribution
Amount attributable to Loan Group 2.

     "Loan-to-Value Ratio": With respect to any Mortgage Loan or Serviced Whole
Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage
Loan or Serviced Whole Loan, as the case may be, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an
Appraisal thereof.

     "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan or
Serviced Whole Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash
Collateral Accounts.

     "Lock-Box Agreement": With respect to any Mortgage Loan or Serviced Whole
Loan serviced hereunder, the Lock-Box agreement, if any, between the originator of such Mortgage Loan or Serviced Whole Loan and the Mortgagor, pursuant to which the related Lock-Box Account, if any, is to be established.

     "Loss Reimbursement Amount": With respect to any REMIC L Regular Interest and any Distribution Date (except the initial Distribution Date, with respect to which the Loss Reimbursement Amount for such REMIC L Regular Interest will be zero), an amount equal to (a)(i) the Loss Reimbursement Amount with respect to such REMIC L Regular Interest for the immediately preceding Distribution Date, minus (ii) the aggregate of all reimbursements deemed made to REMIC I on the immediately preceding Distribution Date pursuant to Section 4.01(b) with respect to such REMIC L Regular Interest, plus (iii) the aggregate of all reductions made to the Uncertificated Principal Balance of (and, accordingly, the aggregate of all Realized Losses and Additional Trust Fund Expenses deemed allocated to)
such REMIC L Regular Interest on the immediately preceding Distribution Date pursuant to Section 4.04(a), plus (b) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the amount described in clause (a) at the REMIC L Remittance Rate applicable to such REMIC
L Regular Interest for the current Distribution Date. With respect to any REMIC
I Regular Interest and any Distribution Date (except the initial Distribution
Date, with respect to which the Loss

                                       71

Reimbursement Amount for such REMIC I Regular Interest will be zero), an amount equal to (a)(i) the Loss Reimbursement Amount with respect to such REMIC I
Regular Interest for the immediately preceding Distribution Date, minus (ii) the aggregate of all reimbursements deemed made to REMIC II on the immediately preceding Distribution Date pursuant to Section 4.01(c) with respect to such
REMIC I Regular Interest, plus (iii) the aggregate of all reductions made to the
Uncertificated Principal Balance of (and, accordingly, the aggregate of all
Realized Losses and Additional Trust Fund Expenses deemed allocated to) such
REMIC I Regular Interest on the immediately preceding Distribution Date pursuant to Section 4.04(b), plus (b) one month's interest (calculated on the basis of a
360-day year consisting of twelve 30-day months) on the amount described in clause (a) at the REMIC I Remittance Rate applicable to such REMIC I Regular
Interest for the current Distribution Date.

     "MAI": Member of Appraisal Institute.

     "Majority Certificateholder": With respect to any specified Class or
Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes.

     "Majority Class FNB Certificateholder(s)": As of any date of determination, any Holders (or, in the case of a Class of Book-Entry Certificates, Certificate
Owners) of Certificates entitled to greater than 50% of the Voting Rights allocated to the Class FNB Certificates. The Majority Class FNB
Certificateholder(s) will be determined by treating the Class FNB-1, Class
FNB-2, Class FNB-3, Class FNB-4, Class FNB-5 and Class FNB-6 collectively as a single class.

     "Master Servicer": GMACCM, or any successor master servicer appointed as herein provided.

     "Master Servicer Remittance Date": The Business Day preceding each
Distribution Date.

     "Master Servicing Fee": With respect to any Distribution Date and each
Mortgage Loan, Serviced Companion Loan and REO Loan serviced hereunder, that portion of the Servicing Fee that has accrued at the Master Servicing Fee Rate.

     "Master Servicing Fee Rate": With respect to each Mortgage Loan (and related Serviced Companion Loan) and REO Loan serviced hereunder, the rate per annum set forth for such loan on Schedule VI hereto. The Master Servicing Fee
Rate is included in the Servicing Fee Rate set forth for each Mortgage Loan on the Mortgage Loan Schedule.

     "Material Breach": A Breach that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust
Fund therein or of any Certificateholder.

     "Material Document Defect": A Document Defect that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund therein or of any Certificateholder; provided, however, that the absence of, or a material and adverse irregularity on the face of, any of the following documents shall be presumed to be a Material Document
Defect: the original Mortgage Note (or a lost note affidavit and indemnity),

                                       72

an original or executed copy of the Mortgage, an original or copy of the required lender's title insurance policy (or in lieu thereof a marked-up title commitment marked as binding and countersigned by the title company or its authorized agent), the original or copy of any related letters of credit or a copy of any related Ground Lease from the Mortgage File.

     "Maturity Date": With respect to any Mortgage Loan, Serviced Companion Loan or Serviced B Note, as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination and any extension permitted at the Mortgagor's option under the terms of the related Mortgage Note (as in effect on the Closing Date) and this
Agreement, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan, Serviced Companion Loan or Serviced B Note by reason of default thereunder, (ii) any grace period permitted by the related Mortgage
Note, (iii) any modification, waiver or amendment of such Mortgage Loan,
Serviced Companion Loan or Serviced B Note granted or agreed to by the Master
Servicer or Special Servicer pursuant to Section 3.21 or (iv) in the case of any
ARD Loan, the Anticipated Repayment Date for such Mortgage Loan.

     "Modified Mortgage Loan": Any Mortgage Loan, Serviced Companion Loan or
Serviced B Note as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.21 in a manner that:

     (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan, Serviced Companion Loan or Serviced B Note);

     (ii) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an
Appraisal delivered to the Special Servicer (at the expense of the related
Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

     (iii) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan, Serviced
Companion Loan or Serviced B Note or reduces the likelihood of timely payment of amounts due thereon.

     "Monthly Payment": With respect to any Mortgage Loan, Serviced Companion
Loan or Serviced B Note, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, Serviced Companion Loan or Serviced B Note,
including any Balloon Payment, which is payable by a Mortgagor from time to time under the terms of the related Mortgage Note(s) (as such may be modified at any time following the Closing Date) and applicable law, without regard to the accrual of Excess Interest on or the application of any excess cash flow to pay principal on any ARD Loan.

     "Monthly Statement": As defined in Section 4.02(a).

     "Moody's": Moody's Investors Service, Inc. or its successor in interest. If no such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other

                                       73

nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the
Trustee, the Master Servicer and the Special Servicer and specific ratings of
Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Mortgage": With respect to any Mortgage Loan or Serviced Whole Loan, separately and collectively, as the context may require, each mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the related Mortgaged Property.

     "Mortgage File": With respect to any Mortgage Loan or Serviced Whole Loan, subject to Section 2.01(b), collectively the following documents:

     (1) (A) in the case of each Mortgage Loan, the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of GMAC Commercial Mortgage Securities, Inc., Mortgage
Pass-Through Certificates, Series 2006-C1, without recourse" and (B) in the case of each Serviced Whole Loan, a copy of the executed Mortgage Note for the
Serviced Companion Loans or Serviced B Note, as applicable;

     (2) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon

     (3) the original or a copy of the assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the
Trustee, or if none by the originator, either in blank or in favor of the
Trustee (in such capacity) and with respect to the Serviced Whole Loans, also to the Trustee, in its capacity as lead lender on behalf of the related Serviced
Companion Loan Holders or Serviced B Note Holders;

     (4) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan, Serviced Companion Loan or
Serviced B Note, as the case may be, to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

     (5) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of
Mortgage, referred to in clause (3) above and with respect to the Serviced Whole
Loans, also to the Trustee, in its capacity as lead lender on behalf of the related Serviced Companion Loan Holders and Serviced B Note Holders, as
applicable;

     (6) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any

                                       74

intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan, Serviced Companion Loan or Serviced B Note, as
the case may be, to the most recent assignee of record thereof prior to the
Trustee, if any;

     (7) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (3) above and with respect to the Serviced Whole Loans, also to the
Trustee, in its capacity as lead lender on behalf of the related Serviced
Companion Loan Holders or Serviced B Note Holders, as applicable;

     (8) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage,
Mortgage Note or any related security document have been modified or the
Mortgage Loan or Serviced Whole Loan, as the case may be, has been assumed;

     (9) the original or a copy of the lender's title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked up" at the closing of the Mortgage Loan;

     (10) the original or a copy of any guaranty of the obligations of the
Mortgagor under the Mortgage Loan which was in the possession of the Mortgage
Loan Seller at the time the Mortgage Files were delivered to the Trustee together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan, Serviced Companion Loan or Serviced B Note, as
the case may be, to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator;

     (11) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage
Loan, Serviced Companion Loan or Serviced B Note, as the case may be, (and each assignee of record prior to the Trustee) in and to the personal property of the
Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the applicable Mortgage Loan Seller
(or its agent) at the time the Mortgage Files were delivered and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the applicable Mortgage Loan
Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee (in such capacity);

                                       75

     (12) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage,
Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

     (13) the related Ground Lease or a copy thereof, if any;

     (14) if the Mortgage Loan, Serviced Companion Loan or Serviced B Note is a
Credit Lease Loan, an original of the credit lease enhancement insurance policy, if any, obtained with respect to such Mortgage Loan, Serviced Companion Loan or
Serviced B Note, as the case may be, an original of the bond lease insurance policy, if any, obtained with respect to such Mortgage Loan, Serviced Companion
Loan or Serviced B Note and an original of the residual value insurance policy, if any, obtained with respect to such Mortgage Loan, Serviced Companion Loan or
Serviced B Note;

     (15) the original or a copy of any lockbox agreement or deposit account or similar agreement;

     (16) the original or a copy of any Intercreditor Agreement or side letter with respect to the Mortgage Loan or Serviced Whole Loan;

     (17) the original or a copy of any Environmental Policy;

     (18) the original (if the original is not held by the Master Servicer or the Primary Servicer) or a copy of any letter of credit and any related transfer documents;

     (19) for a hospitality property, copies of franchise agreements, if any, and franchisor comfort letters, if any;

     (20) for the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the Design
Center of the Americas Mortgage Loan, a copy of the executed GE 2005-C4 Pooling and Servicing Agreement;

     (21) a checklist of documents included in the Mortgage File; and

     (22) the original or a copy of the loan agreement or counterpart thereof relating to the Mortgage, if any,

provided, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

     Notwithstanding the foregoing, with respect to the DDR/Macquarie Mervyn's
Portfolio Mortgage Loan and the Design Center of the Americas Mortgage Loan,
"Mortgage File" shall mean the original Mortgage Notes in the aggregate amount of $106,275,000 and $92,500,000, respectively, pertaining to the DDR/Macquarie
Mervyn's Portfolio Mortgage Loan and the Design Center of the Americas Mortgage
Loan and copies of each other document contained in the mortgage file relating to the DDR/Macquarie Mervyn's Portfolio Whole Loan and the Design Center of the
Americas Whole Loan held by the GE 2005-C4 Trustee.

                                       76

     "Mortgage Loan": Each of the mortgage loans or mortgage loan interests held by REMIC L or REMIC I, transferred and assigned to the Trustee pursuant to
Section 2.01 and from time to time held in the Trust Fund (including, without limitation, all Replacement Mortgage Loans, REO Loans and Specially Serviced
Mortgage Loans). As used herein, unless specifically provided otherwise, the term "Mortgage Loan" includes: (i) the related Mortgage Note, Mortgage, participation certificate or agreement and/or other security documents contained in the related Mortgage File and (ii) The Outlets at Hershey Mortgage Loan, the
James Center Mortgage Loan, the DDR/Macquarie Mervyn's Portfolio Mortgage Loan
and the Design Center of the Americas Mortgage Loan (which are part of the Trust
Fund) but excludes the B Notes, the Non-Serviced Companion Loans and the
Serviced Companion Loans (which are not part of the Trust Fund).

     "Mortgage Loan Purchase Agreement": With respect to any Mortgage Loan
Seller, each agreement between the Depositor and such Mortgage Loan Seller relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

     "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the
Closing Date to the Trustee as part of the Trust Fund, attached hereto as
Schedule I, which list sets forth the following information with respect to each
Mortgage Loan:

     (i) the control number, the loan number (if any) and name of the Mortgaged
Property;

     (ii) the street address (including city, state and zip code) of the related
Mortgaged Property;

     (iii) the Mortgage Rate in effect as of the Cut-off Date;

     (iv) the original principal balance;

     (v) the Cut-off Date Principal Balance;

     (vi) the (A) remaining term to stated maturity, (B) with respect to any ARD
Loan, the Anticipated Repayment Date and (C) Stated Maturity Date;

     (vii) the Due Date;

     (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

     (ix) reserved;

     (x) whether such Mortgage Loan is an ARD Loan, a Credit Lease Loan, or a
Defeasance Loan;

     (xi) in the case of a Credit Lease Loan, the identity of the Tenant and the
Guarantor under any applicable Guaranty, and the publicly available corporate credit ratings of such Tenant and Guarantor as of the Closing Date;

                                       77

     (xii) the Servicing Fee Rate; and

     (xiii) whether such Mortgage Loan (A) is covered by an Environmental
Policy, (B) is a Cross-Collateralized Mortgage Loan, (C) is subject to a Ground
Lease and (D) has a letter of credit as part of the related Mortgage File.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

     "Mortgage Loan Seller": Each of GMACCM, GACC and MSMC.

     "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Serviced Companion Loan, together with any rider, addendum or amendment thereto.

     "Mortgage Pool": Collectively, all of the Mortgage Loans (including any REO
Loans and Replacement Mortgage Loans, but excluding Deleted Mortgage Loans). As used herein, unless specifically provided otherwise, the term "Mortgage Pool"
includes The Outlets at Hershey Mortgage Loan, the James Center Mortgage Loan,
the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the Design Center of the
Americas Mortgage Loan, but excludes the B Notes, the Non-Serviced Companion
Loans and the Serviced Companion Loans.

     "Mortgage Rate": With respect to: (i) any Mortgage Loan, Serviced Companion
Loan or Serviced B Note on or prior to its Maturity Date, the fixed or adjustable annualized rate (not including, in the case of any ARD Loan, any increase in the rate of interest to the Revised Rate) at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan,
Serviced Companion Loan or Serviced B Note from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law (including, in the case of any
Mortgage Loan providing for a fixed payment during any period of interest-only payments, the implied rate of interest); (ii) any Mortgage Loan, Serviced
Companion Loan or Serviced B Note after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such
Maturity Date; and (iii) any REO Loan, the annualized rate described in clause
(i) or (ii), as applicable, above determined as if the predecessor Mortgage
Loan, Serviced Companion Loan or Serviced B Note had remained outstanding.

     "Mortgaged Property": Individually and collectively, as the context may require, the real property interest (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a
Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the
Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

     "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

     "MSMC": Morgan Stanley Mortgage Capital Inc. and its successors and assigns.

                                       78

     "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls with respect to the Mortgage Loans incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.20(f) in connection with such Prepayment Interest
Shortfalls.

     "Net Available Distribution Amount": With respect to any Distribution Date, the Available Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class FNB Available Distribution Amount for such
Distribution Date.

     "Net Investment Earnings": With respect to any Investment Account for any
Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds relating to the
Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 2.02(f) and Section 3.06.

     "Net Investment Loss": With respect to any Investment Account for any
Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section
2.02(f) and Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds; provided, Net Investment
Loss shall not include any loss with respect to such investment that is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and also as of a date no earlier than 60 days prior to the insolvency, and so long as such depository institution or trust company is not an Affiliate of the Person maintaining such Investment Account.

     "Net Mortgage Rate": With respect to any Mortgage Loan, any Serviced
Companion Loan or any Serviced B Note or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Servicing Fee Rate (and, in the case of each Non-Serviced
Mortgage Loan, the applicable servicing fee rate payable pursuant to the related
Other Pooling and Servicing Agreement), but, with respect to each Mortgage Loan for purposes of calculating the REMIC L Remittance Rate, the REMIC I Remittance
Rate, the REMIC II Remittance Rate and Weighted Average Net Mortgage Rate,
determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special
Servicer or resulting from (i) the bankruptcy, insolvency or similar proceeding involving the related Mortgagor or (ii) the increase in the interest rate attributable to the Revised Rate to any ARD Loan and, with respect to any
Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, the Net Mortgage Rate of such Mortgage Loan for such purposes for any one-month preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate (and,

                                       79

in the case of the Non-Serviced Mortgage Loans, the applicable servicing fee rate payable pursuant to the related Other Pooling and Servicing Agreement));
provided, however, that with respect to the Interest Reserve Loans, (i) the Net
Mortgage Rate for the one-month period preceding the Due Dates in (a) January of each calendar year that is not a leap year and (b) February of each calendar year, will be determined net of the Withheld Amounts and (ii) the Net Mortgage
Rate for the one-month period preceding the Due Dates in March of each calendar year will be determined after taking into account the addition of the Withheld
Amounts.

     "Net Operating Income": With respect to any Mortgaged Property, for any specified period, the net operating income calculated in accordance with the
CMSA NOI Adjustment Worksheet using the methodologies set forth in Exhibit F.

     "Net Principal Distribution Amount": With respect to any Distribution Date, the Principal Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class FNB Principal Distribution Amount for such
Distribution Date.

     "Nonrecoverable Advance": Any Nonrecoverable Delinquency Advance or
Nonrecoverable Servicing Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of
Nonrecoverable Delinquency Advance or Nonrecoverable Servicing Advance, as
applicable, has determined that such Workout-Delayed Reimbursement Amounts, together with any accrued and unpaid interest thereon, will not be ultimately recoverable from Late Collections on or in respect of such related Mortgage Loan and/or REO Loan.

     "Nonrecoverable Delinquency Advance": Any Delinquency Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the judgment of the Master Servicer, the Special Servicer or the Trustee as
applicable, will not be ultimately recoverable (together with Advance Interest thereon) from Late Collections on or in respect of such Mortgage Loan or REO
Loan (which shall be evidenced by an Officer's Certificate as provided by
Section 4.03(b)). Subject to Section 4.03(b), with respect to any Serviced
Companion Loan, any advance of principal and/or interest made or proposed to be made by the applicable Serviced Companion Loan Master Servicer or Serviced
Companion Loan Trustee on such Serviced Companion Loan which, in the judgment of the applicable Serviced Companion Loan Master Servicer or Serviced Companion
Loan Trustee, will not ultimately be recoverable (together with any interest thereon) from late payments, insurance proceeds, liquidation proceeds or any other recovery on or in respect of such Serviced Companion Loan in accordance with the related Serviced Companion Loan Securitization Agreement.

     "Nonrecoverable Servicing Advance": (i) Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than the
Non-Serviced Mortgage Loans) or any Serviced Whole Loan or any REO Property
which, in the judgment of the Master Servicer, the Special Servicer or the
Trustee, as applicable, will not be ultimately recoverable (together with
Advance Interest thereon) from Late Collections on or in respect of such
Mortgage Loan, Serviced Whole Loan or REO Property, which shall be evidenced by an Officer's Certificate as provided by Section 3.11(h), (ii) any DDR/Macquarie
Mervyn's Portfolio

                                       80

Nonrecoverable Servicing Advance and (iii) any Design Center of the Americas
Nonrecoverable Servicing Advance.

     "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class XC, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class Q, Class S, Class FNB-1, Class
FNB-2, Class FNB-3, Class FNB-4, Class FNB-5, Class FNB-6 or Residual
Certificate.

     "Non-Serviced Companion Loan": Each of the DDR/Macquarie Mervyn's Portfolio
Companion Loans and the Design Center of the Americas Companion Loan.

     "Non-Serviced Companion Loan Holder": Each of the DDR/Macquarie Mervyn's
Portfolio Companion Loan Holders and the Design Center of the Americas Companion
Loan Holder.

     "Non-Serviced Companion Loan Master Servicer": With respect to any
Non-Serviced Companion Loan, the master servicer appointed and acting pursuant to the Non-Serviced Companion Loan Securitization Agreement, if any, related to such Non-Serviced Companion Loan.

     "Non-Serviced Companion Loan Securities": For so long as the Non-Serviced
Mortgage Loan related thereto or any successor REO Loan thereof is part of the
Mortgage Pool, any class of securities backed by a Non-Serviced Companion Loan.
Any reference herein to a "series" of Non-Serviced Companion Loan Securities shall refer to separate securitizations of one or more Non-Serviced Companion
Loans.

     "Non-Serviced Companion Loan Securitization Agreement": With respect to any
Non-Serviced Companion Loan, any agreement under which any certificates evidencing interests in such Non-Serviced Companion Loan are issued, as from time to time amended, supplemented or modified.

     "Non-Serviced Companion Loan Trustee": With respect to any Non-Serviced
Companion Loan, the trustee with respect to such Non-Serviced Companion Loan appointed and acting under the related Non-Serviced Companion Loan
Securitization Agreement, if any.

     "Non-Serviced Mortgage Loan": Each of the DDR/Macquarie Mervyn's Portfolio
Mortgage Loan and the Design Center of the Americas Mortgage Loan.

     "Non-Serviced Whole Loan": Each of the DDR/Macquarie Mervyn's Portfolio
Whole Loan and the Design Center of the Americas Whole Loan.

     "Non-Serviced Whole Loan Custodial Account": With respect to each
Non-Serviced Whole Loan, the account or accounts maintained by the related Other
Servicer pursuant to the Other Pooling and Servicing Agreement, as applicable, on behalf of the Certificateholders and the holders of the related Non-Serviced
Companion Loan Securities and/or Non-Serviced Companion Loan Holders.

                                       81

     "Officer's Certificate": A certificate signed, as applicable, by a
Servicing Officer of the Master Servicer or the Special Servicer or by a
Responsible Officer of the Trustee.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the
Special Servicer, acceptable and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of REMIC L, REMIC I, REMIC
II or REMIC III as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who is in fact Independent of the Depositor, the Master
Servicer and the Special Servicer.

     "Option": As defined in Section 3.18.

     "Option Holder": As defined in Section 3.18.

     "Option Notice": As defined in Section 3.18.

     "Option Purchase Price": As defined in Section 3.18.

     "Other Depositor": With respect to the Other Pooling and Servicing
Agreement, the related depositor thereunder.

     "Other Indemnified Parties": As defined in Section 6.06.

     "Other Pooling and Servicing Agreement": The GE 2005-C4 Pooling and
Servicing Agreement or any Serviced Companion Loan Securitization Agreement, as
applicable, each as from time to time amended, supplemented or modified.

     "Other Service Providers": Together, the Other Depositor, the Other
Servicer, the Other Special Servicer and the Other Trustee.

     "Other Servicer": With respect to the Other Pooling and Servicing
Agreement, the related master servicer thereunder.

     "Other Special Servicer": With respect to the Other Pooling and Servicing
Agreement, the related special servicer thereunder.

     "Other Trust Fund": With respect to the Other Pooling and Servicing
Agreement, the related trust fund created thereunder.

     "Other Trustee": With respect to the Other Pooling and Servicing Agreement, the related trustee thereunder.

     "OTS": The Office of Thrift Supervision or any successor thereto.

     "Outlets at Hershey Change of Control Event": An Outlets at Hershey Change
of Control Event shall exist if (I)(a)(1) the initial principal balance of The
Outlets at Hershey B Note minus (2) the sum of (x) any payments of principal
(whether as Principal Prepayments or otherwise) allocated to, and received on,
The Outlets at Hershey B Note after the Cut-off Date, (y) any

                                       82

Appraisal Reduction Amounts for The Outlets at Hershey B Note and (z) any
realized losses allocated to The Outlets at Hershey B Note, is less than or equal to (b) 25% of the initial principal balance of The Outlets at Hershey B
Note or (II) at least 51% of The Outlets at Hershey B Note is not held by holders that are not the related Mortgagor or any party related to such
Mortgagor. For purposes of determining whether a Outlets at Hershey Change of
Control Event exists for The Outlets at Hershey Whole Loan, Appraisal Reduction
Amounts for The Outlets at Hershey Whole Loan shall be allocated first to The
Outlets at Hershey B Note (up to the full principal balance thereof), and then to The Outlets at Hershey Mortgage Loan (provided in each case any such
Appraisal Reduction Amount shall not be allocated to The Outlets at Hershey B
Note to the extent (but only to the extent) that the principal balance of The
Outlets at Hershey B Note, net of such Appraisal Reduction Amounts, would be less than zero).

     "Outlets at Hershey Event of Default": An "Event of Default" as defined under The Outlets at Hershey Whole Loan documents.

     "Outlets at Hershey Grace Period": As defined in Section 3.32.

     "Outlets at Hershey Monetary Default": As defined in Section 3.32.

     "Outlets at Hershey Monetary Default Notice": As defined in Section 3.32.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof may have and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": With respect to:

     (i) the Class A-1, Class A-1D, Class A-2 and Class A-3 Certificates, the
fixed rate per annum specified for such Class in the Preliminary Statement;

     (ii) the Class A-1A, Class A-4, Class A-M, Class A-J, Class B, Class K,
Class L, Class M, Class N, Class O, Class P and Class Q Certificates, for any
Distribution Date, the lesser of the fixed rate per annum specified for such
Class in the Preliminary Statement and the Weighted Average Net Mortgage Rate
for such Distribution Date; and

     (iii) the Class F, Class G, Class H and Class J Certificates, for any
Distribution Date, the Weighted Average Net Mortgage Rate;

     (iv) the Class C, Class D and Class E Certificates, for any Distribution
Date, the Weighted Average Net Mortgage Rate minus a specified fixed rate (which in the case of the Class C Certificates is 0.068%, in the case of the Class D
Certificates is 0.039% and in the case of the Class E Certificates is 0.010%);

     (v) the Class XC Certificates, the Class XC Pass-Through Rate;

     (vi) the Class XP Certificates, the Class XP Pass-Through Rate; and

                                       83

     (vii) the Class FNB-1, Class FNB-2, Class FNB-3, Class FNB-4, Class FNB-5
or Class FNB-6 Certificates, for any Distribution Date, a per-annum rate equal to the Net Mortgage Rate with respect to the First National Bank Center Loan (or any successor REO Loan with respect thereto) for such Distribution Date which will be converted to the annualized rate of interest at which interest would have to accrue on the principal balance of each such Class of Certificates (on the basis of a 360-day year, consisting of twelve 30-day months) to produce the aggregate amount of interest that actually accrues on such Class of
Certificates.

     The Class S Certificates and the Residual Certificates do not have a
Pass-Through Rate.

     "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of
Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date, as set forth in Section 4.01(c) hereof.

     "PCAOB": The Public Company Accounting Oversight Board.

     "Penalty Charges": With respect to any Mortgage Loan, Serviced Companion
Loan or Serviced B Note (or successor REO Loan), any amounts collected thereon that represent late payment charges or Default Interest.

     "Percentage Interest": With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or the
Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class
Principal Balance or Initial Class Notional Amount of the relevant Class. With respect to a Class S Certificate or a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Permitted Investments": Securities, instruments, or security entitlements with respect to one or more of the following:

     (1) obligations of or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

     (2) repurchase agreements on obligations specified in clause (i) maturing not more than 30 days from the date of acquisition thereof; provided, that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

     (3) federal funds, unsecured certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided, that the short-term debt obligations of such depository institution or trust company at

                                       84

all times since the date of acquisition thereof have been rated by each Rating
Agency in its highest short-term rating available;

     (4) commercial paper (having original maturities of not more than 365 days)
of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided, that such commercial paper shall have a remaining maturity of not more than 30 days;

     (5) a money market fund (including those managed or advised by the Trustee or its affiliates) rated by each Rating Agency (if so rated by such Rating
Agency) in its highest rating category and any other money market fund with respect to which a Rating Agency Confirmation has been received;

     (6) commercial paper of issuers rated by each Rating Agency in its highest short-term rating available; provided, that such obligations shall have a remaining maturity of not more than 30 days and such obligations are limited to the right to receive only monthly principal and interest payments;

     (7) short-term debt obligations of issuers rated A-1 (or the equivalent) by each Rating Agency having a maturity of not more than 30 days; provided, that the total amount of such investment does not exceed the greater of (A) 20% of the then outstanding principal balance of the Certificates, and (B) the amount of monthly principal and interest payments (other than Balloon Payments) payable on the Mortgage Loans during the preceding Collection Period; provided, further, and notwithstanding the preceding proviso, that if all of the Mortgage Loans are fully amortizing, then the amount of such investment shall not exceed the amount of monthly principal and interest payments (other than Balloon Payments) payable on the Mortgage Loans during the preceding Collection Period;

     (8) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency; and

     (9) other obligations or securities that are acceptable to each Rating
Agency as a Permitted Investment hereunder and which would not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates or Serviced Companion Loan Securities by each such
Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment (A) unless it has a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and its interest rate is tied to a single interest rate index plus a single fixed spread (if any) and moves proportionately with such index and (B) if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, (3) an obligation that has a

                                       85

remaining maturity of greater than 365 days from the date of acquisition thereof. References herein to the highest rating available on money market funds shall mean "AAAm" in the case of Standard & Poor's and "AAA" in the case of
Fitch, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean "A-1+" in the case of Standard & Poor's and "F-1+" in the case of Fitch.

     "Permitted Transferee": Any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii)
any organization (other than certain farmers' cooperatives described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, (v) any electing large partnership under
Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a
Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such
Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Person": Any legal person, including, without limitation, any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan": As defined in Section 5.02(c)(i).

     "Post-Determination Date Payment Report": A report prepared by the Master
Servicer showing all payments received after the Determination Date.

     "Preliminary Statement": The introductory section in this Agreement under the heading "Preliminary Statement" starting on page 1 hereof.

     "Prepayment Assumption": A CPR of 0% and an assumption that a Principal
Prepayment in full will be made on any ARD Loan on its Anticipated Repayment
Date, used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II
Regular Interests and the Certificates for federal income tax purposes.

     "Prepayment Interest Excess": With respect to any Mortgage Loan (other than a Late Due Date Mortgage Loan or a Non-Serviced Mortgage Loan) or Serviced
Companion Loan or Serviced B Note that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was received following the Due Date for such

                                       86

Mortgage Loan, Serviced Companion Loan or Serviced B Note, as the case may be, in such Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on the amount of such Principal
Prepayment during the period from and after such Due Date, to the extent collected (without regard to any Prepayment Premium that may have been collected).

     "Prepayment Interest Shortfall": With respect to any Mortgage Loan (other than a Late Due Date Mortgage Loan or a Non-Serviced Mortgage Loan) or, solely for purposes of Section 4.02(a)(xx) or any Serviced Companion Loan or any
Serviced B Note that was subject to a Principal Prepayment in full or in part
(including, without limitation, an early Balloon Payment) during any Collection
Period, which Principal Prepayment was received prior to the Due Date for such
Mortgage Loan, Serviced Companion Loan or Serviced B Note, as the case may be, in such Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such Principal Prepayment during the period from the date as of which such Principal Prepayment was applied to such
Mortgage Loan, Serviced Companion Loan or Serviced B Note to but not including such Due Date, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Excess Interest that may have been collected).

     "Prepayment Premium": Any premium, penalty, yield maintenance charge or fee paid or payable, as the context requires, by a Mortgagor in connection with a
Principal Prepayment on, or other early collection of principal of, a Mortgage
Loan, Serviced Companion Loan, Serviced B Note or REO Loan.

     "Primary Servicer": With respect to the CWCapital Originated Mortgage
Loans, CWCapital LLC. For purposes of this Agreement, the Primary Servicer is a
Sub-Servicer.

     "Primary Servicing Agreement": The Sub-Servicing Agreement, dated as of
January 31, 2006, between the Master Servicer and the Primary Servicer with respect to the servicing and administration of the CWCapital Originated Mortgage
Loans. For purposes of this Agreement, the Primary Servicing Agreement is a
Sub-Servicing Agreement.

     "Primary Servicing Office": With respect to each of the Master Servicer and the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement; initially located in Pennsylvania, in the case of the Master Servicer, and Washington, D.C., in the case of the
Special Servicer.

     "Principal Allocation Fraction": With respect to:

     (i) Any Prepayment Premium collected from a Group 1 Mortgage Loan, any
Distribution Date and each of the Class A-1, Class A-1D, Class A-2, Class A-3,
Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H and Class J Certificates, a fraction, the numerator of which is the portion of the Principal Distribution Amount allocable to such Class of
Certificates for such Distribution Date and the denominator of which is the portion of the Principal Distribution Amount allocable to all such Class A-1,
Class A-1D, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H and Class J Certificates for such
Distribution Date; and

                                       87

     (ii) Any Prepayment Premium collected from a Group 2 Mortgage Loan, any
Distribution Date and the Class A-1A Certificates, a fraction, the numerator of which is the portion of the Principal Distribution Amount allocable to the Class
A-1A Certificates for such Distribution Date and the denominator of which is the portion of the Principal Distribution Amount allocable to the Class A-1A
Certificates for such Distribution Date.

     "Principal Balance Certificate": Any REMIC III Regular Certificate other than a Class XC or Class XP Certificate.

     "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such Distribution
Date and (ii) if such Distribution Date is after the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding
Distribution Date over the aggregate distributions of principal made on the
Principal Balance Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date; provided, that the Principal Distribution
Amount for any Distribution Date shall be increased or reduced, as applicable, in accordance with Section 4.03(d).

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a
Mortgage Loan, Serviced Companion Loan or Serviced B Note which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Privileged Person": The Depositor, the Master Servicer, the Special
Servicer, the Trustee, a Rating Agency, a designee of the Depositor, each
Serviced Companion Loan Holder and any Person who provides the Trustee with an
Investor Certification.

     "Proposed Plan": As defined in Section 3.17(a)(iii).

     "Prospectus": The Prospectus dated April 26, 2005, as supplemented by the
Prospectus Supplement.

     "Prospectus Supplement": The Prospectus Supplement, dated January 25, 2006, relating to the offering of the Registered Certificates.

     "PTCE 95-60": As defined in Section 5.02(c)(ii).

     "Purchase Price": With respect to any Mortgage Loan, the Purchase Price shall be equal to the following:

     (a) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

     (b) all accrued and unpaid interest on such Mortgage Loan at the related
Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of purchase; plus

                                       88

     (c) all related unreimbursed Servicing Advances; plus

     (d) all accrued and unpaid Advance Interest in respect of related Advances;
plus

     (e) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, or in the case of a CWCapital Originated Mortgage Loan, by CWCapital pursuant to Section 6 of the CW/GACC Mortgage Loan Purchase Agreement, (i) all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the
Trustee in respect of the Breach or Document Defect giving rise to the repurchase obligation and (ii) the aggregate amount of all Special Servicing
Fees, Advance Interest (to the extent, if any, not included in clause (d) above)
in respect of related Advances and Additional Trust Fund Expenses incurred prior to such date of purchase and, in each case, in respect of the related Mortgage
Loan and, if the applicable Mortgage Loan Seller (or CWCapital, as the case may
be) repurchases such Mortgage Loan after more than 180 days following its receipt of written notice of a Material Breach, the applicable Mortgage Loan
Seller (or CWCapital, as the case may be) will also be required to pay a
Liquidation Fee.

     With respect to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan, the
Purchase Price shall also include amounts received hereunder pursuant to the GE
2005-C4 Pooling and Servicing Agreement related to the DDR/Macquarie Mervyn's
Portfolio Mortgage Loan in connection with the purchase thereof by the holder of the DDR/Macquarie Mervyn's Portfolio Companion Loans pursuant to the terms of the applicable DDR/Macquarie Mervyn's Portfolio Intercreditor Agreement.

     With respect to the Design Center of the Americas Mortgage Loan, the
Purchase Price shall also include amounts received hereunder pursuant to the GE
2005-C4 Pooling and Servicing Agreement related to the Design Center of the
Americas Mortgage Loan in connection with the purchase thereof by the holder of the Design Center of the Americas Companion Loan pursuant to the terms of the applicable Design Center of the Americas Intercreditor Agreement.

     With respect to The Outlets at Hershey Mortgage Loan, if such Mortgage Loan is being purchased pursuant to the right of The Outlets at Hershey B Note Holder under the related Intercreditor Agreement, without duplication of amounts payable pursuant to clauses (a) through (e) above, the Purchase Price shall include all related accrued and unpaid, or unreimbursed, Servicing Fees, Special
Servicing Fees, Workout Fees and, to the extent set forth in the related
Intercreditor Agreement, Liquidation Fees.

     With respect to the Seven Springs Village Mortgage Loan, if such Mortgage
Loan is being purchased pursuant to the right of the Seven Springs Village B
Note Holder under the related Intercreditor Agreement, without duplication of amounts payable pursuant to clauses (a) through (e) above, the Purchase Price shall include all related accrued and unpaid, or unreimbursed, Servicing Fees,
Special Servicing Fees, Workout Fees and, to the extent set forth in the related
Intercreditor Agreement, Liquidation Fees.

     The Purchase Price for any Cross-Collateralized Mortgage Loan that is required to be repurchased pursuant to Section 2.03(a) as a result of a Breach or Document Defect shall include such additional amounts as are required to satisfy the "release price" requirements of the

                                       89

applicable Mortgage Loan documents. With respect to any REO Property, the amount calculated in accordance with the first sentence of this definition in respect of the related REO Loan.

     "Qualified Appraiser": In connection with the appraisal of any Mortgaged
Property or REO Property, an Independent MAI-designated appraiser or, if a
MAI-designated appraiser is not reasonably available, a state certified appraiser, in each case, with at least five (5) years experience in appraising similar types of property.

     "Qualified Institutional Buyer": A "qualified institutional buyer" as defined under Rule 144A promulgated under the Securities Act.

     "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

     "Qualifying Substitute Mortgage Loan": In the case of a Deleted Mortgage
Loan (other than the First National Bank Center Loan), a mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is
accruing interest at a rate of interest at least equal to that of the Deleted
Mortgage Loan; (iii) has a fixed Mortgage Rate; (iv) is accruing interest on the same basis (for example, a 360-day year consisting of twelve 30-day months) as the Deleted Mortgage Loan; (v) has a remaining term to stated maturity or
Anticipated Repayment Date, in the case of any ARD Loan, not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (vi) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage
Loan and a current Loan-to-Value Ratio (equal to the principal balance on the date of substitution divided by its Appraised Value as determined by an
Appraisal dated not more than twelve months prior to the date of substitution)
not higher than the then current Loan-to-Value Ratio of the Deleted Mortgage
Loan; (vii) will comply with all of the representations and warranties relating to Mortgage Loans set forth in the related Mortgage Loan Purchase Agreement (or the CWCapital/GACC Mortgage Loan Purchase Agreement, in the case of the
CWCapital Originated Mortgage Loans), as of the date of substitution; (viii) has an Environmental Assessment relating to the related Mortgaged Property in its
Servicing File; (ix) has a Debt Service Coverage Ratio equal to or greater than that of the Deleted Mortgage Loan; (x) has been approved by the Majority
Certificateholder of the Controlling Class (and the applicable Mortgage Loan
Seller (or CWCapital in the case of a CWCapital Originated Mortgage Loan) shall pay the reasonable expenses of the due diligence (including reasonable legal fees) incurred by the Majority Certificateholder of the Controlling Class in
reviewing any proposed Qualifying Substitute Mortgage Loan); (xi) as to which the Trustee has received an Opinion of Counsel, at the related Mortgage Loan
Seller's (or CWCapital's) expense, that such Qualifying Substitute Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4)
of the Code; and (xii) with respect to a Group 2 Mortgage Loan, is of the same property type as such Group 2 Mortgage Loan; provided, that no Qualifying
Substitute Mortgage Loan may have a Maturity Date after the date three years prior to the Rated Final Distribution Date; provided, further, that no such
Qualifying Substitute Mortgage Loan shall be substituted for a Deleted Mortgage
Loan unless Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the

                                       90

principal balance referred to in clause (i) above shall be determined on the basis of aggregate principal balances and (b) the rates referred to in clauses
(ii) and (iii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a
Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee.

     "Rated Final Distribution Date": The Distribution Date in November 2045.

     "Rating Agency": Each of Fitch and Standard & Poor's; provided, with respect to any Serviced Companion Loan that backs Serviced Companion Loan
Securities, Rating Agency shall include each rating agency then rating any related class of such Serviced Companion Loan Securities or their successors in interest.

     If a provision in this Agreement fails to specify a rating category for a particular Rating Agency then rating any Serviced Companion Loan Securities, then such provision, if then applicable to a Serviced Whole Loan, shall be construed to include the rating category of such Rating Agency that is equivalent to the lowest specified rating category of those Rating Agencies for which a category is specified in that provision.

     "Rating Agency Confirmation": With respect to any matter and any Rating
Agency, where required under this Agreement, confirmation in writing by such
Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade or qualification of the rating assigned by such Rating Agency to any Class of
Certificates or Serviced Companion Loan Securities, as applicable, then rated by such Rating Agency. For all purposes of this Agreement, the placement by a
Rating Agency of any Class of Certificates or Serviced Companion Loan
Securities, as applicable, on "negative credit watch" shall constitute a qualification of such Rating Agency's rating of such Certificates or Serviced
Companion Loan Securities, as applicable.

     "Realized Loss": With respect to each Defaulted Mortgage Loan as to which a
Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO
Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Defaulted Mortgage Loan or REO Loan, as the case may be, as of the Due Date immediately preceding the date the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Defaulted Mortgage Loan or REO Loan, as the case may be (including all Special Servicing Fees, Workout
Fees or other fees, expenses or items with respect to such Defaulted Mortgage
Loan or REO Loan that caused Distributable Certificate Interest not to be paid in full in any prior Interest Accrual Period, but without taking into account the amounts described in clause (iv) of this sentence), at the related Mortgage
Rate to but not including the Due Date in the Collection Period (or, in the case of a Late Due Date Mortgage Loan, the Due Date in the Collection Period
immediately following the Collection Period) in which the Final Recovery
Determination was made, plus (iii) any related unreimbursed Servicing Advances, including any related Unliquidated Advances and Delinquency Advances (to the
extent not included in clause (ii) above) as of the commencement of the
Collection Period in which the Final Recovery Determination was made, together with any

                                       91

new related Servicing Advances made during such Collection Period, minus (iv)
all payments and proceeds, if any, received in respect of such Defaulted
Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation
Expenses and compensation payable to the Master Servicer, the Special Servicer or the Trustee paid therefrom).

     With respect to each Defaulted Mortgage Loan for which a Final Recovery
Determination has been made, to the extent not included in the previous paragraph, Realized Losses include Nonrecoverable Advances for such Mortgage
Loan (including interest on such Nonrecoverable Advances) to the extent amounts have been paid from the Principal Distribution Amount pursuant to Section
3.05(a) hereof.

     With respect to any Mortgage Loan or Serviced Whole Loan as to which any portion of the outstanding principal or accrued interest (other than Excess
Interest) owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Serviced Whole Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21, the amount of such principal or interest so forgiven.

     With respect to any Mortgage Loan or Serviced Whole Loan as to which the
Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Serviced Whole Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.21, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

     "Record Date": With respect to any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution
Date occurs.

     "Registered Certificates": The Class XP, Class A-1, Class A-1D, Class A-1A,
Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D and Class
E Certificates.

     "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

     "Reimbursement Rate": The rate per annum applicable to the accrual of
Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such
"prime rate" may change from time to time.

     "Related Borrower Group": Any of the groups of Mortgage Loans having the same or related Mortgagors as identified in Annex A to the Prospectus Supplement under the column heading "Related Group."

                                       92

     "Release Date": As defined in Section 3.08(d).

     "Relevant Servicing Criteria" means the Servicing Criteria applicable to the various parties, as set forth on Exhibit O attached hereto. For clarification purposes, multiple parties can have responsibility for the same
Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Master Servicer, the Special Servicer or any
Additional Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer, the Trustee or any Additional Servicer.

     "Remaining Certificateholder": Any Holder (or Holders if they act in unanimity) holding 100% of the then outstanding Class K, Class L, Class M, Class
N, Class O, Class P, Class Q, Class FNB and Class X Certificates or an
assignment of the voting rights thereof; provided, however, that the Certificate
Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G,
Class H and Class J Certificates have been reduced to zero.

     "REMIC": A "real estate mortgage investment conduit" as defined in Section
860D of the Code.

     "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the REMIC L Regular
Interests, (ii) the Mortgage Loans as from time to time are subject to this
Agreement (other than the First National Bank Center Loan) and all payments under and proceeds of such Mortgage Loans received or receivable after the
Cut-off Date (other than (a) Excess Interest, (b) any Special Reserve Account,
(c) payments of principal, interest and other amounts due and payable on such
Mortgage Loans on or before the Cut-off Date, (d) to the extent properly attributable to any Serviced Companion Loan or Serviced B Note, all or any
portion of the Serviced Whole Loan Custodial Accounts or the Serviced Whole Loan
REO Accounts, and (e) the Serviced Companion Loan Distribution Accounts or
Serviced B Note Distribution Accounts), together with the rights under all documents delivered or caused to be delivered under the Mortgage Loan Purchase
Agreements with respect to the Mortgage Loans by the Mortgage Loan Sellers, except to the extent they are part of REMIC L; (ii) the Certificateholders'
interest in any REO Properties acquired in respect of the Mortgage Loans (other than the First National Bank Center Loan); (iii) the Certificateholders'
interest in such funds or assets (other than Excess Interest) as from time to time are deposited in the Distribution Account, the Certificate Account and the
REO Account (if established); (iv) the rights of the Depositor under Sections 2,
4(a) and 6 of each Mortgage Loan Purchase Agreement, except to the extent they are part of REMIC L; (v) the rights of the mortgagee under all Insurance
Policies with respect to the Mortgage Loans (other than the First National Bank
Center Loan), in each case exclusive of the interest of any holder of a B Note or Companion Loan; (vi) in the case of each Non-Serviced Mortgage Loan, the rights of the Depositor under the Non-Serviced Companion Loan Securitization
Agreement and (vii) the IHOP Mortgage Loans Interest Deposit.

     "REMIC I Regular Interest": With respect to each Mortgage Loan (other than the First National Bank Center Loan) and each REMIC L Regular Interest (and any successor REO Loan), the separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as a "regular interest" in REMIC I.
Each REMIC I Regular Interest shall accrue

                                       93

interest at the related REMIC I Remittance Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the Cut-off Date Principal Balance of the related Mortgage Loan or initial Uncertified Principal Balance of the related REMIC L Regular Interest, as applicable). The designation for each REMIC I Regular Interest shall be the control number for the initial related Mortgage Loan set forth in the Mortgage
Loan Schedule (with the REMIC I Regular Interests relating to the REMIC L
Regular Interests each having the appropriate suffix "-I" or "-II". If a
Replacement Mortgage Loan or Loans are substituted for any Deleted Mortgage
Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Replacement Mortgage Loan(s).

     "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, for any Distribution Date, a rate per annum equal to the Net Mortgage Rate in effect for the related Mortgage Loan or REO Loan, as the case may be. If any
Mortgage Loan included in the Trust Fund as of the Closing Date is replaced by a
Replacement Mortgage Loan or Loans, the REMIC I Remittance Rate for the related
REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

     "REMIC II": The segregated pool of assets consisting of all of the REMIC I
Regular Interests, with respect to which a separate REMIC election is to be made.

     "REMIC II Distribution Amount": As defined in Section 4.01(c).

     "REMIC II Regular Interest": Any of the sixty-five (65) separate non-certificated beneficial ownership interests in REMIC II issued hereunder designated as a "regular interest" in REMIC II and identified individually as
REMIC II Regular Interests as specified in the table below. Each REMIC II
Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary
Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

     Each REMIC II Regular Interest corresponds to a Class of Principal Balance
Certificates and a Class X Component as follows:

    REMIC II        CLASS OF PRINCIPAL             CLASS XC                     CLASS XP
REGULAR INTEREST   BALANCE CERTIFICATES            COMPONENT                    COMPONENT
----------------   --------------------   --------------------------   --------------------------

Class LA-1-C       Class A-1              Class LA-1-C Component       --
Class LA-1-P-A     Class A-1              Class LA-1-P-A Component     Class LA-1-P-A Component
Class LA-1-P-B     Class A-1              Class LA-1-P-B Component     Class LA-1-P-B Component
Class LA-1-P-C     Class A-1              Class LA-1-P-C Component     Class LA-1-P-C Component

                                       94

    REMIC II        CLASS OF PRINCIPAL             CLASS XC                     CLASS XP
REGULAR INTEREST   BALANCE CERTIFICATES            COMPONENT                    COMPONENT
----------------   --------------------   --------------------------   --------------------------

Class LA-1A-C      Class A-1A             Class LA-1A-C Component      --
Class LA-1A-P-A    Class A-1A             Class LA-1A- P-A Component   Class LA-1A- P-A Component
Class LA-1A-P-B    Class A-1A             Class LA-1A- P-B Component   Class LA-1A- P-B Component
Class LA-1A-P-C    Class A-1A             Class LA-1A- P-C Component   Class LA-1A- P-C Component
Class LA-1A- P-D   Class A-1A             Class LA-1A- P-D Component   Class LA-1A- P-D Component
Class LA-1A- P-E   Class A-1A             Class LA-1A- P-E Component   Class LA-1A- P-E Component
Class LA-1A- P-F   Class A-1A             Class LA-1A- P-F Component   Class LA-1A- P-F Component
Class LA-1A- P-G   Class A-1A             Class LA-1A- P-G Component   Class LA-1A- P-G Component
Class LA-1A- P-H   Class A-1A             Class LA-1A- P-H Component   Class LA-1A- P-H Component
Class LA-1A- P-I   Class A-1A             Class LA-1A- P-I Component   Class LA-1A- P-I Component
Class LA-1A- P-J   Class A-1A             Class LA-1A- P-J Component   Class LA-1A- P-J Component
Class LA-1A- P-K   Class A-1A             Class LA-1A- P-K Component   Class LA-1A- P-K Component
Class LA-1A-P-L    Class A-1A             Class LA-1A-P-L Component    Class LA-1A-P-L Component
Class LA-1A-P-M    Class A-1A             Class LA-1A-P-M Component    Class LA-1A-P-M Component
Class LA-1A-P-N    Class A-1A             Class LA-1A-P-N Component    Class LA-1A-P-N Component
Class LA-1D-C      Class A-1D             Class LA-1D-C Component      --
Class LA-1D-P-A    Class A-1D             Class LA-1D-P-A Component    Class LA-1D-P-A Component
Class LA-1D-P-B    Class A-1D             Class LA-1D-P-B Component    Class LA-1D-P-B Component
Class LA-1D-P-C    Class A-1D             Class LA-1D-P-C Component    Class LA-1D-P-C Component
Class LA-2-A       Class A-2              Class LA-2-A Component       Class LA-2-A Component

                                       95

    REMIC II        CLASS OF PRINCIPAL             CLASS XC                     CLASS XP
REGULAR INTEREST   BALANCE CERTIFICATES            COMPONENT                    COMPONENT
----------------   --------------------   --------------------------   --------------------------

Class LA-2-B       Class A-2              Class LA-2-B Component       Class LA-2-B Component
Class LA-2-C       Class A-2              Class LA-2-C Component       Class LA-2-C Component
Class LA-2-D       Class A-2              Class LA-2-D Component       Class LA-2-D Component
Class LA-2-E       Class A-2              Class LA-2-E Component       Class LA-2-E Component
Class LA-2-F       Class A-2              Class LA-2-F Component       Class LA-2-F Component
Class LA-3-A       Class A-3              Class LA-3-A Component       Class LA-3-A Component
Class LA-3-B       Class A-3              Class LA-3-B Component       Class LA-3-B Component
Class LA-4-A       Class A-4              Class LA-4-A Component       Class LA-4-A Component
Class LA-4-B       Class A-4              Class LA-4-B Component       Class LA-4-B Component
Class LA-4-C       Class A-4              Class LA-4-C Component       Class LA-4-C Component
Class LA-4-D       Class A-4              Class LA-4-D Component       Class LA-4-D Component
Class LA-4-E       Class A-4              Class LA-4-E Component       Class LA-4-E Component
Class LA-4-F       Class A-4              Class LA-4-F Component       Class LA-4-F Component
Class LA-AM-A      Class A-M              Class LA-AM-A Component      Class LA-AM-A Component
Class LA-AJ-A      Class A-J              Class LA-AJ-A Component      Class LA-AJ-A Component
Class LB-A         Class B                Class LB-A Component         Class LB-A Component
Class LC-A         Class C                Class LC-A Component         Class LC-A Component
Class LD-A         Class D                Class LD-A Component         Class LD-A Component
Class LD-B         Class D                Class LD-B Component         Class LD-B Component
Class LE-A         Class E                Class LE-A Component         Class LE-A Component

                                       96

    REMIC II        CLASS OF PRINCIPAL             CLASS XC                     CLASS XP
REGULAR INTEREST   BALANCE CERTIFICATES            COMPONENT                    COMPONENT
----------------   --------------------   --------------------------   --------------------------

Class LE-B         Class E                Class LE-B Component         Class LE-B Component
Class LE-C         Class E                Class LE-C Component         Class LE-C Component
Class LF-A         Class F                Class LF-A Component         Class LF-A Component
Class LF-B         Class F                Class LF-B Component         Class LF-B Component
Class LF-C         Class F                Class LF-C Component         Class LF-C Component
Class LG-A         Class G                Class LG-A Component         Class LG-A Component
Class LG-B         Class G                Class LG-B Component         Class LG-B Component
Class LH-A         Class H                Class LH-A Component         Class LH-A Component
Class LH-B         Class H                Class LH-B Component         Class LH-B Component
Class LJ-A         Class J                Class LJ-A Component         Class LJ-A Component
Class LJ-B         Class J                Class LJ-B Component         Class LJ-B Component
Class LJ-C         Class J                Class LJ-C Component         Class LJ-C Component
Class LK-A         Class K                Class LK-A Component         Class LK-A Component
Class LL-A         Class L                Class LL-A Component         Class LL-A Component
Class LL-B         Class L                Class LL-B Component         Class LL-B Component
Class LM-A         Class M                Class LM-A Component         Class LM-A Component
Class LN-A         Class N                Class LN-A Component         Class LN-A Component
Class LO-A         Class O                Class LO-A Component         Class LO-A Component
Class LP-A         Class P                Class LP-A Component         Class LP-A Component
Class LQ-A         Class Q                Class LQ-A Component         Class LQ-A Component

                                       97

     "REMIC II Remittance Rate": (i) With respect to each REMIC II Regular
Interest other than the Class LFNB REMIC II Regular Interest, for any
Distribution Date, the weighted average of the respective REMIC I Remittance
Rates for all REMIC I Regular Interests (other than the REMIC I Regular Interest relating to REMIC L Regular Interest FNB-II) for such Distribution Date
(weighted on the basis of the respective Uncertificated Principal Balances of the related REMIC I Regular Interests or, in the case of the REMIC I Remittance
Rate for the REMIC I Regular Interest relating to REMIC L Regular Interest
FNB-I, the Uncertificated Principal Balance of the REMIC L Regular Interest
FNB-I) immediately prior to such Distribution Date) and (ii) with respect to the
Class LFNB REMIC II Regular Interest, for any Distribution Date, an annual rate equal to the REMIC L Remittance Rate with respect to REMIC L Regular Interest
FNB-II for such Distribution Date.

     "REMIC III": The segregated pool of assets consisting of all of the REMIC
II Regular Interests, with respect to which a separate REMIC election is to be made.

     "REMIC III Certificate": Any Certificate, other than a Class R-L, Class R-I or Class R-II Certificate.

     "REMIC III Regular Certificate": Any REMIC III Certificate, other than a
Class R-III Certificate.

     "REMIC L": The segregated pool of assets consisting of: (i) the First
National Bank Center Loan, together with all documents included in the related
Mortgage File and any related Escrow Payments and Reserve Funds; (ii) all amounts relating to the First National Bank Center Loan or any successor REO
Loan with respect thereto held from time to time in the Interest Reserve
Account, the Certificate Account, the Distribution Account, the Excess
Liquidation Proceeds Reserve Account and any REO Account; (iii) any REO Property
acquired in respect of the First National Bank Center Loan; (iv) the rights of the Depositor under the GACC Mortgage Loan Purchase Agreement with respect to the First National Bank Center Loan; and (v) the rights of the mortgagee under all Insurance Policies with respect to the First National Bank Center Loan.

     "REMIC L Principal Balance": The Uncertified Principal Balance of a REMIC L
Regular Interest as of any date of determination.

     "REMIC L Regular Interest": Either of the two uncertificated "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC L issued hereunder, as described (and bearing the designations specified) in the
Preliminary Statement hereto.

     "REMIC L Remittance Rate": With respect to each REMIC L Regular Interest, for any Distribution Date, the Net Mortgage Rate with respect to the First
National Bank Center Loan or any successor REO Loan with respect thereto for such Distribution Date.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through
860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (and, to the extent not inconsistent with such temporary and final regulations, proposed

                                       98

regulations) and any published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

     (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

     (ii) any amount received or accrued, directly or indirectly, from any
Person if the Trust Fund owns directly or indirectly (including by attribution)
a ten percent or greater interest in such Person determined in accordance with
Sections 856(d)(2)(B) and (d)(5) of the Code;

     (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

     (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of
Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

     (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

     "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial
Mortgage Corporation, as Special Servicer, in trust for registered holders of
GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates,
Series 2006-C1."

     "REO Acquisition": The acquisition of any REO Property pursuant to Section
3.09.

     "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.19.

     "REO Extension": As defined in Section 3.16(a).

     "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to the applicable Assumed
Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan, Serviced Companion Loan or Serviced B Note,
including, without limitation, with respect to the

                                       99

calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor
Mortgage Loan, Serviced Companion Loan or Serviced B Note). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal
Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan, Serviced Companion Loan or
Serviced B Note as of the date of the related REO Acquisition. All Monthly
Payments (other than a Balloon Payment), Assumed Monthly Payments and other amounts due and owing in respect of the predecessor Mortgage Loan, Serviced
Companion Loan or Serviced B Note as of the date of the related REO Acquisition shall be deemed to continue to be due and owing in respect of an REO Loan. In addition, Nonrecoverable Advances (including interest on such Nonrecoverable
Advances) and Workout Delayed Reimbursement Amounts with respect to such REO
Loan that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to
Section 4.03 hereof, shall be deemed outstanding until recovered or until a
Final Recovery Determination is made. Collections in respect of each REO Loan
(after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer or the Trustee for the
payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the
Special Servicer or the Trustee for other related Servicing Advances as provided in this Agreement) shall be treated as specified in Section 1.02(b) hereof. All amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan, Serviced Companion Loan or Serviced B Note as of the date of the related REO Acquisition, including, without limitation, any unreimbursed Advances, together with any Advance
Interest accrued and payable in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the
Trustee, as the case may be, in respect of an REO Loan. In addition,
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts with respect to such REO Loan, in each case, that were reimbursed from collections on the
Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal
Distribution Amount" shall be deemed outstanding until recovered.

     "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf and in the name of the Trustee for the benefit of the Certificateholders
(and, in the case of the Mortgaged Property securing a Serviced Whole Loan, for the benefit of the Certificateholders and, to the extent applicable, any related
Serviced Companion Loan Holders or Serviced B Note Holders) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage
Loan (other than the Non-Serviced Mortgage Loans).

     "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

     "REO Tax": As defined in Section 3.17(a)(i).

     "Replacement Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted for one or more Deleted Mortgage Loans.

                                      100

     "Reportable Event" has the meaning set forth in Section 12.05.

     "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit D attached hereto.

     "Required Appraisal Loan": As defined in Section 3.20(d).

     "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

     "Reserve Funds": With respect to any Mortgage Loan or Serviced Whole Loan serviced hereunder, any cash amounts or instruments convertible into cash delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for items such as repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property.

     "Residual Certificate": Any Class R-L, Class R-I, Class R-II or Class R-III
Certificate.

     "Resolution Extension Period": With respect to any Mortgage Loan and any
Material Document Defect or Material Breach which would require the related
Mortgage Loan Seller (or CWCapital with respect to any CWCapital Originated
Mortgage Loan) to cure, repurchase or substitute for such Mortgage Loan pursuant to the terms of the related Mortgage Loan Purchase Agreement (or the
CWCapital/GACC Mortgage Loan Purchase Agreement, in the case of the CWCapital
Originated Mortgage Loans):

     (i) with respect to a Material Breach or a Material Document Defect relating to any Mortgage Loan, the ninety (90) day period following the end of the applicable Initial Resolution Period;

     (ii) with respect to a Material Document Defect relating to any Mortgage
Loan that is not a Specially Serviced Mortgage Loan at any time during the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of: (i) the 90th day following the end of such Initial Resolution Period and
(ii) the 45th day following the applicable Mortgage Loan Seller's receipt (or
CWCapital's receipt, in the case of the CWCapital Originated Mortgage Loans) of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

     (iii) with respect to a Material Document Defect relating to any Mortgage
Loan that is not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period but is subject to a Servicing Transfer
Event during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the applicable Mortgage Loan Seller's receipt (or CWCapital's receipt, in the case of the CWCapital Originated Mortgage Loans) of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

                                      101

     (iv) with respect to a Material Document Defect relating to any Mortgage
Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, thirty (30) days, provided that, if the applicable Mortgage Loan Seller or CWCapital, as the case may be, did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable
Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (iii) of this definition will be deemed to apply.

     "Responsible Officer": When used with respect to the initial Trustee, any officer of its Asset Backed Securities Trust Services Group with direct responsibility for the transaction contemplated by this Agreement and with respect to any successor Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any assistant controller in its corporate trust department or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

     "Revised Rate": With respect to any ARD Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD
Loan, as calculated and as set forth in the related Mortgage Note or Mortgage.

     "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

     "Securities Act": The Securities Act of 1933, as amended.

     "Security Agreement": With respect to any Mortgage Loan or Serviced Whole
Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such
Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan or Serviced Whole Loan.

     "Senior Certificate": Any Class XC, Class XP, Class A-1, Class A-1D, Class
A-1A, Class A-2, Class A-3 or Class A-4 Certificate.

     "Serviced B Note": The Outlets at Hershey B Note and/or the Seven Springs
Village B Note, as applicable.

     "Serviced B Note Change of Control Event": An Outlets at Hershey Change of
Control Event and/or a Seven Springs Village Change of Control Event, as
applicable.

     "Serviced B Note Distribution Account": With respect to any Serviced B
Note, the account(s) or subaccount(s) created and maintained by the Serviced
Whole Loan Paying Agent pursuant to Section 3.05(f) in trust for the related
Serviced B Note Holder, as applicable. Any such account or subaccount shall be an Eligible Account.

                                      102

     "Serviced B Note Event of Default": An Outlets at Hershey Event of Default
and/or a Seven Springs Village Event of Default, as applicable.

     "Serviced B Note Holder": The Outlets at Hershey B Note Holder and/or the
Seven Springs Village B Note Holder, as applicable.

     "Serviced Companion Loan": The James Center Companion Loan.

     "Serviced Companion Loan Distribution Account": With respect to any
Serviced Companion Loan, the account(s) or subaccount(s) created and maintained by the Serviced Whole Loan Paying Agent pursuant to Section 3.05(h) in trust for the related Serviced Companion Loan Holder, as applicable. Any such account or subaccount shall be an Eligible Account.

     "Serviced Companion Loan Holder": Any James Center Companion Loan Holder.

     "Serviced Companion Loan Master Servicer": With respect to any Serviced
Companion Loan, the master servicer appointed and acting pursuant to the
Serviced Companion Loan Securitization Agreement, if any, related to such
Serviced Companion Loan.

     "Serviced Companion Loan Securities": For so long as the Mortgage Loan related thereto or any successor REO Loan thereof is part of the Mortgage Pool, any class of securities backed by a Serviced Companion Loan. Any reference herein to a "series" of Serviced Companion Loan Securities shall refer to separate securitizations of one or more Serviced Companion Loans.

     "Serviced Companion Loan Securitization Agreement": With respect to any
Serviced Companion Loan, any agreement under which any certificates evidencing interests in such Serviced Companion Loan are issued, as from time to time amended, supplemented or modified.

     "Serviced Companion Loan Trustee": With respect to any Serviced Companion
Loan, the trustee with respect to such Serviced Companion Loan appointed and acting under the related Serviced Companion Loan Securitization Agreement, if any.

     "Serviced Whole Loan": The James Center Whole Loan, The Outlets at Hershey
Whole Loan and the Seven Springs Village Whole Loan. For the avoidance of doubt, the use of the words "and" and "or" with respect to any Mortgage Loan and the related Serviced Whole Loan shall not be duplicative or exclusive, respectively.

     "Serviced Whole Loan Custodial Account": With respect to the Serviced Whole
Loan, the account or accounts maintained by the Master Servicer pursuant to
Section 3.04(g) on behalf of the Certificateholders, and the related Serviced
Companion Loan Holders. Any such account or accounts shall be an Eligible
Account.

     "Serviced Whole Loan Holder Register": As defined in Section 8.15.

     "Serviced Whole Loan Paying Agent": GMAC Commercial Mortgage Corporation,
in its capacity as the Serviced Whole Loan Paying Agent under this Agreement, its successor in interest, or any successor Serviced Whole Loan Paying Agent appointed as herein provided.

                                      103

     "Serviced Whole Loan Remittance Amount": With respect to any Business Day preceding a Distribution Date and any Serviced Whole Loan, an amount equal to:
(a) the aggregate amount of all payments and other collections on or with respect to the Serviced Whole Loan and the related Mortgaged Property (if it becomes an REO Property) that (A) were received by the Master Servicer as of the close of business on the immediately preceding Business Day and (B) are on deposit or are required to be on deposit in the related Serviced Whole Loan
Custodial Account as of 3:00 p.m. (New York City time) on such Business Day, including any such payments and other collections transferred to such Serviced
Whole Loan Custodial Account from the related REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents Monthly Payments that are due on a Due Date following the end of the related Collection Period and/or any amount payable or reimbursable to any Person from the applicable Serviced Whole Loan Custodial
Account pursuant to Section 3.05(g).

     "Serviced Whole Loan REO Account": As defined in Section 3.16(b).

     "Servicer Reports": The CMSA Delinquent Loan Status Report, the CMSA
Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA
Historical Liquidation Report, the CMSA Loan Level Reserve/Letter of Credit
Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA
Special Servicer Loan File, the CMSA NOI Adjustment Worksheet, the CMSA
Comparative Financial Status Report, the CMSA Operating Statement Analysis
Report, the Advance Interest Reconciliation Report and the CMSA Advance Recovery
Report.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (excluding the Non-Serviced Mortgage Loans) or a Serviced
Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is imminent or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Section 3.03(c)
and 3.09(c), (ii) the preservation, restoration and protection of a Mortgaged
Property (excluding the Mortgaged Properties that secure the Non-Serviced
Mortgage Loans), (iii) obtaining any Insurance Proceeds or any Liquidation
Proceeds in respect of any Mortgage Loan (excluding the Non-Serviced Mortgage
Loans), any Serviced Whole Loan or any REO Property, (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and (v) the operation, management, maintenance and liquidation of any REO Property.

     "Servicing Criteria": The criteria set forth in paragraph (d) of Item 1122 of Regulation AB of the 1933 Act.

     "Servicing Fee Rate": With respect to: (i) any Mortgage Loan (including any
REO Loan), the percentage rate per annum set forth with respect to such Mortgage
Loan (including

                                      104

any REO Loan) on Schedule VI hereto; and (ii) each James Center Companion Loan,
The Outlets at Hershey B Note and the Seven Springs Village B Note, 0.01%, 0.00%
and 0.01%, respectively, per annum.

     "Servicing Fees": With respect to any Distribution Date and each Mortgage
Loan, each Serviced Companion Loan, each Serviced B Note and each REO Loan serviced hereunder, the fee payable to the Master Servicer pursuant to Section
3.11(a).

     "Servicing File": Any documents (including copies of any documents required to be part of the related Mortgage File), including but not limited to appraisals, environmental reports, engineering reports, property insurance information (including the Accord 27 certificate), property inspection reports, financial statements, escrow analyses, tax bills, financial information on the borrower, sponsor and guarantor, copies of the letters of credit and copies of environmental insurance policies and legal opinions delivered to the Master
Servicer or the Special Servicer and relating to the servicing of any Mortgage
Loan or Serviced Whole Loan; provided, that no information that is proprietary to the related Mortgage Loan Seller (or to CWCapital in the case of a CWCapital
Originated Mortgage Loan) shall be considered part of the Servicing File.

     "Servicing Function Participant": Any Additional Servicer, Sub-Servicer,
Subcontractor or any other Person, other than the Master Servicer, the Special
Servicer and the Trustee, that is performing activities addressed by the
Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans.

     "Servicing Officer": Any officer of the Master Servicer or the Special
Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and the Serviced Whole Loans serviced hereunder, whose name and specimen signature appear on a list of servicing officers furnished by the
Master Servicer or the Special Servicer to the Trustee and the Depositor on the
Closing Date as such list may be amended from time to time thereafter.

     "Servicing Standard": As defined in Section 3.01(a).

     "Servicing Transfer Event": With respect to any Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or any Serviced Whole Loan, the occurrence of any of the events described in clauses (1) through (8) of the definition of "Specially
Serviced Mortgage Loan"; provided that a particular Servicing Transfer Event shall be deemed not to exist with respect to a Serviced Whole Loan if the underlying default giving rise thereto is the subject of a cure event exercised in accordance with the related Intercreditor Agreement, subject to the limitations contained therein, or with respect to the First National Bank Center
Loan if the underlying default is the subject of a cure event exercised in accordance with Section 6.07 of this Agreement, subject to the limitations contained therein.

     "Seven Springs Village B Note": As defined in the Preliminary Statement.

     "Seven Springs Village B Note Holder": Any holder of the Seven Springs
Village B Note.

                                      105

     "Seven Springs Village Change of Control Event": A Seven Springs Village
Change of Control Event shall exist if (I)(a)(1) the principal balance of the
Seven Springs Village B Note minus (2) the sum of (x) any payments of principal
(whether as scheduled amortization, Principal Prepayments or otherwise)
allocated to, and received on, the Seven Springs Village B Note after the date if the Intercreditor Agreement, (y) any Appraisal Reduction Amounts for the
Seven Springs Village B Note and (z) any realized losses allocated to the Seven
Springs Village B Note, is less than (b) 25% of (1) the principal balance of the
Seven Springs Village B Note minus (2) any payments of principal (whether as,
Principal Prepayments or otherwise) allocated to, and received on, the Seven
Springs Village B Note after the date of the Intercreditor Agreement or (II) the
Seven Springs Village B Note Holder is a Borrower Related Party (as defined under the related Intercreditor Agreement). For purposes of determining whether a Seven Springs Village Change of Control Event exists for the Seven Springs
Village Whole Loan, Appraisal Reduction Amounts for the Seven Springs Village
Whole Loan shall be allocated first to the Seven Springs Village B Note (up to the full principal balance thereof), and then to the Seven Springs Village
Mortgage Loan (provided in each case any such Appraisal Reduction Amount shall not be allocated to the Seven Springs Village B Note to the extent (but only to the extent) that the principal balance of the Seven Springs Village B Note, net of such Appraisal Reduction Amounts, would be less than zero).

     "Seven Springs Village Intercreditor Agreement": With respect to the Seven
Springs Village Loan and the Seven Springs Village B Note, that certain intercreditor agreement by and between the initial holder of the Seven Springs
Village Loan and the Seven Springs Village B Note, as from time to time amended.

     "Seven Springs Village Loan": As defined in the Preliminary Statement.

     "Seven Springs Village Event of Default": An "Event of Default" as defined under the Seven Springs Village Whole Loan documents.

     "Seven Springs Village Grace Period": As defined in Section 3.33(f).

     "Seven Springs Village Whole Loan": As defined in the Preliminary
Statement.

     "Seven Springs Village Monetary Default": As defined in Section 3.33(f).

     "Seven Springs Village Monetary Default Notice": As defined in Section
3.33(f).

     "Seven Springs Village Operating Advisor": The Seven Springs Village B Note
Holder or any third party operating advisor appointed by the Seven Springs
Village B Note Holder in accordance with Section 3.33(d).

     "Special Reserve Account": A segregated custodial account or accounts created and maintained pursuant to Section 2.02(f) by the Trustee or the Master
Servicer on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Master Servicer, in
trust for the registered holders of GMAC Commercial Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 2006-C1." Any such account shall be an Eligible Account and shall be an "outside reserve fund" for purposes of the
REMIC Provisions, which is not held by REMIC I or REMIC L.

                                      106

     "Special Servicer": CWCapital Asset Management LLC, with respect to all
Mortgage Loans (other than the Non-Serviced Mortgage Loan) and the Serviced
Whole Loans, or any successor special servicer appointed as herein provided. In the event there is more than one Special Servicer administering Specially
Serviced Loans hereunder, each reference in this Agreement to the "Special
Servicer" shall be construed to apply to the Special Servicer then servicing that particular Mortgage Loan or Serviced Whole Loan.

     "Special Servicing Fee": With respect to each Specially Serviced Mortgage
Loan (including any Serviced Whole Loan) and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

     "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan (including any Serviced Whole Loan) and REO Loan, 0.25% per annum.

     "Specially Serviced Mortgage Loan": Any Mortgage Loan (including each related Cross-Collateralized Mortgage Loan, but excluding the Non-Serviced
Mortgage Loans) or Serviced Whole Loan, as to which any of the following events has occurred (subject, however, in the case of the First National Bank Center
Loan, to Section 6.07 of this Agreement):

     (1) with respect to a Balloon Mortgage Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, if the Mortgagor continues to make its Assumed Monthly Payment and diligently pursues a refinancing, a Servicing Transfer Event shall not occur with respect to such
Mortgage Loan or Serviced Whole Loan until 60 days following such default (or, if the Mortgagor has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Majority Certificateholder
of the Controlling Class, 120 days following such default); provided, further, pursuant to Section 3.21(a)(i), the Master Servicer, with the consent of the
Majority Certificateholder of the Controlling Class, and pursuant to Section
3.21(b), the Special Servicer, in the circumstances set forth therein, shall have the authority to extend the due date of the related Balloon Payment and in such case, a Servicing Transfer Event shall not occur with respect to such
Mortgage Loan; or

     (2) the related Mortgagor has failed to make when due any Monthly Payment
(other than a Balloon Payment) or any other payment required under the related
Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

     (3) either the Master Servicer or, subject to the consent of the Majority
Certificateholder of the Controlling Class or, in the case of the First National
Bank Center Loan, the First National Bank Center Controlling Party, the Special
Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Note or the related
Mortgage is likely to occur within 30 days and either (i) the related Mortgagor has requested a material modification of the payment terms of the Mortgage Loan or (ii) such default is likely to remain unremedied for at least 60 days, except as provided in clause (1) or clause (2) above; or

     (4) either the Master Servicer or, subject to the consent of the Majority
Certificateholder of the Controlling Class, the Special Servicer has determined in its good faith

                                      107

and reasonable judgment that there shall have occurred a default, other than as described in clause (1) or (2) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Serviced Whole
Loan or otherwise materially and adversely affects the interests of
Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan or the Serviced Whole Loan
(or, if no grace period is specified, 60 days); or

     (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

     (6) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

     (7) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

     (8) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property.

     A Mortgage Loan or Serviced Whole Loan will cease to be a Specially
Serviced Mortgage Loan when a Liquidation Event has occurred in respect of such
Mortgage Loan or Serviced Whole Loan, when the related Mortgaged Property or
Properties become REO Property or Properties, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan or Serviced Whole Loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer
Event then exists with respect to the particular Mortgage Loan or Serviced Whole
Loan or any related Cross-Collateralized Mortgage Loan):

     with respect to the circumstances described in clauses (1) and (2) above, the related Mortgagor has made the applicable Balloon Payment or three consecutive full and timely Monthly Payments under the terms of such Mortgage
Loan or Serviced Whole Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.21);

     with respect to the circumstances described in clauses (3), (5), (6) and
(7) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

     with respect to the circumstances described in clause (4) above, such default is cured; and

                                      108

     with respect to the circumstances described in clause (8) above, such proceedings are terminated.

     "Specified Earnout Reserve Loan": The Mortgage Loans identified on Schedule
V hereto.

     "Standard & Poor's": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the Trustee, the Master Servicer and the Special Servicer and
specific ratings of Standard & Poor's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Standard & Poor's Approval": As defined in Section 4.03(b).

     "Startup Day": With respect to each of REMIC L, REMIC I, REMIC II and REMIC
III, the day designated as such in Section 10.01(b).

     "Stated Maturity Date": With respect to any Mortgage Loan, Serviced
Companion Loan or Serviced B Note, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan,
Serviced Companion Loan or Serviced B Note granted or agreed to by the Master
Servicer or Special Servicer pursuant to Section 3.21 or, in the case of any ARD
Loan, the Anticipated Repayment Date for such Mortgage Loan, Serviced Companion
Loan or Serviced B Note, as the case may be. For purposes of any distribution to
Certificateholders, the Stated Maturity Date shall be the Due Date immediately following the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.21.

     "Stated Principal Balance": With respect to any Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or Serviced Companion Loan or Serviced B Note (and
any related REO Loan), the Cut-off Date Principal Balance of such Mortgage Loan,
Serviced Companion Loan or Serviced B Note (or in the case of a Replacement
Mortgage Loan, as of the related date of substitution), as reduced on each
Distribution Date (to not less than zero) by (i) all payments (or Delinquency
Advances in lieu thereof) of, and all other collections allocated as provided in
Section 1.02 to, principal of or with respect to such Mortgage Loan, Serviced
Companion Loan or Serviced B Note (or related REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders, Serviced Companion Loan Holders or
Serviced B Noteholders, respectively, on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage
Loan, Serviced Companion Loan or Serviced B Note (or related REO Loan) during the related

                                      109

Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan, Serviced Companion Loan, Serviced B Note or any
REO Property, then the "Stated Principal Balance" of such Mortgage Loan,
Serviced Companion Loan or Serviced B Note or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the
Collection Period next following the Collection Period in which such Liquidation
Event occurred.

     The Stated Principal Balance of the DDR/Macquarie Mervyn's Portfolio
Mortgage Loan and the Design Center of the Americas Mortgage Loan will be calculated in accordance with the definition of "Stated Principal Balance" in the GE 2005-C4 Pooling and Servicing Agreement.

     "Subcontractor" means any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to
Mortgage Loans under the direction or authority of the Master Servicer, the
Special Servicer (or a Sub-Servicer of the Master Servicer or the Special
Servicer), an Additional Servicer (or a Sub-Servicer of an Additional Servicer)
or the Trustee.

     "Subordinated Certificate": Any Class A-M, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q or Residual Certificate.

     "Sub-Servicer" means any Person that (i) is considered to be a Servicing
Function Participant, (ii) services Mortgage Loans on behalf of the Master
Servicer, the Special Servicer or an Additional Servicer, and/or (iii) is
responsible for the performance (whether directly or through sub-servicers or
Subcontractors) of servicing functions identified in Item 1122(d) of Regulation
AB required to be performed by the Master Servicer, the Special Servicer or
Additional Servicer under this Agreement or any applicable servicing agreement.

     "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.23.

     "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans (other than the First National Bank Center Loan), the amount, if any, by which the
Purchase Price or aggregate Purchase Price, as the case may be, for such Deleted
Mortgage Loan(s) exceeds the initial Stated Principal Balance or aggregate
Stated Principal Balance, as the case may be, of such Replacement Mortgage
Loan(s).

     "Tax Returns": The federal income tax return on Internal Revenue Service
Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return,
including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of
REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC L, REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information,

                                      110

reports or returns that may be required to be furnished to the
Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, or
Applicable State Law.

     "Tenant": With respect to any Credit Lease Loan, the lessee thereunder.

     "The Outlets at Hershey B Note": As defined in the Preliminary Statement.

     "The Outlets at Hershey B Note Holder": Any holder of The Outlets at
Hershey B Note.

     "The Outlets at Hershey Intercreditor Agreement": With respect to The
Outlets at Hershey Mortgage Loan and The Outlets at Hershey B Note, that certain intercreditor agreement by and between the initial holder of The Outlets at
Hershey Loan and the initial holder of The Outlets at Hershey B Note, as from time to time amended.

     "The Outlets at Hershey Mortgage Loan": As defined in the Preliminary
Statement.

     "The Outlets at Hershey Operating Advisor": The Outlets at Hershey B Note
Holder or any third party operating advisor appointed by The Outlets at Hershey
B Note Holder in accordance with Section 3.32 and the related intercreditor agreement.

     "The Outlets at Hershey Whole Loan": As defined in the Preliminary
Statement.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

     "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

     "Trust": The New York common law trust created hereby and to be administered hereunder.

     "Trust Fund": Collectively, the Excess Interest and all of the assets of
REMIC L, REMIC I, REMIC II and REMIC III.

     "Trustee": Wells Fargo Bank, N.A., in its capacity as Trustee under this
Agreement, its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": With respect to any Distribution Date and each Mortgage Loan and REO Loan, an amount equal to the product of (a) the Trustee Fee Rate and (b)
the aggregate Stated Principal Balance of such Mortgage Loan or REO Loan immediately following the prior Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed in the related Interest
Accrual Period and the denominator of which is 360.

                                      111

     "Trustee Fee Rate": 0.00105%. The Trustee Fee Rate is included in the
Servicing Fee Rate set forth for each Mortgage Loan on the Mortgage Loan
Schedule.

     "UCC": The Uniform Commercial Code of any applicable jurisdiction.

     "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana, the comparable provisions of
Louisiana law.

     "Uncertificated Accrued Interest": With respect to any REMIC L Regular
Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360 day year consisting of twelve 30-day months) at the REMIC L
Remittance Rate applicable to such REMIC L Regular Interest for such
Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC
L Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360 day year consisting of twelve 30-day months) at the REMIC I Remittance Rate applicable to such REMIC I Regular
Interest for such Distribution Date, accrued on the Uncertificated Principal
Balance of such REMIC I Regular Interest outstanding immediately prior to such
Distribution Date. With respect to any REMIC L Regular Interest, REMIC II
Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC II
Remittance Rate applicable to such REMIC II Regular Interest for such
Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC
II Regular Interest outstanding immediately prior to such Distribution Date. The
Uncertificated Accrued Interest in respect of any REMIC L Regular Interest,
REMIC I Regular Interest or REMIC II Regular Interest for any Distribution Date
shall be deemed to accrue during the applicable Interest Accrual Period.

     "Uncertificated Distributable Interest": With respect to any REMIC L
Regular Interest for any Distribution Date, the Uncertificated Accrued Interest
in respect of such REMIC L Regular Interest for such Distribution Date, reduced
(to not less than zero) by the portion of any Net Aggregate Prepayment Interest
Shortfall for such Distribution Date attributable to the First National Bank
Center Loan that is allocable to such REMIC L Regular Interest. The portion of any Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is attributable to the First National Bank Center Loan shall be allocated between the REMIC L Regular Interest FNB-I and the REMIC L Regular Interest
FNB-II pro rata based on the respective amounts of Uncertificated Accrued
Interest in respect of such REMIC L Regular Interests. With respect to any REMIC
I Regular Interest for any Distribution Date, the Uncertificated Accrued
Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate
Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the
Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate
Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued
Interest in respect of such REMIC II Regular Interest for such Distribution
Date; reduced (to not less than zero) by (b) the portion, if any, of the Net
Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date allocated to such REMIC II Regular Interest

                                      112

which shall be allocated in the same manner as such Net Aggregate Prepayment
Interest Shortfall is allocated amongst the corresponding REMIC III Regular
Certificates.

     "Uncertificated Principal Balance": The principal amount of any REMIC L
Regular Interest, REMIC I Regular Interest or REMIC II Regular Interest
outstanding as of any date of determination. As of the Closing Date, the
Uncertificated Principal Balance of REMIC L Regular Interest FNB-I shall be
$65,000,000 and REMIC L Regular Interest FNB-II shall be $33,000,000. On each
Distribution Date, the REMIC L Principal Balance of each REMIC L Regular
Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(a), and, if and to the extent appropriate, shall be further reduced on such
Distribution Date as provided in Section 4.04(a). As of the Closing Date, the
Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan or related REMIC
L Regular Interest, as applicable. On each Distribution Date, the Uncertificated
Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution
Date pursuant to Section 4.01(c) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(b). As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular
Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the
Uncertificated Principal Balance of each such REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(d) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.04(c).

     "Underwriter": Each of Deutsche Bank Securities Inc., Morgan Stanley & Co.
Incorporated and GMAC Commercial Holding Capital Markets Corp.

     "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

     "United States Person": A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a
Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a) but that has not been recovered from the related Mortgagor or

                                      113

otherwise from collections on or the proceeds of the Mortgage Loan or REO
Property in respect of which the Advance was made.

     "USPAP": The Uniform Standards of Professional Appraisal Practices.

     "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates (including the Class FNB Certificates) in proportion to the respective Class Principal
Balances of their Certificates, 1% of the Voting Rights shall be allocated among the Holders of the Class XC and Class XP Certificates in proportion to the respective Class Notional Amounts of such Certificates and the remaining Voting
Rights shall be allocated equally among the Holders of the respective Classes of the Residual Certificates. No Voting Rights shall be allocated to the Holders of the Class S Certificates. Voting Rights allocated to a Class of
Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective
Certificates.

     "Weighted Average Net Mortgage Rate": With respect to any Distribution
Date, the REMIC II Remittance Rate for each REMIC II Regular Interest (other than the Class LFNB REMIC II Regular Interest).

     "Withheld Amount": With respect to (a) each Interest Reserve Loan and (b)
each Distribution Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, an amount equal to one day's interest at the related Mortgage Rate (less any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the Due Date in the
month in which such Distribution Date occurs, to the extent that a Monthly
Payment or Delinquency Advance is made in respect thereof.

     "Workout": Any written modification, waiver, amendment, restructuring or workout of a Specially Serviced Mortgage Loan or a related Mortgage Note entered into with a Mortgagor in accordance with Section 3.09 hereof.

     "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage
Loan, together with (to the extent accrued and unpaid) interest on such
Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents.

     "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

     "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.00%.

                                      114

     Section 1.02 Certain Calculations.

          (a) All amounts collected in respect of any group of related
Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors,
Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master
Servicer among such Mortgage Loans and, to the extent applicable, any related
Serviced Companion Loan or Serviced B Note, in accordance with the express provisions of the related loan documents and the related Intercreditor Agreement and, in the absence of such express provisions, in the case of any Serviced
Whole Loan that includes a Serviced Companion Loan, to the applicable Mortgage
Loan and each related Serviced Companion Loan on a pro rata basis in accordance with the respective amounts then "due and owing" as to such Mortgage Loan and related Serviced Companion Loan, and, in the case of any Serviced Whole Loan that includes a Serviced B Note, first, to the applicable Mortgage Loan in accordance with the amounts then due and owing as to such Mortgage Loan and second, to the related Serviced B Note on a subordinated basis in accordance with the amount then due and owing as to such Serviced B Note. All amounts collected in respect of any Mortgage Loan or Serviced Whole Loan (whether or not such Mortgage Loan or Serviced Whole Loan is a Cross-Collateralized Mortgage
Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance
Proceeds shall be applied to amounts due and owing under the related Mortgage
Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related
Mortgage Note and Mortgage and, if applicable, the related Intercreditor
Agreement and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related unreimbursed
Servicing Advances and, if applicable, unpaid Liquidation Expenses, Additional
Trust Fund Expenses, Penalty Charges (but in the case of Penalty Charges, only to the extent all monies received on such Mortgage Loan or Serviced Whole Loan exceed all other amounts then due and owing under the Mortgage Note and
Mortgage, including, without limitation, principal then due and owing and accrued and unpaid interest, but excluding, for the avoidance of doubt and for the purpose of this clause first, Liquidation Fees and Workout Fees) or other fees and expenses payable to the Master Servicer, the Special Servicer or the
Trustee and attributable to such Mortgage Loan or Serviced Whole Loan, as applicable; second, as a recovery of any related Nonrecoverable Advances and
Workout Delayed Reimbursement Amounts (including interest on such Nonrecoverable
Advances and Workout Delayed Reimbursement Amounts) that were reimbursed from collections on the Mortgage Loans or Serviced Whole Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to
Section 4.03 hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan and, if applicable (and subject to the express provisions of the related loan documents and the related
Intercreditor Agreements), any related Serviced Companion Loan or Serviced B
Note, to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; fourth, as a recovery of principal of such Mortgage Loan and, if applicable (and subject to the express provisions of the related loan documents and the related
Intercreditor Agreements), any related Serviced Companion Loan or Serviced B
Note then due and owing, including, without limitation, by reason of acceleration of such Mortgage Loan, Serviced Companion Loan or Serviced B Note
following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, Serviced Companion Loan or Serviced B Note, as a
recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future

                                      115

payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, as a recovery of Reserve Funds to the extent then required to be held in escrow; seventh, as a recovery of any
Prepayment Premium then due and owing under such Mortgage Loan and, if applicable (and subject to the express provisions of the related loan documents and the related Intercreditor Agreements), any related Serviced Companion Loan or Serviced B Note; eighth, as a recovery of any Penalty Charges then due and owing under such Mortgage Loan and, if applicable (and subject to the express provisions of the related loan documents and the related Intercreditor
Agreements), any related Serviced Companion Loan or Serviced B Note; ninth, as a recovery of any other amounts (other than Excess Interest) then due and owing under such Mortgage Loan and, if applicable (and subject to the express provisions of the related loan documents and the related Intercreditor
Agreements), any related Serviced Companion Loan or Serviced B Note; tenth, as a recovery of any remaining principal of such Mortgage Loan and, if applicable
(and subject to the express provisions of the related loan documents and the related Intercreditor Agreements), any related Serviced Companion Loan or
Serviced B Note to the extent of its entire remaining unpaid principal balance;
and eleventh, if such Mortgage Loan or Serviced Whole Loan is an ARD Loan, as a
recovery of any Excess Interest then due and owing on such Mortgage Loan and, if applicable (and subject to the express provisions of the related loan documents and the related Intercreditor Agreements), any related Serviced Companion Loan or Serviced B Note.

          (b) Subject to any Intercreditor Agreement related to a Serviced Whole
Loan, collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related unreimbursed Servicing Advances and unpaid or unreimbursed Additional
Trust Fund Expenses or other fees and expenses payable to the Master Servicer, the Special Servicer or the Trustee and attributable to such REO Property or the related REO Loan; second, as a recovery of Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, in that order (including interest on such
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) with respect to such REO Loan, that were reimbursed from collections on the Mortgage Loans or
Serviced Whole Loans, as applicable, and resulted in principal distributed to the Certificateholders, Serviced Companion Loan Holders or Serviced B Note
Holders being reduced pursuant to Section 4.03 hereof; third, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the month of receipt; fourth, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; and fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan.

          (c) The applications of amounts received in respect of any Mortgage
Loan, Serviced Whole Loan or any REO Property pursuant to subsections (a) and
(b) of this Section 1.02 shall be determined by the Master Servicer in its good faith judgment.

          (d) If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as
applicable, primarily to the administration of the Trust Fund, any REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this
Agreement states that any expense is solely "an expense of the Trust Fund" or words of similar import, then such expense shall not be allocated to, deducted
or

                                      116

reimbursed from, or otherwise charged against any holder of a Serviced Companion
Loan or a Serviced B Note and such holder of a Serviced Companion Loan or
Serviced B Note shall not suffer any adverse consequences as a result of the payment of such expense.

                                   ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                                  CERTIFICATES

     Section 2.01 Establishment of Trust; Conveyance of Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and assign to the Trustee without recourse for the benefit of the
Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under
(i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections
2, 4(a), 6 and 13 of each Mortgage Loan Purchase Agreement and the
CWCapital/GACC Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in REMIC L or REMIC I. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage
Loans (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, (i) each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Custodian (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each of such Mortgage Loan Seller's Mortgage Loans so assigned and (ii) GACC pursuant to the related Mortgage Loan Purchase Agreement to deliver and deposit with the Trustee, on or before the Closing Date, the IHOP Mortgage Loans
Interest Deposit. Further, each of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement has agreed to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note, a copy of the Mortgage, a copy of any related Ground Leases, the copies of any related letters of credit (and any transfer or assignment documents) and the lender's title insurance policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) for each
Mortgage Loan so assigned; provided, however, that if any Mortgage Loan Seller fails to deliver on or before the Closing Date, with respect to any Mortgage
Loan so assigned, a copy of the Mortgage, a copy of any related Ground Lease, the copies of any related letters of credit or the lender's title policy
(original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter), the delivery requirements of this Section 2.01(b) shall be deemed satisfied with respect to such missing document if the Mortgage Loan Seller delivers such document to the
Trustee within 15 Business Days following the

                                      117

Closing Date. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan
Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed (and including an indemnification provision). If the related Mortgage
Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (2), (4), (11)(A)
and (12) of the definition of "Mortgage File," with evidence of recording or filing, as the case may be, thereon, because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of the related Mortgage Loan Purchase
Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such missing document or instrument, and such missing document or instrument shall be deemed to have been included in the Mortgage File; provided, that a photocopy of such missing document or instrument (without evidence of recording or filing thereon, but certified (which certification may relate to multiple documents or instruments) by the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Trustee within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the related Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). Upon request, the Trustee shall provide a copy of any such certification, promptly after receipt thereof, to any Certificate Owner holding a Certificate in the Controlling Class that has provided a certification to the
Trustee in the form attached hereto as Exhibit H-1. If the related Mortgage Loan
Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (9) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; provided, that the related Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a pro forma policy or commitment for title insurance "marked-up" at the closing of such Mortgage Loan, marked as binding by the insurer or its agent, and the related Mortgage Loan
Seller shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related
Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. Neither the Trustee nor any Custodian shall in any way be liable for any

                                      118

failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b).

     If any of the endorsements referred to in clause (1) of the definition of
"Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for promptly (and in any event within 45 days of the Closing Date)
completing the related endorsement and if any of the assignments referred to in clauses (3), (5) and (7) of the definition of "Mortgage File" are delivered to the Trustee in blank, the related Mortgage Loan Seller shall be responsible for completing the related assignment, in the name of the Trustee (in such capacity)
and in any event prior to releasing possession thereof. Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (18)
of the definition of Mortgage File, the Master Servicer may hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Section 2.01(b) by delivering the original of such document to (x) the Master Servicer in the case of Mortgage
Loans sold or originated by GMACCM or its Affiliates or (y) the Trustee, in the
case of loans (other than Mortgage Loans originated by GMACCM or its Affiliates)
sold by GACC, MSMC or CWCapital, who will certify receipt of such document by the Closing Date and send a copy of the applicable document to the other party, and the Trustee shall appoint the Master Servicer (or the Primary Servicer, in the case of the CWCapital Originated Mortgage Loans) as custodian with respect to any such letters of credit. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Master
Servicer (or the Primary Servicer, in the case of the CWCapital Originated
Mortgage Loans) to draw on such letter of credit. In the event that the related transfer documents specified in clause (18) of the definition of Mortgage File are missing because the related assignment documents have not been completed, the applicable Mortgage Loan Seller shall take all necessary steps to enable the
Master Servicer to draw on the related letter of credit including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

     Notwithstanding the above, the related Mortgage Loan Seller shall handle the processing of the assignment and transfer of the original letters of credit.
The related Mortgage Loan Seller shall have up to forty-five (45) days following the Closing Date to complete such transfer; and provided, further, in the event the Master Servicer determines to make a draw under any letter of credit prior to the time it has been assigned and/or transferred to the Trustee on behalf of the Trust Fund or the Master Servicer, as applicable, then the related Mortgage
Loan Seller agrees to cooperate with the Master Servicer in making any presentation and draw concerning such letter of credit, on behalf of the Trust
Fund (and if necessary the related Mortgage Loan Seller shall make such draw in its own name pursuant to the written instructions of the Master Servicer and deliver the proceeds to the Master Servicer on behalf of the Trust Fund). In the event a draw is not honored or able to be processed as a result of the transfer process being incomplete, the related Mortgage Loan Seller shall be liable to the Trust Fund for all expenses, damages or losses, including, but not limited to reimbursement of interest charged by the Master Servicer for any Advance made in lieu of such draw, up to an amount not to exceed the amount of such draw plus
Advance Interest and related expenses resulting from the failure of the draw to occur.

                                      119

          (c) Pursuant to each Mortgage Loan Purchase Agreement, the related
Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 60 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (3) and (5) of the definition of
"Mortgage File" and each UCC-2 and UCC-3 referred to in clause (11)(B) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office or the Mortgage Loan Seller to the
Trustee or its designee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. Promptly following receipt, the Trustee shall, at the request of the Master Servicer, deliver a copy of any such document or instrument to the Master Servicer. If any such document or instrument is lost or returned to the Trustee unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller, pursuant to the related Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be.

          (d) All documents and records in the Depositor's or any Mortgage Loan
Seller's possession relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer (or a Sub-Servicer retained thereby) on behalf of the
Trustee in trust for the benefit of the Certificateholders and, with respect to each Serviced Companion Loan and Serviced B Note, the related Serviced Companion
Loan Holders or Serviced B Note Holder, respectively. If the Sub-Servicer shall hold any original documents and records delivered to it pursuant to this subsection (d) then the Sub-Servicer shall deliver copies thereof to the Master
Servicer.

          (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Mortgage
Loan Purchase Agreement, and, in the case of the CWCapital Originated Mortgage
Loans, the CWCapital/GACC Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

          (f) Reserved

          (g) The Trustee, by the execution and delivery of this Agreement, hereby agrees to be bound to the terms of the Intercreditor Agreements.

     Section 2.02 Acceptance by Trustee.

          (a) The Trustee, by the execution and delivery of this Agreement, hereby certifies receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02, and further subject to any exceptions noted on any exception report prepared by the Trustee or such Custodian and attached hereto as Exhibit L-1, of the documents specified in clauses (1), (2), (9), (13) and (18) (other than the related transfer documents) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each Mortgage
Loan Purchase Agreement and

                                      120

the CWCapital/GACC Mortgage Loan Purchase Agreement, if applicable, and of all other assets included in REMIC L or REMIC I and delivered to it, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage
Files, and that it holds and will hold such other assets included in REMIC L or
REMIC I, as applicable, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that the Trustee's certification with respect to the Non-Serviced Mortgage Loans shall only include documents specified in clause (1) of the definition of "Mortgage File." In connection with the foregoing, the Trustee hereby certifies, subject to any exceptions noted on any exception report prepared by the Trustee or the Custodian and attached hereto as Exhibit L-1, as to each Mortgage Note, that it (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed
(where appropriate) and (C) purports to relate to such Mortgage Loan. To the extent that documents in the Mortgage File for the Serviced Whole Loans relate to any Serviced Companion Loan or Serviced B Note, as applicable, the Trustee shall also hold such documents in such Mortgage File in trust for the use and benefit of the related Serviced Companion Loan Holders or Serviced B Note
Holder.

     Further, the Trustee hereby certifies to each of the Depositor, the Master
Servicer, the Special Servicer and each Mortgage Loan Seller (and in the case of the CWCapital Originated Mortgage Loans, CWCapital) that except as identified in the exception report, which is attached hereto as Exhibit L-1, without regard to the proviso in the definition of "Mortgage File," each of the original executed
Mortgage Notes and endorsements as described in clause (1) of the definition of
Mortgage File and the documents or instruments referred to in clauses (2), (9),
(13) and (18) (solely with respect to letters of credit and not the related transfer documents) of the definition of Mortgage File are in its possession;
provided that the Trustee's certification with respect to the Non-Serviced
Mortgage Loans shall only include documents specified in clause (1) of the definition of "Mortgage File"; provided, further, that with respect to clause
(13) of the definition of "Mortgage File," the Trustee certification shall relate only to copies of Ground Leases if any, and, with respect to clause (18)
of the definition of Mortgage File, the Trustee's certification shall relate only to copies of any letter of credit and transfer documents, if any. With respect to the schedule of exceptions described in the preceding sentence, within fifteen (15) Business Days of the Closing Date, with respect to the documents specified in clauses (2), (9), (13) and (18) (solely with respect to letters of credit and not the related transfer documents) of the definition of
"Mortgage File," the related Mortgage Loan Seller (or in the case of the
CWCapital Originated Mortgage Loans, CWCapital) shall cure any exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (2) resulting solely from a delay in the return of the related documents from the applicable recording office or loss of such documents, shall be cured in the time and manner described in Section 2.01(b)).
If such exception is not so cured, the related Mortgage Loan Seller (or
CWCapital, in the case of the CWCapital Originated Mortgage Loans) shall either
(x) repurchase the related Mortgage Loan for the Purchase Price, (y) with respect to exceptions relating to clause (18) of the definition of "Mortgage
File," deposit with the Master Servicer an amount, to be held in a Special
Reserve Account, equal to the amount of the undelivered letter of credit (in the alternative, the related Mortgage Loan Seller (or CWCapital, in the case of the
CWCapital Originated Mortgage Loans) may deliver to the Master Servicer, with a copy to the Trustee, a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same

                                      121

terms and conditions as the undelivered letter of credit) which the Master
Servicer on behalf of the Trustee may use (or draw upon, as the case may be)
under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (z) with respect to any exceptions relating to clauses (2) and (9), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account, equal to 25% of the
Stated Principal Balance of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (y) and (z) shall be held by the Trustee or the Master Servicer, as applicable, until the earlier of (i) the date on which the Master Servicer certifies to the Trustee and the Majority Certificateholder of the Controlling Class that such exception has been cured (or the Trustee certifies the same to the Majority Certificateholder of the Controlling Class),
at which time such funds or letter of credit, as applicable, shall be returned to the related Mortgage Loan Seller (or in the case of the CWCapital Originated
Mortgage Loans, CWCapital) and (ii) thirty (30) Business Days after the Closing
Date; provided, however, that if such exception is not cured within such thirty
(30) Business Days, (A) in the case of clause (y), the Master Servicer shall retain the funds or the letter of credit on deposit in the related Special
Reserve Account until such exception is cured or the Mortgage Loan is repurchased for the Purchase Price, or (B) in the case of clause (z), the related Mortgage Loan Seller (or CWCapital, in the case of the CWCapital
Originated Mortgage Loans) shall repurchase the related Mortgage Loan in accordance with the terms and conditions of Section 2.03 or the related Mortgage
Loan Purchase Agreement (or the CWCapital/GACC Mortgage Loan Purchase Agreement,
in the case of the CWCapital Originated Mortgage Loans), at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clause (y) or (z) shall be treated as an "outside reserve fund" for purposes of the REMIC Provisions, and the related Mortgage Loan Seller shall be treated as the beneficial owner thereof (and any amounts reimbursed by REMIC L, REMIC I or REMIC II) and shall be taxed on any reinvestment income with respect to such funds.

          (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files;
and, promptly following such review, the Trustee shall certify in writing in the form attached hereto as Exhibit L-2 to each of the Depositor, the Master
Servicer, the Special Servicer, each Certificateholder in the Controlling Class, each Mortgage Loan Seller, CWCapital and, upon request, any Certificateholder that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification)
(in electronic format if requested), (i) all documents specified in clauses (1)
through (5), (9), (11), (12), (13) and (18) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the
Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b) and (ii) all documents delivered or caused to be delivered by the related Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it or by a
Custodian on its behalf and (A) appear regular on their face and relate to such
Mortgage Loan, (B) appear to have been executed (where appropriate) and (C)
purport to relate to such Mortgage Loan; provided that the Trustee's certification with respect to the Non-Serviced Mortgage Loans shall only include documents specified in clause (1) of the definition of Mortgage File. If the
Trustee's certification pursuant to the preceding sentence includes an exception report, or if such

                                      122

certification indicates that any recording or filing required by Section 2.01(c)
has not been completed with respect to a Mortgage Loan, the Trustee or a
Custodian on its behalf shall continuously update such exception report to reflect receipt of any additional documents or instruments or evidence of recording or filing of such additional documents or instruments with respect to such Mortgage Loan, until the earliest of (i) the date on which such exceptions are eliminated and any such recording or filing has been completed, (ii) the date on which the affected Mortgage Loan has been removed from the Trust Fund, and (iii) the date which is two years after the Closing Date, and shall provide such updated exception report (beginning 150 days after the Closing Date and continuing every 90 days thereafter until the date such exceptions are cured, and following the date which is two years after the Closing Date) to each of the
Depositor, the Master Servicer, the Special Servicer, the Majority
Certificateholder of the Controlling Class and, upon request, any
Certificateholder and, with respect to any Serviced Whole Loan, any related
Serviced Companion Loan Holder or any related Serviced B Note Holder. At any time after the date which is two years after the Closing Date, the Depositor, the Master Servicer, the Special Servicer, any Certificateholder, any Serviced
Companion Loan Holder and any Serviced B Note Holder may receive, upon request, an updated exception report (which may be in electronic format).

          (c) The Trustee or a Custodian on its behalf shall review each of the
Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing in the form attached hereto as Exhibit L-2 to each of the Depositor, the
Master Servicer, the Special Servicer, the Majority Certificateholder of the
Controlling Class, each Mortgage Loan Seller and CWCapital in the case of the
CWCapital Originated Mortgage Loans (and, with respect to each Serviced Whole
Loan, the related Serviced Companion Loan Holders or the related Serviced B Note
Holder, as applicable) that, as to each Mortgage Loan listed on the Mortgage
Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (1) through (5),
(9), (11), (12), (13) and (18) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the Mortgage
Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b), (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments specified in clause (3) and, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the related Mortgage Loan Seller (or in the case of the CWCapital Originated Mortgage Loans, CWCapital), clause (5) of the definition of "Mortgage File" or a copy of such recorded original certified by the applicable public recording office or, if such public recording office does not provide a certified original, the Mortgage Loan Seller (or in the case of the CWCapital Originated Mortgage Loans, CWCapital) to be true and complete and (iii) all Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed
(where appropriate) and (C) purport to relate to such Mortgage Loan; provided that the Trustee's certification with respect to the Non-Serviced Mortgage Loans shall only include documents specified in clause (1) of the definition of
"Mortgage File."

                                      123

          (d) It is acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (6), (7), (8), (10), (14), (15), (16), (17) and (19) of the
definition of "Mortgage File" exist or are required to be delivered by the
Depositor, any Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose or that they are other than what they purport to be on their face.
Further, with respect to the documents described in clause (11) of the definition of "Mortgage File," to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements and to the extent that the Trustee is preparing assignments for the applicable Mortgage
Loan Seller (or in the case of the CWCapital Originated Mortgage Loans,
CWCapital), the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller (or in the case of the
CWCapital Originated Mortgage Loans, CWCapital). The UCC Financing Statements
will be delivered on the new national filing forms, in recordable form and will be filed in the relevant central office of such state, as referred to herein or on the face of such documents.

          (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds (or, if at any time, any other party hereto finds) any document or documents constituting a part of a Mortgage
File to have not been properly executed or, subject to Section 2.01(b), to have not been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan
Schedule, or to be defective on its face (each, a "Document Defect" in the related Mortgage File) the Trustee (or such other party) shall promptly so notify each of the other parties hereto, the related Mortgage Loan Seller (and
CWCapital, in the case of the CWCapital Originated Mortgage Loans), and with respect to each Serviced Whole Loan, the related Serviced Companion Loan Holder or the related Serviced B Note Holder, as applicable. If and when notified of any error in the Mortgage Loan Schedule, the Depositor shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto, and upon receipt by the Trustee of such a corrected
Mortgage Loan Schedule so identified, such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes.

          (f) The Master Servicer, or the Trustee, as applicable, may establish one or more Special Reserve Accounts, each of which shall be an Eligible
Account, and the Master Servicer, or the Trustee, as applicable, or its designee shall deposit any amount permitted to be deposited, pursuant to Sections 2.02(a)
or 2.03(a), in a Special Reserve Account within two (2) Business Days of receipt. The related Mortgage Loan Seller (or CWCapital, in the case of the
CWCapital Originated Mortgage Loans) may direct the Master Servicer, or the
Trustee, as applicable, to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Delinquency Advance Date. The
Master Servicer, or the Trustee, as applicable, shall act upon the written instructions of the Mortgage Loan Seller (or CWCapital, in the case of the
CWCapital Originated Mortgage Loans) with respect to the investment of the funds in the Special Reserve Account in such Permitted Investments; provided, that in the absence of appropriate and timely written

                                      124

instructions from the related Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans), the Master Servicer, or the Trustee,
as applicable, shall not invest or direct the investment of funds in such
Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the related Mortgage Loan Seller (or CWCapital, in the case of the CWCapital
Originated Mortgage Loans) (which shall be taxable with respect thereto) and shall be withdrawn by the Master Servicer, or the Trustee, as applicable, or its designee and remitted to the related Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans) on each Delinquency Advance
Date (net of any losses incurred), and the related Mortgage Loan Seller (or
CWCapital, in the case of the CWCapital Originated Mortgage Loans) shall remit to the Master Servicer, or the Trustee, as applicable, from the related Mortgage
Loan Seller's own funds (or CWCapital's own funds, as applicable) for deposit into such Special Reserve Account the amount of any Net Investment Loss (net of
Net Investment Earnings) in respect of such Permitted Investments immediately upon realization of such Net Investment Losses and receipt of written notice thereof from the Master Servicer, or the Trustee, as applicable.

     Section 2.03 Mortgage Loan Sellers' Repurchase or Substitution of Mortgage
Loans for Defects in Mortgage Files and Breaches of Representations and
Warranties.

          (a) If the Trustee discovers or receives notice of a Document Defect in any Mortgage File or a breach of any representation or warranty set forth in or made pursuant to Section 4(a) of each Mortgage Loan Purchase Agreement, or in the case of the case of the CWCapital Originated Mortgage Loans, Section 41 of
the CWCapital GACC Mortgage Loan Purchase Agreement, (a "Breach"), and if such
Document Defect or Breach is a Material Document Defect or Material Breach, as
the case may be, the Trustee shall give prompt written notice of such Material
Document Defect, or Material Breach, as the case may be, to the Depositor, the
Master Servicer, the Special Servicer, the Majority Certificateholder of the
Controlling Class, the Rating Agencies, the related Mortgage Loan Seller (and
CWCapital, in the case of the CWCapital Originated Mortgage Loans) and in the case of the First National Bank Center Loan, to the Class FNB Representative.
The Special Servicer shall, and the Trustee and Master Servicer may (provided that, if the applicable Mortgage Loan Seller (or CWCapital, in the case of the
CWCapital Originated Mortgage Loans) is an Affiliate of the Special Servicer,
the Trustee shall pursue such action at the direction of the Majority
Certificateholder of the Controlling Class, or in the case of the First National
Bank Center Loan, the Class FNB Representative), request in writing (with a copy to the other parties hereto, the Rating Agencies and the Majority
Certificateholder of the Controlling Class) that the applicable Mortgage Loan
Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans), not later than ninety (90) days from receipt of such written request, and the applicable Mortgage Loan Seller (or CWCapital, in the case of the CWCapital
Originated Mortgage Loans) shall, (i) cure such Material Document Defect or
Material Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan at the Purchase Price, (iii) within two years of the
Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected
Mortgage Loan (other than with respect to the First National Bank Center Loan, for which no substitution shall be permitted) and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in
connection therewith, or (iv) at the sole discretion of the Majority
Certificateholder of the Controlling Class (in the case of the First National
Bank Center Loan, the Class FNB Representative) (so long as the Majority
Certificateholder of the

                                      125

Controlling Class is not the related Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans) or an Affiliate thereof), provide to the Master Servicer a letter of credit or deposit in a Special
Reserve Account an amount equal to 25% of the Stated Principal Balance of any
Mortgage Loan for which certain types of Material Document Defects relating to delay in the return of documents from local filing or recording offices remaining uncorrected for 18 months following the Closing Date as provided in
Section 2.02(a); provided, however, that if such Material Document Defect or
Material Breach is capable of being cured but not cured within such ninety (90)
day period (the "Initial Resolution Period"), such Material Document Defect or
Material Breach does not relate to the Mortgage Loan not being treated as a
"qualified mortgage" within the meaning of the REMIC Provisions and the applicable Mortgage Loan Seller (or CWCapital, in the case of the CWCapital
Originated Mortgage Loans) has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such ninety (90)
day period, the applicable Mortgage Loan Seller shall have (x) with respect to any such Material Breach, an additional period equal to the applicable
Resolution Extension Period (and shall give notice to the Trustee that it is using such additional period) to complete such cure (or, failing to complete such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan) and (y) with respect to any such Material Document Defect, the applicable Resolution Extension Period to complete such cure (or, failing to complete such cure, to repurchase the related
Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute
Mortgage Loan) or as described in clause (iv) above, provide a letter of credit or deposit the requisite amount in the Special Reserve Account; and provided, further, with respect to such Resolution Extension Period, the applicable
Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated
Mortgage Loans) shall have delivered an officer's certificate to the Trustee setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan Seller (or CWCapital, in the case of the
CWCapital Originated Mortgage Loans) is pursuing in connection with such cure thereof and stating that the applicable Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans) anticipates such Material
Document Defect or Material Breach will be cured within the Resolution Extension
Period. If the affected Mortgage Loan is to be repurchased or substituted, the
Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount,
as applicable, are to be wired. Any such repurchase or substitution of a
Mortgage Loan shall be on a whole loan, servicing released basis.

     Notwithstanding the foregoing, as set forth in each Mortgage Loan Purchase
Agreement (or, in the case of the CWCapital Originated Mortgage Loans, the
CWCapital/GACC Mortgage Loan Purchase Agreement), if (x) there exists a Breach of any representation or warranty on the part of a Mortgage Loan Seller (or
CWCapital, in the case of the CWCapital Originated Mortgage Loans) as set forth in, or made pursuant to, clause 39 of Exhibit B to the related Mortgage Loan
Purchase Agreement (or, in the case of the CWCapital Originated Mortgage Loans, the CWCapital/GACC Mortgage Loan Purchase Agreement) relating to fees and expenses payable by the Mortgagor associated with the exercise of a defeasance option, a waiver of a "due on sale" provision or a "due on encumbrance"
provision or the release of any Mortgaged Property, and (y) the related Mortgage
Loan documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Mortgagor to pay such fees and expenses, then, upon notice by the Master Servicer or Special Servicer, the related Mortgage Loan
Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans)
shall transfer to the Certificate Account, within 90 days of such Mortgage Loan
Seller's receipt of such notice (or CWCapital's receipt of such notice, in the case of the CWCapital Originated Mortgage Loans), the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the related Mortgage

                                      126

Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage
Loans) shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the
Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and the related Mortgage
Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage
Loans) shall not be obligated to repurchase or otherwise cure such Breach.

     As set forth in each Mortgage Loan Purchase Agreement (or, in the case of the CWCapital Originated Mortgage Loans, the CWCapital/GACC Mortgage Loan
Purchase Agreement), if a repurchase obligation arises for any Mortgage Loan, such obligation shall extend to, and the related Mortgage Loan Seller (or
CWCapital, in the case of the CWCapital Originated Mortgage Loans) shall repurchase, any related Cross-Collateralized Mortgage Loan; provided, that with respect to any Mortgage Loan, the related Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans) shall not be required to repurchase or substitute for the affected Mortgage Loan for which the repurchase obligation has arisen all of the related Cross-Collateralized Mortgage Loans, if the Breach or Document Defect relates solely to one Mortgaged Property and if the affected Mortgaged Property may be released pursuant to the specific terms of any partial release provisions in the related Mortgage Loan documents and the remaining Mortgaged Property(ies) satisfies the requirements, if any, set forth in the Mortgage(s) for the Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the Majority Certificateholder of the Controlling Class (so long as the
Majority Certificateholder of the Controlling Class is not the related Mortgage
Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage
Loans) or an Affiliate thereof), if the credit of the remaining Mortgage Loans comprising the related pool of Cross-Collateralized Mortgage Loans shall be reasonably acceptable and the released Mortgage Loan is released from the application of the cross-collateralization provisions; provided, however, that in connection with a partial release, the related Mortgage Loan Seller (or
CWCapital, in the case of the CWCapital Originated Mortgage Loans) shall obtain an Opinion of Counsel (at such Mortgage Loan Seller's expense (or CWCapital's expense, in the case of the CWCapital Originated Mortgage Loans)) to the effect that the contemplated action will not, with respect to REMIC L, REMIC I, REMIC
II or REMIC III, adversely affect REMIC status and, unless such party determines in its sole discretion to indemnify the Trust Fund on an after-tax basis with respect to any prohibited transaction; and provided further, that if (i) the
Debt Service Coverage Ratio of the remaining Mortgaged Properties is less than the Debt Service Coverage Ratio of all such Mortgaged Properties prior to the release, or (ii) the Loan-to-Value Ratio of the remaining Mortgaged Properties is greater than the Loan-to-Value Ratio of all such Mortgaged Properties prior to the release, Rating Agency Confirmation shall be required.

     As to any Qualifying Substitute Mortgage Loan or Loans, the Trustee shall direct the related Mortgage Loan Seller (or CWCapital, in the case of the
CWCapital Originated Mortgage Loans) to deliver to the Trustee for such
Qualifying Substitute Mortgage Loan or Loans (with a

                                      127

copy to the Master Servicer), the related Mortgage File(s) with the related
Mortgage Note(s) endorsed as required by clause (1) of the definition of
"Mortgage File." No substitution may be made in any calendar month after the
Determination Date for such month. Monthly Payments due with respect to
Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by Master Servicer and remitted by the Master Servicer to the related Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans) on the next succeeding
Distribution Date. For the month of substitution, distributions to
Certificateholders will include the Monthly Payment due on the related Deleted
Mortgage Loan for such month and thereafter the related Mortgage Loan Seller (or
CWCapital, in the case of the CWCapital Originated Mortgage Loans) shall be entitled to retain all amounts received in respect of such Deleted Mortgage
Loan.

     In any month in which the related Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans) substitutes one or more
Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the
Master Servicer will determine the applicable Substitution Shortfall Amount. The
Trustee shall direct the related Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans) to deposit cash equal to such amount into the Certificate Account concurrently with the delivery of the Mortgage
File(s) for the Qualifying Substitute Mortgage Loan(s), without any reimbursement thereof. The Trustee shall also direct the related Mortgage Loan
Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans) to give written notice to the Trustee and the Master Servicer of such deposit, accompanied by an Officer's Certificate as to the calculation of the applicable
Substitution Shortfall Amount. The Trustee shall direct the related Mortgage
Loan Seller (or CWCapital, in the case of the CWCapital Originated Mortgage
Loans) to amend the Mortgage Loan Schedule to reflect the removal of each
Deleted Mortgage Loan and, if applicable, the substitution of the Qualifying
Substitute Mortgage Loan(s); and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage
Loan(s) shall be subject to the terms of this Agreement in all respects.

          (b) In connection with any repurchase or substitution of one or more
Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for
Release (in the form of Exhibit D attached hereto) of a Servicing Officer of the
Master Servicer certifying as to the receipt of the applicable Purchase Price(s)
in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account
and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the
related Qualified Substitute Mortgage Loan(s) to the Master Servicer (in the
case of any such substitution), (i) the Trustee shall promptly execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller (or CWCapital, in the case of the CWCapital
Originated Mortgage Loans) the legal and beneficial ownership of each repurchased Mortgage Loan or Deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Master
Servicer and the Special Servicer shall each tender promptly to the applicable
Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated
Mortgage Loans), upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller (or CWCapital, in the case of the CWCapital
Originated Mortgage Loans), all portions of the Mortgage File and other documents pertaining to each such

                                      128

Mortgage Loan possessed by it, and the Master Servicer and the Special Servicer
shall release or cause to be released to the applicable Mortgage Loan Seller (or
CWCapital, in the case of the CWCapital Originated Mortgage Loans) any Escrow
Payments and Reserve Funds held by it in respect of such repurchased or Deleted
Mortgage Loan; provided that any such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request
for Release.

     Thereafter, the Trustee, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage
Loan(s) or Deleted Mortgage Loan(s), as applicable, and the related Mortgage
File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the
Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master
Servicer to do so. At the time a substitution is made, the related Mortgage Loan
Purchase Agreement (or, in the case of the CWCapital Originated Mortgage Loans, the CWCapital/GACC Mortgage Loan Purchase Agreement) will provide that the
Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated
Mortgage Loans) shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage
Loan.

          (c) The provisions of this Article II provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, with respect to any Material Document Defect in a Mortgage
File or any Material Breach of any representation or warranty set forth in or required to be made pursuant to Section 4(a) of any Mortgage Loan Purchase
Agreement (or, in the case of the CWCapital Originated Mortgage Loans, Section
4(a) of the CWCapital/GACC Mortgage Loan Purchase Agreement) or any of the
circumstances described in Section 6(b) of any Mortgage Loan Purchase Agreement
(or, in the case of the CWCapital Originated Mortgage Loans, Section 6(b) of the
CWCapital/GACC Mortgage Loan Purchase Agreement).

          (d) The Trustee, with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans), shall, for the benefit of the
Certificateholders, enforce the obligations of each Mortgage Loan Seller (or
CWCapital, in the case of the CWCapital Originated Mortgage Loans) under Section
6 of the related Mortgage Loan Purchase Agreement (or, in the case of the
CWCapital Originated Mortgage Loans, Section 6 of the CWCapital/GACC Mortgage
Loan Purchase Agreement). Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Trustee would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement, together with interest thereon at the Reimbursement Rate: first, from a specific recovery of costs, expenses or attorneys' fees against the related Mortgage Loan Seller (or
CWCapital, in the case of the CWCapital Originated Mortgage Loans); second, pursuant to Section 3.05(a)(x) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant

                                      129

to Section 3.05(a)(xi) out of general collections on the Mortgage Loans on deposit in the Certificate Account.

          (e) Subject to the applicable time periods for cure, substitution, repurchase or other remedy provided in this Agreement, if the applicable
Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated
Mortgage Loans) contests a repurchase claim for a Material Breach or Material
Document Defect and the Special Servicer determines that it is in the best interest of the Certificateholders to proceed with a liquidation or workout (any modification pursuant to which shall not constitute a defense against a repurchase) of a Mortgage Loan that is in default while pursuing a repurchase claim; provided, that any such action is consistent with the Servicing Standard, the Mortgage Loan Seller (or CWCapital, in the case of the CWCapital Originated
Mortgage Loans) will be liable for the difference between the aggregate of all
Liquidation Proceeds, Insurance Proceeds, net REO Revenues and all other amounts previously received from the liquidation or workout of, or otherwise in respect of, such Mortgage Loan and the Purchase Price to the extent the repurchase claim is successful.

     Section 2.04 Issuance of Class R-L Certificates; Creation of REMIC L
Regular Interests.

     Concurrently with the assignment to the Trustee of the assets included in
REMIC L, and in exchange therefor, at the direction of the Depositor, the REMIC
L Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-L Certificates in authorized denominations.
The interests evidenced by the Class R-L Certificates, together with the REMIC L
Regular Interests, constitute the entire beneficial ownership of REMIC L. The rights of the Class R-L Certificateholders and REMIC I to receive distributions from the proceeds of REMIC L in respect of the Class R-L Certificates and the
REMIC L Regular Interests, respectively, and all ownership interests of the
Class R-L Certificateholders and REMIC I in and to such distributions, shall be as set forth in this Agreement.

     Section 2.05 Conveyance of REMIC L Regular Interests; Acceptance of REMIC
II by the Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC L Regular Interests to the
Trustee for the benefit of the Class R-I Certificateholders and REMIC I as holder of the REMIC L Regular Interests. The Trustee acknowledges the assignment to it of the REMIC L Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future
Class R-I Certificateholders and REMIC II as the holder of the REMIC I Regular
Interests.

     Section 2.06 Issuance of Class R-I Certificates; Creation of REMIC I
Regular Interests.

     Concurrently with the assignment to the Trustee of the assets included in
REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC
I Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-I Certificates in

                                      130

authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC
II to receive distributions from the proceeds of REMIC I in respect of the Class
R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to
such distributions, shall be as set forth in this Agreement.

     Section 2.07 Conveyance of REMIC I Regular Interests; Acceptance of REMIC
II by the Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the
Trustee for the benefit of the Class R-II Certificateholders and REMIC III as
holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II Certificateholders and REMIC III as the holder of the REMIC II
Regular Interests.

     Section 2.08 Issuance of Class R-II Certificates; Creation of REMIC II
Regular Interest.

     Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests, and in exchange therefor, at the direction of the Depositor, the
REMIC II Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III to receive distributions from the proceeds of REMIC II in respect of the Class R-II
Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC III in and to such distributions, shall be as set forth in this Agreement.

     Section 2.09 Conveyance of REMIC II Regular Interests; Acceptance of REMIC
III by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the
Trustee for the benefit of the REMIC III Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III Certificateholders.

     Section 2.10 Issuance of REMIC III Certificates.

     Concurrently with the assignment to the Trustee of the REMIC II Regular
Interests, and in exchange therefor, at the direction of the Depositor, the
Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership

                                      131

of REMIC III. The rights of the respective Classes of REMIC III
Certificateholders to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests of the respective Classes of REMIC III Certificateholders in and to such distributions, shall be as set forth in this Agreement.

     Section 2.11 Assignment of Excess Interest; Issuance of the Class S
Certificates.

     Concurrently with the assignment to the Trustee of the Excess Interest, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class S Certificates evidencing the entire beneficial ownership of the portion of the Trust Fund consisting of
Excess Interest and the related portion of the Distribution Account, which portion shall be treated as a Grantor Trust Asset.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

     Section 3.01 Servicing and Administration of the Mortgage Loans.

          (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans)
and the Serviced Whole Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and, with respect to the Serviced
Whole Loans, on behalf of the Certificateholders and each related Serviced
Companion Loan Holder or Serviced B Note Holder (as a collective whole) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the related Mortgage Loans,
Serviced Companion Loans and Serviced B Notes, respectively, and, to the extent consistent with the foregoing, further as follows: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than GMACCM, due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicer) or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and
Serviced Whole Loans or, if a Mortgage Loan or Serviced Whole Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such
Mortgage Loan to the Certificateholders (as a collective whole) and, with respect to the Serviced Whole Loans, the maximization of the recovery on the
Serviced Whole Loans, to the Certificateholders and Serviced Companion Loan
Holders or the Serviced B Note Holders, as applicable (as a collective whole), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders, Serviced Companion Loan
Holders or the Serviced B Note Holders, as applicable, to be

                                      132

performed at the related Net Mortgage Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate, any Serviced Companion Loan, any Serviced B Note,
any Serviced Companion Loan Security, any Non-Serviced Companion Loan or any
Non-Serviced Companion Loan Security by the Master Servicer or the Special
Servicer, as the case may be, or by any Affiliate thereof, (C) the Master
Servicer's obligation to make Advances, (D) the Special Servicer's obligation to direct the Master Servicer to make Servicing Advances, (E) the right of the
Master Servicer (or any Affiliate thereof) or the Special Servicer (or any
Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction and (F) the obligation of GMACCM to repurchase
Mortgage Loans pursuant to Section 6 of the GMACCM Mortgage Loan Purchase
Agreement (the conditions set forth in the immediately foregoing clauses (i),
(ii) and (iii), the "Servicing Standard"). Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own
name, in connection with its servicing and administrative duties hereunder is hereby authorized and empowered by the Trustee, to exercise efforts consistent with the foregoing standard and to execute and deliver, on behalf of the
Certificateholders, the Serviced Companion Loan Holders, the Serviced B Note
Holders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related
Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.21, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments, with respect to the Mortgage
Loans, the Serviced Whole Loans and the Mortgaged Properties. Each of the Master
Servicer and the Special Servicer is also authorized to approve a request by a
Mortgagor under a Mortgage Loan or Serviced Whole Loan that it is obligated to service and administer pursuant to this Agreement, for an easement, consent to alteration or demolition, and for other similar matters; provided, that the
Master Servicer or the Special Servicer, as the case may be, determines, exercising its good faith business judgment and in accordance with the Servicing
Standard, that such approval will not affect the security for, or the timely and full collectibility of, the related Mortgage Loan or Serviced Whole Loan.
Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special
Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable, and shall be indemnified by the Master Servicer or the Special Servicer, as
applicable, for any negligence with respect to, or willful misuse of, any such power of attorney by the Master Servicer or the Special Servicer, as the case may be; provided, further, that neither the Master Servicer nor the Special
Servicer, without the written consent of the Trustee, shall initiate any action in the name of the Trustee without indicating its representative capacity or take any action with the intent to, and which actually does, cause the Trustee to be registered to do business in any state.

          (b) Subject to Section 3.01(a) and Section 3.24(f) (taking account of
Section 3.24(g)), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, subject to Section 3.23, through
Sub-Servicers, to do or cause to be

                                      133

done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

          (c) The relationship of the Master Servicer and the Special Servicer to the Trustee and, unless the same Person acts in multiple capacities, to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.
Unless the same Person acts in both capacities, the Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under this Agreement, and the Special Servicer shall have no responsibility for the performance of the Master Servicer under this Agreement.

          (d) Subject to Section 3.01(a), each of the Master Servicer and
Special Servicer shall service and administer each Mortgage Loan that is a
Cross-Collateralized Mortgage Loan as a single Mortgage Loan in each case as and when it deems such treatment necessary and appropriate.

          (e) (i) The parties hereto acknowledge that the James Center Whole
Loan is subject to the terms and conditions of the James Center Intercreditor
Agreement. With respect to the James Center Whole Loan, the Trustee, the Master
Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the James Center Companion Loan Holder under the
James Center Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of the James Center Whole Loan in accordance with Section 3.2 of the James Center Intercreditor Agreement. The Master
Servicer shall comply with the applicable provisions of the James Center
Intercreditor Agreement, and if the James Center Whole Loan is then being specially serviced, the Special Servicer shall comply with the applicable provisions of the James Center Intercreditor Agreement, including, in each case, the provisions of Section 3.1 thereof.

               (ii) The parties hereto acknowledge that The Outlets at Hershey
Whole Loan is subject to the terms and conditions of The Outlets at Hershey
Intercreditor Agreement. With respect to The Outlets at Hershey Whole Loan, the
Trustee, the Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and The Outlets at Hershey B Note Holder
under The Outlets at Hershey Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of The Outlets at Hershey Whole
Loan in accordance with Section 3 of The Outlets at Hershey Intercreditor
Agreement. The Master Servicer shall comply with the applicable provisions of
The Outlets at Hershey Intercreditor Agreement, and if The Outlets at Hershey
Whole Loan is then being specially serviced, the Special Servicer shall comply with the applicable provisions of The Outlets at Hershey Intercreditor
Agreement, including, in each case, the provisions of Sections 3 and 4 thereof.

               (iii) The parties hereto acknowledge that the Seven Springs
Village Whole Loan is subject to the terms and conditions of the Seven Springs
Village Intercreditor Agreement. With respect to the Seven Springs Village Whole
Loan, the Trustee, the Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the Seven Springs Village B
Note Holder under the Seven Springs Village Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of the Seven
Springs Village Whole Loan in accordance with Sections 3 and 4 of the Seven
Springs Village

                                      134

Intercreditor Agreement. The Master Servicer shall comply with the applicable provisions of the Seven Springs Village Intercreditor Agreement, and if the
Seven Springs Village Whole Loan is then being specially serviced, the Special
Servicer shall comply with the applicable provisions of the Seven Springs
Village Intercreditor Agreement, including, in each case, the provisions of
Sections 5 and 7 thereof.

          (f) (i) Notwithstanding the foregoing provisions of this Section 3.01, the DDR/Macquarie Mervyn's Portfolio Mortgage Loan shall be serviced and administered by the GE 2005-C4 Master Servicer and the GE 2005-C4 Special
Servicer pursuant to the GE 2005-C4 Pooling and Servicing Agreement and the
DDR/Macquarie Mervyn's Portfolio Intercreditor Agreement, except as otherwise specifically provided in this Agreement. If the DDR/Macquarie Mervyn's Portfolio
Companion Loans that are assets of the trust created by the GE 2005-C4 Pooling and Servicing Agreement and the related mortgaged property are removed from the mortgage loan pool created under the GE 2005-C4 Pooling and Servicing Agreement, the servicing of the DDR/Macquarie Mervyn's Portfolio Mortgage Loan shall be transferred, pursuant to the DDR/Macquarie Mervyn's Portfolio Intercreditor
Agreement, and shall be serviced and administered by a successor servicing agreement, which, subject to the DDR/Macquarie Mervyn's Portfolio Intercreditor
Agreement, shall have similar provisions to the GE 2005-C4 Pooling and Servicing
Agreement; provided that in such event Rating Agency Confirmation shall be obtained by the Master Servicer.

               (ii) Notwithstanding the foregoing provisions of this Section
3.01, the Design Center of the Americas Mortgage Loan shall be serviced and administered by the GE 2005-C4 Master Servicer and the GE 2005-C4 Special
Servicer pursuant to the GE 2005-C4 Pooling and Servicing Agreement and the
Design Center of the Americas Intercreditor Agreement, except as otherwise specifically provided in this Agreement. If the Design Center of the Americas
Companion Loan that is an asset of the trust created by the GE 2005-C4 Pooling and Servicing Agreement and the related mortgaged property are removed from the mortgage loan pool created under the GE 2005-C4 Pooling and Servicing Agreement, the servicing of the Design Center of the Americas Mortgage Loan shall be transferred, pursuant to the Design Center of the Americas Intercreditor
Agreement, and shall be serviced and administered by a successor servicing agreement, which, subject to the Design Center of the Americas Intercreditor
Agreement, shall have similar provisions to the GE 2005-C4 Pooling and Servicing
Agreement; provided that in such event Rating Agency Confirmation shall be obtained by the Master Servicer.

          (g) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that (i) the Special Servicer has no obligations or responsibilities hereunder with respect to the Non-Serviced Mortgage Loans and
(ii) the Master Servicer's obligations and responsibilities hereunder and the
Master Servicer's authority with respect to the Non-Serviced Mortgage Loans are limited by, and subject to, the terms of the related Intercreditor Agreement and the rights of the related Other Servicer and the Other Special Servicer under the related Other Pooling and Servicing Agreement. The Trustee, solely in its capacity as Trustee on behalf of the Trust Fund and on behalf of the
Certificateholders, hereby assumes the obligations of the holder of each
Non-Serviced Mortgage Loans under the related Intercreditor Agreement; provided that the Master Servicer, on behalf of the Trustee, will perform any applicable obligations set forth therein.

                                      135

     Section 3.02 Collection of Mortgage Loan and Serviced Whole Loan Payments.

          (a) The Master Servicer (or the Special Servicer with respect to the
Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans
(excluding the Non-Serviced Mortgage Loans) and the Serviced Whole Loans
serviced hereunder, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and conditions of the Mortgage Loans and
Serviced Whole Loans, follow such collection procedures as are consistent with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the
Special Servicer of the collectibility of the Mortgage Loans and Serviced Whole
Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage
Loan or Serviced Whole Loan serviced hereunder (other than a Specially Serviced
Mortgage Loan) and the Special Servicer may in its discretion waive any Penalty
Charge in connection with any delinquent payment on a Specially Serviced
Mortgage Loan.

          (b) Promptly following the Closing Date, the Trustee shall send written notice to the GE 2005-C4 Trustee and the GE 2005-C4 Master Servicer
stating that, as of the Closing Date, the Trustee is the holder of the
DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the Design Center of the
Americas Mortgage Loan and directing the GE 2005-C4 Master Servicer to remit to the Master Servicer all amounts payable to, and directing the GE 2005-C4 Master
Servicer to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the holder of the Design Center of the Americas Mortgage Loan under the GE 2005-C4 Pooling and Servicing Agreement and the DDR/Macquarie Mervyn's Portfolio Intercreditor
Agreement and the Design Center of the Americas Intercreditor Agreement. The
Master Servicer shall, on the day of receipt thereof, deposit into the
Certificate Account all amounts received with respect to the DDR/Macquarie
Mervyn's Portfolio Mortgage Loan and the Design Center of the Americas Mortgage
Loan and any related Mortgaged Property or any related REO Property.

     Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing
Accounts and Reserve Accounts.

          (a) Each of the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments with respect to the Mortgage Loans and Serviced Whole Loans serviced hereunder shall be deposited and retained and invested in accordance with the terms of the related Mortgage Loan. Servicing Accounts shall be Eligible Accounts.
Withdrawals of amounts so collected in respect of any Mortgage Loan or Serviced
Whole Loan (and interest earned thereon) from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) reimburse the Trustee and the Master Servicer, in that order, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause
(i); (iii) refund to the related Mortgagor any sums as may be determined to be overages; (iv) pay

                                      136

interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer or Special
Servicer, as applicable); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or (vi)
clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Master
Servicer and the Special Servicer shall pay or cause to be paid to the
Mortgagors earned interest on funds in Servicing Accounts maintained thereby, to the extent required by law or the terms of the related Mortgage Loan or Serviced
Whole Loan. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC L, REMIC I, REMIC II, REMIC III or the Grantor Trust.

          (b) Each of the Master Servicer (with respect to Mortgage Loans and the Serviced Whole Loans serviced hereunder other than Specially Serviced
Mortgage Loans) and the Special Servicer (with respect to the Specially Serviced
Mortgage Loans) shall (i) maintain accurate records with respect to each related
Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof, and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) for Mortgage Loans and the Serviced
Whole Loans which require the related Mortgagor to escrow for the payment of such items, and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan or the Serviced Whole Loan. To the extent that a Mortgage Loan or the Serviced Whole Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer (or the
Special Servicer with respect to the Specially Serviced Mortgaged Loans) shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirements of the related Mortgage for payments in respect of such items at the time they first become due.

          (c) In accordance with the Servicing Standard, the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage
Loans) shall advance with respect to each Mortgaged Property relating to the
Mortgage Loans and the Serviced Whole Loans serviced hereunder all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii)
ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related
Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments, ground rents (if applicable) and other similar items on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, any Serviced Companion Loan or any Serviced B
Note, notwithstanding that the terms of such Mortgage Loans, Serviced Companion
Loan or Serviced B Note so permit.

                                      137

     The parties acknowledge that, pursuant to the GE 2005-C4 Pooling and
Servicing Agreement, the GE 2005-C4 Master Servicer is obligated to make servicing advances with respect to the Mortgaged Properties related to the
DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the Design Center of the
Americas Mortgage Loan. The GE 2005-C4 Master Servicer or, to the extent such party has made an advance, the trustee or fiscal agent or other Persons making advances under the GE 2005-C4 Pooling and Servicing Agreement, shall be entitled to reimbursement for any related Nonrecoverable Servicing Advances (with any accrued and unpaid interest thereon provided for under the Other Pooling and
Servicing Agreement) in the manner set forth in such Other Pooling and Servicing
Agreement and Sections 3.05(a)(vii) and (viii).

          (d) The Master Servicer (or the Special Servicer with respect to
Specially Serviced Mortgage Loans) shall, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained and invested in accordance with the terms of the related Mortgage Loan (other than the Non-Serviced Mortgage Loans) or
Serviced Whole Loan. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements and/or capital improvements at the related Mortgaged Property if such repairs, environmental remediation, replacements and/or capital improvements have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note,
Mortgage and any agreement governing the Reserve Funds, all Reserve Accounts shall be Eligible Accounts. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors earned interest on funds in the Reserve Accounts maintained thereby, to the extent required by applicable law or the terms of the related Mortgage Loan. The
Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC L, REMIC I, REMIC II, REMIC III or the Grantor Trust.

     Section 3.04 Certificate Account, Distribution Account and Serviced Whole
Loan Custodial Accounts.

          (a) The Master Servicer shall establish and maintain a Certificate
Account that shall be held in the name of the Master Servicer on behalf of the
Certificateholders. The Master Servicer shall deposit or cause to be deposited into the Certificate Account on a daily basis, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the
Cut-off Date, which payments shall be held by the Mortgage Loan Seller as provided in the applicable Mortgage Loan Purchase Agreement), and payments
(other than Principal Prepayments) received by it on or prior to the Cut-off
Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal, including Principal
Prepayments, on the Mortgage Loans (other than the Mortgage Loans related to the
Serviced Whole Loans);

                                      138

               (ii) all payments on account of interest (including, without limitation, Default Interest and Excess Interest), late payment charges and
Prepayment Premiums on the Mortgage Loans (other than the Mortgage Loans related to the Serviced Whole Loans);

               (iii) any amounts received from the Special Servicer which are required to be transferred from the REO Account (other than the REO Accounts with respect to the Serviced Whole Loans) pursuant to Section 3.16(c) and amounts of interest and investment income earned in respect of amounts held in any Lock-Box Account or Cash Collateral Account, if any, and only to the extent not required to be paid to the applicable Mortgagor under the terms of the related Mortgage Loan documents or applicable law;

               (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (other than the Mortgage Loans related to the
Serviced Whole Loans) or any REO Property (other than REO Properties related to the Serviced Whole Loans), other than Excess Liquidation Proceeds and
Liquidation Proceeds that are received in connection with a purchase of all the
Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 and that are to be deposited in the Serviced Whole Loan Custodial Account or the
Distribution Account pursuant to Section 9.01), and, any Borrower Recoveries;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Certificate Account;

               (vi) that portion of each Delinquency Advance on a Mortgage Loan
(other than a Mortgage Loan included in a Serviced Whole Loan) that represents
(without duplication) the Servicing Fee and/or the Special Servicing Fee;

               (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy other than a
Mortgaged Property securing the Serviced Whole Loan;

               (viii) any amounts required to be transferred to the Certificate
Account from the Serviced Whole Loan Custodial Account pursuant to Section
3.05(g); and

               (ix) any amounts paid by the Class FNB Majority
Certificateholder(s) in connection with curing a default under the First
National Bank Center Loan pursuant to Section 6.07.

     The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow
Payments, Reserve Funds, charges for beneficiary statements or demands, assumption fees, amounts collected for checks returned for insufficient funds, ancillary fees and any other amounts that the Master Servicer and the Special
Servicer are entitled to as additional servicing compensation pursuant to
Section 3.11 need not be deposited by the Master Servicer in the Certificate
Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary

                                      139

notwithstanding. The Master Servicer shall promptly deliver to the Special
Servicer, as additional servicing compensation in accordance with Section
3.11(d), assumption fees, modification fees, ancillary fees and other transaction fees due to and received by the Master Servicer that are properly payable to the Special Servicer in accordance with Section 3.11(d). The
Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage Pass-Through certificates of other series serviced by the Master Servicer and the other accounts of the Master
Servicer.

     Upon receipt of any of the amounts described in clauses (i), (ii) and (iv)
above with respect to any Mortgage Loan which is not an REO Loan, the Special
Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the
Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the
REO Account and remitted to the Master Servicer for deposit into the Certificate
Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two (2) Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

     Funds in the Certificate Account may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06. The Master
Servicer shall give notice to the Trustee, the Special Servicer and the
Depositor of the location of the Certificate Account as of the Closing Date and
of the new location of the Certificate Account prior to any change thereof.

          (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Distribution Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage Pass-Through certificates of other series administered by the
Trustee and other accounts of the Trustee.

     The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the Distribution
Account, that portion of the Available Distribution Amount (calculated without regard to clauses (b)(iii) or (b)(iv) of the definition thereof) for the related
Distribution Date then on deposit in the Certificate Account and the Trustee Fee collected with respect to each Mortgage Loan.

     In addition, the Master Servicer shall, as and when required hereunder, deliver the following amounts to the Trustee for deposit in the Distribution
Account:

               (i) any Delinquency Advances required to be made by the Master
Servicer in accordance with Section 4.03 (in each case, net of the portion thereof that represents Servicing Fees and/or Special Servicing Fees, which is to be deposited in the Certificate Account);

                                      140

               (ii) any Compensating Interest Payments required to be made by the Master Servicer pursuant to Section 3.20;

               (iii) any Liquidation Proceeds paid by the Master Servicer, the
Majority Certificateholder of the Controlling Class, the Special Servicer or the
Depositor in connection with the purchase of all of the Mortgage Loans and any
REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Serviced Whole Loan Custodial
Account or the Certificate Account pursuant to Section 9.01);

               (iv) all amounts received from the GE 2005-C4 Master Servicer, the GE 2005-C4 Special Servicer or the GE 2005-C4 Trustee pursuant to the GE
2005-C4 Pooling and Servicing Agreement and the DDR/Macquarie Mervyn's Portfolio
Intercreditor Agreement on account of the DDR/Macquarie Mervyn's Portfolio
Mortgage Loan; and

               (v) all amounts received from the GE 2005-C4 Master Servicer, the
GE 2005-C4 Special Servicer or the GE 2005-C4 Trustee pursuant to the GE 2005-C4
Pooling and Servicing Agreement and the Design Center of the Americas
Intercreditor Agreement on account of the Design Center of the Americas Mortgage
Loan.

          (c) The Trustee shall, upon receipt, deposit in the Distribution
Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. If, as of 3:00 p.m. (New York
City time) on any Master Servicer Remittance Date or on such other date as any amount is required to be delivered for deposit in the Distribution Account, the
Master Servicer shall not have delivered to the Trustee for deposit in the
Distribution Account the relevant portion of the Available Distribution Amount, or any of the other amounts required to be deposited therein, then the Trustee shall provide notice of such failure to a Servicing Officer of the Master
Servicer by facsimile transmission sent to facsimile no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing)
and by telephone at telephone no. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m. (New York City time) on such day. To the extent the Master Servicer has not delivered to the Trustee for deposit in the
Distribution Account such amounts as are required to be delivered on the Master
Servicer Remittance Date, the Master Servicer shall pay interest thereon to the
Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the Master Servicer Remittance Date to and excluding the date such amounts are deposited.

          (d) Funds in the Distribution Account may be invested by the Trustee in Permitted Investments and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Distribution Account as of the Closing Date and of the new location of the
Distribution Account prior to any change thereof.

          (e) The Trustee shall establish (upon an event occurring that generates Excess Liquidation Proceeds) and maintain the Excess Liquidation
Proceeds Reserve Account in trust for the benefit of the Certificateholders. The
Excess Liquidation Proceeds Reserve Account shall

                                      141

be maintained as a segregated account, separate and apart from trust funds for mortgage Pass-Through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Excess Liquidation Proceeds
Reserve Account may be invested by the Trustee in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

     Upon the disposition of any REO Property in accordance with Section 3.19, the Special Servicer will calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and remit such amount for deposit in the
Excess Liquidation Proceeds Reserve Account.

          (f) The Trustee shall establish and maintain the Interest Reserve
Account in trust for the benefit of the Certificateholders. The Interest Reserve
Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Interest Reserve
Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

     On each Master Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, the Trustee shall calculate the Withheld Amount with respect to each Interest
Reserve Loan. On each such Master Servicer Remittance Date, the Trustee shall withdraw from the Distribution Account and deposit in the Interest Reserve
Account an amount equal to the aggregate of the Withheld Amounts calculated in accordance with the previous sentence. If the Trustee shall deposit in the
Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account, any provision herein to the contrary notwithstanding. On or prior to the Master
Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

          (g) With respect to each Serviced Whole Loan, the Master Servicer shall maintain, or cause to be maintained, a Serviced Whole Loan Custodial
Account for the Serviced Whole Loan in which the Master Servicer shall deposit or cause to be deposited within one Business Day following receipt of available funds, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it on the Serviced Whole
Loan subsequent to the Cut-off Date (other than in respect of principal and interest on the Serviced Whole Loan due and payable on or before the Cut-off
Date, which payments shall be held in accordance with the related Intercreditor
Agreement), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal, including Principal
Prepayments, on the applicable Serviced Whole Loan;

                                      142

               (ii) all payments on account of interest (including, without limitation, Default Interest and Excess Interest), late payments charges and
Prepayment Premiums on the Serviced Whole Loan;

               (iii) any amounts received from the Special Servicer which are required to be transferred from the REO Account pursuant to Section 3.16(c) and amounts of interest and investment income earned in respect of amounts relating to the Trust Fund held in any Lock-Box Account or Cash Collateral Account, if any, and only to the extent not required to be paid to the applicable Mortgagor under the terms of the related loan documents or applicable law;

               (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of the applicable Serviced Whole Loan or related REO Property (other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Property in the
Trust Fund pursuant to Section 9.01 and that are to be deposited in the
Certificate Account or the Distribution Account pursuant to Section 9.01), and any Borrower Recoveries;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in such Serviced Whole Loan Custodial
Account;

               (vi) that portion of each Delinquency Advance with respect to a
Mortgage Loan included in a Serviced Whole Loan that represents (without duplication) the related Servicing Fee and/or Special Servicing Fee;

               (vii) any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy with respect to a
Mortgage Loan included in the Serviced Whole Loan;

               (viii) with respect to The Outlets at Hershey Whole Loan, any cure payment made pursuant to Section 3.32(g); and

               (ix) with respect to the Seven Springs Village Whole Loan, any cure payment made pursuant to Section 3.33(g).

     The foregoing requirements for deposit into any Serviced Whole Loan
Custodial Account shall be exclusive; it being understood and agreed, that without limiting the generality of the foregoing, actual payments from the related Mortgagor in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for checks returned for insufficient funds need not be deposited by the Master Servicer into any Serviced Whole Loan Custodial Account.
If the Master Servicer shall deposit in a Serviced Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Custodial Account, any provision herein to the contrary notwithstanding. All assumption, extension and modification fees actually received from the related Mortgagor shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are properly payable to the Special
Servicer in accordance with Section 3.11(d) and any

                                      143

other terms hereof. Each Serviced Whole Loan Custodial Account shall be maintained as a segregated account, separate and apart from any trust fund created for mortgage-backed securities of other series and the other accounts of the Master Servicer; provided, however, that each Serviced Whole Loan Custodial
Account may be a sub-account of the Certificate Account.

     Upon receipt of any of the foregoing amounts described in clauses (i), (ii)
and (iv) above with respect to the related Serviced Whole Loan for so long as it is a Specially Serviced Mortgage Loan but is not an REO Loan, the Special
Servicer shall remit within one Business Day such amounts to the Master Servicer for deposit into the applicable Serviced Whole Loan Custodial Account in accordance with the second preceding paragraph. Any such amounts received by the
Special Servicer with respect to an REO Property related to the Serviced Whole
Loan shall initially be deposited by the Special Servicer into the related
Serviced Whole Loan REO Account and remitted to the Master Servicer for deposit into the applicable Serviced Whole Loan Custodial Account pursuant to this
Section 3.04(g). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier.

     Funds in a Serviced Whole Loan Custodial Account may only be invested in
Permitted Investments in accordance with the provisions of Section 3.06. The
Master Servicer shall give notice to the Trustee, the Special Servicer, the
Depositor and each related Serviced Companion Loan Holder or Serviced B Note
Holder of the location of the Serviced Whole Loan Custodial Account as of the
Closing Date and of the new location of a Serviced Whole Loan Custodial Account prior to any change thereof.

          (h) In making the deposits described in Section 3.04(g) into the
Serviced Whole Loan Custodial Account, with respect to The Outlets at Hershey
Whole Loan and the allocations of amounts received with respect to The Outlets at Hershey Whole Loan between The Outlets at Hershey Mortgage Loan and The
Outlets at Hershey B Note, if the Special Servicer, the holder of The Outlets at
Hershey Mortgage Loan or any other person entitled to exercise the rights pursuant to the related loan documents in connection with a workout or proposed workout of The Outlets at Hershey Whole Loan, modifies the terms thereof in accordance with the Servicing Standard such that (i) the principal balance of the related Mortgage Note or the related B Note is decreased, (ii) the applicable interest rates or scheduled amortization payments on the related
Mortgage Note or the related B Note are reduced, (iii) payments of interest or principal on the related Mortgage Note or the related B Note are waived, reduced or deferred, (iv) the maturity date of The Outlets at Hershey Whole Loan is modified or (v) any other adjustment is made to any of the terms of The Outlets at Hershey Whole Loan, then (A) all deposits to the Serviced Whole Loan
Custodial Account with respect to The Outlets at Hershey Whole Loan and allocations between The Outlets at Hershey Mortgage Loan and The Outlets at
Hershey B Note pursuant to Section 3.04(g) shall be made as though such workout did not occur, with the payment terms of The Outlets at Hershey Whole Loan remaining the same as they are on the date hereof and (B) The Outlets at Hershey
B Note shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on The Outlets at Hershey Whole Loan, the related
Mortgage Note and the related B Note attributable to such workout (up to the amount of the amount of the then remaining principal balance of The Outlets at
Hershey B Note).

                                      144

          (i) In making the deposits described in Section 3.04(g) into the
Serviced Whole Loan Custodial Account with respect to the Seven Springs Village
Whole Loan and the allocations of amounts received with respect to the Seven
Springs Village Whole Loan between the Seven Springs Village Mortgage Loan and the Seven Springs Village B Note, if the Special Servicer, the holder of the
Seven Springs Village Mortgage Loan or any other person entitled to exercise the rights pursuant to the related loan documents in connection with a workout or proposed workout of the Seven Springs Village Whole Loan, modifies the terms thereof in accordance with the Servicing Standard such that (i) the principal balance of the related Mortgage Note or the related B Note is decreased, (ii)
the applicable interest rates or scheduled amortization payments on the related
Mortgage Note or the related B Note are reduced, (iii) payments of interest or principal on the related Mortgage Note or the related B Note are waived, reduced or deferred, (iv) the maturity date of the Seven Springs Village Whole Loan is modified or (v) any other adjustment is made to any of the terms of the Seven
Springs Village Whole Loan, then (A) all deposits to the Serviced Whole Loan
Custodial Account with respect to the Seven Springs Village Whole Loan and allocations between the Seven Springs Village Mortgage Loan and the Seven
Springs Village B Note pursuant to Section 3.04(g) shall be made as though such workout did not occur, with the payment terms of the Seven Springs Village Whole
Loan remaining the same as they are on the date hereof and (B) the Seven Springs
Village B Note shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Seven Springs Village Whole Loan, the related
Mortgage Note and the related B Note attributable to such workout (up to the amount of the amount of the then remaining principal balance of the Seven
Springs Village B Note).

     Section 3.05 Permitted Withdrawals From the Certificate Account, the
Distribution Account, the Interest Reserve Account, the Excess Liquidation
Proceeds Reserve Account and Serviced Whole Loan Custodial Accounts;
Establishment of Serviced Companion Loan Distribution Accounts and Serviced B
Note Distribution Accounts.

          (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

               (i) to remit to the Trustee for deposit in the Distribution
Account, the amounts required to be remitted pursuant to the second paragraph of
Section 3.04(b) or that may be applied to make Delinquency Advances pursuant to
Section 4.03(a);

               (ii) to pay itself unpaid Servicing Fees payable to itself earned thereby in respect of each Mortgage Loan (other than a Mortgage Loan included in the Serviced Whole Loan) and each REO Loan; provided, the Master Servicer's rights to payment pursuant to this clause (ii) shall be limited to amounts received or advanced on or in respect of such Mortgage Loan or such REO Loan that are allocable as a recovery or advance of interest thereon;

               (iii) to pay to (A) the Special Servicer, out of general
collections on the Mortgage Loans and any REO Loans, earned and unpaid Special
Servicing Fees in respect of any Mortgage Loan (other than the Non-Serviced
Mortgage Loans) or Serviced Whole Loan that is a Specially Serviced Mortgage
Loan or REO Loan, but with respect to the Mortgage Loans related to the Serviced
Whole Loans, only to the extent that amounts on deposit in the related Serviced
Whole Loan Custodial Account are insufficient therefor, and (B) each Other
Special Servicer of

                                      145

a Non-Serviced Whole Loan, out of general collections on the Mortgage Loans and any related REO Properties, the Trust's pro rata portion (based on the related
Non-Serviced Mortgage Loan's Stated Principal Balance) of any earned and unpaid special servicing fees in respect of such Non-Serviced Whole Loan, but only to the extent that amounts on deposit in the Non-Serviced Whole Loan Custodial
Account are insufficient therefor;

               (iv) to pay to the Special Servicer earned and unpaid Workout
Fees and Liquidation Fees with respect to the Mortgage Loans (other than the
Non-Serviced Mortgage Loans) or Serviced Whole Loan to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c), but with respect to the Mortgage Loans related to the Serviced Whole Loan, only to the extent that amounts on deposit in the Serviced Whole Loan Custodial Account are insufficient therefor;

               (v) to reimburse the Trustee and itself, in that order, as applicable, for unreimbursed Delinquency Advances made thereby for Mortgage
Loans, the Master Servicer's or the Trustee's respective rights to be reimbursed pursuant to this clause (v) being limited to amounts received that represent
Late Collections of interest on and principal of the particular Mortgage Loans and REO Loans with respect to which such Delinquency Advances were made (in each case, net of related Workout Fees); provided, however, that if such Delinquency
Advance becomes a Workout-Delayed Reimbursement Amount, then such Delinquency
Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of any of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii)
below;

               (vi) to reimburse the Trustee and itself, in that order, as applicable, for unreimbursed Servicing Advances made thereby, the Master
Servicer's or the Trustee's respective rights to be reimbursed pursuant to this clause (vi) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan
or REO Property being limited to, as applicable, related payments, Liquidation
Proceeds, Insurance Proceeds and REO Revenues attributable to such Mortgage
Loan; provided, however, that if such Servicing Advance becomes a
Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of any of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below;

               (vii) to reimburse (subject to Section 4.03(c)):

                    (A) the Trustee and itself, in that order, as applicable,
(x) first, out of the principal portion of general collections on the Mortgage
Loans and related REO Properties and, to the extent such principal portion is insufficient, then out of general collections on the Mortgage Loans and related
REO Properties, for Nonrecoverable Advances made thereby, but with respect to
(1) Nonrecoverable Servicing Advances in respect of the Mortgage Loans related to the Serviced Whole Loans, only to the extent that the amount on deposit in the related Serviced Whole Loan Custodial Account is insufficient therefor and
(2) Nonrecoverable Delinquency Advances in respect of the James Center Mortgage
Loan, only to the extent that amounts on deposit in the Serviced Whole Loan
Custodial Account relating to the James Center

                                      146

Whole Loan that are allocable to the James Center Mortgage Loan are insufficient therefor, and (y) out of the principal portion of the general collections on any of the Mortgage Loans and REO Properties, for Workout-Delayed Reimbursement
Amounts made thereby, net of such amounts being reimbursed pursuant to clause
(x) above; and

                    (B) each Other Servicer, Other Special Servicer and Other
Trustee, as applicable, related to the Non-Serviced Whole Loans, out of general collections on the Mortgage Loans and REO Properties, and only to the extent that amounts on deposit in the related Non-Serviced Whole Loan Custodial Account that are allocable to the applicable Non-Serviced Mortgage Loan are insufficient to otherwise make such reimbursement, for the Trust's pro rata portion (based on the related Stated Principal Balance of the related Non-Serviced Mortgage Loan)
of (1) Nonrecoverable Servicing Advances previously made with respect to the
Non-Serviced Whole Loan and (2) any other amount otherwise specifically required, pursuant to the related Other Pooling and Servicing Agreement, to be reimbursed to such Person out of the Non-Serviced Whole Loan Custodial Account,
to the extent that such amount relates exclusively to the servicing of the applicable Non-Serviced Whole Loan and, if not so reimbursed out of the related
Non-Serviced Whole Loan Custodial Account, would be reimbursable by the related
Other Trust Fund from general collections;

               (viii) to pay to:

                    (A) the Trustee and itself, in that order, as applicable,
any related Advance Interest accrued and payable on any unreimbursed Advance
(including any such Advance that constitutes a Workout-Delayed Reimbursement
Amount) in accordance with Section 3.11(f) and 4.03(e), first out of Penalty
Charges received on the Mortgage Loan or REO Loan as to which such Advance was made and then, at or following such time as it reimburses the Trustee and itself, in that order, as applicable, for such Advance pursuant to clause (v),
(vi) or (vii)(A) above or Section 3.03, out of general collections on the
Mortgage Loans and related REO Properties, but with respect to the Mortgage
Loans related to Serviced Whole Loans, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor; and

                    (B) at such time as it reimburses the related Other
Servicer, Other Special Servicer or Other Trustee, as applicable, for any
DDR/Macquarie Mervyn's Portfolio Nonrecoverable Servicing Advances or any Design
Center of the Americas Nonrecoverable Servicing Advances made with respect to the DDR/Macquarie Mervyn's Portfolio Whole Loan or the Design Center of the
Americas Whole Loan, as applicable, or the related REO Property pursuant to clause (vii)(B) above, to pay the Other Servicer, the Other Special Servicer and
the Other Trustee, as applicable, any interest accrued and payable thereon, but only to the extent that amounts on deposit in the related Non-Serviced Whole
Loan Custodial Account that are allocable to the related Non-Serviced Mortgage
Loan are insufficient therefor;

               (ix) to reimburse itself (if it is not the affected Mortgage Loan
Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans)), the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Material Breach or
Material Document Defect giving rise to a repurchase obligation of a Mortgage
Loan Seller (or CWCapital, in the case of the CWCapital

                                      147

Originated Mortgage Loans) under Section 6 of the related Mortgage Loan Purchase
Agreement (or the CWCapital/GACC Mortgage Loan Purchase Agreement, as
applicable), including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the
Reimbursement Rate, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (d) or (e) of the definition of Purchase Price;

               (x) in accordance with Section 2.03(d), to reimburse the Trustee, out of general collections on the Mortgage Loans and related REO Properties for any unreimbursed expense reasonably incurred by the Trustee in connection with the enforcement of a Mortgage Loan Seller's obligations (or CWCapital's obligations, in the case of the CWCapital Originated Mortgage Loans) under
Section 6(a) of the related Mortgage Loan Purchase Agreement (or the
CWCapital/GACC Mortgage Loan Purchase Agreement, as applicable), together with interest thereon at the Reimbursement Rate, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise, but in the case of the Serviced Whole Loans, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Custodial Account are insufficient therefor;

               (xi) to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to Section
3.09(c) and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.09, except to the extent such amounts relate solely to a
Serviced Whole Loan, in which case, such amounts will be reimbursed first from the related Serviced Whole Loan Custodial Account in accordance with Section
3.05(g) and then out of general collections on the Mortgage Loans;

               (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account, any Lock Box Account and Cash Collateral Account as provided in Section 3.06(b)
(but only to the extent of the Net Investment Earnings with respect to the
Certificate Account, any Lock Box Account and Cash Collateral Account for any
Collection Period), (B) Prepayment Interest Excesses and Balloon Payment
Interest Excess received on the Mortgage Loans (other than a Mortgage Loan included in a Serviced Whole Loan) and (C) Penalty Charges received on Mortgage
Loans (other than a Mortgage Loan included in a Serviced Whole Loan) that are not Specially Serviced Mortgage Loans (but only to the extent not otherwise allocable to cover Advance Interest in respect of the related Mortgage Loan);

               (xiii) to pay to the Special Servicer, as additional servicing compensation, all Penalty Charges received on any Specially Serviced Mortgage
Loan (other than a Mortgage Loan included in a Serviced Whole Loan) (but only to the extent not otherwise allocable to pay Advance Interest in respect of the related Specially Serviced Mortgage Loan);

               (xiv) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general

                                      148

collections on the Mortgage Loans and REO Properties, any amounts payable to any such Person pursuant to Section 6.03;

               (xv) to pay, out of general collections on the Mortgage Loans and
REO Properties, for (A) the cost of the Opinions of Counsel contemplated by
Sections 3.09(b)(ii) and 3.16(a), (B) the cost of the advice of counsel contemplated by Section 3.17(a), (C) the cost of any Opinion of Counsel contemplated by Section 11.01(a) in connection with an amendment to this
Agreement, which amendment is in furtherance of the rights and interests of
Certificateholders, (D) the cost of obtaining the REO Extension contemplated by
Section 3.16(a), (E) the cost of recording this Agreement in accordance with
Section 11.02(a) and (F) the cost of a new Appraisal obtained pursuant to
Section 3.11(h) or Section 4.03(b);

               (xvi) to pay itself, the Special Servicer, any Mortgage Loan
Seller (or CWCapital, in the case of the CWCapital Originated Mortgage Loans),
GMACCM, the Majority Class FNB Certificateholder(s) or the Majority
Certificateholder of the Controlling Class, as the case may be, with respect to each Mortgage Loan (other than a Mortgage Loan included in the Serviced Whole
Loan), if any, previously purchased by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase;

               (xvii) to withdraw funds deposited into the Certificate Account in error; and

               (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

     For each Mortgage Loan, the Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis (and for each REO Loan, on a property-by-property basis) when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

     The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate
Account amounts permitted to be paid to it (or to such third party contractors)
therefrom promptly upon receipt of a certificate of a Servicing Officer of the
Special Servicer describing the item and amount to which the Special Servicer
(or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

          (b) The Trustee may, from time to time, make withdrawals from the
Distribution Account for any of the following purposes (but not necessarily in the following order of priority):

               (i) to make distributions to Certificateholders on each
Distribution Date pursuant to Section 4.01 and to deposit the Withheld Amounts in the Interest Reserve Account pursuant to Section 3.04(d);

                                      149

               (ii) to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment
Earnings with respect to the Distribution Account for any Collection Period);

               (iii) to pay itself unpaid Trustee Fees pursuant to Section
8.05(a);

               (iv) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such
Person pursuant to Section 8.05(b);

               (v) to pay for (A) the cost of the Opinion of Counsel
contemplated by Section 11.01(a) or (c) in connection with any amendment to this
Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of the Opinion of
Counsel contemplated by Section 11.02(a) in connection with any recordation of this Agreement and (C) to the extent payable out of the Trust Fund, the cost of the Opinion of Counsel contemplated by Section 10.01(e) or Section 10.03(f);

               (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC L, REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer or the Special Servicer
is liable therefor pursuant to Section 10.01(g) or (2) any such Person that may be so liable has failed to make the required payment, and (B) reimburse the
Trustee for reasonable expenses incurred by and reimbursable to it by the Trust
Fund pursuant to Section 10.03(b) or Section 10.01(c);

               (vii) to withdraw funds deposited into the Distribution Account in error; and

               (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          (c) Notwithstanding anything to the contrary contained herein, no amounts otherwise distributable with respect to the Class FNB Certificates on any Distribution Date may be applied to reimburse any Advance with respect to, or to pay any Additional Trust Fund Expense that is related or allocable to, any
Mortgage Loan or REO Property other than the First National Bank Center Loan or any related REO Property.

          (d) If any Additional Trust Fund Expense relates to multiple Mortgage
Loans and/or REO Properties, then the Master Servicer (in the case of Additional
Trust Fund Expenses paid out of the Certificate Account) or the Trustee (in the case of Additional Trust Fund Expenses paid out of the Distribution Account)
shall, in a reasonable manner based on the circumstances, allocate the subject
Additional Trust Fund Expense among the subject Mortgage Loans and REO
Properties and notify each other and the Special Servicer of such allocation;
provided that the Master Servicer or the Trustee, as applicable, shall allocate an Additional Trust Fund Expense among the related Mortgage Loans and/or REO
Properties on a pro rata basis, in accordance with the respective Stated
Principal Balances of the related Mortgage Loans and/or

                                      150

REO Loans, if it cannot determine how to otherwise reasonably allocate such
Additional Trust Fund Expense (but subject to Section 3.05(c) above). If an
Additional Trust Fund Expense does not relate to any specific Mortgage Loan or
REO Property, then the Master Servicer (in the case of Additional Trust Fund
Expenses paid out of the Certificate Account) or the Trustee (in the case of
Additional Trust Fund Expenses paid out of the Distribution Account) shall allocate the subject Additional Trust Fund Expense among all the Mortgage Loans and REO Properties on a pro rata basis, in accordance with the respective Stated
Principal Balances of the Mortgage Loans and related REO Loans, and shall notify each other and the Special Servicer.

          (e) The Trustee may, from time to time, make withdrawals from the
Interest Reserve Account to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Interest Reserve
Account (but only to the extent of Net Investment Earnings with respect to the
Interest Reserve Account for any Collection Period).

          (f) The Trustee shall, on any Distribution Date, make withdrawals from the Excess Liquidation Proceeds Reserve Account to the extent required to make the distributions from the Excess Liquidation Proceeds Reserve Account required by Section 4.01(e).

          (g) The Master Servicer shall from time to time make withdrawals from each Serviced Whole Loan Custodial Account, for any of the following purposes, in each case, in accordance with the related Intercreditor Agreement (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances each Business Day, in accordance with the applicable Intercreditor Agreement, in an aggregate amount of immediately available funds equal to the allocable portion of the Serviced Whole Loan
Remittance Amount, to (A) the Serviced Whole Loan Paying Agent (on behalf of the related Serviced Companion Loan Holders or Serviced B Note Holders) and (B) to
the Certificate Account for the benefit of the Trust, in each case in accordance with the applicable Intercreditor Agreement; provided, however, that Liquidation
Proceeds relating to the purchase of The Outlets at Hershey Mortgage Loan or the
Seven Springs Mortgage Loan by the related Serviced B Note Holder and
Liquidation Proceeds relating to the purchase of the James Center Mortgage Loan pursuant to Section 2.03 or 3.18 shall be remitted solely to the Certificate
Account, and provided, further that if the Master Servicer fails to remit any applicable Serviced Whole Loan Remittance Amount to the Serviced Whole Loan
Paying Agent on or prior to the first Business Day following receipt by the
Master Servicer of any payments by the related Mortgagor, then the Master
Servicer shall also remit to the Serviced Whole Loan Paying Agent (on behalf of the related Serviced Companion Loan Holders or Serviced B Note Holders) at the
time such remittance is actually made, interest on such Serviced Whole Loan
Remittance Amount at a rate per annum equal to the Reimbursement Rate;

               (ii) (A) to pay itself unpaid Servicing Fees and the Special
Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in
respect of the applicable Serviced Whole Loan and related REO Loan, as applicable, the Master Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and
Workout Fees pursuant to this clause (ii)(A) with respect to the Serviced Whole
Loan or related REO Loan, as applicable, being limited to amounts received on or in

                                      151

respect of the Serviced Whole Loan (whether in the form of related payments, REO
Revenues, Liquidation Proceeds or Insurance Proceeds), or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds), that, in the case of the Master Servicer, are allocable as recovery of interest thereon and (B) each month to the Special Servicer any unpaid Special Servicing
Fees, Liquidation Fees and Workout Fees in respect of the Serviced Whole Loan or
REO Loan, as applicable, remaining unpaid out of collections on the Serviced
Whole Loan and related REO Property;

               (iii) to reimburse itself and/or the Trustee for unreimbursed
Delinquency Advances with respect to the applicable Mortgage Loan and to reimburse the related Serviced Companion Loan Master Servicer, if any, and/or
the related Serviced Companion Loan Trustee, if any, for any unreimbursed delinquency advances on a related Serviced Companion Loan (to the extent allocable thereto), the Master Servicer's or the Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced Whole Loan Custodial Account which represent Late Collections received in respect of the Mortgage Loan and any Serviced Companion Loan Master
Servicer's or any Serviced Companion Loan Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced
Whole Loan Custodial Account which represent Late Collections received in respect of the applicable Serviced Companion Loan (as allocable thereto pursuant to the related Mortgage Loan documents and the applicable Intercreditor
Agreement) during the applicable period;

               (iv) to reimburse itself or the Trustee, as applicable (in reverse of such order with respect to the Serviced Whole Loan or REO Property), for unreimbursed Servicing Advances with respect to the Serviced Whole Loan or related REO Property, the Master Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) being limited to, as applicable, related payments, Liquidation Proceeds, Insurance Proceeds and REO Revenues
attributable to such Serviced Whole Loan;

               (v) (A) to reimburse itself, any Serviced Companion Loan Master
Servicer, the Trustee or the Serviced Companion Loan Trustee, as applicable, on a pro rata basis as between the Mortgage Loan and each applicable Serviced
Companion Loan (in reverse of such order with respect to the Serviced Whole Loan or related REO Property), out of collections on the Serviced Whole Loan and REO
Property for Nonrecoverable Advances previously made or (B) to pay itself or the
Special Servicer out of collections on the Serviced Whole Loan and related REO
Property, with respect to the applicable Mortgage Loan or REO Property any related earned Servicing Fee, Special Servicing Fee, Liquidation Fee or Workout
Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to the Serviced Whole
Loan or related REO Property and the deposit into the applicable Serviced Whole
Loan Custodial Account of all amounts received in connection therewith, provided that such party's rights to reimbursement pursuant to this clause (v) with respect to any such Nonrecoverable Advance, Servicing Fees, Special Servicing
Fees, Liquidation Fees or Workout Fees, as applicable, shall be limited (except to the extent set forth in Section 3.05(a)) to amounts on deposit in the applicable Serviced Whole Loan Custodial Account that were received in respect of the applicable Mortgage Loan or Serviced Companion Loan (as allocable thereto pursuant to the Mortgage Loan documents and the applicable

                                      152

Intercreditor Agreement) as to which such Nonrecoverable Advance, Servicing
Fees, Special Servicing Fees, Liquidation Fees or Workout Fees, as applicable, relates;

               (vi) at such time as it reimburses itself, any Serviced Companion
Loan Master Servicer, the Trustee or the Serviced Whole Loan Trustee, as
applicable, on a pro rata basis as between the Mortgage Loan and each applicable
Serviced Companion Loan (in reverse of such order with respect to the Serviced
Whole Loan or related REO Property), for (A) any unreimbursed Delinquency
Advance with respect to the applicable Mortgage Loan or any unreimbursed advances of principal and/or interest with respect to the applicable Serviced
Companion Loan pursuant to clause (iii) above, to pay itself, the Serviced
Companion Loan Master Servicer, or the Trustee or the Serviced Companion Loan
Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(e) and Section 3.11(c), (B) any unreimbursed Servicing
Advances pursuant to clause (iv) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Section
3.03(e) and Section 3.11(c) or (C) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer and the Serviced Companion
Loan Master Servicer, the Trustee or the Serviced Companion Loan Trustee, as the
case may be, any interest accrued and payable thereon;

               (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such
Person in respect of any Breach or Document Defect with respect to the applicable Mortgage Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller (or CWCapital, in the case of the CWCapital
Originated Mortgage Loans) under Section 6 of the applicable Mortgage Loan
Purchase Agreement (or the CWCapital/GACC Mortgage Loan Purchase Agreement, as
applicable), including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to the Serviced Whole
Loan being limited to that portion of the Purchase Price paid for the related
Mortgage Loan that represents such expense in accordance with clauses (d) or (e)
of the definition of "Purchase Price," and to reimburse the Master Servicer, the
Special Servicer or the Serviced Companion Loan Trustee for any similar unreimbursed expenses incurred in respect of a related Serviced Companion Loan;

               (viii) in accordance with Section 2.03(e), to reimburse itself, the Special Servicer or the Trustee, as the case may be, out of collections on the Serviced Whole Loan and related REO Property for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations (or CWCapital's obligations, in the case of the CWCapital Originated Mortgage Loans) under Section 6 of the applicable Mortgage Loan Purchase Agreement (or the CWCapital/GACC Mortgage Loan
Purchase Agreement, as applicable) with respect to the related Mortgage Loan, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise and are allocable to the related Mortgage Loan under the applicable Intercreditor Agreement, and to reimburse the Master
Servicer, the Special Servicer or any Serviced Companion Loan Trustee for any
similar unreimbursed expenses incurred under any Securitization Agreement in respect of a related Serviced Companion Loan;

               (ix) to pay itself all Prepayment Interest Excesses on the related Mortgage Loan not required to be used pursuant to Section 3.05(a)(xii);

                                      153

               (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts relating to the applicable Serviced Whole Loan held in the related Serviced Whole Loan Custodial Account as provided in Section 3.06(b)
(but only to the extent of the Net Investment Earnings with respect to such
Serviced Whole Loan Custodial Account for any Collection Period) and (2) Penalty
Charges on the applicable Serviced Whole Loan (except if the Serviced Whole Loan is a Specially Serviced Mortgage Loan), to be allocated as provided in the related Intercreditor Agreement, but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Serviced Whole Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11; and (B) to pay the
Special Servicer, as additional servicing compensation in accordance with
Section 3.11(d), Penalty Charges on the applicable Serviced Whole Loan during the period it is a Specially Serviced Loan, to be allocated as provided in the related Intercreditor Agreement (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the Specially Serviced Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section 3.11);

               (xi) to recoup any amounts deposited in such Serviced Whole Loan
Custodial Account in error;

               (xii) to pay itself, the Special Servicer, the Depositor, the
Serviced Whole Loan Paying Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03 or Section 3.36(d) to the extent that such amounts relate to the applicable Serviced Whole Loan and, to the extent that such amounts do not relate to the applicable Serviced Whole Loan or specifically to any other Mortgage Loan or Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan;

               (xiii) to pay for (A) the cost of any Opinion of Counsel
contemplated by Section 11.01(a) or Section 11.01(c) in connection with an amendment to this Agreement to the extent that such costs relate to the applicable Serviced Whole Loan and, to the extent that such costs do not relate to the applicable Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan and (B) the cost of obtaining the REO Extension contemplated by Section 3.16(a), to the extent that such amounts relate to the Serviced Whole Loan;

               (xiv) to pay out of collections on the Mortgage Loan that is part of a Serviced Whole Loan and related REO Property (but not out of amounts allocated to the related B Note or Serviced Companion Loan) any and all federal, state and local taxes imposed on REMIC L, REMIC I, REMIC II, REMIC III, or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that none of the Master Servicer, the
Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(h)
and only to the extent that such amounts relate to the related Mortgage Loan;

               (xv) to reimburse the Trustee and the Serviced Companion Loan
Trustee, if any, out of collections on the Serviced Whole Loan and REO Property for expenses incurred by and reimbursable to it by the Trust Fund, and the trust fund, if any, relating to the

                                      154

Serviced Companion Loan Securities, respectively, to the extent that such amounts relate to the related Mortgage Loan and, to the extent that such amounts do not relate to the applicable Serviced Whole Loan or specifically to any other
Mortgage Loan or Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan;

               (xvi) to pay any Person with respect to the related Mortgage
Loan, if any, all amounts received thereon after the date of purchase of such
Mortgage Loan relating to the period before the date of purchase;

               (xvii) to remit to the Trustee for deposit in the Interest
Reserve Account the amounts with respect to the related Mortgage Loan required to be deposited in the Interest Reserve Account pursuant to Section 3.04(f);

               (xviii) to pay to the Master Servicer, the Special Servicer, the
Trustee, or the Depositor, as the case may be, to the extent that such amounts relate to the related Mortgage Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this
Agreement to which reference is not made in any other clause of this Section
3.05(g) and to pay to the Serviced Companion Loan Trustee or the depositor under a related Companion Loan Securitization Agreement to the extent that such amounts related to the applicable Serviced Companion Loan, any amount specifically required to be paid to such Person under the Serviced Companion
Loan Securitization Agreement, it being acknowledged that this clause (xviii)
shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made to the extent that such costs relate to the applicable Serviced Whole Loan and, to the extent that such costs do not relate to the applicable Serviced Whole Loan or specifically to any other
Mortgage Loan, the ratable portion of such amounts allocable to the Serviced
Whole Loan; and

               (xix) to clear and terminate such Serviced Whole Loan Custodial
Account at the termination of this Agreement pursuant to Section 9.01.

     Any amounts payable to any service provider with respect to The Outlets at
Hershey B Note or the Seven Springs Village B Note shall be payable solely from amounts otherwise distributable to the related Serviced B Note Holder under this
Agreement and the related Intercreditor Agreement. Any permitted withdrawals under this Section 3.05(g) with respect to reimbursement for advances or other amounts payable to the Serviced Companion Loan Trustee shall, if applicable, also be deemed to be a permitted withdrawal for similar amounts owed to the fiscal agent of the Serviced Companion Loan Trustee, if any. All withdrawals with respect to the Serviced Whole Loan shall be made first from the related
Serviced Whole Loan Custodial Account and then, from the Certificate Account to the extent permitted by Section 3.05(a).

     The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Serviced Whole Loan
Paying Agent, the Trustee and any related Serviced Companion Loan Trustee from the applicable Serviced Whole Loan Custodial Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or a

                                      155

Responsible Officer of the Trustee, the Serviced Whole Loan Paying Agent or
Serviced Companion Loan Trustee, as the case may be, describing the item and amount to which the Special Servicer (or any such third party contractor) or the
Serviced Companion Loan Trustee is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Mortgage Loan, each related Serviced Companion Loan constituting a Serviced Whole Loan (and related REO Loan) on a loan-by-loan basis for the purpose of justifying any request for withdrawal from the related
Serviced Whole Loan Custodial Account.

     Notwithstanding anything to the contrary contained herein, with respect to each Serviced Companion Loan and Serviced B Note, the Master Servicer shall withdraw from the related Serviced Whole Loan Custodial Account and remit to the holders of the related Serviced Companion Loan or related Serviced B Note, as applicable, within one Business Day of receipt thereof, any amounts that represent Late Collections or Principal Prepayments on such Serviced Companion
Loan, such Serviced B Note or any successor REO Loan with respect thereto, that are received by the Master Servicer subsequent to 5:00 p.m. (New York City time)
on the related Due Date therefor (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related
Intercreditor Agreement or this Agreement), to the extent such amount is not otherwise included in a normal monthly remittance to the holder of such Serviced
Companion Loan or such Serviced B Note.

     In the event that the Master Servicer fails, as of 5:00 p.m. (New York City time) on the date such remittance is required to be made, to remit to the
Trustee (in respect of the related Mortgage Loan) and the Serviced Whole Loan
Paying Agent (in respect of the Serviced Whole Loan) any amounts required to be so remitted hereunder by such date, the Master Servicer shall pay to the Trustee
(in respect of the Mortgage Loan) and the Serviced Whole Loan Paying Agent (in
respect of the Serviced Companion Loan or the Serviced B Note), for the account of the Trustee (in respect of the Mortgage Loan) and the Serviced Whole Loan
Paying Agent (in respect of the Serviced Companion Loan or the Serviced B Note),
interest, calculated at the Prime Rate, on such amount(s) not timely remitted, from the time such payment was required to be made (without regard to any grace period) until such payment is received by the Trustee and the Serviced Whole
Loan Paying Agent.

          (h) The Serviced Whole Loan Paying Agent shall establish and maintain a separate Serviced Companion Loan Distribution Account for the benefit of each
Serviced Companion Loan Holder and a separate Serviced B Note Distribution
Account for the benefit of each Serviced B Note Holder. Each Serviced Companion
Loan Distribution Account and Serviced B Note Distribution Account shall be maintained as an Eligible Account (or as a sub-account of an Eligible Account).
Funds in the Serviced Companion Loan Distribution Accounts and the Serviced B
Note Distribution Account may be invested in Permitted Investments for the account of the Serviced Whole Loan Paying Agent. All income and gain realized from the investment of funds deposited in such accounts shall be for the benefit of the Serviced Whole Loan Paying Agent; provided that the Serviced Whole Loan
Paying Agent shall be responsible for the amount of any Net Investment Loss (net of Net Investment Earnings) in respect of such Permitted Investments. The
Serviced Whole Loan Paying Agent shall give notice to the Master Servicer of the location of each Serviced Companion Loan Distribution Account and Serviced B

                                      156

Note Distribution Account as of the Closing Date and of the new location of any
Serviced Companion Loan Distribution Account or Serviced B Note Distribution
Account prior to any change thereof.

     The Master Servicer shall deliver to the Serviced Whole Loan Paying Agent each month on or before the date set forth in Section 3.05(g)(i), for deposit in the applicable Serviced Companion Loan Distribution Account and in the
applicable Serviced B Note Distribution Account (in each case, stated
separately), that portion of the applicable Serviced Whole Loan Remittance
Amount allocable to each applicable Serviced Companion Loan Holder or Serviced B
Note Holder then on deposit in the applicable Serviced Whole Loan Custodial
Account.

     No later than the Business Day following the receipt of such funds by the
Master Servicer, the Serviced Whole Loan Paying Agent shall, based upon information provided to the Serviced Whole Loan Paying Agent by the Master
Servicer, remit to each Serviced Companion Loan Holder or Serviced B Note
Holder, as applicable, by wire transfer in immediately available funds to the account of such Serviced Companion Loan Holder or Serviced B Note Holder, or an
agent therefore appearing on the Serviced Whole Loan Holder Register on the related date such amounts are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5)
Business Days prior to the date such amounts are required to be remitted, by check sent by first-class mail to the address of such Serviced Companion Loan
Holder or Serviced B Note Holder, or its agent appearing on the Serviced Whole
Loan Holder Register) the portion of the applicable Serviced Whole Loan
Remittance Amount allocable to such Serviced Companion Loan Holder or Serviced B
Note Holder.

     For the avoidance of doubt, with respect to the James Center Companion
Loan, The Outlets at Hershey B Note and the Seven Springs Village B Note, on the
Business Day immediately following receipt by the Master Servicer from the related Mortgagor of any amounts relating to the James Center Whole Loan, The
Outlets at Hershey Whole Loan and the Seven Springs Village Whole Loan,
respectively, that are allocable to the James Center Companion Loan, The Outlets at Hershey B Note or the Seven Springs Village B Note, respectively, the
Serviced Whole Loan Paying Agent shall remit to the James Center Companion Loan
Holder, The Outlets at Hershey B Note Holder and the Seven Springs Village B
Note Holder, respectively, any and all amounts required to be remitted to such
Person in accordance with this Agreement and the related Intercreditor
Agreement.

          (i) The Serviced Whole Loan Paying Agent shall, upon receipt, deposit in the applicable Serviced Companion Loan Distribution Account or the Serviced B
Note Distribution Account any and all amounts received by the Serviced Whole
Loan Paying Agent that are required by the terms of this Agreement to be deposited therein. If, as of 3:00 p.m. (New York City time) on any Master
Servicer Remittance Date or on such other date as any amount is required to be delivered for deposit in such Serviced Companion Loan Distribution Account or such Serviced B Note Distribution Account (including such earlier dates as described in Section 3.05(h)), the Master Servicer shall not have delivered to the Serviced Whole Loan Paying Agent for deposit in the applicable Serviced
Companion Loan Distribution Account or Serviced B Note Distribution Account any
of the amounts required to be deposited therein, then the Serviced Whole Loan
Paying Agent shall provide notice of such failure to a Servicing Officer of the
Master Servicer by facsimile transmission sent to facsimile no. (215) 328-3478
(or such

                                      157

alternative number provided by the Master Servicer to the Serviced Whole Loan
Paying Agent in writing) and by telephone at telephone no. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Serviced Whole
Loan Paying Agent in writing) as soon as possible, but in any event before 5:00
p.m. (New York City time) on such day. If the Master Servicer and the Serviced
Whole Loan Paying Agent are the same Person notwithstanding anything to the contrary in this Section 3.05(i), such Person shall not be required to establish a Serviced Companion Loan Distribution Account or a Serviced B Note Distribution
Account and deposit amounts therein and, instead, shall be permitted to make the distributions required by this Section 3.05(i) to the applicable Serviced
Companion Loan Holder or Serviced B Note Distribution Account directly from the related Serviced Whole Loan Custodial Account.

     Section 3.06 Investment of Funds in the Certificate Account, the
Distribution Account, the Excess Liquidation Proceeds Reserve Account, the
Interest Reserve Account, the REO Account and the Serviced Whole Loan Custodial
Accounts.

          (a) (i) The Master Servicer may direct any depository institution maintaining the Certificate Account, a Serviced Whole Loan Custodial Account,
any Lock-Box Account or any Cash Collateral Account to invest, (ii) the Special
Servicer may direct any depository institution maintaining the REO Account to invest, or if it is a depository institution, may itself invest, and (iii) the
Trustee may direct the depository institution maintaining the Distribution
Account, the Excess Liquidation Proceeds Reserve Account or the Interest Reserve
Account to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (B) no later than the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this
Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

     The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, the Serviced Whole Loan Custodial Accounts, any
Lock-Box Account and any Cash Collateral Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account) on behalf of the
Trustee, and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Excess Liquidation Proceeds Reserve Account and
the Interest Reserve Account), shall (and Trustee hereby designates the Master
Servicer and the Special Servicer, as applicable, as the Person that shall): (i)
be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security." For purposes of this Section 3.06(a), the terms "entitlement holder," "security entitlement,"
"control," "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and
"control" of any Permitted Investment by the Master Servicer or the Special
Servicer shall constitute "control" by a Person designated by, and acting on behalf of the Trustee for purposes of Revised Article 8 (1994 Revision) of the
UCC.

                                      158

     In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, any Serviced Whole Loan Custodial Account,
any Lock-Box Account or any Cash Collateral Account), the Special Servicer (in
the case of the REO Account) and the Trustee (in the case of the Distribution
Account, the Excess Liquidation Proceeds Reserve Account and the Interest
Reserve Account) shall: (i) consistent with any notice required to be given thereunder, demand that payment be made on the last day such Permitted
Investment may otherwise mature hereunder in an amount equal to the lesser of
(A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the
Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the
Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account or any Serviced Whole Loan Custodial Account, and to
the extent the Master Servicer directs the investment of funds in any Lock-Box
Account or any Cash Collateral Account, interest and investment income realized on funds deposited in each such Investment Account, to the extent of the Net
Investment Earnings, if any, with respect to such account for each Collection
Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a). Interest and investment income realized on funds deposited in the Distribution Account, the Excess Liquidation Proceeds
Reserve Account and the Interest Reserve Account, to the extent of Net
Investment Earnings, if any, with respect to such account for each Collection
Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b) or (c), as the case may be. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such
Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in the Certificate Account, any Serviced
Whole Loan Custodial Account, and to the extent the Master Servicer has discretion to direct the investment of funds in any Lock-Box Account or any Cash
Collateral Account for its sole and exclusive benefit, the Master Servicer shall deposit therein, no later than the end of the Collection Period during which such loss was incurred, without right of reimbursement, the amount of the Net
Investment Loss, if any, with respect to such account for such Collection
Period. If any loss shall be incurred in respect of any Permitted Investment on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve
Account or the Interest Reserve Account, the Trustee shall immediately deposit therein, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account. If any loss shall be incurred in respect of any Permitted Investment on deposit in the REO Account, the Special Servicer shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such
Collection Period.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment, the Trustee may and, subject to

                                      159

Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and
Fidelity Coverage.

          (a) Each of the Master Servicer (in the case of Mortgage Loans and the
Serviced Whole Loans (other than Specially Serviced Mortgage Loans and
Non-Serviced Mortgage Loans)) and the Special Servicer (solely in the case of
Specially Serviced Mortgage Loans) shall use reasonable efforts to cause each
Mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage as is required under the related Mortgage (to the extent such insurance coverage is available at commercially reasonable terms as determined by the
Master Servicer or Special Servicer, as applicable, provided that any such determination that such insurance is not available at commercially reasonable terms, subject to Section 3.24(g) shall be consented to by the Majority
Certificateholder of the Controlling Class); provided, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special
Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing Standard. If a Mortgagor fails to maintain such insurance, the Master Servicer (at the direction of the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Loan) shall (to the extent available at commercially reasonable terms as determined by the Master Servicer, which shall be entitled to rely on an opinion of counsel or insurance consultants in making such determination, provided that, subject to the
Servicing Standard, such final determination shall be consented to by the
Majority Certificateholder of the Controlling Class) obtain such insurance
(which may be through a master or single interest policy) and the cost
(including any deductible relating to such insurance and any out of pocket cost incurred by the Master Servicer in obtaining advice of counsel or insurance consultants) of such insurance (or in the case of a master or single interest policy, the incremental cost (including any deductible relating to such insurance) of such insurance relating to the specific Mortgaged Property), shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a) or 3.05(g). If the Master Servicer or Special Servicer, as
the case may be, determines in accordance with the preceding provisions of this paragraph that the applicable insurance is not available at commercially reasonable terms, the Master Servicer or the Special Servicer, as the case may be, shall notify the Majority Certificateholder of the Controlling Class and the
Rating Agencies of such determination. If at any time a Mortgaged Property related to a Mortgage Loan serviced hereunder is located in an area identified in the Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the
Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency
(and flood insurance has been made available), the Master Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer) shall, if and to the extent that the Mortgage Loan or Serviced Whole Loan requires the
Mortgagor or permits the mortgagee to require the Mortgagor to do so, use reasonable efforts to cause the related Mortgagor to maintain a flood insurance policy meeting the requirements of the current guideline of the Federal
Insurance Administration in the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection
Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, unless otherwise specified by the related Mortgage Loan or Serviced Whole

                                      160

Loan. With respect to any Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or the Serviced Whole Loan, if (i) the Mortgagor is required by the terms of the Mortgage Loan or Serviced Whole Loan to maintain such insurance (or becomes obligated by virtue of the related Mortgaged Property becoming located in such area by virtue of such remapping) or (ii) the terms of the Mortgage Loan or Serviced Whole Loan permit the mortgagee to require the Mortgagor to obtain such insurance, the Master Servicer (or in the case of any Specially Serviced
Loan, the Special Servicer), shall promptly notify the Mortgagor of its obligation to obtain such insurance. If the Mortgagor fails to obtain such flood insurance within 120 days of such notification, the Master Servicer (or in the case of any Specially Serviced Mortgage Loan, the Special Servicer) shall obtain such insurance, the cost of which shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a) or 3.05(g);
provided, that the Master Servicer or Special Servicer shall not be required to incur any such cost if such Advance would constitute a Nonrecoverable Servicing
Advance; provided, further, if the Master Servicer or Special Servicer, as applicable, shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders (or with respect to the Serviced Whole Loans, of the
Certificateholders and, to the extent applicable, any related Serviced Companion
Loan Holders or Serviced B Note Holders), then the Master Servicer shall make such payment from amounts in the Certificate Account or, with respect to the
Serviced Whole Loans, from the related Serviced Whole Loan Custodial Account.
Subject to Section 3.17(a), the Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property (to the extent available at commercially reasonable terms) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage or as is consistent with the Servicing Standard. All such insurance policies shall contain a "standard"
mortgagee clause, with loss payable to the Master Servicer (in the case of
Mortgaged Properties) or the Special Servicer (in the case of REO Properties) on behalf of the Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master
Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO
Property or amounts to be released to the related Mortgagor, in each case in accordance with applicable law, the terms of the related Mortgage Loan or
Serviced Whole Loan documents and the Servicing Standard) shall be deposited in
(or remitted for deposit to) the Certificate Account or, with respect to the
Serviced Whole Loans, deposited in (or remitted for deposit to) the related
Serviced Whole Loan Custodial Account, subject to withdrawal pursuant to Section
3.05(a) and Section 3.05(g), respectively, in the case of amounts received in respect of a Mortgage Loan, Serviced Companion Loan or Serviced B Note, or in
the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the
Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the outstanding principal balance of the related Mortgage Loan or the Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or the Serviced Whole Loan so permit, but shall be recoverable by the Master Servicer as a Servicing Advance pursuant to
Section 3.05(a) or Section 3.05(g), as applicable.

          (b) (i) If the Master Servicer or the Special Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the
Mortgaged Properties and/or REO Properties for which it is responsible to cause the maintenance of insurance

                                      161

hereunder, then, to the extent such policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special
Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on such Mortgaged
Properties and/or REO Properties. Such policy may contain a deductible clause
(not in excess of a customary amount), in which case the Master Servicer or the
Special Servicer, as appropriate, shall, if there shall not have been maintained on a Mortgaged Property or an REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy, promptly deposit into the
Certificate Account or, with respect to any Serviced Whole Loan, deposited in the related Serviced Whole Loan Custodial Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special
Servicer each agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders (and with respect to the Serviced Whole Loan and the related Serviced Companion Loan Holders or the related Serviced B Note Holders), claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

               (i) If the Master Servicer or the Special Servicer, as
applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special
Servicer shall conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged
Properties and/or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall in the event that (x) there shall not have been maintained on the related
Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and (y) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Certificate Account or, with respect to any
Serviced Whole Loan, deposit into the related Serviced Whole Loan Custodial
Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related
Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The
Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders (and with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holders or related
Serviced B Note Holder), claims under any such master force placed insurance policy maintained by it in a timely fashion in accordance with the terms of such policy.

          (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its

                                      162

officers and employees (and with respect to other persons acting on behalf of it, shall cause such persons to maintain such insurance) in connection with its activities under this Agreement and naming the Trustee as an additional insured or loss payee, as applicable. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or Special Servicer, as the case may be, if the
Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage Loans, Serviced Whole Loans and/or the REO Properties
for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master
Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of such Person and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

          (d) All insurance coverage required to be maintained by the Master
Servicer or Special Servicer, as applicable, under this Section 3.07 shall be obtained from Qualified Insurers having a claims paying ability rating (or the obligations of which are guaranteed or backed by a company having such claims paying ability rating or insurance financial strength rating, as applicable) of not less than (x) "A" by Standard & Poor's and (y) "A" by Fitch; provided, however, that the requirements of clauses (x) or (y) shall not be applicable with respect to Standard & Poor's or Fitch, as applicable, if such Rating Agency shall have confirmed in writing that an insurance company with a lower claims paying ability rating shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency of any Class of Certificates or any related Serviced Companion Loan Securities.
Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or Special Servicer
(or its immediate or remote parent) is rated at least "A" by Standard & Poor's and "A" by Fitch, the Master Servicer or Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a fidelity bond and such errors and omissions policy. Coverage of the Master Servicer or the Special
Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section
3.07(d) shall satisfy the requirements of this Section 3.07(d).

     Section 3.08 Enforcement of Due-on-sale Clauses; Assumption Agreements;
Subordinate Financing; Defeasance.

          (a) As to each Mortgage Loan (other than a Non-Serviced Mortgage Loan)
and each Serviced Companion Loan or Serviced B Note which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

               (i) provides that such Mortgage Loan, Serviced Companion Loan or
Serviced B Note shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged
Property; or

               (ii) provides that such Mortgage Loan, Serviced Companion Loan or
Serviced B Note may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, subject to Sections 3.08(c), 3.24, 3.29, 3.31, 3.32 and 3.33, the Special
Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise
(or, subject to Section 3.21(a)(iv), waive

                                      163

its right to exercise) any right it may have with respect to such Mortgage Loan,
Serviced Companion Loan or Serviced B Note (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard. In the event that the Special
Servicer intends or is required by, in accordance with the preceding sentence, the Mortgage Loan, Serviced Companion Loan or Serviced B Note documents or applicable law to permit the transfer of any Mortgaged Property, the Special
Servicer, if consistent with the Servicing Standard, may enter into an assumption and modification agreement with the Person to whom the related
Mortgaged Property has been or is intended to be conveyed or may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage
Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee and entering into such assumption and modification agreement will not be a significant modification of the Mortgage Loan, Serviced Companion Loan or Serviced B Note
for purposes of the REMIC Provisions). The Special Servicer shall promptly notify the Trustee of any such agreement and forward the original thereof to the
Trustee, with a copy to the Master Servicer, for inclusion in the related
Mortgage File. Subject to Section 3.21(a)(iv), if the Special Servicer intends or is required to permit the transfer of any Mortgaged Property and enter into an assumption agreement or a substitution of liability agreement, as the case may be, in accordance with the foregoing, the Special Servicer shall submit to
(A) Standard & Poor's, in the case of any Mortgage Loan or any group of
Cross-Collateralized Mortgage Loans that has, or any Mortgage Loan that is part of a Related Borrower Group that has, an outstanding principal balance in excess of the lesser of (i) 5% of the then outstanding principal balance of the
Mortgage Pool or (ii) $35,000,000, or if such Mortgage Loan is one of the ten largest Mortgage Loan concentrations (based on Stated Principal Balance) in the
Mortgage Pool, and (B) Fitch (in the case of any Mortgage Loan that is, or any
Mortgage Loan that is part of a Related Borrower Group that is, one of the ten largest Mortgage Loan concentrations (based on Stated Principal Balance) in the
Mortgage Pool), a copy of such documentation and any information with respect to such action as the Special Servicer deems appropriate or as such Rating Agency may reasonably request, and shall obtain Rating Agency Confirmation from
Standard & Poor's (in the case of any Mortgage Loan described in clause (A)
above) and Fitch (in the case of any Mortgage Loan described in clause (B)
above) prior to executing such assumption agreement or substitution of liability agreement.

          (b) As to each Mortgage Loan (other than a Non-Serviced Mortgage Loan)
or Serviced Companion Loan or Serviced B Note which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan or Serviced Companion Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged
Property; or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

                                      164

then, subject to Sections 3.08(c), 3.24, 3.29, 3.31, 3.32 and 3.33, the Special
Servicer on behalf of the Trustee as the mortgagee of record, shall exercise
(or, subject to Section 3.21(a)(iv), waive its right to exercise) any right it may have with respect to such Mortgage Loan, Serviced Companion Loan or Serviced
B Note (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard; provided, however, that the Special
Servicer shall not waive its right to exercise any such right when such right arises as a result of the imposition of a lien against a Mortgaged Property which lien secures additional indebtedness or a mechanic's or similar lien not permitted under the related Mortgage Loan documents unless the Special Servicer shall submit to (A) Standard & Poor's (in the case of any Mortgage Loan that is, or any Mortgage Loan that is part of a Related Borrower Group that (1)
represents 2% or more of the Stated Principal Balance of all of the Mortgage
Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the Trust Fund is less than $100 million), (2)
has a Stated Principal Balance greater than $20 million, (3) is one of the ten largest Mortgage Loans based on Stated Principal Balance, (4) has a
Loan-to-Value ratio (which includes additional debt of the related Borrower, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage
Ratio (which includes additional debt of the related Borrower, if any) that is less than 1.20x ) and (B) Fitch (in the case of any Mortgage Loan that is, or any Mortgage Loan that is part of a Related Borrower Group that is, one of the ten largest Mortgage Loan concentrations (based on Stated Principal Balance) in the related mortgage pool or has an outstanding principal balance in excess of the lesser of (I) $20,000,000 or (II) 5% of the then-outstanding principal balance of the related mortgage pool), a copy of the documentation under which any such lien would arise together with such other information with respect to such proposed waiver as the Special Servicer deems appropriate or as such Rating
Agency may reasonably request, and shall obtain Rating Agency Confirmation from
Standard & Poor's (in all cases) prior to waiving any such right and Fitch (in the case of any Mortgage Loan described in clause (B) above).

          (c) Notwithstanding the foregoing, and subject to Section 3.08(g), the
Master Servicer shall not waive any rights under a "due-on-sale" or
"due-on-encumbrance" clause with respect to any Mortgage Loan, Serviced
Companion Loan or Serviced B Note unless: (i) the Master Servicer shall have notified the Special Servicer of such waiver; (ii) the Master Servicer shall have submitted the Master Servicer's written recommendation and analysis to the
Special Servicer; (iii) the Master Servicer shall have submitted to the Special
Servicer the documents within the possession or control of the Master Servicer that are reasonably requested by the Special Servicer; (iv) the Special Servicer shall have approved such waiver, notified the Majority Certificateholder of the
Controlling Class of the request for the waiver and of the Master Servicer's and its own approval and submitted to the Majority Certificateholder of the
Controlling Class each of the documents submitted to the Special Servicer by the
Master Servicer; and (v) the Majority Certificateholder of the Controlling Class
shall have informed the Special Servicer that it has approved such waiver;
provided, however, that the Special Servicer shall advise the Majority
Certificateholder of the Controlling Class of its approval (if any) of such waiver promptly upon (but in no case to exceed ten Business Days) its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; provided, further, that if the Majority Certificateholder of the Controlling Class does not reject such recommendation within five
Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Majority

                                      165

Certificateholder of the Controlling Class may reasonably request, then the waiver shall be deemed approved. Neither the Master Servicer nor the Special
Servicer shall approve such waiver unless the Mortgagor shall agree to pay all fees and costs associated with such waiver (unless such condition shall have been waived by the Majority Certificateholder of the Controlling Class or the
related Mortgage Loan or Serviced Whole Loan documents specifically preclude this requirement).

          (d) With respect to any Mortgage Loan (other than a Non-Serviced
Mortgage Loan) or Serviced Companion Loan or Serviced B Note which permits release of Mortgaged Properties through a Defeasance Option, the Master Servicer shall, to the extent consistent with and permitted by the applicable Mortgage
Loan documents, permit (or, if the terms of such Mortgage Loan, Serviced
Companion Loan or Serviced B Note permit the lender to require defeasance, the
Master Servicer shall require) the exercise of such Defeasance Option on any Due
Date occurring more than two years after the Startup Day (the "Release Date"), subject to the following conditions:

               (i) No event of default exists under the related Mortgage Note;

               (ii) The Mortgagor pays on such Release Date (A) all interest accrued and unpaid on the Principal Balance of the Mortgage Note to and including the Release Date; (B) all other sums, excluding scheduled interest or principal payments due under the Mortgage Note and (C) any costs and expenses incurred in connection with such release;

               (iii) The Mortgagor has delivered Defeasance Collateral providing payments on or prior to all successive scheduled payment dates from the Release
Date to the related Maturity Date, and in an amount equal to or greater than the scheduled payments due on such dates under the applicable Mortgage Loan,
Serviced Companion Loan or Serviced B Note;

               (iv) The Mortgagor shall have delivered a security agreement granting the Trustee (on behalf of the Trust Fund and, with respect to any
Serviced Companion Loan, the related Serviced Companion Loan Holders, or with respect to any Serviced B Note, the related Serviced B Note Holder) a first priority security interest in the Defeasance Collateral;

               (v) The Master Servicer shall have received an Opinion of Counsel from the related Mortgagor (which shall be an expense of the related Mortgagor)
to the effect that the Trustee (on behalf of the Trust Fund and, with respect to any Serviced Companion Loan or Serviced B Note, the related Serviced Companion
Loan Holders or Serviced B Note Holder, as applicable) has a first priority security interest in the Defeasance Collateral and that the assignment thereof is valid and enforceable;

               (vi) The Master Servicer shall have obtained at the related
Mortgagor's expense a certificate from an Independent certified public accountant certifying that the Defeasance Collateral complies with the requirements of the related Mortgage Note;

               (vii) The Master Servicer shall have obtained an Opinion of
Counsel from the related Mortgagor to the effect that such release will not cause any of REMIC L, REMIC I, REMIC II or REMIC III to fail to qualify as a
REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions;

                                      166

               (viii) The related borrower shall have provided evidence to the
Master Servicer demonstrating that the lien of the related Mortgage is being released to facilitate the disposition of the Mortgaged Property or another customary commercial transaction, and not as part of an arrangement to collateralize the Certificates issued by the related REMIC with obligations that are not real estate mortgages;

               (ix) If required by the terms of such Mortgage Loan, the Master
Servicer shall have received Rating Agency Confirmation from each of Fitch and
Standard & Poor's and any other Rating Agency then rating any related Serviced
Companion Loan Securities with respect to the exercise of such Defeasance
Option; provided, (A) that if the Master Servicer provides Standard & Poor's with the written certification substantially in the form of Exhibit I attached hereto, the Master Servicer shall be required to have received such Rating
Agency Confirmation from Standard & Poor's only with respect to any Mortgage
Loan that (1) has an outstanding principal balance in excess of the lesser of
(a) $5,000,000 or (b) 5% of the then outstanding principal balance of the
Mortgage Pool or (2) is one of the ten largest Mortgage Loan concentrations
(based on Stated Principal Balance) in the Mortgage Pool and, (B) the Master
Servicer shall be required to have received such Rating Agency Confirmation from
Fitch with respect to the exercise of such Defeasance Option only in the case of any Mortgage Loan that is, or any Mortgage Loan that is part of a Related
Borrower Group that is, one of the ten largest Mortgage Loan concentrations
(based on Stated Principal Balance) in the Mortgage Pool and (C) if Moody's is
then rating any related Serviced Companion Loan Securities, the Master Servicer
shall be required to have received such Rating Agency Confirmation from Moody's with respect to the exercise of such Defeasance Option only as to any Mortgage
Loan that (1) is one of the ten largest Mortgage Loan concentrations (based on
Stated Principal Balance) in the Mortgage Pool or (2) has an outstanding principal balance in excess of the lesser of (I) $20,000,000 or (II) 5% of the then-outstanding principal balance of the Mortgage Pool; and

               (x) if the Defeasance Option is being exercised to release less than all of the Mortgaged Properties securing either a Cross-Collateralized
Mortgage Loan or a Mortgage Loan, Serviced Companion Loan or Serviced B Note
secured by multiple Mortgaged Properties, the related borrower shall have provided evidence satisfactory to both the Master Servicer and the Special
Servicer that demonstrates compliance with any debt service coverage ratio,
Loan-to-Value ratio or other financial tests or conditions specified in the applicable Mortgage Loan, Serviced Companion Loan or Serviced B Note in
connection with the exercise of such Defeasance Option.

          (e) Nothing in this Section 3.08 shall constitute a waiver of the
Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, Serviced Companion Loan or Serviced B Note, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

          (f) Except as otherwise permitted by Section 3.21, neither the Master
Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan, Serviced Companion Loan or Serviced B Note in connection with the taking of, or the failure to take, any action pursuant to this Section
3.08.

                                      167

          (g) In the event that the Master Servicer receives a request from any
Mortgagor for consent to (i) the transfer of a Mortgaged Property or assumption of a Mortgage Loan, Serviced Companion Loan or Serviced B Note pursuant to
Section 3.08(a) or (ii) the creation of an additional lien or encumbrance on a
Mortgaged Property pursuant to Section 3.08(b), the Master Servicer shall notify the Special Servicer of such request and furnish to the Special Servicer any applicable transfer, assumption, encumbrance or related documentation which the
Master Servicer has received in connection with such request.

     Section 3.09 Realization Upon Defaulted Mortgage Loans.

          (a) The Master Servicer shall notify the Special Servicer of the occurrence of a Servicing Transfer Event in respect of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Companion Loan or Serviced B
Note. The Special Servicer shall monitor such Specially Serviced Mortgage Loan, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged
Property, initiate corrective action in cooperation with the Mortgagor if, in the Special Servicer's judgment, cure is likely, and take such other actions
(including, without limitation, negotiating and accepting a discounted payoff of such Mortgage Loan, Serviced Companion Loan or Serviced B Note) as are
consistent with the Servicing Standard. If, in the Special Servicer's judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Defaulted Mortgage Loan has not been released from the Trust Fund pursuant to any provision hereof, then the
Special Servicer shall, subject to subsections (b) through (d) of this Section
3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO
Acquisition) the ownership of property securing such Mortgage Loan, Serviced
Companion Loan or Serviced B Note. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer and the Special Servicer shall have the right but not the obligation to expend its own funds toward the restoration of such property if it shall determine in its reasonable discretion (i) that such restoration will increase the net proceeds of liquidation of such Mortgaged
Property to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer or
Special Servicer, as the case may be, out of the proceeds of liquidation of such
Mortgaged Property, as contemplated in Sections 3.05(a) and 3.05(g), as applicable. The Master Servicer shall advance all other costs and expenses incurred by the Special Servicer in any such proceedings, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in
Sections 3.05(a) and 3.05(g), and further subject to the Special Servicer being required to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, Serviced Companion Loan or Serviced B
Note, which Liquidation Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged
Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its sole judgment taking into account the factors described in Section 3.19 and the results of any Appraisal obtained pursuant to this

                                      168

Agreement, all such offers to be made in a manner consistent with the Servicing
Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any
Mortgaged Property securing a Defaulted Mortgage Loan (other than a Non-Serviced
Mortgage Loan), whether for purposes of bidding at foreclosure or otherwise, the
Master Servicer or the Special Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property (the cost of which
Appraisal shall be covered by, and reimbursable as, an Additional Trust Fund
Expense).

          (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan, Serviced Companion Loan or Serviced B
Note) unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
Counsel (the cost of which may be withdrawn from the Certificate Account or the related Serviced Whole Loan Custodial Account, as applicable, pursuant to
Sections 3.05(a) and 3.05(g), as applicable) to the effect that the holding of such personal property by the Trust Fund will not (subject to Section 10.01(f))
cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause any of REMIC L, REMIC I, REMIC II or REMIC III to fail to qualify as a
REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, the
Special Servicer shall not, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged
Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders or, with respect to any Serviced Whole Loan, on behalf of the
Certificateholders, the related Serviced Companion Loan Holders and the related
B Note Holders, or, with respect to the First National Bank Center Loan, the
Class FNB Representative, would be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Mortgaged Property within the meaning of CERCLA or any comparable law, unless
(as evidenced by an Officer's Certificate to such effect delivered to the
Trustee) the Special Servicer has previously received an Environmental
Assessment in respect of such Mortgaged Property prepared within the twelve months preceding such determination by a Person who regularly conducts
Environmental Assessments and the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such
Environmental Assessment, determines that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that acquiring such Mortgaged
Property and taking such actions as are necessary to bring the Mortgaged
Property in compliance therewith is reasonably likely to produce a greater recovery to Certificateholders (and if the Mortgaged Property is related to a
Serviced Whole Loan, to Certificateholders and, to the extent applicable, the related Serviced Companion Loan Holders or related Serviced B Note) on a present value basis than not acquiring such Mortgaged Property and not taking such actions; and

                                      169

               (ii) there are no circumstances or conditions present at the
Mortgaged Property relating to the use, management or disposal of Hazardous
Materials for which investigations, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders (and if the Mortgaged Property
is related to the Serviced Whole Loan or to the First National Bank Center Loan,
to Certificateholders or the Majority Class FNB Certificateholder, as applicable and, to the extent applicable, the related Serviced Companion Loan Holders or
Serviced B Note Holders), as a collective whole, on a present value basis than not acquiring such Mortgaged Property and not taking such actions.

     The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence, may be withdrawn from the Certificate
Account or, with respect to the Serviced Whole Loan, from the related Serviced
Whole Loan Custodial Account, by the Master Servicer at the direction of the
Special Servicer pursuant to Sections 3.05(a) and 3.05(g), as applicable; and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as are consistent with the Servicing Standard to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied.

          (d) If the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged
Property securing a Defaulted Mortgage Loan serviced hereunder, then the Special
Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and, with respect to the Serviced Whole Loan, in the best economic interest of the Trust Fund and the related Serviced Companion Loan
Holders or Serviced B Note Holders, and, with respect to the First National Bank
Center Loan, in the best economic interest of the Trust Fund and the Majority
Class FNB Certificateholder, as applicable, as a collective whole, (other than proceeding to acquire title to the Mortgaged Property), and is hereby authorized at such time as it deems appropriate to release all or a portion of such
Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall provide the CMSA Special Servicer Loan
File monthly to the Master Servicer (who shall incorporate such file into the reports it submits to the Trustee, who shall, upon request, forward such reports to the Certificateholders and, with respect to the Serviced Whole Loan, to the related Serviced Companion Loan Holders or Serviced B Note Holder) regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan serviced hereunder as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, removal of the related Mortgage Loan from the Trust Fund and release of the lien of the related Mortgage on such Mortgaged
Property.

          (f) The Special Servicer shall report to the Internal Revenue Service and to the related Mortgagor, in the manner required by applicable law, the information required to be

                                      170

reported regarding any Mortgaged Property which is abandoned or foreclosed. The
Special Servicer shall deliver a copy of any such report to the Master Servicer and the Trustee.

          (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment in respect of a Mortgage Loan,
Serviced Companion Loan or Serviced B Note serviced hereunder if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan,
Serviced Companion Loan or Serviced B Note permit such an action.

          (h) The Special Servicer shall maintain accurate records of each Final
Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property serviced hereunder and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee no later than the 10th Business Day following such Final Recovery Determination.

     Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

          (a) Upon the payment in full of any Mortgage Loan, Serviced Companion
Loan or Serviced B Note, or the receipt by the Master Servicer or the Special
Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the
case may be, will immediately notify the Trustee (and, with respect to any
Serviced Whole Loan, the related Serviced Companion Loan Holders or related
Serviced B Note Holders) and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or, with respect to a Serviced Whole Loan, into the related Serviced Whole Loan Custodial
Account pursuant to Section 3.04(g), as applicable, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the
Trustee shall release, or cause any related Custodian to release, the related
Mortgage File (and, in the case of a Serviced Companion Loan or Serviced B Note, the Trustee shall direct each related Serviced Companion Loan Holder or Serviced
B Note Holder, as applicable, to release the Mortgage Note for such Serviced
Companion Loan or Serviced B Note) to the Master Servicer or the Special
Servicer, whichever requested it. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the
Certificate Account or, with respect to the Serviced Whole Loan, to the related
Serviced Whole Loan Custodial Account.

          (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced
Companion Loan or Serviced B Note, the Master Servicer or the Special Servicer
may deliver to the Trustee a Request for Release signed by a Servicing Officer thereof. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver the Mortgage File or any document therein to the
Master Servicer or the Special Servicer, as the case may be. Upon return of such
Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan, Serviced

                                      171

Companion Loan or Serviced B Note was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or, with respect to a Serviced Whole Loan, into the related Serviced Whole Loan Custodial
Account pursuant to Section 3.04(g), as applicable, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the
Special Servicer, as applicable.

          (c) Within three Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the
Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage
Note or Mortgage or otherwise available at law or in equity. The Special
Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          (d) If from time to time with respect to any Non-Serviced Mortgage
Loan, pursuant to the terms of the related Intercreditor Agreement and the related Other Pooling and Servicing Agreement, and as appropriate for enforcing the terms of the Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage
Loan Servicer requests delivery to it of the original Mortgage Note for the
Non-Serviced Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the related Non-Serviced Mortgage Loan
Servicer or its designee. In connection with the release of the original
Mortgage Note for the related Non-Serviced Mortgage Loan in accordance with the preceding sentence, the Trustee shall only be required to deliver such Mortgage
Note to the related Non-Serviced Mortgage Loan Servicer upon delivery to the
Trustee of a custodial agreement which shall evidence the holding by the related
Non-Serviced Mortgage Loan Servicer of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

     Section 3.11 Servicing Compensation; Nonrecoverable Servicing Advances.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage
Loan, Serviced Companion Loan, Serviced B Note and REO Loan. As to each Mortgage
Loan, Serviced Companion Loan, Serviced B Note and REO Loan, the Servicing Fee
shall accrue from time to time at the Servicing Fee Rate and shall be computed on the same basis and the same principal amount respecting which any related interest payment due on such Mortgage Loan, Serviced Companion Loan or Serviced
B Note or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Serviced Companion Loan, Serviced B Note or REO
Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The
Servicing Fee

                                      172

shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan, Serviced Companion Loan, Serviced B Note, REO Revenues
allocable as interest on each REO Loan and the interest portion of Delinquency
Advances on such Mortgage Loan, Serviced Companion Loan, Serviced B Note and REO
Loan. The Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Serviced Companion Loan, Serviced B Note or REO
Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)
or 3.05(g). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master
Servicer's responsibilities and obligations under this Agreement.

          (b) Additional servicing compensation in the form of assumption fees, modification fees, earnout fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar or ancillary fees (excluding any other amounts relating to Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage
Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan or
Serviced B Note that is not a Specially Serviced Mortgage Loan, is not required to be deposited in the Certificate Account or, with respect to any Serviced
Whole Loan, is not required to be deposited in the related Serviced Whole Loan
Custodial Account and, to the extent not required to be paid to the Special
Servicer pursuant to Section 3.11(d), may be retained by the Master Servicer.
The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) any Prepayment Interest Excesses, Balloon Payment Interest
Excesses, and further to the extent received on Mortgage Loans, any Serviced
Companion Loan or Serviced B Note, other than Specially Serviced Mortgage Loans, any Penalty Charges not allocable to pay Advance Interest collected on the
Mortgage Loans, such Serviced Companion Loan or Serviced B Note; provided, with respect to the James Center Whole Loan, Penalty Charges shall be allocated as provided in the related Intercreditor Agreement; (ii) interest or other income earned on deposits in the Investment Accounts (other than the REO Account), in accordance with Section 3.06(b) (but only to the extent of the Net Investment
Earnings, if any, with respect to each such Investment Account for each
Collection Period); and (iii) to the extent not required to be paid to any
Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts and Reserve Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this
Agreement.

          (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Loan. As to each Specially
Serviced Mortgage Loan and each such REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same basis and the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to each Specially Serviced
Mortgage Loan

                                      173

and each REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof. As to each Specially Serviced Mortgage Loan and each
REO Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a); provided, with respect to any Serviced Whole Loan, earned but unpaid Special Servicing Fees shall first be payable monthly out of general collections on the applicable Serviced Whole
Loan or related REO Property on deposit in the related Serviced Whole Loan
Custodial Account pursuant to Section 3.05(g).

     As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected
Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal received on such Corrected Mortgage
Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a subsequent
Servicing Transfer Event occurs with respect thereto or if the related Mortgaged
Property becomes an REO Property; provided, that a new Workout Fee will become payable if and when such Mortgage Loan, Serviced Companion Loan or Serviced B
Note, as the case may be, again becomes a Corrected Mortgage Loan. If the
Special Servicer is terminated or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of
(i) any Mortgage Loan, Serviced Companion Loan or Serviced B Note that became a
Corrected Mortgage Loan during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) any
Specially Serviced Mortgage Loan for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan, Serviced
Companion Loan or Serviced B Note to be a Specially Serviced Mortgage Loan
except that the requirement of three consecutive full and timely Monthly
Payments with respect to such Mortgage Loan, Serviced Companion Loan or Serviced
B Note has not yet been satisfied as of the date of such termination or resignation and such Mortgage Loan, Serviced Companion Loan or Serviced B Note
otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout
Fee with respect to such Mortgage Loan, Serviced Companion Loan or Serviced B
Note payable only after such requirements have been met (including the requirement that three payments be made) (and any successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each
Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff or any Liquidation Proceeds; provided, no Liquidation
Fee shall be payable in connection with: (i) the purchase of any such Specially
Serviced Mortgage Loan by the Majority Certificateholder of the Controlling
Class or a Mortgage Loan Seller or in the case of a CWCapital Originated
Mortgage Loan, CWCapital (or an assignee of either such Person) pursuant to
Section 3.18 unless such Specially Serviced Mortgage Loan is sold to an assignee of the Majority Certificateholder of the Controlling Class more than 90 days after the Majority Certificateholder of the Controlling Class receives the
Option Notice and that such assignment was for no material consideration; (ii)
the purchase of any such Specially Serviced Mortgage Loan or REO Property by the
Master Servicer, the Majority Certificateholder of the Controlling Class, the
Special Servicer or the Depositor

                                      174

pursuant to Section 9.01; (iii) the purchase of any Specially Serviced Mortgage
Loan by a Serviced Companion Loan Holder or Serviced B Note Holder, as
applicable, pursuant to the related Intercreditor Agreement unless otherwise specified in the related Intercreditor Agreement; (iv) the purchase of any
Specially Serviced Mortgage Loan by a mezzanine lender pursuant to the related mezzanine loan intercreditor agreement unless such Liquidation Fee is payable by the related mezzanine lender pursuant to the terms of the related mezzanine loan intercreditor agreement or (v) the purchase of the First National Bank Center
Loan by the Majority Class FNB Certificateholder(s) pursuant to Section 6.07 (if purchased within 90 days after such purchase right is first exercisable). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee
shall be payable from, and shall be calculated by application of the Liquidation
Fee Rate to, such full or discounted payoff and/or such Liquidation Proceeds. No
Liquidation Fee will be payable with respect to any Specially Serviced Mortgage
Loan solely by virtue of such Mortgage Loan, Serviced Companion Loan or Serviced
B Note becoming a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially
Serviced Mortgage Loan described in clause (ii) of the first sentence of this paragraph; provided, however, that if any such Liquidation Proceeds are received with respect to any Corrected Mortgage Loan, and the Special Servicer is
properly entitled to a Workout Fee therefrom, such Workout Fee will be payable based on and from the portion of such Liquidation Proceeds that constitute principal and/or interest.

     Notwithstanding anything to the contrary herein, a Liquidation Fee and a
Workout Fee relating to the same Mortgage Loan, Serviced Companion Loan or
Serviced B Note shall not be paid from the same proceeds on or with respect to such Mortgage Loan, Serviced Companion Loan or Serviced B Note.

     Subject to the Special Servicer's right to receive the Special Servicing
Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special
Servicer's responsibilities and obligations under this Agreement.

          (d) Additional servicing compensation in the form of (i) all assumption fees, modification fees and earnout fees received on or with respect to Specially Serviced Mortgage Loans, (ii) fifty percent (50%) of all assumption fees, modification fees and earnout fees received on or with respect to any
Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion
Loan or Serviced B Note that is not a Specially Serviced Mortgage Loan and (iii)
all extension or modification fees actually paid by the Mortgagor in accordance with Section 3.21(b) shall be promptly paid by the Master Servicer to the
Special Servicer and shall not be required to be deposited in the Certificate
Account pursuant to Section 3.04(a) or, with respect to the Serviced Whole Loan, in the related Serviced Whole Loan Custodial Account pursuant to Section
3.04(g). Additional servicing compensation in the form of assumption fees, earnout fees and modification fees that the Master Servicer is entitled to and that are collected by the Special Servicer, shall be paid promptly to the Master
Servicer by the Special Servicer. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the REO Account, any Servicing Accounts and any Reserve

                                      175

Accounts maintained thereby; and (ii) to the extent not required to be paid to the Master Servicer as additional servicing compensation pursuant to Section
3.11(b), any Penalty Charges (to the extent not allocable to pay Advance
Interest) collected on the Specially Serviced Mortgage Loans and REO Loans;
provided, with respect to the James Center Whole Loan, Penalty Charges shall be allocated as provided in the related Intercreditor Agreement. The Special
Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section
3.07(b)) and, if and to the extent such expenses are not payable directly out of the Certificate Account, any Serviced Whole Loan Custodial Account, the REO
Account or any Serviced Whole Loan REO Account, the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

          (e) If the Master Servicer is required under this Agreement to make a
Servicing Advance, but does not make such Servicing Advance within 15 days after such Advance is required to be made, the Trustee shall, to the extent a
Responsible Officer of the Trustee has actual knowledge of such failure by the
Master Servicer to make such Advance (subject to Section 3.11(h) below), make such Advance.

          (f) (i) With respect to each Mortgage Loan (other than a Non-Serviced
Mortgage Loan), the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby with respect to such
Mortgage Loan or related Mortgaged Property for so long as such Servicing
Advance is outstanding, payable, first, out of Penalty Charges received on the
Mortgage Loan or REO Loan as to which such Servicing Advance was made and, then, once such Servicing Advance has been reimbursed pursuant to Section 3.05, out of general collections on the Mortgage Loans and REO Properties and (ii) with respect to each Serviced Whole Loan, the Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby with respect to the Serviced Whole Loan or related Mortgaged Property for so long as such Servicing Advance is outstanding, payable, first, out of Penalty Charges received on such Serviced Whole Loan or the related REO Loan, second, once such
Servicing Advance has been reimbursed pursuant to Section 3.05, out of collections on the Serviced Whole Loan or related REO Property, and third, once such Servicing Advance has been reimbursed pursuant to Section 3.05, out of general collections on the Mortgage Loans and REO Properties.

          (g) Reserved.

          (h) Notwithstanding anything to the contrary set forth herein, but subject to Section 3.20(c), none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance that it or the
Special Servicer determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance (it being understood that, notwithstanding anything herein to the contrary, the Special Servicer shall have no right to make an affirmative determination that any Servicing Advance is, or would be, recoverable and, in the absence of any determination by the Special
Servicer that a Servicing Advance is, or would be, a Nonrecoverable Servicing
Advance, all determinations of recoverability shall remain with the Master
Servicer or the Trustee, as applicable); provided, however, that the Master
Servicer may

                                      176

make an Emergency Advance notwithstanding that, at the time such Advance is made, the Master Servicer or Special Servicer may not have adequate information available in order to make a determination whether or not such advance would, if made, be a Nonrecoverable Servicing Advance. Notwithstanding the previous sentence, if the Master Servicer or Special Servicer, as applicable, shall determine that the payment of any such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the
Certificateholders and, with respect to the Serviced Whole Loans, the related
Serviced Companion Loan Holders or related Serviced B Note Holder, as a collective whole, then the Master Servicer shall make such payment from amounts in the Certificate Account or the related Serviced Whole Loan Custodial Account, as applicable. In addition, Nonrecoverable Servicing Advances (including any
Emergency Advances made pursuant to the proviso of the preceding sentence which are ultimately determined to be Nonrecoverable Servicing Advances) shall be reimbursable pursuant to Section 3.05 out of general collections on the Mortgage
Loans and REO Properties on deposit in the Certificate Account. The determination by the Master Servicer or the Trustee, as applicable, (i) that it has made a Nonrecoverable Servicing Advance or (ii) that any proposed Servicing
Advance, if made, would constitute a Nonrecoverable Servicing Advance shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, if an
Appraisal shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineering reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the
Master Servicer or the Special Servicer may have obtained and that supports such determination. In addition, any Person, in considering whether (i) any Servicing
Advance is or (ii) any proposed Servicing Advance, if made, would constitute, a
Nonrecoverable Servicing Advance, will be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts
with respect to other Mortgage Loans, the recovery of which is being deferred or delayed at the time of such consideration by the Master Servicer or, if applicable, the Trustee, in light of the fact that proceeds on the related
Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable
Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the
Special Servicer or the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master
Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

          (i) In determining the compensation of the Master Servicer or Special
Servicer, as applicable, with respect to Penalty Charges, on any Distribution
Date, the aggregate Penalty Charges collected on any Mortgage Loan, Serviced
Companion Loan or Serviced B Note since the prior Distribution Date shall be applied to reimburse (i) the Master Servicer or the

                                      177

Trustee for interest on Advances with respect to such related Mortgage Loan,
Serviced Companion Loan or Serviced B Note due with respect to such Distribution
Date and (ii) the Trust Fund for any Advance Interest or Additional Trust Fund
Expenses (excluding any Special Servicing Fees, Workout Fees and Liquidation
Fees) with respect to the related Mortgage Loan, Serviced Companion Loan or
Serviced B Note incurred since the Closing Date and not previously reimbursed out of Penalty Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of Penalty Charges the Master Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such
Mortgage Loan, Serviced Companion Loan or Serviced B Note without any such application. Notwithstanding the foregoing, Penalty Charges with respect to the
James Center Whole Loan shall be allocated in accordance with the terms of the related Intercreditor Agreement.

     Section 3.12 Inspections; Collection of Financial Statements.

          (a) The Master Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property (other than Mortgaged Properties securing Non-Serviced Mortgage Loans or Specially Serviced Mortgage Loans) at
such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every two years or, if the related Mortgage Loan has a current balance of greater than $2,000,000, at least once every year. The
Master Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Master Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Master Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Master
Servicer, upon request, shall deliver to the Trustee a copy of each such written report.

          (b) The Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for a
Specially Serviced Mortgage Loan at such times and in such manner as are consistent with the Servicing Standard. If any Mortgage Loan, Serviced Companion
Loan or Serviced B Note becomes a Specially Serviced Mortgage Loan, then as soon as practicable (and in any event within 90 days thereafter) the Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged
Property constituting collateral for such Mortgage Loan, Serviced Companion Loan or Serviced B Note. The Special Servicer shall prepare (or cause to be prepared)
a written report of each such inspection detailing the condition of the
Mortgaged Property and specifying the existence of (i) any vacancy in the
Mortgaged Property evident from such inspection that the Special Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Special Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Special Servicer, upon request, shall deliver to the
Trustee and the Master Servicer a copy of each such written report. The cost of any such inspection shall be an expense of the Trust Fund.

                                      178

          (c) The Master Servicer, in the case of any Mortgage Loan (other than
Non-Serviced Mortgage Loans or Specially Serviced Mortgage Loans), Serviced
Companion Loan, Serviced B Note, or the Special Servicer, in the case of
Specially Serviced Mortgage Loans, shall make reasonable efforts to collect promptly from each Mortgagor (other than a Mortgagor on any Credit Lease Loan)
quarterly and annual operating statements and rent rolls of the related
Mortgaged Property. In addition, the Special Servicer shall make reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each REO Property. The Master Servicer and the Special Servicer, upon request, shall each deliver copies of the collected items to the other such party and the Trustee in each case within ten days of its receipt of such request.

     Section 3.13 Reserved.

     Section 3.14 Reserved.

     Section 3.15 Access to Certain Information.

     Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Trustee, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, a holder of a Serviced Companion Loan Security, any
Serviced Companion Loan Holder or any Serviced B Note Holder, access to any documentation regarding the Mortgage Loans, the Serviced Companion Loans and the
Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that the applicable Certificateholders, Serviced
Companion Loan Security holder, Serviced Companion Loan Holder or Serviced B
Note Holder, as the case may be, shall be required to pay any photocopying costs. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license, contract or otherwise from disclosing. Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

     Section 3.16 Title to REO Property; REO Account.

          (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the
Certificateholders (and with respect to each Serviced Whole Loan, on behalf of the Certificateholders and, to the extent applicable, the related Serviced
Companion Loan Holders or Serviced B Note Holders). The Special Servicer, on
behalf of the Trust Fund (and with respect to each Serviced Whole Loan, on behalf of Certificateholders and, to the extent applicable, the related Serviced
Companion Loan Holders or Serviced B Note Holders), shall attempt to sell any
REO Property prior to the close of the third taxable year of the Trust Fund following the taxable year in which ownership of such REO

                                      179

Property is acquired for purposes of Section 860G(a)(8) of the Code, unless the
Special Servicer either (i) is granted an extension of time (an "REO Extension")
by the Internal Revenue Service to sell such REO Property is acquired or (ii)
obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the
Special Servicer, to the effect that the holding by the Trust Fund of such REO
Property subsequent to the close of such period will not (subject to Section
10.01(f)) result in the imposition of taxes on "prohibited transactions" of
REMIC L, REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC L, REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC
(for federal (or any applicable state or local) income tax purposes) at any time that any Certificates are outstanding or cause any REMIC that holds a Serviced
Companion Loan or Serviced B Note to fail to qualify as a REMIC. If the Special
Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer liquidation period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO
Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the
Certificate Account pursuant to Section 3.05(a).

          (b) The Special Servicer shall cause all funds collected and received in connection with any REO Property to be held separate and apart from its own funds and general assets. If any REO Acquisition shall occur, the Special
Servicer shall establish and maintain (or cause to be established and maintained) one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The
REO Account shall be an Eligible Account and may consist of one account for some or all of the REO Properties. If such REO Acquisition occurs with respect to the
Mortgaged Property securing the a Serviced Whole Loan, the Special Servicer shall establish an REO Account (which may be a subaccount of the REO Account)
solely with respect to such property (a "Serviced Whole Loan REO Account"), to be held for the benefit of the Certificateholders and, to the extent applicable, the related Serviced Companion Loan Holders or Serviced B Note Holders. The
Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two (2) Business Days of receipt, all REO Revenues, Liquidation Proceeds
(net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an
REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO
Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer (and with respect to any Serviced Whole Loan
REO Account, the related Serviced Companion Loan Holders or Serviced B Note
Holders) of the location of any REO Account when first established and of the new location of such REO Account prior to any change thereof.

                                      180

          (c) The Special Servicer shall cause all funds necessary for the proper operation, management, maintenance, disposition and liquidation of any
REO Property to be withdrawn from the REO Account, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one
Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and remit to the Master Servicer for deposit into the Certificate Account (or with respect to a Serviced Whole Loan, shall withdraw from the related Serviced Whole Loan REO Account, and remit to the
Master Servicer for deposit into the related Serviced Whole Loan Custodial
Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to Section 3.16(b) or this Section 3.16(c); provided, that the Special
Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property
(including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

     Section 3.17 Management of REO Property; Independent Contractors.

          (a) Prior to the acquisition of title to any Mortgaged Property securing a Defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

               (i) None of the income from Directly Operating such Mortgaged
Property would be subject to tax as "net income from foreclosure property"
within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly
Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as an REO
Property could result in income from such property that would be subject to an
REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer or its designee may (provided that in the good faith and reasonable judgment of the
Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

               (iii) Directly Operating such property as REO Property could result in income subject to an REO Tax and, in the good faith and reasonable judgment of the Special Servicer, that no commercially feasible means exists to operate such property as REO Property

                                      181

without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property
(such plan to be approved by the Majority Certificateholder of the Controlling
Class pursuant to Section 3.24(f) or, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holders or Serviced B Note Holders). Such
plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust
Fund's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective
Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

     The Special Servicer's decision as to how each REO Property shall be managed and operated shall in any event be based on the good faith and reasonable judgment of the Special Servicer as to which means would (to the extent commercially feasible) maximize the net after-tax REO Revenues received by the Trust Fund and, with respect to any Serviced Whole Loan, the Trust Fund and the related Serviced Companion Loan Holders or Serviced B Note Holders, with respect to such property without materially and adversely affecting the Special
Servicer's ability to sell such REO Property in accordance with this Agreement and, to the extent consistent with the foregoing, in accordance with the
Servicing Standard. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at the expense of the Trust Fund in connection with determinations required under this Section 3.17(a). Neither the
Special Servicer nor the Trustee shall be liable to the Certificateholders, the
Trust Fund, the other parties hereto or any Serviced Companion Loan Holder or
Serviced B Note Holder, or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust Fund, Section 3.17(b) below.
Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted
Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18 or 3.19.

          (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related
Serviced Companion Loan Holders or Serviced B Note Holders, solely for the purpose of its prompt disposition and sale in a manner that does not cause such
REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or, except as permitted by Section 3.17(a), result in the receipt of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and, with respect to a

                                      182

Serviced Whole Loan, the Certificateholders and, to the extent applicable, any related Serviced Companion Loan Holders or Serviced B Note Holders, (as
determined by the Special Servicer in its good faith and reasonable judgment)
and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to each REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO
Property, including, without limitation:

               (i) all insurance premiums due and payable in respect of such REO
Property;

               (ii) all real estate taxes and assessments in respect of such REO
Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO
Property are insufficient for the purposes set forth in the prior sentence with respect to such REO Property, the Master Servicer (at the direction of the
Special Servicer) shall advance such amount as is necessary for such purposes
(which advances shall be Servicing Advances) unless (as evidenced by an
Officer's Certificate delivered to the Trustee) such advances would, if made, constitute Nonrecoverable Servicing Advances; provided, however, that the Master
Servicer (at the direction of the Special Servicer) shall make any such
Servicing Advance if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings and such advance will be deemed to constitute a recoverable Servicing Advance.

          (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund paid by the Master Servicer at the direction of the
Special Servicer) shall be reasonable and customary in light of the nature and locality of the REO Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay, out of related REO
Revenues, all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (b) hereof, and (B) remit all related REO Revenues (net of its fees and such costs and expenses) to the Special Servicer;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such
REO Property; and

                                      183

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into an agreement with any
Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

     Section 3.18 Sale of Defaulted Mortgage Loans.

          (a) The parties hereto may sell or purchase, or permit the sale or purchase of, any Mortgage Loan only on the terms and subject to the conditions set forth in this Section 3.18, any applicable Intercreditor Agreement, or as otherwise expressly provided in or contemplated by Sections 2.03(a), 3.29, 6.07 and 9.01.

          (b) Subject to Section 6.07 in the case of the First National Bank
Center Loan, in the event that any Mortgage Loan (other than a Non-Serviced
Mortgage Loan) becomes 60 days delinquent as to any Monthly Payment (or if such
Mortgage Loan is a Balloon Mortgage Loan and is delinquent as to its Balloon
Payment, only if such Mortgage Loan is also a Specially Serviced Mortgage Loan), then the Special Servicer shall promptly so notify in writing (an "Option
Notice") the Master Servicer and the Trustee, and the Trustee shall promptly notify, in writing, the Holders of the Controlling Class and the applicable
Mortgage Loan Seller (and in the case of the CWCapital Originated Mortgage
Loans, CWCapital), and with respect to a Serviced Whole Loan, each related
Serviced Companion Loan Holder or Serviced B Note Holder. Each of the Majority
Certificateholder of the Controlling Class, the Special Servicer and the
applicable Mortgage Loan Seller (or in the case of the CWCapital Originated
Mortgage Loans, CWCapital) with respect to such Mortgage Loan (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase such Mortgage Loan from the
Trust Fund at a price equal to the Option Purchase Price upon receipt of such
Option Notice (subject, in the case of any Serviced Whole Loan, to the related
Intercreditor Agreement and, in the case of the First National Bank Center Loan, to Section 6.07 of this Agreement). The Option is exercisable from that date until terminated pursuant to subsection (f) below, and during that period the
Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust Fund shall be obligated to sell the
Mortgage Loan upon the exercise of the Option (whether exercised by the original
Holder thereof or by an assignee of such Holder), but shall have no authority to sell the Mortgage Loan other than in connection with the exercise of an Option
(or as otherwise expressly provided in or contemplated by Section 2.03(a), this
Section 3.18 or Sections 3.29, 6.07, or 9.01). Subject to subsection (e) below, any Option Holder that exercises the Option shall be required to purchase the
Mortgage Loan within four (4) Business Days of such exercise. The other party eligible to hold the Option set forth above may at any time notify the Trustee in writing and the Trustee will notify the current Option Holder of such party's desire to exercise the Option. If the Option Holder (i) does not exercise the
Option within the allotted time set forth herein for such Option Holder or (ii)
surrenders its right to exercise the Option, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the other party eligible to hold the

                                      184

Option of its rights thereunder. If any Option Holder assigns the Option to a third party pursuant to subsection (d) below, then it shall so notify the
Trustee in writing (and shall include in such notice the relevant contact information for such third party), and the Trustee shall promptly notify the other party eligible to hold the Option set forth above of its rights hereunder.

     Notwithstanding the foregoing paragraph, the Majority Certificateholder of the Controlling Class or its assignee shall have the exclusive right to exercise its Option prior to any exercise of the Option by the Special Servicer or its assignee; provided, however, if the Option is not exercised by the Majority
Certificateholder of the Controlling Class or its assignee within 60 Business
Days of the Option Notice then the Special Servicer or its assignee shall have the exclusive right to exercise its Purchase Option, and the Special Servicer or its respective assignee may exercise such Option at any time during the 30
Business Day period immediately following the earlier of the expiration of such initial 60-day period or receipt by the Special Servicer of written notice from the Majority Certificateholder of the Controlling Class that it shall not exercise its Option during such initial 60-day period, provided, however, if the
Option is not exercised by the Special Servicer or its assignee within 30
Business Days, the applicable Mortgage Loan Seller (or in the case of the
CWCapital Originated Mortgage Loans, CWCapital) or its assignee shall have the exclusive right to exercise its Purchase Option for a period of 30 Business Days immediately following such prior 30 Business Day period. Following the expiration of such 30 Business Day period, the Majority Certificateholder of the
Controlling Class shall again have the exclusive right to exercise or assign the
Purchase Option.

     For the avoidance of doubt, it is understood that the recalculation of the
Option Purchase Price pursuant to subsection 3.18(c) does not extend or reset the time within which any Option Holder has the right to exercise its Option.

          (c) The "Option Purchase Price" of a Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or Serviced Companion Loan shall be an amount equal to the fair value of such Mortgage Loan or Serviced Companion Loan, as determined by the Special Servicer; provided, no Mortgage Loan Seller (or in the case of the CWCapital Originated Mortgage Loans, CWCapital) may exercise its
Option at a price other than an amount equal to the Purchase Price of such
Mortgage Loan without the consent of the Majority Certificateholder of the
Controlling Class. Prior to the Special Servicer's determination of fair value referred to above, the fair value of such Mortgage Loan or Serviced Companion
Loan shall be deemed to be an amount equal to the Purchase Price, including any
Prepayment Premium or yield maintenance charge then payable upon the prepayment of such Mortgage Loan or Serviced Companion Loan. The Special Servicer shall determine the fair value of such Mortgage Loan or Serviced Companion Loan, as applicable, as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or delinquent in respect of its Balloon Payment (but in any event, not earlier than 75 days after the receipt by the Special Servicer of the
Mortgage Loan File and Servicing File relating to such Mortgage Loan), and the
Special Servicer shall promptly notify the Option Holder (and the Trustee, each of the other party set forth above that could become the Option Holder and, if applicable, the Serviced Companion Loan Holder) of the applicable Option
Purchase Price. The Special Servicer is required to recalculate the fair value of the Mortgage Loan or Serviced Companion Loan, as applicable, based upon a material change in circumstances or the receipt of new information; provided that the Special Servicer shall be required to recalculate the fair value of the
Mortgage Loan or Serviced Companion Loan, as

                                      185

applicable, if the time between the date of last determination of the fair value of the Mortgage Loan or Serviced Companion Loan, as applicable, and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the
Special Servicer shall be required to promptly notify in writing each Option
Holder (and the Trustee, each of the other party set forth above that could become the Option Holder and, if applicable, the Serviced Companion Loan Holder)
of the revised applicable Option Purchase Price. In determining fair value, the
Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it, or the Master Servicer, may have obtained in accordance with this Agreement within the prior twelve (12) months;
any views on fair value expressed by investors in mortgage loans comparable to the Mortgage Loan or Serviced Companion Loan, as applicable (provided that the
Special Servicer shall not be required to solicit such views); the period and amount of any delinquency on the Mortgage Loan or Serviced Companion Loan, as
applicable; whether the Mortgage Loan or Serviced Companion Loan, as applicable, in the Special Servicer's actual knowledge and reasonable and good faith judgment, is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan or Serviced Companion Loan, as applicable, if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust Fund's obligation to dispose of any foreclosed Mortgaged Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders.

          (d) Any Option relating to a Mortgage Loan shall be assignable to a third party (other than a Person whose purchase of the Mortgage Loan would violate the terms of any related Intercreditor Agreement or related mezzanine loan intercreditor agreement) by the Option Holder at its discretion at any time after its receipt of the Option Notice, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon notice
(together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

          (e) If the Majority Certificateholder of the Controlling Class, the
Special Servicer, the applicable Mortgage Loan Seller or CWCapital in the case of a CWCapital Originated Mortgage Loan (if the Option Purchase Price is other than the Purchase Price), or an Affiliate of any of them elects to exercise the
Option, the Trustee shall be required to determine whether the Option Purchase
Price constitutes a fair price for the Mortgage Loan and, if applicable, each related Serviced Companion Loan as provided in subsection (k) below. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business
Days). In doing so, the Trustee may rely on the most recent Appraisal or the opinion of another expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with the requirements of this Agreement. If the Trustee were to conclude that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall determine the fair market value taking into account the objections of the Trustee hereunder.

                                      188

          (f) The Option shall terminate, and shall not be exercisable as set forth in clause (b) above (or if exercised, but the purchase of the Mortgage
Loan has not yet occurred, shall terminate and be of no further force or effect)
if the Mortgage Loan is no longer delinquent as set forth above because (i) the
Mortgage Loan ceases to be a Specially Serviced Mortgage Loan, (ii) the Mortgage
Loan has been subject to a workout arrangement, (iii) the Mortgage Loan has been foreclosed upon, or otherwise resolved (including by a full or discounted pay-off) or (iv) the Mortgage Loan has been purchased by the applicable Mortgage
Loan Seller (or in the case of the CWCapital Originated Mortgage Loans,
CWCapital) pursuant to Section 2.03 or by the Depositor or the Master Servicer
or otherwise pursuant to Section 9.01.

          (g) Unless and until an Option Holder, Serviced B Note Holder or other
Person holding a purchase right and permitted to purchase in accordance with this Section 3.18 or otherwise exercises an Option or such purchase right, the
Special Servicer shall continue to service and administer the Mortgage Loan
(other than the Non-Serviced Mortgage Loan) or the Serviced Whole Loan, as
applicable, in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including Workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

          (h) Subject to subsections (a) through (g) above, the Special Servicer shall act on behalf of the Trust Fund and, with respect to any Serviced Whole
Loan, the Trust Fund and the related Serviced Companion Loan Holders or Serviced
B Note Holder in negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgage Loan pursuant to this
Section 3.18, and the collection of all amounts payable in connection therewith.
In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Certificate Account.
Any sale of a Mortgage Loan shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the
Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder, Serviced Companion Loan Holder or
Serviced B Note Holder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (i) Any sale of a Mortgage Loan pursuant to this Section 3.18 shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event). The Option Purchase Price for any Mortgage Loan purchased under this Section 3.18 shall be deposited into the Certificate Account and the Trustee, upon receipt of an Officer's
Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Mortgage
Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser.

                                      187

          (j) Subject to subsection (k) below, a Mortgage Loan related to the
Serviced Whole Loan may be sold pursuant to an Option upon the exercise of such
Option and delivery of written notice of the Option Purchase Price thereof, to any related Serviced Companion Loan Holder or Serviced B Note Holder, as
applicable.

          (k) (i) With respect to the DDR/Macquarie Mervyn's Portfolio Mortgage
Loan, upon receipt of notice by the Master Servicer or the Trustee from the GE
2005-C4 Special Servicer that the DDR/Macquarie Mervyn's Portfolio Whole Loan has become a "Defaulted Mortgage Loan" (as defined in the GE 2005-C4 Pooling and
Servicing Agreement), which notice shall also set forth the fair value of the
DDR/Macquarie Mervyn's Portfolio Mortgage Loan, the Trustee shall give such notice to the Majority Certificateholder of the Controlling Class. The Majority
Certificateholder of the Controlling Class, upon receipt of such notice, shall have the right to purchase the DDR/Macquarie Mervyn's Portfolio Mortgage Loan
(but not any DDR/Macquarie Mervyn's Portfolio Companion Loans) at the fair value price set forth in the notice. Such purchase option shall otherwise be on the same terms as the purchase option provided herein in this Section 3.18 except that such option shall terminate in accordance with the terms of the GE 2005-C4
Pooling and Servicing Agreement.

               (ii) With respect to the Design Center of the Americas Mortgage
Loan, upon receipt of notice by the Master Servicer or the Trustee from the GE
2005-C4 Special Servicer that the Design Center of the Americas Whole Loan has become a "Defaulted Mortgage Loan" (as defined in the GE 2005-C4 Pooling and
Servicing Agreement), which notice shall also set forth the fair value of the
Design Center of the Americas Mortgage Loan, the Trustee shall give such notice to the Majority Certificateholder of the Controlling Class. The Majority
Certificateholder of the Controlling Class, upon receipt of such notice, shall have the right to purchase the Design Center of the Americas Mortgage Loan (but
not the Design Center of the Americas Companion Loan) at the fair value price set forth in the notice. Such purchase option shall otherwise be on the same terms as the purchase option provided herein in this Section 3.18 except that such option shall terminate in accordance with the terms of the GE 2005-C4
Pooling and Servicing Agreement.

               (iii) Notwithstanding anything herein to the contrary, with respect to the James Center Whole Loan, this Agreement does not confer on any
Option Holder the right to exercise any Option with respect to any James Center
Companion Loan.

               (iv) With respect to The Outlets at Hershey Whole Loan, any purchase of The Outlets at Hershey Mortgage Loan shall be subject to the purchase rights of The Outlets at Hershey B Note Holder as set forth in Section
7 of The Outlets at Hershey Intercreditor Agreement and Section 3.32 of this
Agreement.

               (v) With respect to the Seven Springs Village Whole Loan, any purchase of the Seven Springs Village Mortgage Loan shall be subject to the purchase rights of the Seven Springs Village B Note Holder as set forth in
Section 13 of the Seven Springs Village Intercreditor Agreement and Section 3.29
of this Agreement.

                                      188

     Section 3.19 Sale of REO Property.

          (a) The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property only on the terms and subject to the conditions set forth in this Section 3.19.

          (b) Subject to Section 6.07 in the case of the First National Bank
Center Loan, the Special Servicer shall use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders (and with respect to any Serviced Whole Loan, the Certificateholders and, to the extent applicable, any related Serviced Companion Loan Holders or Serviced B Note Holders) in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16(a). The Special Servicer shall accept the first
(and, if multiple offers are contemporaneously received, highest) cash offer received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Certificate Account, except that portion of any proceeds constituting Excess Liquidation Proceeds shall be deposited in the Excess
Liquidation Proceeds Reserve Account.

          (c) The Special Servicer shall give the Trustee and the Master
Servicer (and with respect to each Serviced Whole Loan, the related Serviced
Companion Loan Holders or Serviced B Note Holders, and with respect to REO
Property related to the First National Bank Center Loan, the Class FNB
Representative) not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit an offer to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

          (d) Whether any cash offer constitutes a fair price for any REO
Property for purposes of Section 3.19(b) shall be determined by the Special
Servicer, if the highest offeror is a Person other than the Special Servicer or an Affiliate of the Special Servicer, and by the Trustee, if the highest offeror is the Special Servicer or an Affiliate of the Special Servicer; provided, however, that no offer from the Special Servicer or an Affiliate of the Special
Servicer shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from the Special Servicer or an Affiliate of the Special Servicer represents a fair price for any such REO
Property, the Trustee shall be supplied with and shall rely on the most recent
Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12 month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser retained by the
Special Servicer. Such appraiser shall be selected by the Special Servicer if neither the Special Servicer nor any of its Affiliates is making an offer with respect to an REO Property and shall be selected by the Master Servicer if the
Special Servicer or any of its Affiliates is making such an offer. The cost of any such narrative appraisal shall be covered by,

                                      189

and shall be reimbursable as, a Servicing Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account
(in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from the Special Servicer or an Affiliate of the
Special Servicer constitutes a fair price for any such REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Serviced Whole Loan, as applicable, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section
3.16(a). The Purchase Price (which, in connection with the administration of an
REO Property related to a Serviced Whole Loan, shall be construed and calculated as if the loans in such Serviced Whole Loan together constitute a single
Mortgage Loan thereunder) for any REO Property shall in all cases be deemed a fair price.

          (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trust Fund (and with respect to the Serviced Whole
Loans, the related Serviced Companion Loan Holders or Serviced B Note Holder)
(in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the
Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Certificate Account or the applicable Serviced Whole Loan
Custodial Account, as the case may be. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder,
Serviced Companion Loan Holder or Serviced B Note Holder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

          (f) Any sale of any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event).

          (g) Notwithstanding any of the foregoing paragraphs of this Section
3.19, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the
Certificateholders and with respect to the Serviced Whole Loans, the related
Serviced Companion Loan Holders or the related Serviced B Note Holders, as a collective whole, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, with respect to the Serviced
Whole Loans, in the best interests of the Certificateholders and, to the extent applicable, any related Serviced Companion Loan Holders or Serviced B Note
Holders, as a collective whole, (for example, if the prospective buyer making the lower offer is more likely to

                                      190

perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

     Section 3.20 Additional Obligations of the Master Servicer and the Special
Servicer.

          (a) Reserved.

          (b) The Master Servicer and the Special Servicer, as applicable, shall each deliver to the other and to the Trustee (for inclusion in the Mortgage
File) copies of all Appraisals, environmental reports and engineering reports
(or, in each case, updates thereof) obtained with respect to any Mortgaged
Property or REO Property.

          (c) Subject to the following paragraph, the Master Servicer shall have the obligation to make any Servicing Advance that it is requested by the Special
Servicer to make within five (5) days of the Master Servicer's receipt of a written request therefor, which request may be sent electronically. The Special
Servicer shall be relieved of any obligations with respect to an Advance that it requests the Master Servicer to make (regardless of whether or not the Master
Servicer shall make such Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the
Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

     Notwithstanding the foregoing provisions of this Section 3.20(c), the
Master Servicer shall not be required to make at the Special Servicer's direction any Servicing Advance, if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special
Servicer is directing the Master Servicer to make either (i) although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is
or would be, if made, a Nonrecoverable Servicing Advance, or (ii) the making of such advance was or would be in violation of the Servicing Standard or the terms and conditions of this Agreement. The Master Servicer shall notify the Special
Servicer in writing of such determination. Such notice shall not obligate the
Special Servicer to make any such proposed Servicing Advance.

          (d) Except as provided below, upon the earliest of (i) the date on which any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced
Companion Loan or a Serviced B Note becomes a Modified Mortgage Loan, (ii) the
90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or
Serviced Companion Loan or a Serviced B Note (or the 150th day with respect to a
Balloon Payment for which the Mortgagor has produced a written refinancing commitment pursuant to clause (1) of the definition of "Specially Serviced
Mortgage Loan"), (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan
(other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan or Serviced
B Note, (iv) the 60th day following any bankruptcy or similar proceedings involving a Mortgagor and (v) the date on which the Mortgaged Property securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced
Companion Loan or Serviced B Note becomes an REO Property (each such Mortgage
Loan or Serviced Companion Loan or Serviced B Note and any related REO Loan, a

                                      191

"Required Appraisal Loan"), the Special Servicer, shall request and, within 30 days of the occurrence of such event (or such longer period as the Special
Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such) obtain an Appraisal of the related
Mortgaged Property; provided, however, that such Appraisal shall not be required if an Appraisal of such Mortgaged Property had previously been obtained within the prior twelve months, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any such
Appraisal shall be covered by the Master Servicer and shall be reimbursable as a
Servicing Advance.

     With respect to each Required Appraisal Loan (unless such loan has become a
Corrected Mortgage Loan and no other Servicing Transfer Event, or other event that would cause the loan to be a Required Appraisal Loan, has occurred), the
Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which will be covered by the Master Servicer, and reimbursable as, a
Servicing Advance by the Master Servicer). Based upon such Appraisal, the
Special Servicer shall determine and report to the Trustee the Appraisal
Reduction Amount, if any, with respect to such loan. The Special Servicer shall deliver a copy of any such Appraisal to the Master Servicer (who shall review the calculations of the Special Servicer) and, with respect to any such
Appraisal related to a Serviced Whole Loan, to each related Serviced Companion
Loan Holder or Serviced B Note and, with respect to any such appraisal related to the First National Bank Center Loan, to the Class FNB Representative.

     Notwithstanding the foregoing, if a Required Appraisal Loan has a principal balance of less than $2,000,000, a desktop estimation of value by the Special
Servicer may be substituted for any Appraisal otherwise required pursuant to this Section 3.20(d); provided, that the Special Servicer may, with the consent of the Majority Certificateholder of the Controlling Class, order an Appraisal at the expense of the Trust Fund.

          (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the aggregate of all Balloon
Payment Interest Shortfalls incurred in connection with Balloon Payments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage
Loan) during the most recently ended Collection Period.

          (f) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the sum of (A) the lesser of
(i) the aggregate of all Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Loans (other than
Late Due Date Mortgage Loans and Non-Serviced Mortgage Loans) during the most recently ended Collection Period, and (ii) the aggregate Master Servicing Fees received by the Master Servicer during such Collection Period and (B) the aggregate of all Extraordinary Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received in respect of Late Due Date
Mortgage Loans during the most recently ended Collection Period.

                                      192

          (g) With respect to any ARD Loans, the Master Servicer shall apply all
Monthly Payments and any other sums due, in accordance with the terms of the related ARD Loan.

          (h) Subject to Section 3.21(a)(iv), with respect to any ARD Loans, the
Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than request for collection, until the maturity date of the related Mortgage Loan. The foregoing shall not limit the Master Servicer's and Special Servicer's obligation to establish or direct the related Mortgagor to establish a Lock-Box Account pursuant to Section 3.25.

          (i) The Master Servicer shall be entitled to waive the application of any provision in any ARD Loan that requires that the property manager of the related Mortgaged Property be discharged if such ARD Loan is not paid in full on its Anticipated Repayment Date.

          (j) With respect to each Mortgage Loan (other than a Non-Serviced
Mortgage Loan) or Serviced Companion Loan or Serviced B Note that upon the occurrence of certain events permits the Master Servicer to apply the proceeds of the release of any earnout reserve to the exercise of a Defeasance Option, the Master Servicer shall only exercise such Defeasance Option in accordance with Section 3.08 of this Agreement.

          (k) To the extent consistent with the terms of the applicable Mortgage
Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan or
Serviced B Note, the Master Servicer shall exercise its option to apply any proceeds of the release of the related earnout reserve to prepayment or defeasance, as applicable, of such Mortgage Loan or Serviced Companion Loan or
Serviced B Note.

          (l) Upon the application of the proceeds of the release of any earnout reserve to the prepayment of the related Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or, if applicable, the Serviced Companion Loan or
Serviced B Note, the Master Servicer shall calculate, based upon the Maturity
Date, Mortgage Rate and remaining outstanding principal balance of such Mortgage
Loan or Serviced Companion Loan or Serviced B Note, a revised schedule upon which the remaining amount of principal and interest due upon such Mortgage Loan or Serviced Companion Loan or Serviced B Note shall be amortized until its
Maturity Date. The Master Servicer shall deliver a copy of such revised amortization schedule to the related Mortgagor with an instruction to thereafter make Monthly Payments in accordance with the revised schedule.

          (m) The Master Servicer shall provide written direction to each lessor under a Ground Lease requesting that upon any default by the lessee, notice thereof be provided to the Master Servicer to the extent required by the Ground
Lease.

          (n) The Master Servicer and the Special Servicer shall take all such action as may be required to comply with the terms and conditions precedent to payment of claims under the Environmental Policy and in order to maintain, in full force and effect, such policy. Neither the Master Servicer nor the Special
Servicer shall agree to amend the Environmental Policy

                                      193

unless it shall have obtained Rating Agency Confirmation with respect to such amendment. In addition, the Master Servicer shall notify each Rating Agency of any claim under the Environmental Policy.

          (o) With respect to any fees payable to a Rating Agency in connection with an assumption, the Master Servicer or Special Servicer, as applicable, shall not approve any assumption without requiring the Mortgagor to pay any fees associated with any Rating Agency Confirmation, to the extent permitted or required under the applicable Mortgage Loan or Serviced Companion Loan documents and otherwise consistent with the Servicing Standard.

     Section 3.21 Modifications, Waivers, Amendments and Consents.

          (a) The Master Servicer and the Special Servicer each may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan or any Serviced Companion Loan or
Serviced B Note it is required to service and administer hereunder, without the consent of the Trustee, any Certificateholder or holder of a Serviced Companion
Loan or Serviced B Note, subject, however, to Sections 3.29, 3.31, 3.32 and 3.33 and each of the following limitations, conditions and restrictions:

               (i) other than as provided in Sections 3.02 and 3.08, but subject to Section 3.21(j), the Master Servicer (in such capacity) shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) with respect to, any Mortgage Loan or
Serviced Companion Loan or Serviced B Note that would (A) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder, (B) affect the obligation of the related Mortgagor to pay any
Prepayment Premium or permit a Principal Prepayment during any period when the terms of the Mortgage Loan or Serviced Companion Loan or Serviced B Note
prohibit the making of Principal Prepayments or (C) in the Master Servicer's
good faith and reasonable judgment, materially impair the security for such
Mortgage Loan or Serviced Companion Loan or Serviced B Note or reduce the likelihood of timely payment of amounts due thereon; provided, the Master
Servicer, with the consent of the Majority Certificateholder of the Controlling
Class (subject to the limitations contained in Section 3.24(g)) or in the case of the First National Bank Center Loan during a Class FNB Control Period, the consent of the Class FNB Representative (subject to the limitations contained in
Section 6.07(a)), shall have the authority to extend the due date of a Balloon
Payment for up to one year (but for no more than two such one-year extensions)
on any Mortgage Loan; provided, the Special Servicer (in such capacity) may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a)(i) with respect to, a
Specially Serviced Mortgage Loan that would have any such effect, but only if, in the Special Servicer's reasonable and good faith judgment, a material default on such Mortgage Loan, Serviced Companion Loan or Serviced B Note has occurred or a default in respect of payment on such Mortgage Loan, Serviced Companion
Loan or Serviced B Note is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, with respect to the Serviced Whole Loans, the Certificateholders and, to the extent applicable, any related Serviced

                                      194

Companion Loan Holders or Serviced B Note Holder, as a collective whole, on a present value basis, than would liquidation;

               (ii) any such action taken by the Special Servicer shall be accompanied by an Officer's Certificate to such effect and to which is attached the present value calculation which establishes the basis for such determination, a copy of which shall be delivered to the Trustee for delivery to the Rating Agencies;

               (iii) neither the Master Servicer nor the Special Servicer may extend the Stated Maturity Date of any Mortgage Loan, Serviced Companion Loan or
Serviced B Note beyond the date that is five years prior to the Rated Final
Distribution Date and, in the case of any Mortgage Loan, Serviced Companion Loan or Serviced B Note that is secured solely by a Ground Lease, the Master Servicer or the Special Servicer, as the case may be, shall give due consideration to the remaining term of such Ground Lease prior to extending the Stated Maturity Date of the Mortgage Loan, Serviced Companion Loan or Serviced B Note;

               (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) or Section 3.20(h) with respect to, any Mortgage Loan, Serviced Companion Loan or Serviced B Note that would (A) cause REMIC L, REMIC I, REMIC II or REMIC III to fail to qualify as a
REMIC under the Code or (subject to Section 10.01(f)) result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan,
Serviced Companion Loan or Serviced B Note to cease to be a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code (neither the Master
Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special
Servicer shall rely on opinions of counsel in making such decisions);

               (v) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding
Mortgage Loan, Serviced Companion Loan or Serviced B Note, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined, in its reasonable and good faith judgment, based upon an Environmental Assessment performed within the twelve months prior to such determination (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate) prepared by an Independent Person who regularly conducts Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous
Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

               (vi) neither the Master Servicer nor the Special Servicer shall, with respect to a Mortgage Loan, Serviced Companion Loan or Serviced B Note,
other than a

                                      195

Specially Serviced Mortgage Loan release or substitute any collateral securing an outstanding Mortgage Loan, Serviced Companion Loan or Serviced B Note except as provided in Sections 3.08 and 3.09(d) and except in the case of a release where (A) the use of the collateral to be released will not, in the Master
Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan, Serviced Companion Loan or Serviced B Note in an amount at least equal to, or a delivery of substitute collateral with an Appraised Value at least equal to, the Appraised Value of the collateral to be released, (C) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the
case may be, good faith and reasonable judgment, adequate security for the
Mortgage Loan, Serviced Companion Loan or Serviced B Note and (D) the Master
Servicer or Special Servicer, as applicable, has received Rating Agency
Confirmation with respect to such release or substitution; provided, that (x)
the limitations, conditions and restrictions set forth in clauses (i) through
(vi) above shall not apply to any modification of any term of any Mortgage Loan,
Serviced Companion Loan or Serviced B Note or any other acts referenced in this
Section 3.21(a) that is required under the terms of such Mortgage Loan, Serviced
Companion Loan or Serviced B Note in effect on the Closing Date and that is solely within the control of the related Mortgagor, and (y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special
Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. Neither the Master
Servicer nor the Special Servicer may extend the Maturity Date on any Mortgage
Loan, Serviced Companion Loan or Serviced B Note except pursuant to this Section
3.21(a) or as otherwise required under the related loan documents;

               (vii) the Master Servicer shall not consent to any assumption of a Mortgage Loan, any Serviced Companion Loan or Serviced B Note or release of any earnout reserve amounts with respect to any Specified Earnout Reserve Loan unless the Special Servicer shall have approved such assumption or release in writing; and

               (viii) the Master Servicer shall not consent to (A) any waiver related to the conditions for release or reduction of reserves, (B) any waivers relating to the establishment of reserves, (C) waivers of any requirements regarding additional collateral or (D) waivers of any Lock-Box requirements, unless the Special Servicer has approved such waiver in writing.

          (b) Notwithstanding anything to the contrary herein, but subject to
Section 3.21(a)(iii) and the Servicing Standard, following any extensions of the due date by the Master Servicer pursuant to subsection (a)(i) above, the Special
Servicer (and not the Master Servicer), with the consent of the Majority
Certificateholder of the Controlling Class (subject to the limitations contained in Section 3.24(g)), may extend the due date of a Balloon Payment for an additional period not to exceed four years, provided that such extension would not cause an Adverse REMIC Event or an Adverse Grantor Trust Event with respect to the Grantor Trust. In connection with such an extension of the due date approved by the Special Servicer in accordance with this subsection (b), the
Special Servicer shall process all requests and related documentation and shall be entitled to retain 100% of any modification fee or extension fee that

                                      196

is actually paid by the related Mortgagor. The Special Servicer shall promptly notify the Master Servicer of any extension granted by the Special Servicer in accordance with this paragraph.

          (c) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust Fund, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.21(a) is reasonably likely to produce a greater recovery to Certificateholders (and with respect to the Serviced Whole Loan, the
Certificateholders and, to the extent applicable, any related Serviced Companion
Loan Holders or Serviced B Note Holders), as a collective whole, on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Master Servicer or Special Servicer and the Master Servicer or
Special Servicer was not negligent in ascertaining the pertinent facts. The
Master Servicer shall not have any liability to the Trust Fund, the
Certificateholders or any other Person with respect to the Special Servicer's approval, disapproval or delay in processing any assumption, earnout release or reserve release as provided in Section 3.21(a)(vii) or (viii).

          (d) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to any
Certificateholder, Serviced Companion Loan Holder or Serviced B Note Holder, as
applicable, be added to the unpaid principal balance of the related Mortgage
Loan or Serviced Companion Loan or Serviced B Note, notwithstanding that the terms of such Mortgage Loan or Serviced Companion Loan or Serviced B Note or
such modification, waiver or amendment so permit.

          (e) The Master Servicer and, with respect to a Specially Serviced
Mortgage Loan, the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan, Serviced Companion Loan or
Serviced B Note and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable or customary fee (not to exceed 1.0% of the unpaid principal balance of the related
Mortgage Loan, Serviced Companion Loan or Serviced B Note) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

          (f) Except for waivers of Penalty Charges and notice periods, all material modifications, waivers and amendments of the Mortgage Loans or any
Serviced Companion Loan or Serviced B Note entered into pursuant to this Section
3.21 shall be in writing.

          (g) Each of the Master Servicer and the Special Servicer shall notify the Trustee and each related Serviced Companion Loan Holder or Serviced B Note
Holder, if any, or the Class FNB Representative, if applicable, in writing, of any modification, waiver (other than a waiver of Penalty Charges) or amendment of any term of any Mortgage Loan (other than any Non-Serviced Mortgage Loan, unless notified of any such amendment by the related Non-Serviced Mortgage Loan
Service Provider) or any Serviced Companion Loan or Serviced B Note and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the

                                      197

related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten
Business Days) following the execution thereof.

          (h) The Master Servicer or Special Servicer, as applicable, shall not waive the payment of any fees by a Mortgagor that may be due or partially due to the other party without such other party's consent.

          (i) The failure of the Special Servicer to respond to the Master
Servicer within ten (10) Business Days (or such longer period as may be required or permitted with respect to any Serviced Whole Loan by the related
Intercreditor Agreement or this Agreement) of the Master Servicer's written request (such request to include sufficient information regarding the applicable
Mortgage Loan, Serviced Companion Loan or Serviced B Note and a written recommendation and rationale therefor with respect to such request) for any approval or consent required hereunder, shall be deemed to constitute a grant of such request for approval or consent.

          (j) Notwithstanding the foregoing provisions of this Section 3.21, but subject to Sections 3.31, 3.32 and 3.33, (i) any modifications, waivers or amendments to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan or Design
Center of the Americas Mortgage Loan shall be subject to the conditions set forth in the GE 2005-C4 Pooling and Servicing Agreement and (ii) the Master
Servicer shall not agree to any material modification, material waiver or material amendment of any term of any other Mortgage Loan unless (A) the Master
Servicer shall have notified the Special Servicer of the request for the material modification and provided its written recommendation, analysis and any other related documents in the possession or control of the Master Servicer reasonably requested by the Special Servicer to the Special Servicer, (B) the
Special Servicer shall have approved such material modification, notified the
Majority Certificateholder of the Controlling Class of the request for such approval and of the Master Servicer's and its own approval of such material modification and shall have submitted to the Majority Certificateholder of the
Controlling Class each of the documents submitted to the Special Servicer by the
Master Servicer and (C) the Majority Certificateholder of the Controlling Class
(subject to the limitations contained in Section 3.24(g)) shall have also approved such material modification; provided, however, that the Special
Servicer shall advise the Majority Certificateholder of the Controlling Class of
its approval (if any) of such material modification promptly upon (but in no case to exceed ten (10) Business Days (or such longer period as may be required or permitted with respect to the Serviced Whole Loan by the related
Intercreditor Agreement or this Agreement)) its receipt of such notice, recommendation, analysis and any reasonably requested documents from the Master
Servicer; provided, further, that if the Majority Certificateholder of the
Controlling Class does not reject such recommendation within five Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Majority Certificateholder of the Controlling
Class may reasonably request, then the material modification shall be deemed approved. Unless required by the related Mortgage Loan documents or the
Servicing Standard, neither the Master Servicer nor Special Servicer shall approve such material modification unless the Mortgagor shall agree to pay all fees and costs associated with such material modification (unless such condition shall have been waived by the Majority Certificateholder of the Controlling
Class).

                                      198

          (k) For purposes of clarification of this Section 3.21 but without limiting any other requirements of the Section other than as set forth in this paragraph, so long as CWCapital is the Primary Servicer with respect to the
CWCapital Originated Mortgage Loans, each of the following circumstances shall not require the consent or approval of the Master Servicer and instead CWCapital as Primary Servicer may obtain such consent or approval directly from the
Special Servicer: (i) any modification, waiver, consent or amendment under any
Mortgage Loan requiring the consent or approval of the Special Servicer or other
Person under this Agreement; (ii) consent or approval of any waiver of any due-on-sale provision or of any assignment and assumption of the Mortgaged
Property; (iii) consent or approval of any assignment of direct or indirect ownership interests in the Mortgaged Property or in the Mortgagor not expressly permitted in the mortgage loan documents; (iv) consent or approval of any waiver of a due-on-encumbrance provision or of the entering into any additional indebtedness by the Mortgagor; (v) any determination of whether or not to release any condemnation proceeds or proceeds of any casualty insurance policy to the Mortgagor or another Person; (vi) approval of any provisions regarding the establishment, maintenance or termination of any reserve fund, escrow account, letter of credit or other additional collateral; (vii) approval of any draw on or release of any letter of credit or other additional collateral under the Mortgage Loan; and (viii) any approval of a new, modified, terminated or amended lease for more than 20% of the net rentable area of the property or
10,000 square feet (whichever is less).

     Section 3.22 Transfer of Servicing Between Master Servicer and Special
Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or
Serviced Companion Loan or Serviced B Note and if the Master Servicer is not
also the Special Servicer, the Master Servicer shall promptly give notice to the
Special Servicer thereof (and, in the case of the First National Bank Center
Loan, the Class FNB Representative), and deliver the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special
Servicer with all information, documents (or copies thereof) and records
(including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan, Serviced Companion Loan or Serviced B
Note and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer.
The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing
Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan
(other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan or Serviced
B Note, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information.

     Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall promptly give notice to the Master Servicer
(and, in the case of the First National Bank Center Loan, the Class FNB
Representative), and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master
Servicer, the Special Servicer's obligation to service such Mortgage Loan,
Serviced Companion Loan or Serviced B Note, and the Special Servicer's right to receive the Special Servicing Fee with

                                      199

respect to such Mortgage Loan, Serviced Companion Loan or Serviced B Note, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan, Serviced Companion Loan or Serviced B Note in accordance with this Agreement shall resume.

     Notwithstanding other provisions in this Agreement to the contrary, the
Master Servicer shall remain responsible for the billing and collection, accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided, that the Special Servicer shall establish procedures for the Master
Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced
Mortgage Loan and the related Mortgaged Property.

     The Master Servicer, upon the occurrence of a Servicing Transfer Event with respect to any Serviced Companion Loan or Serviced B Note, and the Special
Servicer upon a determination that such Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, shall promptly give written notice thereof to the related Serviced Companion Loan Holders or Serviced B Note Holders.

          (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan, Serviced Companion Loan or Serviced B Note information, including correspondence with the related Mortgagor.

          (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the
Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

     Section 3.23 Sub-Servicing Agreements.

          (a) The Master Servicer and, with the consent of the Majority
Certificateholder of the Controlling Class, the Special Servicer may enter into
Sub-Servicing Agreements for the servicing and administration of all or a part of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced
Companion Loans or Serviced B Note for which it is responsible hereunder, provided, that in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and shall provide that the Sub-Servicer will maintain errors and omissions insurance and fidelity bond coverage as required of the Master Servicer or the Special Servicer, as applicable, under Section
3.07 hereof; (ii) provides that if the Master Servicer or the Special Servicer, as applicable, shall for any reason no longer be the Master Servicer or the
Special Servicer, as applicable, hereunder (including, without limitation, by reason of an Event of Default or their termination hereunder), the Trustee, its designee or any successor Master Servicer or successor Special Servicer, as applicable, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as applicable, under such agreement; (iii) except with respect to any Sub-Servicing Agreement entered into by the Special Servicer, expressly or effectively provides that (if the Master Servicer and the Special
Servicer are not the same

                                      200

Person) such agreement shall terminate with respect to any Mortgage Loan,
Serviced Companion Loan or Serviced B Note serviced thereunder at the time such
Mortgage Loan, Serviced Companion Loan or Serviced B Note becomes a Specially
Serviced Mortgage Loan; (iv) requires that the Master Servicer or the Special
Servicer, as applicable, consent to any modification to the terms of a Mortgage
Loan, Serviced Companion Loan or Serviced B Note pursuant to Section 3.21
(provided that in the case of the CWCapital Originated Mortgage Loans, in circumstances where the consent or approval of the Special Servicer would be required under Section 3.08 or Section 3.21, the Primary Servicer may obtain such consent or approval directly from the Special Servicer; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vi) provides that the Depositor is an express third-party beneficiary thereof with respect to provisions relating to compliance with Article XII of this Agreement; and (vii) provides that it is subject to immediate termination by the Master Servicer or Special Servicer, as applicable, if the Sub-Servicer fails to comply with any applicable certification or attestation requirements pursuant to Article XII of this
Agreement. Termination penalties or fees incurred under any such Sub-Servicing
Agreement shall not be an obligation of, or expense chargeable to, the
Certificateholders or the Trust Fund. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as applicable, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as applicable; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Servicing Advances and Delinquency
Advances shall be deemed to have been advanced by the Master Servicer, out of its own funds and, accordingly, such Advances shall be recoverable by such
Sub-Servicer in the same manner and out of the same funds as if such
Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) or
Section 4.03(e), as applicable, such interest to be allocable between the Master
Servicer and such Sub-Servicer as they may agree. For purposes of this
Agreement, the Master Servicer shall be deemed to have received any payment when the Sub-Servicer receives such payment.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

          (c) As part of its servicing activities hereunder, the Master Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the
Certificateholders and, with respect to the Serviced Whole Loans and the related
Serviced Companion Loan Holders or Serviced B Note Holders, shall (at no expense to the Trustee, the Certificateholders, the Serviced Companion Loan Holders,
Serviced B Note Holders and the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer retained by it under the related
Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time by the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard.

          (d) In the event the Trustee, its designee or any successor Master
Servicer or successor Special Servicer, as applicable, assumes the rights and obligations of the Master

                                      201

Servicer or the Special Servicer, as applicable, under any Sub-Servicing
Agreement, the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage
Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

          (e) Notwithstanding any Sub-Servicing Agreement, but subject to
Section 12.10, the Master Servicer or the Special Servicer, as applicable, shall remain obligated and liable to the Trustee, the Certificateholders and, with respect to the Serviced Whole Loan, the related Serviced Companion Loan Holders or Serviced B Note Holders for the servicing and administration of the Mortgage
Loans and the Serviced Whole Loans in accordance with the provisions of this
Agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and the Serviced Whole
Loans for which it is responsible.

          (f) The Master Servicer has entered into the Primary Servicing
Agreement with the Primary Servicer with respect to the servicing and administration of the CWCapital Originated Mortgage Loans.

     Section 3.24 Designation of Special Servicer by the Majority
Certificateholder of the Controlling Class.

          (a) Subject to the rights of the Serviced Companion Loan Holders or
Serviced B Note Holders pursuant to the applicable Intercreditor Agreements, the
Majority Certificateholder of the Controlling Class may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer, including pursuant to Section 7.01. Such Holders shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to Rating Agency Confirmation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies, the Master Servicer and the Special Servicer. The designated Person shall become the Special
Servicer as of the date the Trustee shall have received: (i) written confirmation from the Rating Agencies stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings of the outstanding Classes of the Certificates or, if applicable, Serviced Companion
Loan Securities would be qualified (including by placement on "negative credit watch"), downgraded or withdrawn; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person;
and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or the Holders that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.24 and all other applicable provisions of this
Agreement, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned or been replaced simultaneously with such designated Person becoming the Special Servicer hereunder; provided, however, that (i) the resigning or replaced Special
Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement

                                      202

on or prior to the effective date of such resignation or replacement, and (ii)
it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation or replacement. Such resigning or replaced Special Servicer shall cooperate with the Trustee, the Master Servicer and the replacement Special Servicer in effecting the termination of the resigning or replaced Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in the REO Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially
Serviced Mortgage Loans and REO Properties. The Majority Certificateholder of
the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer other than in the case of a replacement due to the Special Servicer being terminated for cause or as a result of an assignment pursuant to Section 6.02(c).

          (b) The Majority Certificateholder of the Controlling Class and any
Person exercising similar rights under an Intercreditor Agreement related to a
Serviced Whole Loan shall have no liability to the Trust, the
Certificateholders, any Serviced Companion Loan Holder or Serviced B Note Holder
for any action taken, or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment. Each Holder and Certificate Owner acknowledges and agrees, by its acceptance of its Certificates or an interest therein, that the Majority Certificateholder of the Controlling Class and any
Person exercising similar rights under an Intercreditor Agreement related to a
Serviced Whole Loan may have special relationships and interests that conflict with those of Holders and Certificate Owners of one or more Classes of
Certificates, that the Majority Certificateholder of the Controlling Class and
any Person exercising similar rights under an Intercreditor Agreement related to a Serviced Whole Loan may act solely in the interests of the Holders and
Certificate Owners of the Controlling Class, that the Majority Certificateholder of the Controlling Class and any Person exercising similar rights under an
Intercreditor Agreement related to a Serviced Whole Loan does not have any duties to the Holders and Certificate Owners of any Class of Certificates other than the Controlling Class, that the Majority Certificateholder of the
Controlling Class and any Person exercising similar rights under an
Intercreditor Agreement related to a Serviced Whole Loan may take actions that favor interests of the Holders and Certificate Owners of the Controlling Class
over the interests of the Holders and Certificate Owners of one or more other
Classes of Certificates, and that the Majority Certificateholder of the
Controlling Class and any Person exercising similar rights under an
Intercreditor Agreement related to a Serviced Whole Loan shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Majority Certificateholder of the Controlling Class and
any Person exercising similar rights under an Intercreditor Agreement related to a Serviced Whole Loan or any director, officer, employee, agent or principal thereof for having so acted.

          (c) Notwithstanding the foregoing, if the Controlling Class consists of Book-Entry Certificates, then the rights of the Holders of the Controlling
Class set forth above in this Section 3.24 may be exercised directly by the relevant Certificate Owners; provided, that the identity of such Certificate
Owners has been confirmed to the Trustee to its reasonable satisfaction.

                                      203

          (d) The Majority Certificateholder of the Controlling Class and the
holder of any Serviced Companion Loan or Serviced B Note, as applicable, the
"Directing Certificateholder" or "Controlling Class Representative" or phrase of similar import (as defined in the Intercreditor Agreements) with respect to the
Serviced Companion Loans or Serviced B Notes, or the Class FNB Representative
with respect to the First National Bank Center Loan, as applicable, shall be provided access on the website of the Master Servicer or the Trustee, as applicable, to all reports and notices required to be submitted to the Rating
Agencies by the terms hereof by any of the Trustee or the Master Servicer (or in lieu of providing such access the Master Servicer or the Trustee, as applicable, may provide copies (including electronic copies) of such reports and notices directly to the Majority Certificateholder of the Controlling Class). The
Special Servicer shall provide copies of any reports and notices it is required to send to the Majority Certificateholder of the Controlling Class directly to the Majority Certificateholder of the Controlling Class.

          (e) Each of the Master Servicer and Special Servicer, as appropriate, shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Majority Certificateholder of the Controlling Class
(and, if applicable, with respect to a Serviced Companion Loan or Serviced B
Note, the holder of such Serviced Companion Loan or Serviced B Note, or a
Directing Certificateholder or "Controlling Class Representative" or phrase of similar import as defined in the applicable Intercreditor Agreement, regarding, on no more often than a monthly basis, during regular business hours at such time and for such duration as the Master Servicer, the Special Servicer and the
Majority Certificateholder of the Controlling Class (and, if applicable, with respect to a Serviced Companion Loan or Serviced B Note, or the related
Directing Certificateholder) shall reasonably agree (in each case except with respect to the Non-Serviced Mortgage Loans, but subject to subsections (h)
through (j) below), the performance of any Mortgage Loan or Serviced Whole Loan that is delinquent, Specially Serviced Mortgage Loans, Mortgage Loans, any
Serviced Companion Loan or Serviced B Note on the CMSA Servicer Watch List or
Mortgage Loans or Serviced Whole Loans otherwise reasonably identified as exhibiting deteriorating performance. The Majority Certificateholder of the
Controlling Class (and, if applicable, with respect to a Serviced Companion Loan or Serviced B Note, as applicable, or the related Directing Certificateholder)
agrees to identify for the Master Servicer and the Special Servicer in advance
(but at least two (2) Business Days prior to the related monthly conference) the
Mortgage Loans or the Serviced Whole Loans it intends to discuss. As a condition to such disclosure, the Majority Certificateholder of the Controlling Class
(and, if applicable, with respect to a Serviced Companion Loan or Serviced B
Note, as applicable, or the related Directing Certificateholder) shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit
H-2 and an Investor Certification.

          (f) Subject to Sections 3.29, 3.31, 3.32 and 3.33 and in the case of the First National Bank Center Loan, Section 6.07, the Majority
Certificateholder of the Controlling Class shall be entitled to advise the
Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 3.24(g), neither the Master Servicer nor the Special
Servicer will be permitted to take any of the following actions with respect to the Mortgage Loans, the Serviced Whole Loans or the Mortgaged Properties related thereto as to which the Majority Certificateholder of the Controlling Class has
objected in writing within five Business Days of being notified thereof

                                      204

and/or receipt of all reasonably requested documents in the Special Servicer's possession (provided that if such written objection has not been received by the
Special Servicer within such five Business Day period, then the Majority
Certificateholder of the Controlling Class's approval will be deemed to have been given):

               (i) any actual or proposed foreclosure upon or comparable
conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any modification or waiver of any term of the related
Mortgage Loan or Serviced Whole Loan documents of a Mortgage Loan or Serviced
Whole Loan that relates to the Maturity Date, the Mortgage Rate, the Stated
Principal Balance, amortization term or payment frequency thereof or any provision requiring the payment of a Prepayment Premium;

               (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund or pursuant to Section
3.18);

               (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

               (v) any acceptance of substitute or additional collateral for a
Mortgage Loan or Serviced Whole Loan unless required by the underlying Mortgage
Loan documents;

               (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance"
clause;

               (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

               (viii) any acceptance of an assumption agreement releasing a
Mortgagor from liability under a Mortgage Loan or Serviced Whole Loan; and

               (ix) any change in property manager or, with respect to a
hospitality loan, any change in franchise.

          (g) Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by the Majority
Certificateholder of the Controlling Class, the holder of a Serviced Companion
Loan or Serviced B Note, as contemplated by this Agreement or the related
Intercreditor Agreement shall (and the Special Servicer and the Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A) require or cause the Master
Servicer or the Special Servicer, as applicable, to violate the terms of any
Mortgage Loan or Serviced Whole Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or the
Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of REMIC L, REMIC I, REMIC II or REMIC III or
(B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the

                                      205

REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the
Depositor, a Mortgage Loan Seller, CWCapital (with respect to the CWCapital
Originated Mortgage Loans) the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D)
materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement.

     Section 3.25 Lock-Box Accounts and Servicing Accounts.

          (a) With respect to each Mortgage Loan (other than a Non-Serviced
Mortgage Loan) or Serviced Whole Loan, the Master Servicer shall administer each
Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage Loan, Serviced Whole Loan, Cash Collateral Account
Agreement or Lock-Box Agreement, if any.

          (b) With respect to any Mortgage Loan (other than a Non-Serviced
Mortgage Loan) or Serviced Whole Loan that provides that a Lock-Box Account or
Cash Collateral Account will be established upon the occurrence of certain events specified in such Mortgage Loan or Serviced Whole Loan, the Master
Servicer (or, with respect to any Specially Serviced Mortgage Loan, the Special
Servicer) shall use reasonable efforts to establish or cause to be established such Lock-Box Account upon the occurrence of such events unless the Master
Servicer (or the Special Servicer, as applicable) determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established.
Notwithstanding the foregoing, the Master Servicer (or the Special Servicer, as applicable) shall use reasonable efforts to establish or cause to be established a Lock-Box Account for any ARD Loan no later than its Anticipated Repayment
Date.

     Section 3.26 Representations and Warranties of the Master Servicer and the
Special Servicer.

          (a) GMACCM, in its capacity as Master Servicer hereunder, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, to the Special Servicer, the Serviced Companion Loan
Holders, the Serviced B Note Holders and to the Depositor, as of the Closing
Date, that:

               (i) GMACCM is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and GMACCM is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by GMACCM, and the performance and compliance with the terms of this Agreement by GMACCM, will not violate GMACCM's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) GMACCM has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution,

                                      206

delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) GMACCM is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this
Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in GMACCM's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of GMACCM to perform its obligations under this Agreement or the financial condition of GMACCM.

               (vi) No litigation is pending or, to the best of GMACCM's
knowledge, threatened against GMACCM the outcome of which, in GMACCM's good faith and reasonable judgment, could reasonably be expected to prohibit GMACCM from entering into this Agreement or materially and adversely affect the ability of GMACCM to perform its obligations under this Agreement.

               (vii) GMACCM has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof.

               (viii) No consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by GMACCM with this Agreement, or the consummation by GMACCM of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by GMACCM under this Agreement.

          (b) CWCAM, in its capacity as Special Servicer hereunder, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, to the Master Servicer, the Serviced Companion Loan
Holders, the Serviced B Note Holders and to the Depositor, as of the Closing
Date, that:

               (i) CWCAM is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and CWCAM is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by CWCAM, and the performance and compliance with the terms of this Agreement by CWCAM, will not violate

                                      207

CWCAM's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) CWCAM has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of CWCAM, enforceable against CWCAM in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) CWCAM is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this
Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in CWCAM's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of CWCAM to perform its obligations under this Agreement or the financial condition of CWCAM.

               (vi) No litigation is pending or, to the best of CWCAM's
knowledge, threatened against CWCAM the outcome of which, in CWCAM's good faith and reasonable judgment, could reasonably be expected to prohibit CWCAM from entering into this Agreement or materially and adversely affect the ability of
CWCAM to perform its obligations under this Agreement.

               (vii) CWCAM has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof.

               (viii) No consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by CWCAM with this Agreement, or the consummation by CWCAM of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by CWCAM under this Agreement.

          (c) The representations and warranties of GMACCM and CWCAM set forth in Section 3.26 shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing

                                      208

representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

          (d) Any successor of GMACCM or CWCAM shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.26(a) or (b), as applicable, subject to such appropriate modifications to the representation and warranty set forth in Section 3.26(a) or
(b), as applicable, to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     Section 3.27 Third-Party Beneficiaries.

     (a) Each of the GE 2005-C4 Master Servicer, the GE 2005-C4 Special Servicer
and the GE 2005-C4 Trustee is an intended third-party beneficiary under this
Agreement with respect to any provisions herein relating to (1) the reimbursement of the Trust's pro rata portion (based on the respective Stated
Principal Balance of the DDR/Macquarie Mervyn's Portfolio Mortgage Loan and the
Design Center of the Americas Mortgage Loan, as applicable) of any DDR/Macquarie
Mervyn's Portfolio Nonrecoverable Servicing Advances or the Design Center of the
Americas Nonrecoverable Servicing Advances, as applicable, made by such Person or any other amount otherwise specifically required, pursuant to the GE 2005-C4
Pooling and Servicing Agreement, to be reimbursed to such Person out of the related Non-Serviced Whole Loan Custodial Account and, if not so reimbursed out of the related Non-Serviced Whole Loan Custodial Account, would be reimbursable by the related Other Trust Fund from general collections, in each case that relate directly to the servicing of the DDR/Macquarie Mervyn's Portfolio Whole
Loan or the Design Center of the Americas Whole Loan, including any unpaid special servicing fees thereon, and that in the event that the funds received with respect to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan or the Design
Center of the Americas Mortgage Loan, are insufficient to make such reimbursement payments, the Master Servicer will be required to reimburse the GE
2005-C4 Master Servicer, the GE 2005-C4 Special Servicer or the GE 2005-C4
Trustee, as applicable, for the Trust's pro rata portion (based on the respective Stated Principal Balance of the DDR/Macquarie Mervyn's Portfolio
Mortgage Loan and the Design Center of the Americas Mortgage Loan, as
applicable) out of general collections on the Mortgage Loans on deposit in the
Certificate Account, (2) the Trust's pro rata portion (based on the respective
Stated Principal Balance of the DDR/Macquarie Mervyn's Portfolio Mortgage Loan
or the Design Center of the Americas Mortgage Loan) with respect to indemnification of such Persons against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the GE 2005-C4
Pooling and Servicing Agreement and this Agreement that relate directly to its servicing of the DDR/Macquarie Mervyn's Portfolio Whole Loan or the Design
Center of the Americas Whole Loan and any related reimbursement provisions and
(3) notice from the Trustee to the GE 2005-C4 Master Servicer and the GE 2005-C4
Trustee of the deposit of the DDR/Macquarie Mervyn's Portfolio Mortgage Loan or
the Design Center of the Americas Mortgage Loan into the Trust as required under
Section 3.02(b).

     (b) Each of the Trustee and the Master Servicer acknowledge that the Other
Service Providers, if any, with respect to the James Center Companion Loan shall be third-party beneficiaries under this Agreement with respect to any provisions herein relating to (i) the

                                      209

reimbursement of any unreimbursed delinquency advances made by the Other
Servicer with respect to the James Center Companion Loan and the coordination between the Master Servicer and such Other Servicers as set forth in Section
4.03 and (ii) the payment to each of the Other Service Providers with respect to the James Center Companion Loan of any amount, payable to such Other Service
Providers from the Certificate Account or the applicable Serviced Whole Loan
Custodial Account in accordance with Sections 3.05(a) and 3.05(g) of this
Agreement.

     Section 3.28 Certain Matters Relating to the Non-Serviced Whole Loans.

          (a) In the event that any of the GE 2005-C4 Trustee, the GE 2005-C4
Master Servicer or the GE 2005-C4 Special Servicer shall be replaced in accordance with the terms of the GE 2005-C4 Pooling and Servicing Agreement, the
Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the GE 2005-C4 Trustee, the GE 2005-C4 Master Servicer or the GE
2005-C4 Special Servicer, as applicable.

          (b) The Master Servicer shall deliver, or cause to be delivered, to the Trustee, promptly following receipt (or, if later, the date otherwise required to be delivered pursuant to Section 4.02(b)) from the GE 2005-C4 Master
Servicer, the GE 2005-C4 Special Servicer and the GE 2005-C4 Trustee any
servicing reports concerning the DDR/Macquarie Mervyn's Portfolio Mortgage Loan
and the Design Center of the American Mortgage Loan.

          (c) Any matter relating to a Non-Serviced Mortgage Loan that requires delivery of a "Rating Agency Confirmation" under (and as defined in) the related
Other Pooling and Servicing Agreement) shall also require delivery of a Rating
Agency Confirmation under this Agreement.

     Section 3.29 Serviced B Note Intercreditor Matters.

          (a) With respect to any Serviced B Note, if any Servicing Transfer
Event that constitutes a Serviced B Note Event of Default occurs with respect to the related Serviced Whole Loan and no Serviced B Note Change of Control Event
exists with respect to such Serviced B Note, the Special Servicer shall notify the Serviced Whole Loan Paying Agent (which shall notify the applicable Serviced
B Note Holder) within 5 Business Days of the actual transfer of servicing to the
Special Servicer and, in accordance with the terms of the related Intercreditor
Agreement, the applicable Serviced B Note Holder may purchase from the Trustee on behalf of the Trust Fund, and the Trustee on behalf of the Trust Fund shall sell, the related Mortgage Loan at any time prior to the foreclosure or comparable conversion of the related Mortgaged Property at the applicable
Purchase Price. In addition, in the event that the Special Servicer determines to foreclose upon or comparably convert the related Mortgaged Property securing such Serviced Whole Loan, the Special Servicer shall notify the related Serviced
B Note Holder not less than fifteen (15) Business Days prior to the completion of such foreclosure or conversion.

          (b) If, pursuant to Section 2.03, Section 3.18 or Section 9.01, the
Mortgage Loan that relates to a Serviced B Note is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related
Intercreditor Agreement and shall assume the rights and obligations of the "A1
Noteholder" (or such other defined term that describes the holder of such
Mortgage Loan under the related Intercreditor Agreement) under

                                      210

such Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement) (as a result of such purchase or repurchase), under the related Intercreditor
Agreement and, if applicable, in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage
File shall be held by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor
Agreement) or a custodian appointed thereby for the benefit of the "A1
Noteholder" (or such other defined term that describes the holder of such
Mortgage Loan under the related Intercreditor Agreement), as their interests appear under the related Intercreditor Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered as directed by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement).

          (c) If at any time neither any portion of the Mortgage Loan related to a Serviced B Note nor any related REO Property is an asset of the Trust, and if a separate servicing agreement with respect to the applicable Serviced Whole
Loan or any REO Property, as applicable, has not been entered into, then, until such time as a separate servicing agreement is entered into, and notwithstanding that neither such Mortgage Loan nor any related REO Property is an asset of the
Trust, the Trustee shall continue to hold the related Mortgage File, and the
Master Servicer and the Special Servicer shall continue to service and administer such Serviced Whole Loan and/or any REO Property (unless another master servicer and/or special servicer is appointed in accordance with the terms of the Intercreditor Agreement), for the benefit of the holder of the applicable Mortgage Loan and the related Serviced B Note Holder, under this
Agreement as if such Serviced Whole Loan or any REO Property were the sole assets subject thereto, with any references herein to (i) the Trust, (ii) the
Trustee, (iii) the Certificates, (iv) the Certificateholders (or any sub-group thereof) or (v) any representative of such holders (or any sub-group thereof), all being construed to refer to the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor
Agreement).

          (d) Subject to the terms of the applicable Intercreditor Agreement, if pursuant to Section 2.03, Section 3.18 or Section 9.01, the Mortgage Loan that relates to a Serviced B Note is purchased or repurchased from the Trust Fund and the servicing and administration of the applicable Serviced Whole Loan is to be governed by a separate servicing agreement and not by this Agreement if so requested by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement), the
Master Servicer and the Special Servicer shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and the Special Servicer, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Serviced Whole Loan and the related Mortgaged Property shall be the sole asset serviced and administered thereunder and the sole source of funds thereunder.

          (e) Notwithstanding anything in this Agreement or the related
Intercreditor Agreement to the contrary, (i) so long as no Serviced B Note
Change of Control Event exists

                                      211

with respect to a Serviced B Note, the related Serviced B Note Holder, in lieu of the Majority Certificateholder of the Controlling Class, shall be entitled to take all actions to be taken by the Majority Certificateholder of the
Controlling Class under this Agreement (other than under Sections 3.18(b) and
9.01) solely with respect to the related Serviced Whole Loan, and any references to the Majority Certificateholder of the Controlling Class in this Agreement relating to actions permitted to be taken only with the consent of the Majority
Certificateholder of the Controlling Class with respect to such Serviced Whole
Loan shall be deemed to be references to the related Serviced B Note Holder,
(ii) if a Serviced B Note Change of Control Event exists with respect to a
Serviced B Note, the Majority Certificateholder of the Controlling Class shall be entitled to take all actions under this Agreement with respect to the related
Serviced Whole Loan, and any reference to the Majority Certificateholder of the
Controlling Class or the related Serviced B Note Holder in this Agreement relating to actions permitted to be taken with respect to such Serviced Whole
Loan only with the consent of the Majority Certificateholder of the Controlling
Class or the Serviced B Note Holder shall be deemed to be references to the
Majority Certificateholder of the Controlling Class and (iii) whether or not a
Serviced B Note Change of Control Event exists with respect to a Serviced B
Note, the Majority Certificateholder of the Controlling Class shall be entitled to take the actions specified in Section 3.18(b) and 9.01 with respect to the related Serviced Whole Loan.

          (f) The Master Servicer shall give notice of any default for non-payment by the related Mortgagor and any Servicing Transfer Event with respect to a Serviced Whole Loan related to a Serviced B Note to the Special
Servicer, the related Serviced B Note Holder and the Majority Certificateholder
of the Controlling Class no later than two (2) Business Days following the occurrence of such default or Servicing Transfer Event, as applicable.

          (g) Except for those duties to be performed by, and notices to be furnished by, the Trustee or the Serviced Whole Loan Paying Agent under this
Agreement in respect of any Serviced B Note, the Master Servicer or the Special
Servicer, as applicable, shall perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust under the related Intercreditor Agreement.

          (h) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the related Serviced B Note Holder with respect to a Serviced Whole Loan shall (and the Master Servicer or Special
Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (i)
require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of this Agreement (including the Master Servicer's or the
Special Servicer's, as applicable, obligation to act in accordance with the
Servicing Standard), or the related loan documents or the REMIC Provisions or
(ii) result in a "prohibited transaction" or "prohibited contribution tax" under the REMIC Provisions.

     Section 3.30 Serviced Companion Loan Intercreditor Matters.

          (a) Except for those duties to be performed by, and notices to be furnished by, the Trustee or the Serviced Whole Loan Paying Agent under this
Agreement in respect of any Serviced Companion Loan, the Master Servicer or the
Special Servicer, as applicable, shall

                                      212

perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust under the related
Intercreditor Agreement.

          (b) If, pursuant to Section 2.03, Section 3.18 or Section 9.01, the
Mortgage Loan that relates to the James Center Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Intercreditor Agreement and shall assume the rights and obligations of the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement)
under such Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such
Mortgage Loan in its capacity as "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor
Agreement) (as a result of such purchase or repurchase), under the related
Intercreditor Agreement and, if applicable, in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related
Intercreditor Agreement) or a custodian appointed thereby for the benefit of the
"A1 Noteholder" (or such other defined term that describes the holder of such
Mortgage Loan under the related Intercreditor Agreement), as their interests appear under the related Intercreditor Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered as directed by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement).

          (c) If at any time neither any portion of the Mortgage Loan related to the James Center Whole Loan nor any related REO Property is an asset of the
Trust, and if a separate servicing agreement with respect to the applicable
Serviced Whole Loan or any REO Property, as applicable, has not been entered into, then, until such time as a separate servicing agreement is entered into, and notwithstanding that neither such Mortgage Loan nor any related REO Property is an asset of the Trust, the Trustee shall continue to hold the related
Mortgage File, and the Master Servicer and the Special Servicer shall continue to service and administer such Serviced Whole Loan and/or any REO Property, for the benefit of the holder of the applicable Mortgage Loan and the related
Serviced Companion Loan Holder, under this Agreement as if such Serviced Whole
Loan or any REO Property were the sole assets subject thereto, with any references herein to (i) the Trust, (ii) the Trustee, (iii) the Certificates,
(iv) the Certificateholders (or any sub-group thereof) or (v) any representative of such holders (or any sub-group thereof), all being construed to refer to the
"A1 Noteholder" (or such other defined term that describes the holder of such
Mortgage Loan under the related Intercreditor Agreement).

          (d) Subject to the terms of the applicable Intercreditor Agreement, if pursuant to Section 2.03, Section 3.18 or Section 9.01, the Mortgage Loan that relates to the James Center Whole Loan is purchased or repurchased from the
Trust Fund and the servicing and administration of the applicable Serviced Whole
Loan is to be governed by a separate servicing agreement and not by this
Agreement if so requested by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor
Agreement), the Master Servicer and the Special Servicer shall continue to act in such capacities under such separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and the Special Servicer, and shall contain servicing and administration,

                                      213

limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Serviced Whole Loan and the related Mortgaged Property shall be the sole asset serviced and administered thereunder and the sole source of funds thereunder. Prior to such Serviced Whole Loan being serviced under any separate servicing agreement, the rating agencies then rating any Serviced
Companion Loan Securities shall have provided written confirmation to the related Serviced Companion Loan Holders (at such Serviced Companion Loan
Holders' expense) that the servicing of such Serviced Whole Loan under such agreement would not result in a downgrade, qualification or withdrawal of any of the ratings assigned by such rating agencies with respect to the related Class of Serviced Companion Loan Securities.

     Section 3.31 James Center Control Rights.

          (a) With respect to the James Center Whole Loan:

               (i) the Master Servicer and the Special Servicer shall consult separately with the James Center Companion Loan Holder (or if such Serviced
Companion Loan has been securitized, the related Directing Certificateholder), if requested by such holder, about any proposed action to be taken in respect of the James Center Whole Loan or the related Mortgaged Property.

               (ii) the Master Servicer and the Special Servicer shall provide the James Center Companion Loan Holder (or if such Serviced Companion Loan has been securitized, the related Directing Certificateholder) with an opportunity to review any such proposed action to be taken in respect of the James Center
Whole Loan or the related Mortgaged Property;

               (iii) the James Center Companion Loan Holder (or if such Serviced
Companion Loan has been securitized, the related Directing Certificateholder)
shall have such opportunity to consult with the Master Servicer or the Special
Servicer, as applicable, for a period from the date of receipt of the Master
Servicer's or the Special Servicer's, as applicable, written description of such proposed action through (but excluding) the 30th day following the date of receipt (the "James Center Review Period");

               (iv) the Master Servicer or the Special Servicer, as applicable, shall implement its written proposal if the James Center Companion Loan Holder
(or if such Serviced Companion Loan has been securitized, the related Directing
Certificateholder) does not disapprove the proposed action within the James
Center Review Period, unless the Master Servicer or the Special Servicer, as applicable, has been directed to do otherwise by the Majority Certificateholder of the Controlling Class (in which event the Master Servicer or the Special
Servicer, as applicable, shall advise the James Center Companion Loan Holder of such alternate course of action);

               (v) if the James Center Companion Loan Holder (or if such
Serviced Companion Loan has been securitized, the related Directing
Certificateholder) disagrees with any aspect of the written proposal and, after consultation with the Master Servicer or the Special Servicer, as applicable, during the James Center Review Period, is unable to reach agreement on

                                      214

the course of action and notifies the Master Servicer or the Special Servicer, as applicable, of its disagreement in writing, then if the James Center
Companion Loan Holder (or if such Serviced Companion Loan has been securitized, the related Directing Certificateholder) and the Master Servicer or the Special
Servicer, as applicable, are unable to agree on the appropriate course of action by the end of the James Center Review Period, the Master Servicer or the Special
Servicer, as applicable, shall decide, in accordance with the Servicing
Standard, what course of action to follow; and

               (vi) if the Master Servicer or the Special Servicer, as
applicable, needs to take immediate action to protect the interests of the
Certificateholders and the James Center Companion Loan Holder (as a collective whole), the Master Servicer or the Special Servicer, as applicable, shall decide in accordance with the Servicing Standard, what course of action to take and need not wait until the James Center Review period has expired.

     Section 3.32 Outlets at Hershey Control Rights.

          (a) Subject to the last paragraph of Section 3.32(b), so long as no
Outlets at Hershey Change of Control Event exists, the Master Servicer and the
Special Servicer shall consult with The Outlets at Hershey B Note Holder or its
Outlets at Hershey Operating Advisor and shall provide The Outlets at Hershey B
Note Holder with any proposals to take any significant action with respect to
The Outlets at Hershey Whole Loan or the related Mortgaged Property (including without limitation, leases and alterations of the Mortgaged Property that require approval of the lender under The Outlets at Hershey Whole Loan documents) and back-up materials (if any) that are used by the Master Servicer or Special Servicer, as applicable, in developing such proposals (as reasonably determined by the Master Servicer or Special Servicer, as the case may be), including, but not limited to (and only if previously obtained by the Master
Servicer or Special Servicer, as applicable, and not previously delivered to The
Outlets at Hershey B Note Holder), property inspection reports, credit reports, the Mortgagor financial and/or operating statements of the Mortgagor, appraisals, engineering reports, soil reports, environmental assessment reports, seismic reports, architect's certificates, insurance premium receipts and insurance claim files.

          (b) With respect to The Outlets at Hershey Whole Loan, for so long as no Outlets at Hershey Change of Control Event exists (and whether or not The
Outlets at Hershey Whole Loan is then a Specially Serviced Mortgage Loan), prior to taking any of the following actions, the Master Servicer or the Special
Servicer, as applicable, will be required to notify in writing The Outlets at
Hershey Operating Advisor of any proposal to take any of such actions and to receive the written approval of The Outlets at Hershey Operating Advisor (which approval may be withheld in its sole discretion) with respect to:

               (i) any foreclosure upon or comparable conversion (which may include the acquisition of an REO Property) on ownership of the Mortgaged
Property securing The Outlets at Hershey Whole Loan;

               (ii) any modification of a monetary term other than an extension for two years or less of the original maturity date of The Outlets at Hershey
Whole Loan (including any acceptance of a discounted payoff);

                                      215

               (iii) any release of collateral securing The Outlets at Hershey
Whole Loan (other than in accordance with the original terms of, or upon satisfaction of, The Outlets at Hershey Loan); or

               (iv) any acceptance of an assumption agreement or other actions having the effect of releasing the related Mortgagor from liability under The
Outlets at Hershey Whole Loan.

     The Special Servicer shall provide to The Outlets at Hershey Operating
Advisor, at the sole cost and expense of The Outlets at Hershey B Note Holder that appointed such Outlets at Hershey Operating Advisor, such information requested by The Outlets at Hershey Operating Advisor as may necessary in the reasonable judgment of The Outlets at Hershey Operating Advisor to evaluate any of the foregoing proposed actions, and if a Outlets at Hershey Change of Control
Event does not exist, The Outlets at Hershey Operating Advisor shall then have ten (10) Business Days (to the extent such period does not delay the Special
Servicer from taking any action that is required by the Servicing Standard prior to the expiration of such period) within which to consult with and advise the
Special Servicer and consent to the proposed action; provided, (A) if The
Outlets at Hershey Operating Advisor fails to notify the Special Servicer in writing of its approval or disapproval of any such proposed action within seven
(7) Business Days of delivery to The Outlets at Hershey Operating Advisor by the
Special Servicer of written notice of such a proposed action, plus three (3)
additional Business Days following notice from the holder of the Outlets at
Hershey Whole Loan, which second notice must contain language advising as to the potential deemed consent, such action by the Special Servicer shall be deemed to have been approved by The Outlets at Hershey Operating Advisor, and (B) such rights are subject to the limitations set forth below, including, but not limited to, the obligation of the Special Servicer to act in accordance with the
Servicing Standard; provided, further, that (1) the Special Servicer shall not be obligated to seek approval from The Outlets at Hershey Operating Advisor for any such action if for ten (10) Business Days following notice of such matter
The Outlets at Hershey Operating Advisor has objected to the proposed action by the Special Servicer and has failed to suggest within two (2) Business Days any alternative action that the Special Servicer considers to be consistent with the
Servicing Standard and (2) if the Special Servicer determines that immediate action is necessary to protect the interests of the Trust Fund, the Special
Servicer may take any such action without waiting for The Outlets at Hershey
Operating Advisor's response.

     In addition, so long as no Outlets at Hershey Change in Control Event exists, the Special Servicer and the holder of The Outlets at Hershey Mortgage
Loan shall consult with The Outlets at Hershey Operating Advisor with respect to the following actions taken in connection with The Outlets at Hershey Whole Loan and related mortgaged property prior to taking such actions (although the holder of The Outlets at Hershey Mortgage Loan or Special Servicer, as applicable, may reject (in accordance with the Servicing Standard) any advice or direction of
The Outlets at Hershey Operating Advisor):

               (v) any modification of, or waiver with respect to, The Outlets at Hershey Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of The Outlets at Hershey Whole Loan or a

                                      216

modification or waiver of any other monetary term of The Outlets at Hershey
Whole Loan relating to the amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related loan documents or a modification or waiver of any provision of The
Outlets at Hershey Whole Loan which restricts the related Mortgagor or its equity owners from incurring additional indebtedness;

               (vi) any modification of, or waiver with respect to, The Outlets at Hershey Whole Loan that would result in a discounted pay-off of The Outlets at Hershey Whole Loan;

               (vii) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

               (viii) any proposed sale of REO Property that is related to The
Outlets at Hershey Whole Loan (other than in connection with the termination of the Trust Fund created pursuant to this Agreement);

               (ix) any determination to bring the Mortgaged Property into compliance with any applicable environmental laws;

               (x) any release of collateral for The Outlets at Hershey Whole
Loan, and/or any acceptance of substitute or additional collateral for The
Outlets at Hershey Whole Loan (other than in accordance with the terms of the related loan documents);

               (xi) any release of the related Mortgagor or any guarantor from liability with respect to Outlets at Hershey Whole Loan; and

               (xii) any waiver of a "due-on-sale" or "due-on-encumbrance"
clause.

     Notwithstanding anything in Section 3.32(a) and this Section 3.32(b) to the contrary, no advice, direction or objection from or by The Outlets at Hershey
Operating Advisor shall (and the Master Servicer or Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (i) require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of this Agreement (including the Master Servicer's or the Special Servicer's, as
applicable, obligation to act in accordance with the Servicing Standard), or the related loan documents or the REMIC Provisions or (ii) result in a "prohibited transaction" or "prohibited contribution tax" under the REMIC Provisions.

          (c) Anything in this Agreement to the contrary notwithstanding, The
Outlets at Hershey B Note Holder shall not be required to reimburse the Trust
Fund or any other Person for payment of any taxes imposed on any REMIC or
Grantor Trust or Advances therefor or for any Advance Interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, nor shall any disbursement or payment otherwise distributable to The Outlets at Hershey B Note Holder be reduced to offset or make-up any such payment or deficit.

                                      217

          (d) Reserved.

          (e) For so long as no Outlets at Hershey Change of Control Event exists, The Outlets at Hershey B Note Holder shall have the right at any time to appoint an Outlets at Hershey Operating Advisor for The Outlets at Hershey Whole
Loan. Unless an Outlets at Hershey Change of Control Event exists, The Outlets at Hershey B Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace The Outlets at Hershey Operating
Advisor. None of the Master Servicer, the Special Servicer or the Trustee shall be required to recognize any Person as an Outlets at Hershey Operating Advisor
until The Outlets at Hershey B Note Holder has notified each of the Master
Servicer, the Special Servicer and the Trustee of such appointment and, if the
Operating Advisor is not the same Person as The Outlets at Hershey B Note
Holder, the Operating Advisor provides each of the Master Servicer, the Special
Servicer and the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). As of the date of the Intercreditor Agreement, each of the Master Servicer, the Special Servicer and the Trustee acknowledge
The Outlets at Hershey B Note Holder as the initial Outlets at Hershey Operating
Advisor.

          (f) For so long as no Outlets at Hershey Change of Control Event exists, The Outlets at Hershey Operating Advisor, at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), may remove the Special Servicer with respect to The Outlets at Hershey Whole Loan at any time for any reason whatsoever or no reason, upon at least thirty (30) days prior notice to the Special Servicer. Upon any such termination, The Outlets at
Hershey Operating Advisor shall be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in this Agreement. The appointment of a successor special servicer for The Outlets at Hershey Whole Loan shall not be effective until: (i) the Trustee shall have received Rating Agency Confirmation with respect to such appointment; (ii) the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer under this Agreement from and after the date it becomes the Special Servicer as they relate to The Outlets at
Hershey Whole Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee; and (iii) the Trustee shall have received an opinion of counsel reasonably acceptable to the Trustee to the effect that (A) the designation of such replacement to serve as Special Servicer is in compliance with this
Agreement, (B) such replacement will be bound by the terms of this Agreement with respect to The Outlets at Hershey Whole Loan and (C) subject to customary and satisfactory qualifications and exceptions, this Agreement will be enforceable against such replacement in accordance with the terms herein. The
Trustee shall promptly provide copies to the terminated Special Servicer of the documents referred to in the preceding sentence. Pending the effectiveness of the appointment of a successor to the Special Servicer hereunder, the Special
Servicer shall continue to act as Special Servicer with respect to The Outlets at Hershey Whole Loan.

          (g) (i) Subject to Section 3.32(g)(ii), in the event that the
Mortgagor fails to make any payment of principal or interest on the Mortgage
Loan by the end of the applicable grace period (the "Outlets at Hershey Grace
Period"), if any, for such payment permitted under

                                      218

the applicable loan documents (a "Outlets at Hershey Monetary Default"), the
Master Servicer shall provide notice to The Outlets at Hershey B Note Holder and
The Outlets at Hershey Operating Advisor of such default (the "Outlets at
Hershey Monetary Default Notice"). The Outlets at Hershey B Note Holder shall have the right, but not the obligation, to cure such Outlets at Hershey Monetary
Default within five (5) Business Days after receiving The Outlets at Hershey
Monetary Default Notice (the "Outlets at Hershey Cure Period") and at no other times. At the time a cure payment is made, The Outlets at Hershey B Note Holder shall pay or reimburse the Master Servicer for all unreimbursed Advances
(whether or not recoverable), Advance Interest, any unpaid, or unreimbursed, fees to the Master Servicer, the Special Servicer or the Trustee, and any
Additional Trust Fund Expenses with respect to The Outlets at Hershey Whole Loan and other amounts (other than any default interest or late charges) then due and payable. So long as an Outlets at Hershey Monetary Default exists for which a cure payment permitted hereunder is made, such Outlets at Hershey Monetary
Default shall not be treated as a Outlets at Hershey Event of Default by the
Master Servicer or the Special Servicer (including for purposes of: (i) the accelerating The Outlets at Hershey Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (ii) for purposes of treating The Outlets at Hershey Whole Loan as a Specially Serviced Mortgage
Loan); provided, such limitation shall not prevent the Master Servicer or
Special Servicer from collecting Default Interest or Penalty Charges from the
Mortgagor and shall not prevent the Master Servicer or Special Servicer from sending a notice of default to the Mortgagor or any guarantor under The Outlets at Hershey Whole Loan pursuant to and in accordance with the terms of the loan documents. Any amounts advanced by The Outlets at Hershey B Note Holder on behalf of the Mortgagor to effect any cure shall be reimbursable to The Outlets at Hershey B Note Holder under Sections 3 and 8 of The Outlets at Hershey
Intercreditor Agreement, as applicable.

               (ii) If an Outlets at Hershey Event of Default (other than a
Outlets at Hershey Monetary Default) occurs and is continuing under the Loan
Documents (an "Outlets at Hershey Non-Monetary Default"), the Master Servicer
shall provide notice to The Outlets at Hershey B Note Holder and The Outlets at
Hershey Operating Advisor of such failure (the "Outlets at Hershey Non-Monetary
Default Notice") and The Outlets at Hershey B Note Holder shall have the right, but not the obligation, to cure such Outlets at Hershey Non-Monetary Default within a period (the "Outlets at Hershey Non-Monetary Default Cure Period") of
five (5) business days plus either (a) thirty (30) days after receiving notice of such non-monetary default or (b) such shorter time as is set forth under the related loan documents.

          (h) Notwithstanding anything to the contrary contained herein or in
The Outlets at Hershey Intercreditor Agreement, The Outlets at Hershey B Note
Holder's right to cure an Outlets at Hershey Monetary Default or Outlets at
Hershey Non-Monetary Default shall be limited as follows: (A) there shall not be more than three (3) Outlets at Hershey Cure Events during the term of The
Outlets at Hershey Mortgage Loan and (B) there shall not be more than two (2)
successive identical Outlets at Hershey Cure Events in any 12-month period. For purposes of the foregoing, an individual "Cure Event" shall mean the period for which The Outlets at Hershey B Note Holder is actually curing a default under this Section 3.32(g), which period shall terminate after the expiration of an
Outlets at Hershey Cure Period or an Outlets at Hershey Non-Monetary Default
Cure Period. Additional Cure Events shall be permitted only

                                      219

with the consent of the Special Servicer, with the consent of the Majority
Certificateholder of the Controlling Class.

     Section 3.33 Seven Springs Village Control Rights.

          (a) Subject to the last paragraph of Section 3.33(b), so long as no
Seven Springs Village Change of Control Event exists (and the Seven Springs
Village B Note Holder is not an Affiliate of the related Mortgagor), the Master
Servicer and the Special Servicer shall consult with the Seven Springs Village B
Note Holder or its Seven Springs Village Operating Advisor and shall provide the
Seven Springs Village B Note Holder with any proposals to take any significant action with respect to the Seven Springs Village Whole Loan or the related
Mortgaged Property (including without limitation, leases and alterations of the
Mortgaged Property that require approval of the lender under the Seven Springs
Village Whole Loan documents) and back-up materials (if any) that are used by the Master Servicer or Special Servicer, as applicable, in developing such proposals (as reasonably determined by the Master Servicer or Special Servicer, as the case may be), including, but not limited to (and only if previously obtained by the Master Servicer or Special Servicer, as applicable, and not previously delivered to the Seven Springs Village B Note Holder), property inspection reports, credit reports, the Mortgagor financial and/or operating statements of the Mortgagor, appraisals, engineering reports, soil reports, environmental assessment reports, seismic reports, architect's certificates, insurance premium receipts and insurance claim files.

          (b) With respect to the Seven Springs Village Whole Loan, for so long as no Seven Springs Village Change of Control Event exists (and the Seven
Springs Village B Note Holder is not an Affiliate of the related Mortgagor) (and whether or not the Seven Springs Village Whole Loan is then a Specially Serviced
Mortgage Loan), prior to taking any of the following actions, the Master
Servicer or the Special Servicer, as applicable, will be required to notify in writing the Seven Springs Village Operating Advisor of any proposal to take any of such actions and to receive the written approval of the Seven Springs Village
Operating Advisor (which approval may be withheld in its sole discretion) with respect to:

               (i) any modification of, or waiver with respect to, the Seven
Springs Village Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Seven Springs Village Whole Loan or a modification or waiver of any other monetary term of the Seven Springs Village
Whole Loan relating to the amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the
Seven Springs Village Loan documents or a modification or waiver of any material non-monetary provision of the Seven Springs Village Whole Loan, including but not limited to provisions which restrict the Mortgagor or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged
Property or the Mortgagor;

               (ii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

                                      220

               (iii) any sale of all or any portion of the Mortgaged Property or
REO Property;

               (iv) any action to bring the Mortgaged Property or REO Property into compliance with any environmental laws or other laws relating to hazardous materials;

               (v) any substitution or release of collateral for the Seven
Springs Village Whole Loan to the extent the lender's consent is required under the related loan documents;

               (vi) any release of the Mortgagor or guarantor from liability with respect to Seven Springs Village Whole Loan including, without limitation, by acceptance of an assumption of Seven Springs Village Whole Loan by a successor Mortgagor or replacement guarantor;

               (vii) any determination not to enforce a "due-on-sale" or
"due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Mortgagor);

               (viii) any renewal or replacement of the then existing insurance policies with respect to the Seven Springs Village Whole Loan to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the lenders' approval is required under the loan documents;

               (ix) any approval of a material capital expenditure, if the lenders' approval is required under the loan documents;

               (x) any replacement of the property manager, if the lenders'
approval is required under the loan documents;

               (xi) any approval of the incurrence of additional indebtedness secured by the Mortgaged Property, if the lenders' approval is required under the loan documents;

               (xii) any adoption or approval of a plan in bankruptcy of the
Mortgagor;

               (xiii) any application of funds in an escrow account to repay any portion of the principal of the Seven Springs Village Whole Loan;

               (xiv) any franchise changes or certain management company changes for which the consent of the Special Servicer is required; and

               (xv) releases of any escrow accounts, reserve accounts or letters of credit with respect to of the Seven Springs Village Whole Loan.

     The Special Servicer shall provide to the Seven Springs Village Operating
Advisor, at the sole cost and expense of the Seven Springs Village B Note Holder that appointed such Seven Springs Village Operating Advisor, such information requested by the Seven Springs Village

                                      221

Operating Advisor as may necessary in the reasonable judgment of the Seven
Springs Village Operating Advisor to evaluate any of the foregoing proposed actions, and if a Seven Springs Village Change of Control Event does not exist, the Seven Springs Village Operating Advisor shall then have ten (10) Business
Days (to the extent such period does not delay the Special Servicer from taking any action that is required by the Servicing Standard prior to the expiration of such period) within which to consult with and advise the Special Servicer and consent to the proposed action; provided, (A) if the Seven Springs Village
Operating Advisor fails to notify the Special Servicer of its approval or disapproval of any such proposed action within ten (10) Business Days of delivery to the Seven Springs Village Operating Advisor by the Special Servicer
of written notice of such a proposed action, which must contain language advising as to the potential deemed consent, such action by the Special Servicer shall be deemed to have been approved by the Seven Springs Village Operating
Advisor, and (B) such rights are subject to the limitations set forth below, including, but not limited to, the obligation of the Special Servicer to act in accordance with the Servicing Standard; provided, further, that (1) the Special
Servicer shall not be obligated to seek approval from the Seven Springs Village
Operating Advisor for any such action if for sixty (60) days following notice of such matter the Seven Springs Village Operating Advisor has objected to the proposed action by the Special Servicer and has failed to suggest any alternative action that the Special Servicer considers to be consistent with the
Servicing Standard and (2) if the Special Servicer determines that immediate action is necessary to protect the interests of the Trust Fund, the Special
Servicer may take any such action without waiting for the Seven Springs Village
Operating Advisor's response.

     Notwithstanding anything in Section 3.33(a) and Section 3.33(b) to the contrary, no advice, direction or objection from or by the Seven Springs Village
Operating Advisor shall (and the Master Servicer or Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (i) require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of this Agreement (including the Master Servicer's or the Special Servicer's, as
applicable, obligation to act in accordance with the Servicing Standard), or the related loan documents or the REMIC Provisions or (ii) result in a "prohibited transaction" or "prohibited contribution tax" under the REMIC Provisions.

          (c) Anything in this Agreement to the contrary notwithstanding, the
Seven Springs Village B Note Holder shall not be required to reimburse the Trust
Fund or any other Person for payment of any taxes imposed on any REMIC or
Grantor Trust or Advances therefor or for any Advance Interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, nor shall any disbursement or payment otherwise distributable to such Seven Springs Village B Note Holder be reduced to offset or make-up any such payment or deficit.

          (d) Reserved.

          (e) For so long as no Seven Springs Village Change of Control Event exists, the Seven Springs Village B Note Holder shall have the right at any time to appoint a Seven Springs Village Operating Advisor for the Seven Springs
Village Whole Loan. Unless a Seven Springs Village Change of Control Event
exists, the Seven Springs Village B Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the

                                      222

Seven Springs Village Operating Advisor. None of the Master Servicer, the
Special Servicer or the Trustee shall be required to recognize any Person as an
Seven Springs Village Operating Advisor until the Seven Springs Village B Note
Holder has notified each of the Master Servicer, the Special Servicer and the
Trustee of such appointment and, if the Operating Advisor is not the same Person as the Seven Springs Village B Note Holder, the Operating Advisor provides each of the Master Servicer, the Special Servicer and the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). As of the Cut-off Date, each of the Master Servicer, the Special Servicer and the
Trustee acknowledge the Seven Springs Village B Note Holder as the initial Seven
Springs Village Operating Advisor.

          (f) For so long as no Seven Springs Village Change of Control Event exists, the Seven Springs Village Operating Advisor, at its the expense
(including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), may remove the Special Servicer with respect to the Seven Springs Village Whole
Loan at any time for any reason whatsoever or no reason, upon at least 15 days prior notice to the Special Servicer. Upon any such termination, the Seven
Springs Village Operating Advisor shall be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in this Agreement. The appointment of a successor special servicer for the
Seven Springs Village Whole Loan shall not be effective until: (i) the Trustee shall have received Rating Agency Confirmation with respect to such appointment;
and (ii) the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special Servicer under this
Agreement from and after the date it becomes the Special Servicer as they relate to the Seven Springs Village Whole Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee. The Trustee shall promptly provide copies to the terminated Special Servicer of the documents referred to in the preceding sentence. Pending the effectiveness of the appointment of a successor to the Special Servicer hereunder, the Special Servicer shall continue to act as
Special Servicer with respect to the Seven Springs Village Whole Loan.

          (g) (i) Subject to Section 3.32(g)(ii), in the event that the
Mortgagor fails to make any payment of principal or interest on the Mortgage
Loan by the end of the applicable grace period (the "Seven Springs Village Grace
Period"), if any, for such payment permitted under the applicable loan documents
(a "Seven Springs Village Monetary Default"), the Master Servicer shall provide notice to the Seven Springs Village B Note Holder and the Seven Springs Village
Operating Advisor of such default (the "Seven Springs Village Monetary Default
Notice"). The Seven Springs Village B Note Holder shall have the right, but not the obligation, to cure such Seven Springs Village Monetary Default within five
(5) Business Days after receiving the Seven Springs Village Monetary Default
Notice (the "Seven Springs Village Cure Period") and at no other times. At the time a cure payment is made, the Seven Springs Village B Note Holder shall pay or reimburse the Master Servicer for all unreimbursed Advances (whether or not recoverable), Advance Interest, any unpaid, or unreimbursed, fees to the Master
Servicer, the Special Servicer or the Trustee, and any Additional Trust Fund
Expenses (but only to the extent such Additional Trust Fund Expenses relate to the Seven Springs Village Mortgage Loan) and other amounts (other than any default interest or late charges) then due and payable. So long

                                      223

as a Seven Springs Village Monetary Default exists for which a cure payment permitted hereunder is made, such Seven Springs Village Monetary Default shall not be treated as a Seven Springs Village Event of Default by the Master
Servicer or the Special Servicer (including for purposes of: (i) the accelerating the Seven Springs Village Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (ii) for purposes of treating the Seven Springs Village Whole Loan as a Specially
Serviced Mortgage Loan); provided, such limitation shall not prevent the Master
Servicer or Special Servicer from collecting Default Interest or Penalty Charges from the Mortgagor and shall not prevent the Master Servicer or Special Servicer from sending a notice of default to the Mortgagor or any guarantor under the
Seven Springs Village Whole Loan pursuant to and in accordance with the terms of the loan documents. Any amounts advanced by the Seven Springs Village B Note
Holder on behalf of the Mortgagor to effect any cure shall be reimbursable to the Seven Springs Village B Note Holder under Sections 3(e) and 4(k) of the
Seven Springs Village Intercreditor Agreement, as applicable.

               (ii) If an Seven Springs Village Event of Default (other than a
Seven Springs Village Monetary Default) occurs and is continuing under the Loan
Documents (a "Seven Springs Village Non-Monetary Default"), the Master Servicer
shall provide notice to the Seven Springs Village B Note Holder and the Seven
Springs Village Operating Advisor of such failure (the "Seven Springs Village
Non-Monetary Default Notice") and the Seven Springs Village B Note Holder shall have the right, but not the obligation, to cure such Seven Springs Village
Non-Monetary Default within the same period of time as the Mortgagor under the loan documents to cure such Seven Springs Village Non-Monetary Default, such period of time to be computed with respect to the Seven Springs Village B Note
Holder's cure rights as if the date of the Seven Springs Village Non-Monetary
Default Notice were the date of notice of such default to the Mortgagor;
provided, if such Seven Springs Village Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Seven Springs
Village B Note Holder, then the Seven Springs Village B Note Holder shall be given an additional period of time as is reasonably necessary to enable the
Seven Springs Village B Note Holder in the exercise of due diligence to cure such Seven Springs Village Non-Monetary Default for so long as: (i) the Seven
Springs Village B Note Holder diligently and expeditiously proceeds to cure such
Seven Springs Village Non-Monetary Default, (ii) the Seven Springs Village B
Note Holder makes all cure payments that it is permitted to make in accordance with the terms and provisions of Section 3.33(g)(i) hereof, (iii) such additional period of time does not exceed thirty (30) days, (iv) such Seven
Springs Village Non-Monetary Default is not caused by a bankruptcy, insolvency or assignment for the benefit of creditors of the Mortgagor or during such period of time that the Seven Springs Village B Note Holder has to cure a Seven
Springs Village Non-Monetary Default in accordance with this Section 3.33(g)(ii)
(the "Seven Springs Village Non-Monetary Default Cure Period"), a bankruptcy, insolvency or assignment for the benefit of creditors of the Mortgagor does not occur and (v) during such Seven Springs Village Non-Monetary Default Cure
Period, there is no material adverse effect on the Mortgagor or the Mortgaged
Property or the value of the Seven Springs Village Whole Loan as a result of such Seven Springs Village Non-Monetary Default or the attempted cure.

                                      224

          (h) Notwithstanding anything to the contrary contained herein or in the Seven Springs Village Intercreditor Agreement, the Seven Springs Village B
Note Holder's right to cure a Seven Springs Village Monetary Default or Seven
Springs Village Non-Monetary Default shall be limited as follows: (A) there shall not be more than six (6) Seven Springs Village Cure Events during the term of the Seven Springs Village Whole Loan, (B) there shall not be more than three
(3) consecutive Seven Springs Village Cure Events and (C) there shall not be more than four (4) Seven Springs Village Cure Events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual "Cure Event" shall mean the one-month period for which the Seven
Springs Village B Note Holder has exercised its cure rights under this Section
3.33(g). Additional Cure Events shall be permitted only with the consent of the
Special Servicer, with the consent of the Majority Certificateholder of the
Controlling Class.

     Section 3.34 Designation of the Class FNB Representative.

          (a) The Majority Class FNB Certificateholder (or, in the case of
Book-Entry Certificates, the Certificate Owners) shall be entitled in accordance with this Section 3.34 to select a representative (the "Class FNB
Representative") having the rights and powers specified in this Agreement or to replace an existing Class FNB Representative. Upon (i) the receipt by the
Trustee of written requests for the selection of a Class FNB Representative from the Majority Class FNB Certificateholder (or, in the case of Book-Entry
Certificates, the Certificate Owners) or (ii) the resignation or removal of the
Person acting as the Class FNB Representative, the Trustee shall promptly notify the Depositor and the Majority Class FNB Certificateholder (or, in the case of
Book-Entry Certificates, the Certificate Owners) that they may select a Class
FNB Representative. Such notice shall set forth the process for selecting a
Class FNB Representative, which shall be the designation of such Class FNB
Representative by the Majority Class FNB Certificateholder (or, in the case of
Book-Entry Certificates, the Certificate Owners) by a writing delivered to the
Trustee. No appointment of any Person as a Class FNB Representative shall be effective until such Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers).
Except as otherwise agreed with the related Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Class FNB Certificates,
no Class FNB Representative shall owe any fiduciary duty to the Trustee, the
Master Servicer, the Special Servicer or any Certificateholder.

          (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Class FNB Certificates are Book-Entry Certificates) of
receiving a request therefor from the Master Servicer or Special Servicer, the
Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Class FNB Representative and a list of each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class FNB
Certificates, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special
Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master
Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Class FNB Representative or any of the Holders (or, in the
case of Book-Entry Certificates, the

                                      225

Certificate Owners) of the Class FNB Certificates. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Class
FNB Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any
Book-Entry Certificate shall be expenses of the Trust Fund payable out of the
Certificate Account pursuant to Section 3.05(a).

          (c) A Class FNB Representative may at any time resign as such by giving written notice to the Trustee and to each Majority Class FNB
Certificateholder (or, in the case of Book-Entry Certificates, each Certificate
Owner) of the Class FNB Certificates. The Holders (or, in the case of Book-Entry
Certificates, the Certificate Owners) shall be entitled to remove any existing
Class FNB Representative by giving written notice to the Trustee and to such existing Class FNB Representative.

          (d) Once a Class FNB Representative has been selected pursuant to this
Section 3.34, each of the parties to this Agreement and each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class FNB
Certificates shall be entitled to rely on such selection unless the Majority
Class FNB Certificateholder (or, in the case of Book-Entry Certificates,
Certificate Owners) or the Class FNB Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry
Certificates, each other Certificate Owner) of the Class FNB Certificates, in writing, of the resignation or removal of the Class FNB Representative.

          (e) Any and all expenses of a Class FNB Representative shall be borne by the Holders (or, in the case of Book-Entry Certificates, Certificate Owners)
of the Class FNB Certificates as follows: (i) prior to the occurrence of a First
National Bank Center Specified Default, pro rata among the Holders of the Class
FNB Certificates and (ii) after the occurrence of a First National Bank Center
Specified Default, first, by the holders of the Class FNB-6 Certificates;
second, by the holders of the Class FNB-5 Certificates; third, by the holders of the Class FNB-4 Certificates; fourth, by the holders of the Class FNB-3
Certificates; fifth, by the holders of the Class FNB-2 Certificates; and sixth, by the holders of the Class FNB-1 Certificates, and not by the Trust.
Notwithstanding the foregoing, if a claim is made against a Class FNB
Representative by a Mortgagor with respect to this Agreement or the First
National Bank Center Loan, such Class FNB Representative shall immediately notify the Master Servicer, the Trustee and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) such Class FNB
Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards such Class FNB Representative) the Special Servicer on behalf of the
Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against such Class FNB Representative. This provision shall survive the termination of this Agreement and the termination or resignation of such Class
FNB Representative.

          (f) All requirements of the Master Servicer and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) with respect to the First National Bank
Center Loan or any related REO Property to

                                      226

the Majority Certificateholder of the Controlling Class contained in this
Agreement shall also apply to the Class FNB Representative, and the Master
Servicer and the Special Servicer shall also deliver or make available to the
Class FNB Representative such notices, reports, statements or other information with respect to the First National Bank Center Loan or any related REO Property that it delivers or makes available to the Majority Certificateholder of the
Controlling Class.

     Section 3.35 Reserved

     Section 3.36 Serviced Whole Loan Paying Agent.

          (a) The Serviced Whole Loan Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein.

          (b) No provision of this Agreement shall be construed to relieve the
Serviced Whole Loan Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Serviced Whole Loan Paying Agent shall be determined solely by the express provisions of this Agreement, the Serviced
Whole Loan Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Serviced Whole Loan Paying Agent and, in the absence of bad faith on the part of the Serviced Whole Loan Paying Agent, the Serviced
Whole Loan Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Serviced Whole Loan Paying Agent by any Person and
which on their face do not contradict the requirements of this Agreement.

          (c) Reserved.

          (d) The Serviced Whole Loan Paying Agent and any of its directors, officers, employees or agents shall be indemnified and held harmless by the
Serviced Companion Loan Holders and the Serviced B Note Holders, as applicable
(to the extent the losses, liabilities, damages, claims and expenses related to a Serviced Companion Loan or Serviced B Note), to the extent of amounts in the related Serviced Whole Loan Custodial Account allocable to such Serviced
Companion Loans or Serviced B Note against any and all losses, liabilities, damages or claims incurred in connection with any legal action relating to this
Agreement or unanticipated "out-of-pocket" expenses (other than the expense of any employee's compensation and any expense allocable to the Serviced Whole Loan
Paying Agent's overhead, but including reasonable attorney's fees) arising in respect of this Agreement other than those resulting from the negligence, bad faith or intentional misconduct of the Serviced Whole Loan Paying Agent.

          (e) Any notice, certificate, certification or other information delivered or provided to the Trustee hereunder, to the extent such information is also required to be delivered or provided to the Serviced Whole Loan Paying
Agent hereunder, shall be deemed to also be delivered to the Serviced Whole Loan
Paying Agent at such time.

                                      227

          (f) This Section shall survive the termination of this Agreement or the resignation or removal of the Serviced Whole Loan Paying Agent, as regards rights accrued prior to such resignation or removal.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS
                               AND RELATED MATTERS

     Section 4.01 Distributions.

          (a) On each Distribution Date, immediately prior to making any actual distributions on the Certificates or the corresponding deemed distributions on the REMIC I Regular Interests or REMIC II Regular Interests pursuant to Section
4.01 and Section 9.01, provided that no First National Bank Center Loan Payment
Trigger Event existed at the close of business on the related Determination
Date, the Trustee shall be deemed to have made (or, in the case of clause (vi)
below, shall actually make, subject to the Master Servicer or Special Servicer, as applicable, reporting to the Trustee pursuant to the last sentence of Section
6.07(d)), out of the First National Bank Center Available Distribution Amount
for such Distribution Date, the following distributions to REMIC I and/or the
Majority Class FNB Certificateholder(s), in the following order of priority, in each case to the extent of the remaining portion of the First National Bank
Center Available Distribution Amount for such Distribution Date:

               (i) first, distributions to REMIC I of accrued interest with respect to REMIC L Regular Interest FNB-I, up to an amount equal to all
Uncertificated Distributable Interest with respect to such REMIC L Regular
Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) second, distributions to REMIC I of accrued interest with respect to REMIC L Regular Interest FNB-II, up to an amount equal to all
Uncertificated Distributable Interest with respect to such REMIC L Regular
Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (iii) third, distributions to REMIC I of principal with respect to REMIC L Regular Interest FNB-I and REMIC L Regular Interest FNB-II, pro rata according to their respective Uncertificated Principal Balances, up to an amount
(not to exceed the aggregate REMIC L Principal Balance of REMIC L Regular
Interest FNB-I and REMIC L Regular Interest FNB-II immediately prior to such
Distribution Date), equal to the entire First National Bank Center Principal
Distribution Amount for such Distribution Date;

               (iv) fourth, reimbursements to REMIC I of any Realized Losses and
Additional Trust Fund Expenses previously allocated to REMIC L Regular Interest
FNB-I and not previously reimbursed;

               (v) fifth, reimbursements to REMIC I of any Realized Losses and
Additional Trust Fund Expenses previously allocated to REMIC L Regular Interest
FNB-II and not previously reimbursed; and

                                      228

               (vi) sixth, reimbursements to the Majority Class FNB
Certificateholder(s) for any unreimbursed cure payments made thereby with respect to the First National Bank Center Mortgage Loan;

provided that, if any payments (or Advances in lieu thereof) or other collections on the First National Bank Center Loan or any related REO Property constituting part of the First National Bank Center Available Distribution
Amount for any Distribution Date are applied to reimburse Nonrecoverable
Advances or pay Additional Trust Fund Expenses with respect to any other
Mortgage Loans or REO Loans, then such payments (or Advances in lieu thereof) or other collections shall be deemed to have been distributed from REMIC L to REMIC
I with respect to REMIC L Regular Interest FNB-I in payment of amounts deemed distributable to REMIC I with respect to such REMIC L Regular Interest pursuant to clauses (i), (iii) and (iv) above on such Distribution Date.

     On each Distribution Date, immediately prior to making any actual distributions on the Certificates or the corresponding deemed distributions on the REMIC I Regular Interests or REMIC II Regular Interests pursuant to Section
4.01 and Section 9.01, if a First National Bank Center Payment Trigger Event
existed at the close of business on the related Determination Date, the Trustee shall be deemed to have made (or, in the case of clause (viii) below, shall actually make, subject to the Master Servicer or Special Servicer, as applicable, reporting to the Trustee pursuant to Section 6.07(d)), out of the
First National Bank Center Available Distribution Amount for such Distribution
Date, the following distributions to REMIC I and the Majority Class FNB
Certificateholder(s), in the following order of priority, in each case to the extent of the remaining portion of the First National Bank Center Available
Distribution Amount for such Distribution Date:

               (vii) first, distributions to REMIC I of accrued interest with respect to REMIC L Regular Interest FNB-I, up to an amount equal to all
Uncertificated Distributable Interest with respect to such REMIC L Regular
Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (viii) second, distributions to REMIC I of principal with respect to REMIC L Regular Interest FNB-I, up to an amount (not to exceed the REMIC L
Principal Balance of REMIC L Regular Interest FNB-I immediately prior to such
Distribution Date) equal to the portion, if any, of the Principal Distribution
Amount for such Distribution Date that represents scheduled payments of principal (or Advances in lieu thereof) with respect to the First National Bank
Center Loan or any successor REO Loan with respect thereto (to the extent actually collected after allocating collections on the First National Bank
Center Loan or any successor REO Loan to interest thereon);

               (ix) third, reimbursements to REMIC I of any Realized Losses and
Additional Trust Fund Expenses previously allocated to REMIC L Regular Interest
FNB-I and not previously reimbursed;

               (x) fourth, distributions to REMIC I of accrued interest with respect to REMIC L Regular Interest FNB-II, up to an amount equal to all
Uncertificated Distributable

                                      229

Interest with respect to such REMIC L Regular Interest for such Distribution
Date and, to the extent not previously deemed distributed, for all prior
Distribution Dates, if any;

               (xi) fifth, distributions to REMIC I of principal with respect to
REMIC L Regular Interest FNB-I, until the REMIC L Principal Balance of REMIC L
Regular Interest FNB-I is reduced to zero;

               (xii) sixth, distributions to REMIC I of principal with respect to REMIC L Regular Interest FNB-II, until the REMIC L Principal Balance of REMIC
L Regular Interest FNB-II is reduced to zero;

               (xiii) seventh, reimbursements to REMIC I of any Realized Losses and Additional Trust Fund Expenses previously allocated to REMIC L Regular
Interest FNB-II and not previously reimbursed; and

               (xiv) eighth, reimbursements to the Majority Class FNB
Certificateholder(s) for any unreimbursed cure payments made thereby with respect to the First National Bank Center Loan;

provided that, if any payments (or Advances in lieu thereof) or other collections on the First National Bank Center Loan or any related REO Property constituting part of the First National Bank Center Available Distribution
Amount for any Distribution Date are applied to reimburse Nonrecoverable
Advances or pay Additional Trust Fund Expenses with respect to any other
Mortgage Loans or REO Loans, then such payments (or Advances in lieu thereof) or other collections shall be deemed to have been distributed from REMIC L to REMIC
I with respect to REMIC L Regular Interest FNB-I in payment of amounts deemed distributable to REMIC I with respect to such REMIC L Regular Interest pursuant to clauses (i), (ii), (iv) and (vi) above on such Distribution Date.

     On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account in respect of the
First National Bank Center Loan for such Distribution Date to reimburse REMIC L for any Realized Losses and Additional Trust Fund Expenses previously deemed allocated to the various REMIC L Regular Interests and unreimbursed pursuant to clauses (iv) or (v) of the first paragraph of this Section 4.01(b) or clauses
(vi) or (vii) of the second paragraph of this Section 4.01(b), up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC L Regular Interest immediately prior to such Distribution Date.

     On each Distribution Date, the Trustee shall pay to the Holders of the
Class R-L Certificates, in accordance with Section 4.01(d), that portion, if any, of the First National Bank Center Available Distribution Amount for such date that has not otherwise been deemed paid to REMIC I in respect of the REMIC
L Regular Interests pursuant to the foregoing provisions of this Section 4.01(b)
(such portion, the "Class R-L Distribution Amount" for such Distribution Date).

     On each Distribution Date, the Trustee shall be deemed to apply amounts relating to each Prepayment Premium attributable to the First National Bank
Center Loan then on deposit in the

                                      230

Distribution Account and received during or prior to the related Collection
Period, to pay additional interest to REMIC I in respect of the Class FNB REMIC
Regular Interests.

     All amounts (other than additional interest in the form of amounts relating to Prepayment Premiums) deemed paid to REMIC I in respect of the REMIC L Regular
Interests pursuant to this Section 4.01(a) on any Distribution Date are hereinafter referred to as the "REMIC L Distribution Amount" for such date.

          (b) On each Distribution Date, the Trustee shall be deemed to apply the Available Distribution Amount (including the REMIC L Distribution Amount but excluding any amounts withdrawn from the Excess Liquidation Proceeds Reserve
Account in respect of the REMIC L Regular Interest) for such date for the following purposes and in the following order of priority:

               (i) to pay interest to REMIC II in respect of the various REMIC I
Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest for each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

               (ii) to pay principal to REMIC II in respect of the various REMIC
I Regular Interests, up to an amount equal to, and pro rata in accordance with, in the case of each such REMIC I Regular Interest for such Distribution Date, the excess, if any, of the Uncertificated Principal Balance of such REMIC I
Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan, REO Loan or, if applicable, Replacement Mortgage Loan(s), as the case may be, (or the related
REMIC L Regular Interests, in the case of the REMIC I Regular Interests relating to such REMIC L Regular Interests) that will be outstanding immediately following such Distribution Date; and

               (iii) to reimburse REMIC II for any Realized Losses and
Additional Trust Fund Expenses previously deemed allocated to the various REMIC
I Regular Interests, up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

     On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such
Distribution Date to reimburse REMIC II for any Realized Losses and Additional
Trust Fund Expenses previously deemed allocated to the various REMIC I Regular
Interests and unreimbursed pursuant to Section 4.01(b)(iii), up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

     On each Distribution Date, the Trustee shall pay to the Holders of the
Class R-I Certificates, in accordance with Section 4.01(d), that portion, if any, of the Available Distribution Amount for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to the foregoing provisions of this Section 4.01(b) (such portion, the
"Class R-I Distribution Amount" for such Distribution Date).

                                      231

     On each Distribution Date, the Trustee shall be deemed to apply amounts relating to each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan or REO Loan, as the case may be, as to which such Prepayment
Premium was received.

     All amounts (other than additional interest in the form of amounts relating to Prepayment Premiums) deemed paid to REMIC II in respect of the REMIC I
Regular Interests pursuant to this Section 4.01(b) on any Distribution Date are hereinafter referred to as the "REMIC II Distribution Amount" for such date.

          (c) On each Distribution Date, the Trustee shall be deemed to apply the REMIC II Distribution Amount (other than any amounts withdrawn from the
Excess Liquidation Proceeds Reserve Account) for such date for the following purposes and in the following order of priority:

               (i) to pay interest to REMIC III in respect of all REMIC II
Regular Interests up to an amount equal to all Uncertificated Distributable
Interest in respect of such REMIC II Regular Interests for such Distribution
Date and, to the extent not previously deemed paid, for all prior Distribution
Dates with such payments allocated among the REMIC II Regular Interests such that remaining amounts, if any, of unpaid interest on each such REMIC II Regular
Interest will equate to the remaining unpaid accrued interest on the corresponding Class of Principal Balance Certificates or Class X Component
outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(d) below;

               (ii) to pay principal to REMIC III in respect of all REMIC II
Regular Interests apportioned as payment of Uncertificated Principal Balance among REMIC II Regular Interests such that the remaining Uncertificated
Principal Balance of each such class will equal the then outstanding Class
Principal Balance of the corresponding Principal Balance Certificates after all subsequent adjustments made on such Distribution Date under Section 4.01(d)
below (other than payments thereunder in reimbursement of any Realized Losses and Additional Trust Fund Expenses); provided, that (A) with respect to distributions of principal in respect of REMIC II Regular Interests LA-1-C,
LA-1-P-A, LA-1-P-B and LA-1-P-C, (I) the aggregate Uncertificated Principal
Balances of such REMIC II Regular Interests shall correspond with the outstanding Class Principal Balance of the Class A-1 Certificates and (II) the
Uncertificated Principal Balances of such REMIC II Regular Interests shall only be reduced in that order and after the Uncertificated Principal Balance of the preceding REMIC II Regular Interest, if any, within such group has been reduced to zero; (B) with respect to distributions of principal in respect of REMIC II
Regular Interests LA-1A-C, LA-1A-P-A, LA-1A-P-B, LA-1A-P-C, LA-1A-P-D,
LA-1A-P-E, LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K,
LA-1A-P-L, LA-1A-P-M and LA-1A-P-N, (I) the aggregate Uncertificated Principal
Balances of

                                      232

such REMIC II Regular Interests shall correspond with the outstanding Class
Principal Balance of the Class A-1A Certificates and (II) the Uncertificated
Principal Balances of such REMIC II Regular Interests will only be reduced in that order and after the Uncertificated Principal Balances of such REMIC II
Regular Interests have been reduced to zero; (C) with respect to distributions of principal in respect of REMIC II Regular Interests LA-1D-C, LA-1D-P-A,
LA-1D-P-B and LA-1D-P-C, (I) the aggregate Uncertificated Principal Balances of such REMIC II Regular Interests shall correspond with the outstanding Class
Principal Balance of the Class A-1D Certificates and (II) the Uncertificated
Principal Balances of such REMIC II Regular Interests will only be reduced in that order and after the Uncertificated Principal Balance of the preceding REMIC
II Regular Interest, if any, has been reduced to zero; (D) with respect to distributions of principal in respect of REMIC II Regular Interests LA-2-A,
LA-2-B, LA-2-C, LA-2-D, LA-2-E and LA-2-F, (I) the aggregate Uncertificated
Principal Balance of such REMIC II Regular Interests shall correspond with the outstanding Class Principal Balance of the Class A-2 Certificates and (II) the
Uncertificated Principal Balance of such REMIC II Regular Interests will only be reduced in that order and after the Uncertificated Principal Balance of the preceding REMIC II Regular Interest, if any, has been reduced to zero; (E) with respect to distributions of principal in respect of REMIC II Regular Interests
LA-3-A and LA-3-B, (I) the aggregate Uncertificated Principal Balance of such
REMIC II Regular Interests shall correspond with the outstanding Class Principal
Balance of the Class A-3 Certificates and (II) the Uncertificated Principal
Balance of such REMIC II Regular Interests will only be reduced in that order and after the Uncertificated Principal Balance of the preceding REMIC II Regular
Interest, if any, has been reduced to zero; (F) with respect to distributions of principal in respect of REMIC II Regular Interests LA-4-A, LA-4-B, LA-4-C,
LA-4-D, LA-4-E and LA-4-F, (I) the aggregate Uncertificated Principal Balance of such REMIC II Regular Interests shall correspond with the outstanding Class
Principal Balance of the Class A-4 Certificates and (II) the Uncertificated
Principal Balance of such REMIC II Regular Interests will only be reduced in that order and after the Uncertificated Principal Balance of the preceding REMIC
II Regular Interest, if any, has been reduced to zero; (G) with respect to distributions of principal in respect of REMIC II Regular Interest LA-AM-A, (I)
the aggregate Uncertificated Principal Balance of such REMIC II Regular
Interests shall correspond with the outstanding Class Principal Balance of the
Class A-M Certificates; (H) with respect to distributions of principal in respect of REMIC II Regular Interest LA-AJ-A, (I) the aggregate Uncertificated
Principal Balance of such REMIC II Regular Interests shall correspond with the outstanding Class Principal Balance of the Class A-J Certificates; (I) with respect to distributions of principal in respect of REMIC II Regular Interest
LB-A, (I) the aggregate Uncertificated Principal Balance of such REMIC II
Regular Interests shall correspond with the outstanding Class Principal Balance of the Class B Certificates; (J) with respect to distributions of principal in respect of REMIC II Regular Interest LC-A, (I) the aggregate Uncertificated
Principal Balance of such REMIC II Regular Interests shall correspond with the outstanding Class Principal Balance of the Class C Certificates; (K) with respect to distributions of principal in respect of REMIC II Regular Interests
LD-A and LD-B, (I) the aggregate Uncertificated Principal Balance of such REMIC
II Regular Interests shall correspond with the outstanding Class Principal
Balance of the Class D Certificates and (II) the Uncertificated Principal
Balance of such REMIC II Regular Interests will only be reduced in that order and after the Uncertificated Principal Balance of the preceding REMIC II Regular
Interest, if any, has been reduced to zero; (L) with respect to distributions of principal in respect of REMIC II Regular Interests LE-A, LE-B and LE-C, (I) the
aggregate Uncertificated Principal Balance of such REMIC II Regular Interests shall correspond with the outstanding Class Principal Balance of the Class E
Certificates and (II) the Uncertificated Principal Balance of such REMIC II
Regular Interests will only be reduced in that order and after the
Uncertificated Principal Balance of the preceding REMIC II Regular Interest, if any, has been reduced to zero; (M) with respect to distributions of principal in respect of REMIC II Regular Interests LF-A, LF-B and LF-C, (I) the aggregate
Uncertificated Principal Balance of such REMIC II Regular Interests shall correspond

                                      233

with the outstanding Class Principal Balance of the Class F Certificates and
(II) the Uncertificated Principal Balance of such REMIC II Regular Interests will only be reduced in that order and after the Uncertificated Principal
Balance of the preceding REMIC II Regular Interest, if any, has been reduced to zero; (N) with respect to distributions of principal in respect of REMIC II
Regular Interests LG-A and LG-B, (I) the aggregate Uncertificated Principal
Balance of such REMIC II Regular Interests shall correspond with the outstanding
Class Principal Balance of the Class G Certificates and (II) the Uncertificated
Principal Balance of such REMIC II Regular Interests will only be reduced in that order and after the Uncertificated Principal Balance of the preceding REMIC
II Regular Interest, if any, has been reduced to zero; (O) with respect to distributions of principal in respect of REMIC II Regular Interests LH-A and
LH-B, (I) the aggregate Uncertificated Principal Balance of such REMIC II
Regular Interests shall correspond with the outstanding Class Principal Balance of the Class H Certificates and (II) the Uncertificated Principal Balance of
such REMIC II Regular Interests will only be reduced in that order and after the
Uncertificated Principal Balance of the preceding REMIC II Regular Interest, if any, has been reduced to zero; (P) with respect to distributions of principal in respect of REMIC II Regular Interests LJ-A, LJ-B and LJ-C, (I) the aggregate
Uncertificated Principal Balance of such REMIC II Regular Interests shall correspond with the outstanding Class Principal Balance of the Class J
Certificates and (II) the Uncertificated Principal Balance of such REMIC II
Regular Interests will only be reduced in that order and after the
Uncertificated Principal Balance of the preceding REMIC II Regular Interest, if any, has been reduced to zero; (Q) with respect to distributions of principal in respect of REMIC II Regular Interest LK-A, (I) the aggregate Uncertificated
Principal Balance of such REMIC II Regular Interests shall correspond with the outstanding Class Principal Balance of the Class K Certificates; (R) with respect to distributions of principal in respect of REMIC II Regular Interests
LL-A and LL-B, (I) the aggregate Uncertificated Principal Balance of such REMIC
II Regular Interests shall correspond with the outstanding Class Principal
Balance of the Class H Certificates and (II) the Uncertificated Principal
Balance of such REMIC II Regular Interests will only be reduced in that order and after the Uncertificated Principal Balance of the preceding REMIC II Regular
Interest, if any, has been reduced to zero; and (S) with respect to distributions of principal in respect of REMIC II Regular Interest LM-A, (I) the aggregate Uncertificated Principal Balance of such REMIC II Regular Interests shall correspond with the outstanding Class Principal Balance of the Class M
Certificates; and

               (iii) to reimburse REMIC III for any Realized Losses and
Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular
Interests, apportioned among the REMIC II Regular Interests consistent with the reimbursement payments made on the corresponding Classes of Principal Balance
Certificates on such Distribution Date under Section 4.01(d) below; provided, that (A) with respect to REMIC II Regular Interests LA-1-C, LA-1-P-A, LA-1-P-B
and LA-1-P-C, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC II Regular Interests in that order, (B)
with respect to REMIC II Regular Interests LA-1A-C, LA-1A-P-A, LA-1A-P-B,
LA-1A-P-C, LA-1A-P-D, LA-1A-P-E, LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I,
LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M and LA-1-P-N, any Realized Losses and
Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC
II Regular Interests in that order, (C) with respect to REMIC II Regular
Interests LA-1D-C, LA-1D-P-A, LA-1D-P-B and LA-1D-P-C, any Realized Losses and
Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC
II Regular Interests in that order, (D) with respect to REMIC II Regular
Interests

                                      234

LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E and LA-2-F, any Realized Losses and
Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC
II Regular Interests in that order, (E) with respect to REMIC II Regular
Interests LA-3-A and LA-3-B, any Realized Losses and Additional Trust Fund
Expenses shall be allocated and reimbursed to such REMIC II Regular Interests in that order, (F) with respect to REMIC II Regular Interests LA-4-A, LA-4-B,
LA-4-C, LA-4-D, LA-4-E and LA-4-F, any Realized Losses and Additional Trust Fund
Expenses shall be allocated and reimbursed to such REMIC II Regular Interests in that order, (G) with respect to REMIC II Regular Interest LA-AM-A, any Realized
Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC II Regular Interest, (H) with respect to REMIC II Regular Interest
LA-AJ-A, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC II Regular Interest, (I) with respect to
REMIC II Regular Interest LB-A, any Realized Losses and Additional Trust Fund
Expenses shall be allocated and reimbursed to such REMIC II Regular Interest,
(J) with respect to REMIC II Regular Interest LC-A, any Realized Losses and
Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC
II Regular Interest, (K) with respect to REMIC II Regular Interests LD-A and
LD-B, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC II Regular Interests in that order, (L) with respect to REMIC II Regular Interests LE-A, LE-B and LE-C, any Realized Losses
and Additional Trust Fund Expenses shall be allocated and reimbursed to such
REMIC II Regular Interests in that order, (M) with respect to REMIC II Regular
Interests LF-A, LF-B and LF-C, any Realized Losses and Additional Trust Fund
Expenses shall be allocated and reimbursed to such REMIC II Regular Interests in that order, (N) with respect to REMIC II Regular Interests LG-A and LG-B, any
Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC II Regular Interests in that order, (O) with respect to
REMIC II Regular Interests LH-A and LH-B, any Realized Losses and Additional
Trust Fund Expenses shall be allocated and reimbursed to such REMIC II Regular
Interests in that order, (P) with respect to REMIC II Regular Interests LJ-A,
LJ-B and LJ-C, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC II Regular Interests in that order, (Q)
with respect to REMIC II Regular Interest LK-A, any Realized Losses and
Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC
II Regular Interest, (R) with respect to REMIC II Regular Interests LL-A and
LL-B, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to such REMIC II Regular Interests in that order, and (S) with respect to REMIC II Regular Interest LM-A, any Realized Losses and Additional
Trust Fund Expenses shall be allocated and reimbursed to such REMIC II Regular
Interest.

     On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such
Distribution Date to reimburse REMIC III for any Realized Losses and Additional
Trust Fund Expenses previously deemed allocated to REMIC II Regular Interests and unreimbursed pursuant to Section 4.01(c)(iii), consistent with the reimbursement payments made on the corresponding Classes of Principal Balance
Certificates on such Distribution Date under Section 4.01(d) below.

     On each Distribution Date, the Trustee shall pay to the Holders of the
Class R-II Certificates, in accordance with Section 4.01(d), that portion, if any, of the REMIC II Distribution Amount for such date that has not otherwise been deemed paid to REMIC III in

                                      235

respect of the REMIC II Regular Interests pursuant to the foregoing provisions of this Section 4.01(c) (such portion, the "Class R-II Distribution Amount" for such Distribution Date).

     On each Distribution Date, the Trustee shall be deemed to apply all amounts relating to Prepayment Premiums then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC III in respect of REMIC II Regular Interests allocable among the REMIC II Regular Interests in an amount with respect to each REMIC II
Regular Interest equal to the amount allocable to the corresponding Class of
Principal Balance Certificates and Class X Component outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(d)
below.

          (d) On each Distribution Date, following the deemed payments to REMIC
III in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(c), the Trustee shall withdraw from the Distribution Account the
Loan Group 1 Available Distribution Amount and the Loan Group 2 Available
Distribution Amount for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

               (iv) to pay interest, concurrently: (A) pro rata, to the Holders of the Class A-1, Class A-1D, Class A-2, Class A-3 and Class A-4 Certificates,
up to an amount equal to all Distributable Certificate Interest for each of the
Class A-1, Class A-1D, Class A-2, Class A-3 and Class A-4 Certificates for such
Distribution Date and, to the extent not previously paid, for each prior
Distribution Date, if any, from the Loan Group 1 Available Distribution Amount;
(B) to the Holders of the Class A-1A Certificates, up to an amount equal to all
Distributable Certificate Interest for the Class A-1A Certificates for such
Distribution Date and, to the extent not previously paid, for each prior
Distribution Date, if any, from the Loan Group 2 Available Distribution Amount;
and (C) pro rata, to the holders of the Class XC and Class XP Certificates, up to an amount equal to all Distributable Certificate Interest for the Class XC
and Class XP Certificates for such Distribution Date, and to the extent not previously paid, for each prior Distribution Date, if any, from the Loan Group 1
Available Distribution Amount and/or the Loan Group 2 Available Distribution
Amount; provided, if the Loan Group 1 Available Distribution Amount and the Loan
Group 2 Available Distribution Amount (or applicable portion thereof) are not sufficient to pay all of the foregoing, pro rata, to the Holders of the respective Classes of Senior Certificates, up to an amount equal to all
Distributable Certificate Interest for each such Class of Certificates for such
Distribution Date;

               (v) to pay principal, concurrently: (A)(1) first, pro rata, to the Holders of the Class A-1 and Class A-1D Certificates in an amount up to the
Loan Group 1 Principal Distribution Amount, and, after the Class Principal
Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group
2 Principal Distribution Amount remaining after payments to the Holders of the
Class A-1A Certificates have been made on such Distribution Date until the Class
Principal Balance of the Class A-1 and Class A-1D Certificates has been reduced to zero; (2) second to the Holders of the Class A-2 Certificates in an amount up to the Loan Group 1 Principal Distribution Amount remaining after the above distributions to the Holders of the Class A-1 and Class A-1D Certificates have been made on such Distribution Date, and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal
Distribution Amount remaining after payments to the Holders of the Class A-1A and the above distributions to the Holders of the Class A-1 and Class A-1D
Certificates have been

                                      236

made on such Distribution Date until the Class Principal Balance of the Class
A-2 Certificates has been reduced to zero; (3) third to the Holders of the Class
A-3 Certificates in an amount up to the Loan Group 1 Principal Distribution
Amount remaining after the above distributions to the Holders of the Class A-1,
Class A-1D and Class A-2 Certificates have been made on such Distribution Date, and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A and the above distributions to the
Class A-1, Class A-1D and Class A-2 Certificates have been made on such
Distribution Date until the Class Principal Balance of the Class A-3
Certificates has been reduced to zero and (4) fourth to the Holders of the Class
A-4 Certificates in an amount up to the Loan Group 1 Principal Distribution
Amount remaining after the above distributions to the Holders of the Class A-1,
Class A-1D, Class A-2 and Class A-3 Certificates have been made on such
Distribution Date, and, after the Class Principal Balance of the Class A-1A
Certificates has been reduced to zero, the Loan Group 2 Principal Distribution
Amount remaining after payments to the Holders of the Class A-1A and the above distributions to the Class A-1, Class A-1D, Class A-2 and Class A-3 Certificates
have been made on such Distribution Date until the Class Principal Balance of the Class A-4 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates in an amount up to the Loan Group 2 Principal
Distribution Amount and, after the Class Principal Balances of the Class A-1,
Class A-1D, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-1D, Class A-2, Class A-3 and Class A-4
Certificates have been made on such Distribution Date, in each case, until the
Class Principal Balance of the Class A-1A Certificates has been reduced to zero;

               (vi) to reimburse the Holders of the respective Classes of Class
A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates, up
to an amount equal to and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

               (vii) to make payments on the Subordinated Certificates pursuant to the following paragraph;

provided, that on each Distribution Date after the aggregate of the Class
Principal Balances of the Subordinated Certificates has been reduced to zero, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates (other than the Class A-J
Certificates), up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates. References to "remaining Net Principal
Distribution Amount" shall be to the Net Principal Distribution Amount net of any distributions of principal made in respect thereof to the Holders of each
Class of Class A Certificates (other than the Class A-J Certificates) that, pursuant to clause (ii) above, have a prior right to payment with respect thereto.

     On each Distribution Date, following the foregoing series of payments on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Net Available

                                      237

Distribution Amount for such date for the following purposes and in the following order of priority:

               (i) to pay interest to the Holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ii) if the Class Principal Balances of the Class A Certificates
(other than the Class A-M and the Class A-J Certificates) have been reduced to zero, to pay principal to the Holders of the Class A-M Certificates, up to an
amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Net Principal Distribution
Amount for such Distribution Date;

               (iii) to reimburse the Holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (iv) to pay interest to the Holders of the Class A-J
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (v) if the Class Principal Balances of the Class A Certificates
(other than the Class A-J Certificates) have been reduced to zero, to pay principal to the Holders of the Class A-J Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of
Certificates and (B) the remaining Net Principal Distribution Amount for such
Distribution Date;

               (vi) to reimburse the Holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

               (vii) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (viii) if the Class Principal Balances of the Class A
Certificates have been reduced to zero, to pay principal to the Holders of the
Class B Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Net Principal Distribution Amount for such Distribution Date;

               (ix) to reimburse the Holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                                      238

               (x) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xi) if the Class Principal Balances of the Class A and Class B
Certificates have been reduced to zero, to pay principal to the Holders of the
Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Net Principal Distribution Amount for such Distribution Date;

               (xii) to reimburse the Holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xiii) to pay interest to the Holders of the Class D
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xiv) if the Class Principal Balances of the Class A, Class B and
Class C Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Net Principal Distribution Amount for such Distribution Date;

               (xv) to reimburse the Holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xvi) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xvii) if the Class Principal Balances of the Class A, Class B,
Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of
(A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Net Principal Distribution Amount for such Distribution
Date;

               (xviii) to reimburse the Holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xix) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                      239

               (xx) if the Class Principal Balances of the Class A, Class B,
Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of
Certificates and (B) the remaining Net Principal Distribution Amount for such
Distribution Date;

               (xxi) to reimburse the Holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xxii) to pay interest to the Holders of the Class G
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxiii) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Net Principal Distribution Amount for such
Distribution Date;

               (xxiv) to reimburse the Holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xxv) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxvi) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an
amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Net Principal Distribution
Amount for such Distribution Date;

               (xxvii) to reimburse the Holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xxviii) to pay interest to the Holders of the Class J
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxix) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (A) the

                                      240

then outstanding Class Principal Balance of such Class of Certificates and (B)
the remaining Net Principal Distribution Amount for such Distribution Date;

               (xxx) to reimburse the Holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xxxi) to pay interest to the Holders of the Class K
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxii) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates
have been reduced to zero, to pay principal to the Holders of the Class K
Certificates, up to an amount equal to the lesser of (A) the then outstanding
Class Principal Balance of such Class K Certificates and (B) the remaining Net
Principal Distribution Amount for such Distribution Dates;

               (xxxiii) to reimburse the Holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class K Certificates and for which no reimbursement has previously been received;

               (xxxiv) to pay interest to the Holders of the Class L
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxv) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates have been reduced to zero, to pay principal to the Holders of the
Class L Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class L Certificates and (B) the remaining Net Principal Distribution Amount for such Distribution Dates;

               (xxxvi) to reimburse the Holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class L Certificates and for which no reimbursement has previously been received;

               (xxxvii) to pay interest to the Holders of the Class M
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxviii) if the Class Principal Balances of the Class A, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and
Class L Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class M

                                      241

Certificates and (B) the remaining Net Principal Distribution Amount for such
Distribution Dates;

               (xxxix) to reimburse the Holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class M Certificates and for which no reimbursement has previously been received;

               (xl) to pay interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xli) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L
and Class M Certificates have been reduced to zero, to pay principal to the
Holders of the Class N Certificates, up to an amount equal to the lesser of (A)
the then outstanding Class Principal Balance of such Class N Certificates and
(B) the remaining Net Principal Distribution Amount for such Distribution Dates;

               (xlii) to reimburse the Holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class N Certificates and for which no reimbursement has previously been received;

               (xliii) to pay interest to the Holders of the Class O
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xliv) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M and Class N Certificates have been reduced to zero, to pay principal to the Holders of the Class O Certificates, up to an amount equal to the lesser of
(A) the then outstanding Class Principal Balance of such Class O Certificates and (B) the remaining Net Principal Distribution Amount for such Distribution
Dates;

               (xlv) to reimburse the Holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class O Certificates and for which no reimbursement has previously been received;

               (xlvi) to pay interest to the Holders of the Class P
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xlvii) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N and Class O Certificates have been reduced to zero, to pay principal to the Holders of the Class P Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal

                                      242

Balance of such Class P Certificates and (B) the remaining Net Principal
Distribution Amount for such Distribution Dates;

               (xlviii) to reimburse the Holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class P Certificates and for which no reimbursement has previously been received;

               (xlix) to pay interest to the Holders of the Class Q
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (l) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates have been reduced to zero, to pay principal to the Holders of the Class Q Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class
Q Certificates and (B) the remaining Net Principal Distribution Amount for such
Distribution Dates;

               (li) to reimburse the Holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class Q Certificates and for which no reimbursement has previously been received;

               (lii) to make payments to the Holders of the Class R-I
Certificates up to the amount of the Class R-I Distribution Amount for such
Distribution Date;

               (liii) to make payments to the Holders of the Class R-II
Certificates up to the amount of the Class R-II Distribution Amount for such
Distribution Date; and

               (liv) to pay to the Holders of the Class R-III Certificates the
balance, if any, of the Net Available Distribution Amount for such Distribution
Date;

provided, that on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx),
(xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli), (xliv), (xlvii) and
(l) above with respect to any Class of Principal Balance Certificates, will be so made to the Holders thereof, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates. References to
"remaining Net Principal Distribution Amount" in any of clauses (ii), (v),
(viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv),
(xxxviii), (xli), (xliv), (xlvii), and (l) above, in connection with the payments of principal to be made to the Holders of any Class of Principal
Balance Certificates (other than the Class FNB Certificates), shall be to the
Net Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each Class of
Principal Balance Certificates (other than the Class FNB Certificates) that have a higher Payment Priority.

     On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected during or prior to the related

                                      243

Collection Period (other than Prepayment Premiums allocable to the First
National Bank Center Junior Portion) and shall distribute such amounts, in each case, subject to available funds, as additional interest, concurrently as follows:

               (i) to the Holders of the Class A (other than the Class A-1A),
Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates up
to an amount equal to, in the case of each such Class, the product of (a) such
Prepayment Premiums from Loan Group 1, (b) the applicable Discount Rate Fraction and (c) the Principal Allocation Fraction of such Class; and

               (ii) to the Holders of the Class A-1A Certificates up to an
amount equal to, in the case of each such Class, the product of (a) such
Prepayment Premiums from Loan Group 2, (b) the applicable Discount Rate Fraction and (c) the Principal Allocation Fraction of such Class;

               (iii) then, to the Holders of the Class XC Certificates the remaining amount of such Prepayment Premiums from Loan Group 1 and Loan Group 2.

     On each Distribution Date, following the deemed payments to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section
4.01(c), the Trustee shall withdraw from the Distribution Account the Class FNB
Available Distribution Amount for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

               (i) prior to the occurrence of a First National Bank Center
Specified Default, to make the following distributions in the following order of priority:

               (a) first, to pay interest to the Holders of the Class FNB
          Certificates (allocated pro rata among the Class FNB-1, Class FNB-2,
          Class FNB-3, Class FNB-4, Class FNB-5 and Class FNB-6 Certificates) up
          to an amount equal to all Distributable Certificate Interest in respect of such Class FNB Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (b) second, to pay principal to the Holders of the Class FNB
          Certificates (allocated pro rata among the Class FNB-1, Class FNB-2,
          Class FNB-3, Class FNB-4, Class FNB-5 and Class FNB-6 Certificates) up
          to an amount equal to the lesser of (A) the then outstanding Class
          Principal Balance of such Class of Certificates and (B) the Class FNB
          Principal Distribution Amount as of such Distribution Date; and

               (c) third, to reimburse the Holders of the Class FNB Certificates
          (allocated pro rata among the Class FNB-1, Class FNB-2, Class FNB-3,
          Class FNB-4, Class FNB-5 and Class FNB-6 Certificates), up to an
          amount equal to all Realized Losses and Additional Trust Fund
          Expenses, if any, previously deemed allocated to such Class FNB
          Certificates and for which no reimbursement has previously been received; and

                                      244

               (ii) following the occurrence of a First National Bank Center
Specified Default, to make the following distributions in the following order or priority:

               (a) first, to pay interest to the Holders of the Class FNB-1
          Certificates, up to an amount equal to all Distributable Certificate
          Interest in respect of such Class FNB-1 Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (b) second, to pay principal to the Holders of the Class FNB-1
          Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class FNB-1 Certificates and (B) the remaining Class FNB Principal Distribution Amount for such
          Distribution Date;

               (c) third, to reimburse the Holders of the Class FNB-1
          Certificates, up to an amount equal to all Realized Losses and
          Additional Trust Fund Expenses, if any, previously deemed allocated to such Class FNB-1 Certificates and for which no reimbursement has previously been received;

               (d) fourth, to pay interest to the Holders of the Class FNB-2
          Certificates, up to an amount equal to all Distributable Certificate
          Interest in respect of such Class FNB-2 Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (e) fifth, to pay principal to the Holders of the Class FNB-2
          Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class FNB-2 Certificates and (B) the remaining Class FNB Principal Distribution Amount for such
          Distribution Date;

               (f) sixth, to reimburse the Holders of the Class FNB-2
          Certificates, up to an amount equal to all Realized Losses and
          Additional Trust Fund Expenses, if any, previously deemed allocated to such Class FNB-2 Certificates and for which no reimbursement has previously been received;

               (g) seventh, to pay interest to the Holders of the Class FNB-3
          Certificates, up to an amount equal to all Distributable Certificate
          Interest in respect of such Class FNB-3 Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (h) eighth, to pay principal to the Holders of the Class FNB-3
          Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class FNB-3 Certificates and (B) the remaining Class FNB Principal Distribution Amount for such
          Distribution Date;

               (i) ninth, to reimburse the Holders of the Class FNB-3
          Certificates, up to an amount equal to all Realized Losses and
          Additional Trust Fund Expenses, if any, previously deemed allocated to such Class FNB-3 Certificates and for which no reimbursement has previously been received;

                                      245

               (j) tenth, to pay interest to the Holders of the Class FNB-4
          Certificates, up to an amount equal to all Distributable Certificate
          Interest in respect of such Class FNB-4 Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (k) eleventh, to pay principal to the Holders of the Class FNB-4
          Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class FNB-4 Certificates and (B) the remaining Class FNB Principal Distribution Amount for such
          Distribution Date;

               (l) twelfth, to reimburse the Holders of the Class FNB-4
          Certificates, up to an amount equal to all Realized Losses and
          Additional Trust Fund Expenses, if any, previously deemed allocated to such Class FNB-4 Certificates and for which no reimbursement has previously been received;

               (m) thirteenth, to pay interest to the Holders of the Class FNB-5
          Certificates, up to an amount equal to all Distributable Certificate
          Interest in respect of such Class FNB-5 Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (n) fourteenth, to pay principal to the Holders of the Class
          FNB-5 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class FNB-5
          Certificates and (B) the remaining Class FNB Principal Distribution
          Amount for such Distribution Date;

               (o) fifteenth, to reimburse the Holders of the Class FNB-5
          Certificates, up to an amount equal to all Realized Losses and
          Additional Trust Fund Expenses, if any, previously deemed allocated to such Class FNB-5 Certificates and for which no reimbursement has previously been received;

               (p) sixteenth, to pay interest to the Holders of the Class FNB-6
          Certificates, up to an amount equal to all Distributable Certificate
          Interest in respect of such Class FNB-6 Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (q) seventeenth, to pay principal to the Holders of the Class
          FNB-6 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class FNB-6
          Certificates and (B) the remaining Class FNB Principal Distribution
          Amount for such Distribution Date; and

               (r) eighteenth, to reimburse the Holders of the Class FNB-6
          Certificates, up to an amount equal to all Realized Losses and
          Additional Trust Fund Expenses, if any, previously deemed allocated to such Class FNB-6 Certificates and for which no reimbursement has previously been received.

provided, that on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (i)(b), or (ii)(b), (e), (h), (k), (n), or (q)
above with respect to any Class of Class FNB Certificates, will be so made to the Holders thereof, up to an amount equal to the entire then

                                      246

outstanding Class Principal Balance of such Class of Class FNB Certificates.
References to "remaining Class FNB Principal Distribution Amount" in any of clauses (ii)(e), (h), (k), (n), or (q) above, in connection with the payments of principal to be made to the Holders of any Class of Class FNB Certificates, shall be to the Class FNB Principal Distribution Amount for such Distribution
Date, net of any payments of principal made in respect thereof to the Holders of each Class of Class FNB Certificates that have a higher Payment Priority.

     On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected during or prior to the related Collection Period that are allocable to the First
National Bank Center Junior Portion and shall distribute such amounts, in each case, subject to available funds, as additional interest, concurrently as follows:

               (iii) prior to the occurrence of a First National Bank Center
Specified Default, to the Holders of each Class of the Class FNB Certificates on a pro rata basis; and

               (iv) following the occurrence of a First National Bank Center
Specified Default, all such Prepayment Premiums shall be distributed to the
Holders of the Class FNB-1 Certificates for so long as any Class FNB-1
Certificates remain outstanding, and then all such Prepayment Premiums shall be distributed to the Holders of the Class FNB-2 Certificates for so long as any
Class FNB-2 Certificates remain outstanding, and then all such Prepayment
Premiums shall be distributed to the Holders of the Class FNB-3 Certificates for
so long as any Class FNB-3 Certificates remain outstanding, and then all such
Prepayment Premiums shall be distributed to the Holders of the Class FNB-4
Certificates for so long as any Class FNB-4 Certificates remain outstanding, and then all such Prepayment Premiums shall be distributed to the Holders of the
Class FNB-5 Certificates for so long as any Class FNB-5 Certificates remain outstanding, and then all such Prepayment Premiums shall be distributed to the
Holders of the Class FNB-6 Certificates for so long as any Class FNB-6
Certificates remain outstanding

     All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC III Certificates shall be deemed made from the payments deemed made to REMIC III in respect of the REMIC
II Regular Interests on such Distribution Date pursuant to Section 4.01(d).

     On each Distribution Date, the Trustee shall withdraw from the Distribution
Account, as Grantor Trust Assets, any amounts that represent Excess Interest actually collected on any ARD Loans and any related REO Loans during the related
Collection Period and shall distribute with respect to their interests in the
Grantor Trust, such amounts to the holders of the Class S Certificates.

     On each Distribution Date, the Trustee shall withdraw amounts from the
Excess Liquidation Proceeds Reserve Account (other than amounts on deposit therein that are attributable to the First National Bank Center Junior Portion)
and shall distribute such amounts in the following priority:

               (i) first, to reimburse the Holders of the Principal Balance
Certificates (other than the Class FNB Certificates), in order of alphabetical
Class designations, up to an

                                      247

amount equal to all Realized Losses or Additional Trust Fund Expenses, if any,
previously deemed allocated to them and unreimbursed after application of the
Available Distribution Amount for such Distribution Date;

               (ii) second, for distribution to the Special Servicer as
additional servicing compensation, the excess, if any, of (x) the balance of the
Excess Liquidation Proceeds Reserve Account on such Distribution Date (excluding amounts on deposit therein that are attributable to the First National Bank
Center Junior Portion) over (y) the aggregate Certificate Principal Balance of the Principal Balance Certificates (other than the Class FNB Certificates) as of such Distribution Date;

               (iii) third, upon the reduction of the aggregate Class Principal
Balance of the Principal Balance Certificates (other than the Class FNB
Certificates) to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional compensation.

     On each Distribution Date, the Trustee shall withdraw amounts from the
Excess Liquidation Proceeds Reserve Account that are attributable to the First
National Bank Center Junior Portion and shall distribute such amounts in the following priority:

               (i) first, to reimburse the Holders of the Class FNB Certificates
(in ascending numerical order of Class designation) up to an amount equal to all
Realized Losses or Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Class FNB Available
Distribution Amount for such Distribution Date;

               (ii) second, for distribution to the Special Servicer as
additional servicing compensation, the excess, if any, of (x) the balance of the amounts on deposit in the Excess Liquidation Proceeds Reserve Account on such
Distribution Date that are attributable to the First National Bank Center Junior
Portion over (y) the aggregate Certificate Principal Balance of the Class FNB
Certificates as of such Distribution Date;

               (iii) third, upon the reduction of the aggregate Class Principal
Balance of the Class FNB Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional compensation.

          (d) All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided in the last paragraph of Section 4.01(e) or as provided below, all such distributions with respect to each Class on each Distribution
Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date
(which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined

                                      248

without regard to any possible future reimbursement of any Realized Loss or
Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

          (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the
Certificate Registrar, the Depositor, the Master Servicer or the Special
Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

          (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized
Losses and Additional Trust Fund Expenses previously allocated to a Class of
Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

          (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Class of
Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the
Certificate Registrar or such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the applicable Interest Accrual Period for such Distribution Date.

                                      249

     Any funds not distributed to any Holder or Holders of Certificates of such
Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates, shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such
Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute all unclaimed funds and other assets which remain subject hereto in accordance with applicable laws.

          (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. In the event the
Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders. All amounts withheld shall be deemed to have been paid to such Certificateholders.

     Section 4.02 Statements to Certificateholders; Certain Reports by the
Master Servicer and the Special Servicer.

          (a) Subject to Section 8.02(v), based on information received from the
Master Servicer, on each Distribution Date, the Trustee shall provide or make available as provided herein to all of the Holders of each Class of Certificates
(and, in the case of a Class of Book-Entry Certificates, to each Person that provides the Trustee with an Investor Certification), to the parties hereto and to the Rating Agencies written reports, including reports in substantially the form attached hereto as Exhibit G (the "Monthly Statement"), setting forth, among other things, the following information:

               (i) the amount of distributions, if any, made on such
Distribution Date to the holders of each Class of Principal Balance Certificates and applied to reduce the respective Class Principal Balances thereof;

               (ii) the amount of distributions, if any, made on such
Distribution Date to the Holders of each Class of REMIC III Regular
Certificates, the Class S Certificates and the

                                      250

Class FNB Certificates allocable to (A) Distributable Certificate Interest, (B)
Prepayment Premiums, (C) Excess Interest and (D) Class FNB Available
Distribution Amount;

               (iii) the amount of any distributions made on such Distribution
Date to the Holders of each Class of Residual Certificates;

               (iv) the aggregate amount of outstanding Delinquency Advances, with respect to the Mortgage Pool and with respect to each Loan Group, as of the related Determination Date;

               (v) the aggregate amount of compensation retained by or paid to the Trustee and the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and the Special Servicer in respect of the related
Collection Period and any other fees or expenses accrued and paid from the Trust
Fund;

               (vi) the aggregate Stated Principal Balance of the Mortgage Pool and of each Loan Group immediately before and after such Distribution Date and the percentage of the Cut-off Date Principal Balance of the Mortgage Pool and of
each Loan Group which remains outstanding immediately after such Distribution
Date (separately identifying the portion of the First National Bank Center Loan or any successor REO Loan with respect thereto backing the Class FNB
Certificates);

               (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate (and interest rates by distributional groups or ranges) of the outstanding Mortgage Loans in the Mortgage Pool and with respect to each Loan Group at the close of business on the related Determination Date;

               (viii) as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D)
that are Specially Serviced Mortgage Loans but are not delinquent or (E) as to which foreclosure proceedings have been commenced;

               (ix) with respect to the Mortgage Pool, the aggregate Stated
Principal Balance of Mortgage Loans as to which the related borrower is subject or is expected to be subject to a bankruptcy proceeding;

               (x) with respect to any Mortgage Loan as to which the related
Mortgaged Property became an REO Property during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

               (xi) as to any Mortgage Loan repurchased or otherwise liquidated or disposed of during the related Collection Period, the control number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                                      251

               (xii) with respect to any REO Property included in the Trust Fund as of the close of business on the last day of the related Collection Period, the control number of the related Mortgage Loan, the book value of such REO
Property and the amount of any income collected with respect to such REO
Property (net of related expenses) and other amounts, if any, received on such
REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

               (xiii) with respect to any REO Property sold or otherwise
disposed of during the related Collection Period, the control number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection
Period, the portion thereof included in the Available Distribution Amount for such Distribution Date and the balance of the Excess Liquidation Proceeds
Reserve Account for such Distribution Date;

               (xiv) the Distributable Certificate Interest in respect of each
Class of REMIC III Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC III Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC III Regular
Certificates for such Distribution Date;

               (xvii) the original Class Principal Balance or Class Notional
Amount as of the Closing Date and the Class Principal Balance or Class Notional
Amount, as the case may be, of each Class of REMIC III Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Class Principal Balance or Class Notional
Amount, as the case may be, of each such Class due to Realized Losses and
Additional Trust Fund Expenses;

               (xviii) the Certificate Factor for each Class of REMIC III
Regular Certificates immediately following such Distribution Date;

               (xix) the Principal Distribution Amount, the Loan Group 1
Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount
and the Class FNB Principal Distribution Amount for such Distribution Date;

               (xx) the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment
Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

               (xxi) the aggregate amount of Realized Losses and Additional
Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

                                      252

               (xxii) any Appraisal Reduction Amounts on a loan-by-loan basis, and the total Appraisal Reduction Amounts, as of the related Determination Date;

               (xxiii) breaches of any covenants under the Pooling and Servicing
Agreement of which the Trustee, the Master Servicer or the Special Servicer has
received written notice; and

               (xxiv) such additional information as contemplated by Exhibit G hereto.

     In the case of information furnished pursuant to subclauses (i), (ii),
(iii) and (xvii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single
Certificate of a specified minimum denomination. The form of any Monthly
Statement may change over time.

     The Trustee shall make available each month to the general public the related Monthly Statement, the CMSA Bond Level File, the CMSA Collateral Summary
File and the CMSA Loan Setup File via its internet website which is initially located at "www.ctslink.com/cmbs." In addition, the Trustee shall make available each month, on a restricted basis, solely to each Privileged Person, (i) the
CMSA Loan Periodic Update File delivered for each Distribution Date, the CMSA
Property File, the CMSA Comparative Financial Status Report, the CMSA
Reconciliation of Funds Report and the CMSA Financial File, (ii) the Servicer
Reports, and (iii) as a convenience to such Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the
Prospectus and this Agreement (which may also be made available to the general public). At the direction of the Depositor, the Trustee shall remove any or all of such restrictions and make any or all of such information available to any person. The Trustee makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. In connection with providing access to the Trustee's internet website, the Trustee may require registration and acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this
Agreement.

     The Trustee may provide such information through means other than (and in lieu of) its website; provided, that (i) GMACCM shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means.

     The provisions in this Section shall not limit the Master Servicer's ability to make accessible certain information regarding the Mortgage Loans and each Serviced Whole Loan at a website maintained by the Master Servicer.

     Within a reasonable period of time after the end of each calendar year, the
Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (i), (ii) and (iii) of the description of
Monthly Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable
Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed

                                      253

to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal
Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the
Residual Certificates may reasonably request.

     The specification of information to be furnished by the Trustee to the
Certificateholders in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to
Certificateholders and Certificate Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to
Certificateholders, Certificate Owners, Directing Certificateholders and/or to
the public any other information (such other information, collectively,
"Additional Information") with respect to the Mortgage Loans, the Serviced Whole
Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time; provided, that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify
Certificateholders, Certificate Owners and Directing Certificateholder of the
availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated)
to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) without the consent of the Depositor, the Trustee may, in its sole discretion, furnish
Additional Information to a Rating Agency in any instance, and to the
Certificateholders, Certificate Owners, Directing Certificateholders and/or the
public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics or valuation of the
Certificates or would be in the best interests of the Certificateholders or
Directing Certificateholder or is required by applicable law and, in the case of any Additional Information requested by a Certificate Owner or Certificateholder or Directing Certificateholder, such Certificate Owner or Certificateholder or
Directing Certificateholder has delivered an executed certificate in the form of
Exhibit H-1 hereto and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the
Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled
(but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the

                                      254

extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section 4.02 be made in writing.

     Upon the authorization of the Depositor, the Trustee shall make available to Bloomberg Financial Markets, L.P. ("Bloomberg"), Trepp LLC and Intex
Solutions LLC or such other vendor(s) chosen by the Depositor, all the electronic reports delivered or made available pursuant to this Section 4.02(a)
to the Certificateholders and Certificate Owners using a format and media mutually acceptable to the Trustee and such vendor.

          (b) No later than the Business Day prior to each Distribution Date, subject to the last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Trustee (and, if the Master Servicer is not the Special Servicer, the Trustee shall deliver to the Special Servicer) and the Serviced Whole Loan Paying Agent in electronic form mutually acceptable to the Trustee and the Master Servicer the following reports or information: (i) a
CMSA Delinquent Loan Status Report, (ii) a CMSA REO Status Report, (iii) a CMSA
Historical Loan Modification and Corrected Mortgage Loan Report, (iv) a CMSA
Historical Liquidation Report, (v) the CMSA Servicer Watch List, (vi) the CMSA
Financial File, (vi) the CMSA Property File, (viii) the CMSA Comparative
Financial Status Report and (ix) the Advance Interest Reconciliation Report.

     No later than the Business Day prior to each Distribution Date, the Master
Servicer will deliver to the Trustee (by electronic means) the CMSA Comparative
Financial Status Report for each Mortgage Loan (other than any Credit Lease
Loans) or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods
(but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (i) the most current available year-to-date; (ii) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer's possession); and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

     No later than 12:00 noon (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer will deliver to the
Trustee: (i) a CMSA Loan Periodic Update File setting forth certain information with respect to the Mortgage Loans (including the Non-Serviced Mortgage Loans to the extent such information is received), the Serviced Whole Loans and the
Mortgaged Properties; provided, each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a CMSA Advance Recovery Report;
provided further, that the Master Servicer shall not be responsible for the failure to properly prepare such report to the extent that such failure is the result of the Special Servicer's failure to provide information required to be provided by the Special Servicer hereunder; and (ii) a single report (the
"Collection Report") setting forth, among other things, the information specified in clauses (A) through (F) below (the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced
Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer on the second Business Day after the related Determination Date, in the form required by Section 4.02(c) below):

                    (A) the aggregate amount that is to be transferred from the
Certificate Account to the Distribution Account in respect of such Distribution
Date that is

                                      255

allocable to principal on or in respect of the Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal Distribution Amount for the immediately succeeding Distribution Date;

                    (B) the aggregate amount that is to be transferred from the
Certificate Account to the Distribution Account in respect of such Distribution
Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans, (B) Prepayment Premiums and (C) Excess Interest;

                    (C) the aggregate amount of any Delinquency Advances made
pursuant to Section 4.03 of this Agreement as of the end of the prior calendar month that were included in amounts deposited in the Distribution Account;

                    (D) the information required to be included in the Monthly
Statement for the next succeeding Distribution Date and described in clauses (v)
through (xiii) and (xix) through (xxii) of the description of the Monthly
Statement in Section 4.02(a);

                    (E) the control number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced
Mortgage Loan and each other Defaulted Mortgage Loan; and

                    (F) such other information on a Mortgage Loan-by-Mortgage
Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan).

     On the date on which the report described above is delivered to the
Trustee, the Master Servicer shall also deliver or cause to be delivered to the
Trustee (i) a report, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool any additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a), and
(ii) an updated Mortgage Loan Schedule, in each case reflecting the changes in the Mortgage Pool during the related Collection Period. In addition, on such date, the Master Servicer shall also deliver or cause to be delivered to the
Serviced Whole Loan Paying Agent a report, in form reasonably acceptable to the
Serviced Whole Loan Paying Agent, containing the information necessary for the
Serviced Whole Loan Paying Agent to prepare the report specified in Section
4.05(a).

     In addition, the Master Servicer is also required to perform with respect to each Mortgaged Property (except any Mortgaged Property securing a
Non-Serviced Mortgage Loan or any Credit Lease Loan) and REO Property:

               (ii) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended March 31, 2006, a
CMSA Operating Statement Analysis Report presenting the computation made in accordance with the methodology set forth in Exhibit F (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such

                                      256

information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. The Master Servicer will deliver to the Trustee by electronic means the CMSA Operating Statement Analysis Report upon request; and

               (iii) Within 30 days after receipt by the Master Servicer of an annual operating statement, a CMSA NOI Adjustment Worksheet (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation made in accordance with the methodology described in
Exhibit F to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CMSA Comparative
Financial Status Report above. The Master Servicer will deliver to the Trustee by electronic means the CMSA NOI Adjustment Worksheet upon request.

     Upon request, the Trustee shall deliver or shall cause to be delivered to each Certificateholder, to each party hereto, to any Underwriter, to the Rating
Agencies, and to each Person that provides the Trustee with an Investor
Certification a copy of the CMSA Operating Statement Analysis Report and CMSA
NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan and delivered to the Trustee.

     Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business on such Master
Servicer Remittance Date, stating that all remittances to the Trustee required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master
Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first
Master Servicer Remittance Date, from the Cut-off Date) to such Master Servicer
Remittance Date, the aggregate of deposits into and withdrawals from the
Certificate Account for each category of deposit specified in Section 3.04(a)
and each category of withdrawal specified in Section 3.05(a). The Master
Servicer shall also deliver to the Trustee, upon reasonable request of the
Trustee, any and all additional information relating to the Mortgage Pool in the possession of the Master Servicer (which information may be based in part upon reports delivered to the Master Servicer by the Special Servicer with respect to
Specially Serviced Mortgage Loans and REO Properties).

     With respect to any Mortgaged Property constituting collateral for a Credit
Lease Loan, not later than the third Business Day following each Determination
Date, the Master Servicer will deliver to the Trustee a Current Ratings Report with respect to each Tenant and any Guarantor.

     The Master Servicer, on the first Business Day following each Determination
Date, shall forward to the Special Servicer all information collected by the
Master Servicer which the Special Servicer is required to include in the reports delivered by the Special Servicer pursuant to Section 4.02(c) below. Further, the Master Servicer shall cooperate with the Special Servicer and provide the
Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans and Serviced Whole Loans serviced by the
Master Servicer.

                                      257

     The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer (or, with respect to a Non-Serviced
Mortgage Loan, a related Non-Serviced Mortgage Loan Service Provider) in a timely manner the related reports and information necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master
Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer (or, with respect to a
Non-Serviced Mortgage Loan, a related Non-Serviced Mortgage Loan Service
Provider) to the Master Servicer pursuant to this Agreement and accepted by the
Master Servicer in good faith pursuant to this Agreement.

          (c) On the second Business Day after each Determination Date, the
Special Servicer shall forward to the Master Servicer, for each Specially
Serviced Mortgage Loan and REO Property, the CMSA Special Servicer Loan File and
any other information the Master Servicer requires to meet its reporting obligations hereunder, including pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property.
The Special Servicer shall also deliver to the Trustee, upon the reasonable written request of the Trustee, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage
Loans and the REO Properties.

     The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special
Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this
Agreement with respect to the Specially Serviced Mortgage Loans and REO
Properties. Additional information regarding the Specially Serviced Mortgage
Loans and REO Properties, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special
Servicer by the Mortgagors or otherwise obtained, shall be delivered to the
Master Servicer, within ten days of receipt.

          (d) The Master Servicer and the Special Servicer may make available to
Certificate Owners, the Serviced Companion Loan Holders and the Serviced B Note
Holders who have certified to the Master Servicer their beneficial ownership of any Certificate, Serviced Companion Loan, or a Serviced B Note, as applicable, or prospective Certificate Owners who provide appropriate confirmation that they are prospective Certificate Owners who intend to keep any information confidential, copies of any reports or files prepared by the Master Servicer or
Special Servicer, as applicable, pursuant to this Agreement.

          (e) Each of the Master Servicer and Special Servicer may make information concerning the Mortgage Loans, each Serviced Companion Loan and
Serviced B Note available on any website that it has established.

          (f) The Master Servicer or the Special Servicer, as applicable, may, from time to time in its sole discretion, answer questions from a Certificate
Owner or Directing Certificateholder which pertain to the performance and servicing of the Mortgage Loans, Serviced Companion Loan, Serviced B Notes
and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer or the Special Servicer, as applicable, as a condition to answering such questions, shall require, among other things, that the Certificate Owner or Directing Certificateholder enter into a confidentiality

                                      258

agreement with the Master Servicer or the Special Servicer, as the case may be, in the form attached hereto as Exhibit H-2 and sign an Investor Certification in the form attached hereto as Exhibit H-1. Neither the Master Servicer nor the
Special Servicer shall provide any information or disclosures in violation of any applicable law, rule or regulation.

          (g) The Master Servicer will deliver or cause to be delivered to the
Trustee copies of all reports and other information received by the Master
Servicer from any Non-Serviced Mortgage Loan Service Provider. To the extent that any such information relates to aggregated or Mortgage Pool information, it shall be included in the Master Servicer Reports provided under this Agreement, and to the extent such information relates solely to a Non-Serviced Mortgage
Loan or the related Mortgaged Property, it shall be forwarded separately.

     Section 4.03 Delinquency Advances.

          (a) On each Delinquency Advance Date, the Master Servicer shall either
(i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of Delinquency Advances with respect to the Mortgage Loans
(including, without limitation, the Non-Serviced Mortgage Loans), if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the
Certificate Account or, with respect to the Mortgage Loans related to the
Serviced Whole Loans, the related Serviced Whole Loan Custodial Account allocable to such Mortgage Loans, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make Delinquency
Advances, or (iii) make Delinquency Advances in the form of any combination of amounts specified in clauses (i) and (ii) aggregating the total amount of
Delinquency Advances to be made; provided, that if Late Collections (net of related Workout Fees) of the delinquent Monthly Payments for which Delinquency
Advances are to be made for the related Distribution Date, are on deposit in the
Certificate Account or, if applicable, the amount allocable to a Mortgage Loan in the related Serviced Whole Loan Custodial Account, and available to make such
Advances, the Master Servicer shall utilize such Late Collections to make such
Advances pursuant to clause (ii) above. Any amounts held in the Certificate
Account, or with respect to the Serviced Whole Loan, the related Serviced Whole
Loan Custodial Account, for future distribution and so used to make Delinquency
Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account or the related Serviced Whole Loan Custodial Account on or before the next succeeding
Determination Date (to the extent not previously replaced through the deposit of
Late Collections of the delinquent principal and interest in respect of which such Delinquency Advances were made). If, as of 3:00 p.m. (New York City time)
on any Master Servicer Remittance Date, the Trustee shall not have received any
Delinquency Advance required to be made by the Master Servicer pursuant to this
Section 4.03(a) (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a Delinquency Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to facsimile no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (Attention: Master Servicing Manager)
(or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m. (New York City time) on such day. If after such notice the Trustee does not receive the full amount of such Delinquency Advances by 11:00 a.m. (New

                                      259

York City time) on the Business Day immediately following such Master Servicer
Remittance Date, then the Trustee shall make the portion of such Delinquency
Advances that was required to be, but was not, made by the Master Servicer pursuant to this Section 4.03(a). No Delinquency Advances shall be made by the
Master Servicer or the Trustee with respect to any Serviced Companion Loans, any
Serviced B Notes or any other companion loans or subordinate notes.

          (b) The aggregate amount of Delinquency Advances to be made by the
Master Servicer and, if applicable, the Trustee in respect of the Mortgage Loans
(including, without limitation, Assumed Monthly Payments for Balloon Mortgage
Loans (other than any Serviced Companion Loan) delinquent as to their respective
Balloon Payments) and any REO Loans for any Distribution Date (including the
Non-Serviced Mortgage Loans and any REO Loan related thereto) shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees payable hereunder (and, with respect to the Non-Serviced
Mortgage Loans, net of all workout fees payable under the GE 2005-C4 Pooling and
Servicing Agreement), that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the same month as such
Distribution Date and that were not paid by or on behalf of the related
Mortgagors or otherwise collected as of the close of business on the later of the related Due Date or the last day of the related Collection Period.
Notwithstanding the foregoing, if (i) an Appraisal Reduction Amount exists with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loans) that is a Required Appraisal Loan, or (ii) if the Master Servicer has been notified by the GE 2005-C4 Master Servicer that an Appraisal Reduction Amount exists with respect to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan or the Design
Center of the Americas Mortgage Loan and that the DDR/Macquarie Mervyn's
Portfolio Mortgage Loan or the Design Center of the Americas Mortgage Loan is a
loan subject to an "Appraisal Reduction Amount" under the GE 2005-C4 Pooling and
Servicing Agreement, then, in the event of subsequent delinquencies thereon, the interest portion of the Delinquency Advance in respect of such Required
Appraisal Loan or Non-Serviced Mortgage Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such Delinquency
Advance) by the product of (a) the amount of the interest portion of such
Delinquency Advance for such Required Appraisal Loan or Non-Serviced Mortgage
Loan, as applicable, for such Distribution Date without regard to this sentence, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan or
Non-Serviced Mortgage Loan, as applicable, immediately prior to such
Distribution Date, net of the related Appraisal Reduction Amount, if any allocable to such Mortgage Loan, and the denominator of which is equal to the
Stated Principal Balance of such Required Appraisal Loan or Non-Serviced
Mortgage Loan, as applicable, immediately prior to such Distribution Date.

     Notwithstanding anything herein to the contrary, no Delinquency Advance shall be required to be made hereunder if such Delinquency Advance would, if made, constitute a Nonrecoverable Delinquency Advance. In addition, any Person, in considering whether (i) any Delinquency Advance is or (ii) any proposed
Delinquency Advance, if made, would constitute, a Nonrecoverable Delinquency
Advance, will be entitled to give due regard to the existence of any
Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans, the recovery of which is being deferred or delayed at the time of such consideration by the Master Servicer or, if applicable, the
Trustee, in light of the fact that

                                      260

proceeds on the related Mortgage Loan are a source of recovery not only for the
Delinquency Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts
which are or may be being deferred or delayed.

     With respect to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan, the
Master Servicer shall make its determination that it has made a Delinquency
Advance on such Mortgage Loan that is a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a
Nonrecoverable Delinquency Advance with respect to such Mortgage Loan in accordance with this Section 4.03(b) independently of any determination made by the GE 2005-C4 Master Servicer (or any master servicer with respect to a commercial mortgage securitization holding another DDR/Macquarie Mervyn's
Portfolio Companion Loan) under the GE 2005-C4 Pooling and Servicing Agreement
(or any related Other Pooling and Servicing Agreement with respect to a
DDR/Macquarie Mervyn's Portfolio Companion Loan) in respect of the DDR/Macquarie
Mervyn's Portfolio Companion Loans. If the Master Servicer determines that a proposed Delinquency Advance with respect to the DDR/Macquarie Mervyn's
Portfolio Mortgage Loan, if made, or any outstanding Delinquency Advance with respect to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide the GE 2005-C4 Master Servicer (and any master servicer with respect to a commercial mortgage securitization holding a DDR/Macquarie Mervyn's
Portfolio Companion Loan) written notice of such determination within two (2)
Business Days of the date of such determination (except to the extent that the
Master Servicer is also a master servicer with respect to any DDR/Macquarie
Mervyn's Portfolio Companion Loan). If the Master Servicer receives written notice from the GE 2005-C4 Master Servicer (or any master servicer with respect to a commercial mortgage securitization holding a DDR/Macquarie Mervyn's
Portfolio Companion Loan) that it has determined, with respect to such
DDR/Macquarie Mervyn's Portfolio Companion Loan, that any proposed advance of principal and/or interest with respect to the related DDR/Macquarie Mervyn's
Portfolio Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, then such determination shall be binding on the Certificateholders and none of the Master
Servicer or the Trustee shall make any additional Delinquency Advances with respect to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan unless the Master
Servicer has consulted with the other related master servicers and they agree that circumstances with respect to the DDR/Macquarie Mervyn's Portfolio Whole
Loan have changed such that a proposed future Delinquency Advance in respect of the DDR/Macquarie Mervyn's Portfolio Mortgage Loan would not be a Nonrecoverable
Delinquency Advance; provided, however, that the determination of the GE 2005-C4
Master Servicer or a related Other Servicer with respect to the commercial mortgage securitizations that hold a DDR/Macquarie Mervyn's Portfolio Companion
Loan shall not be binding on the Certificateholders in the event that such Other
Master Servicer that made such determination is not approved as a master servicer by either of the Rating Agencies, and, in such event, the Master
Servicer or the Trustee, as applicable, shall make its own determination of recoverability. Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future Delinquency Advance or outstanding Delinquency Advance would be, or is, as applicable, a Nonrecoverable Delinquency Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers, neither the Master

                                      261

Servicer nor the Trustee shall make any additional Delinquency Advances with respect to the DDR/Macquarie Mervyn's Portfolio Mortgage Loan until the Master
Servicer has followed the process set forth in this paragraph.

     With respect to the Design Center of the Americas Mortgage Loan, the Master
Servicer shall make its determination that it has made a Delinquency Advance on such Mortgage Loan that is a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable
Delinquency Advance with respect to such Mortgage Loan in accordance with this
Section 4.03(b) independently of any determination made by the GE 2005-C4 Master
Servicer in respect of the Design Center of the Americas Companion Loan. If the
Master Servicer determines that a proposed Delinquency Advance with respect to the Design Center of the Americas Mortgage Loan, if made, or any outstanding
Delinquency Advance with respect to the Design Center of the Americas Mortgage
Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide the GE 2005-C4 Servicer written notice of such determination within two (2) Business Days of the date of such determination
(except to the extent that the Master Servicer is also the master servicer with respect to the Design Center of the Americas Companion Loan). If the Master
Servicer receives written notice from the GE 2005-C4 Servicer that it has determined, with respect to the Design Center of the Americas Companion Loan, that any proposed advance of principal and/or interest with respect to the related Design Center of the Americas Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, then such determination shall be binding on the
Certificateholders and none of the Master Servicer or the Trustee shall make any additional Delinquency Advances with respect to the Design Center of the
Americas Mortgage Loan unless the Master Servicer has consulted with the GE
2005-C4 Master Servicer and they agree that circumstances with respect to the
Design Center of the Americas Whole Loan have changed such that a proposed future Delinquency Advance in respect of the Design Center of the Americas
Mortgage Loan would not be a Nonrecoverable Delinquency Advance; provided, however, that the determination of the GE 2005-C4 Master Servicer shall not be binding on the Certificateholders in the event that the GE 2005-C4 Master
Servicer is not approved as a master servicer by either of the Rating Agencies, and, in such event, the Master Servicer or the Trustee, as applicable, shall make its own determination of recoverability. Notwithstanding the foregoing, the
Master Servicer shall continue to have the sole discretion provided in this
Agreement to determine that any future Delinquency Advance or outstanding
Delinquency Advance would be, or is, as applicable, a Nonrecoverable Delinquency
Advance. Once such a determination is made by the Master Servicer or the Master
Servicer receives written notice of such determination by the GE 2005-C4 Master
Servicer, neither the Master Servicer nor the Trustee shall make any additional
Delinquency Advances with respect to the Design Center of the Americas Mortgage
Loan until the Master Servicer has followed the process set forth in this paragraph.

     With respect to the James Center Mortgage Loan, the Master Servicer shall make its determination that it has made a Delinquency Advance on such Mortgage
Loan that is a Nonrecoverable Delinquency Advance or that any proposed
Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency
Advance with respect to such Mortgage Loan in accordance with this Section
4.03(b) independently of any determination made by any Other Servicer with respect to a commercial mortgage securitization holding the James Center

                                      262

Companion Loan under the Other Pooling and Servicing Agreement with respect to the James Center Companion Loan in respect of the James Center Companion Loan.
If the Master Servicer determines that a proposed Delinquency Advance with respect to the James Center Mortgage Loan, if made, or any outstanding
Delinquency Advance with respect to the James Center Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master
Servicer shall provide the Other Servicer with respect to a commercial mortgage securitization holding the James Center Companion Loan written notice of such determination within two Business Days of the date of such determination (except to the extent that the Master Servicer is also the master servicer with respect to the James Center Companion Loan). If the Master Servicer receives written notice from any Other Servicer with respect to a commercial mortgage securitization holding the James Center Companion Loan that it has determined, with respect to the James Center Companion Loan, that any proposed advance of principal and/or interest with respect to the James Center Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, then such determination shall be binding on the Certificateholders, the Master Servicer or the Trustee and none of the
Master Servicer or the Trustee shall make any additional Delinquency Advances with respect to the James Center Mortgage Loan unless the Master Servicer has consulted with the Other Servicer and they agree that circumstances with respect to the James Center Whole Loan have changed such that a proposed future
Delinquency Advance in respect of the James Center Mortgage Loan would not be a
Nonrecoverable Delinquency Advance; provided, however, that the determination of the Other Servicer with respect to the commercial mortgage securitization that holds the James Center Companion Loan shall not be binding on the
Certificateholders in the event that such Other Servicer that made such determination is not approved as a master servicer by either of the Rating
Agencies then rating the Certificates, and, in such event, the Master Servicer or the Trustee, as applicable, shall make its own determination of recoverability. Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future Delinquency Advance or outstanding Delinquency Advance would be, or is, as applicable, a Nonrecoverable Delinquency Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of such Other Servicer, neither the Master Servicer nor the Trustee shall make any additional Delinquency Advances with respect to the James Center Mortgage Loan until the Master Servicer has followed the process set forth in this paragraph.

     The Master Servicer shall be a master servicer that is approved by Standard
& Poor's ("Standard & Poor's Approval") and Fitch ("Fitch's Approval"), so long as, in the case of each such Rating Agency, such Rating Agency is rating any
Class of the Certificates. If the Trustee or the Master Servicer has received notice from (x) Standard & Poor's or Fitch, that the Master Servicer no longer has Standard & Poor's Approval or Fitch's Approval, as applicable, or (y)
Standard & Poor's, Fitch, Moody's or DBRS, that any Other Master Servicer no longer has Standard & Poor's Approval, Fitch's Approval, Moody's Approval (as
defined in the related Intercreditor Agreement) or DBRS Approval (as defined in the related Intercreditor Agreement), as applicable (and only, in the case of each such Rating Agency, if such Rating Agency is then rating any class of certificates issued under the related Other Pooling and Servicing Agreement), then the Master Servicer or the Trustee, as applicable, shall promptly notify each Other Master Servicer and each Other Trustee of the same and neither the
Master Servicer (in the case of clause (x) above) nor any Other Master Servicer
(in the case of both clauses (x) and (y) above)

                                      263

shall be required to abide by the determination of the Master Servicer (in the case of clause (x) above) or the specified Other Master Servicer (in the case of clause (y) above) until an approved successor Master Servicer or Other Master
Servicer has been appointed. In the absence of such Standard & Poor's Approval,
Fitch's Approval, Moody's Approval or DBRS Approval, as applicable, neither the
Master Servicer nor any Other Master Servicer shall be required to abide by any determination of non-recoverability of any Other Master Servicer or the Master
Servicer, as applicable.

     Nonrecoverable Delinquency Advances shall be reimbursable pursuant to
Section 3.05 from the Principal Distribution Amount and out of general collections on the Mortgage Loans and REO Properties on deposit in the
Certificate Account to the extent provided in Section 3.05. The determination by the Master Servicer, the Special Servicer or the Trustee, that it has made a
Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed Delinquency Advance to be made by the Master Servicer, no less than two (2) Business Days prior to the related Delinquency Advance Date) by the
Master Servicer or the Special Servicer to the Trustee (or, if applicable, retained thereby), the Master Servicer (in the case of a determination by the
Special Servicer) and the Depositor, setting forth the basis for such determination, together with (i) in the case of a Non-Serviced Mortgage Loan, a copy of the nonrecoverability determination of the GE 2005-C4 Master Servicer, or (ii) otherwise (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related
Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special
Servicer may have obtained and that supports such determination. In addition, any Person, in considering whether (i) any Delinquency Advance is or (ii) any proposed Delinquency Advance, if made, would constitute, a Nonrecoverable
Delinquency Advance, will be entitled to give due regard to the existence of any
Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans, the recovery of which is being deferred or delayed at the time of such consideration by the Master Servicer or, if applicable, the
Trustee, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Delinquency Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or
Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the Special
Servicer and the Trustee, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master
Servicer with respect to a particular Delinquency Advance.

     With respect to the Mortgage Loans related to the Serviced Whole Loans, the
Master Servicer and the Special Servicer shall make any determination that the
Master Servicer has made a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable
Delinquency Advance in accordance with this Section 4.03(b) and independently of any determination made by any advancing agent of any

                                      264

related Serviced B Note or Serviced Companion Loan, or if applicable, any servicer of any related Serviced Companion Loan pursuant to a Serviced Companion
Loan Securitization Agreement.

     Following a securitization of any Serviced Companion Loan, the Master
Servicer shall be required to deliver to the master servicer of such Serviced
Companion Loan: (i) any loan-related information applicable to a determination that an Advance is, or would be, if made, a Nonrecoverable Advance, in the form received, within two (2) Business Days of receipt, (ii) notice of any Advance it makes with respect to the related Mortgage Loan pursuant to this Agreement; and
(iii) notice of any determination that any Advance is, or would be, if made, a
Nonrecoverable Advance within two (2) Business Days thereof.

     Notwithstanding anything herein to the contrary, the Special Servicer shall have no right to make an affirmative determination that any Delinquency Advance is, or would be, recoverable and, in the absence of any determination by the
Special Servicer that a Delinquency Advance is, or would be, a Nonrecoverable
Delinquency Advance, all determinations of recoverability shall remain with the
Master Servicer or the Trustee, as applicable.

          (c) The Master Servicer or the Trustee may, in its sole discretion, defer recovery of any Nonrecoverable Advance; provided, no such deferral may exceed more than six (6) Distribution Dates without the consent of the Majority
Certificateholder of the Controlling Class and in any event no more than twelve
(12) Distribution Dates in the aggregate. If the Master Servicer or the Trustee as applicable determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then the Master
Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with Advance Interest. The Master
Servicer's or the Trustee's agreement to defer reimbursement of such
Nonrecoverable Advances as set forth above is an accommodation to the
Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Master Servicer's or the Trustee's right to reimbursement for Advances (deferred or otherwise). Deferred Advances shall continue to earn interest payable at the Reimbursement Rate. In all events the decision to defer reimbursement or to seek immediate reimbursement of
Nonrecoverable Advances shall be deemed to be in accordance with the Servicing
Standard.

          (d) If the Master Servicer or the Trustee as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Loan Group 1
Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount,
as applicable, for the Loan Group including the Mortgage Loan with respect to which such Nonrecoverable Advance was made or such Workout-Delayed Reimbursement
Amount exists; second, out of the Principal Distribution Amount for the other
Loan Group; and third, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution
Date; provided that if such reimbursement or payment is in respect of

                                      265

the First National Bank Center Loan, such reimbursement and payment of interest shall be deemed to have been made first, out of the First National Bank Center
Principal Distribution Amount, second, out of the Loan Group 1 Principal
Distribution Amount, third, out of the Loan Group 2 Principal Distribution
Amount and fourth, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Class FNB Available Distribution Amount for any subsequent
Distribution Date. If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, (ii) such
Nonrecoverable Advance, Workout-Delayed Reimbursement Amount and/or interest thereon is reimbursed out of the Loan Group 1 Principal Distribution Amount or
Loan Group 2 Principal Distribution Amount, as applicable, as contemplated by the first or second clause of the immediately prior sentence, and (iii) such
Nonrecoverable Advance or Workout-Delayed Reimbursement Amount is subsequently recovered out of payments or other collections in respect of the related
Mortgage Loan, then the Loan Group 1 Principal Distribution Amount and/or Loan
Group 2 Principal Distribution Amount, as applicable, for the Distribution Date that corresponds to the Collection Period in which such recovery occurred shall be increased in reverse priority of the allocation of related reimbursement by an amount equal to the lesser of (A) the amount of such recovery and (B) any previous unrecovered reduction in the Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as applicable, for a prior
Distribution Date pursuant to the first or second clause of the immediately prior sentence resulting from the reimbursement of such Nonrecoverable Advance,
Workout-Delayed Reimbursement Amount and/or interest thereon. If and to the extent (i) any Advance with respect to the First National Bank Center Loan is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement
Amount, (ii) such Nonrecoverable Advance, Workout-Delayed Reimbursement Amount
and/or interest thereon is reimbursed out of the First National Bank Center
Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount or
Loan Group 2 Principal Distribution Amount, as applicable, as contemplated by the proviso to the first sentence of this Section 4.03(d), and (iii) such
Nonrecoverable Advance or Workout-Delayed Reimbursement Amount is subsequently recovered out of payments or other collections in respect of the First National
Bank Center Loan, then the First National Bank Center Principal Distribution
Amount, Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal
Distribution Amount, as applicable, for the Distribution Date that corresponds to the Collection Period in which such recovery occurred shall be increased in reverse priority of the allocation of related reimbursement by an amount equal to the lesser of (A) the amount of such recovery and (B) any previous unrecovered reduction in the First National Bank Center Principal Distribution
Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal
Distribution Amount, as applicable, for a prior Distribution Date pursuant to the proviso to the first sentence of this Section 4.03(d) resulting from the reimbursement of such Nonrecoverable Advance, Workout-Delayed Reimbursement
Amount and/or interest thereon.

          (e) The Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Delinquency Advance made thereby (out of its own funds)
for so long as such Delinquency Advance is outstanding (or, if any Delinquency
Advance is required to be made in respect of a Monthly Payment on any Mortgage
Loan prior to its Due Date or the end of the grace period for such Monthly
Payment, for so long as such Delinquency Advance is outstanding following the later of (i) such Due Date and (ii) the end of such grace period), payable first, out of Penalty

                                      266

Charges received on the Mortgage Loan or REO Loan as to which such Delinquency
Advance was made and, then, once such Delinquency Advance has been reimbursed, out of general collections on the Mortgage Loans and REO Properties pursuant to
Section 3.05(a).

     Section 4.04 Allocation of Realized Losses and Additional Trust Fund
Expenses.

          (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC L Regular Interests pursuant to Section 4.01(a), the Uncertificated Principal Balance of each REMIC L Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the
Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the First National Bank Center Loan that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section
3.05(a)(vii) to the extent the related Unliquidated Advances are not otherwise deemed to be Nonrecoverable Advances) of the First National Bank Center Loan or
REO Loan that will be outstanding immediately following such Distribution Date;
provided that such reductions shall be allocated first, to the Uncertificated
Principal Balance of the REMIC L Regular Interest FNB-II until it is reduced to zero and then, to the Uncertificated Principal Balance of the REMIC L Regular
Interest FNB-I. Such reductions shall be deemed to be an allocation of Realized
Losses and Additional Trust Fund Expenses.

          (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(c), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the
Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any
Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vii) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise deemed to be
Nonrecoverable Advances) of the related Mortgage Loan or REO Loan or, if applicable, Replacement Mortgage Loan(s) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the payments deemed to be made to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(d), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of REMIC II
Regular Interests LA-1-C, LA-1-P-A, LA-1-P-B, LA-1-P-C, LA-1A-C, LA-1A-P-A,
LA-1A-P-B, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E, LA-1A-P-F, LA-1A-P-G, LA-1A-P-H,
LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M, LA-1A-P-N, LA-1D-C,
LA-1D-P-A, LA-1D-P-B, LA-1D-P-C, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F,
LA-3-A, LA-3-B, LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E, LA-4-F, LA-AM-A,
LA-AJ-A, LB-A, LC-A, LD-A, LD-B, LE-A, LE-B, LE-C, LF-A, LF-B, LF-C, LG-A, LG-B,
LH-A, LH-B, LJ-A, LJ-B, LJ-C, LK-A, LL-A, LL-B and LM-A exceeds (ii) an amount equal to the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal
Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section
3.05(a)(vii) to the extent such related Unliquidated

                                      267

Advances are not otherwise deemed to be Nonrecoverable Advances) that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Uncertificated Principal Balances of such REMIC II
Regular Interests shall be reduced such that the Uncertificated Principal
Balance of each REMIC II Regular Interest corresponds with the Certificate
Principal Balance of the corresponding Class of Principal Balance Certificates outstanding after the subsequent adjustments made on such Distribution Date under Section 4.04(c) below; provided, that (A) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LA-1-C, LA-1-P-1, LA-1-P-B
and LA-1-P-C shall correspond with the Certificate Principal Balance of the
Class A-1 Certificates and the Uncertificated Principal Balances of the REMIC II
Regular Interests LA-1-C, LA-1-P-1, LA-1-P-B and LA-1-P-C shall be reduced in that order, (B) the aggregate Uncertificated Principal Balance of the REMIC II
Regular Interests LA-1A-C, LA-1A-P-A, LA-1A-P-B, LA-1A-P-C, LA-1A-P-D,
LA-1A-P-E, LA-1A-P-F, LA-1A-P-G, LA-1A-P-H, LA-1A-P-I, LA-1A-P-J, LA-1A-P-K,
LA-1A-P-L, LA-1A-P-M and LA-1A-P-N shall correspond with the Certificate
Principal Balance of the Class A-1A Certificates and the Uncertificated
Principal Balances of the REMIC II Regular Interests LA-1A-C, LA-1A-P-A,
LA-1A-P-B, LA-1A-P-C, LA-1A-P-D, LA-1A-P-E, LA-1A-P-F, LA-1A-P-G, LA-1A-P-H,
LA-1A-P-I, LA-1A-P-J, LA-1A-P-K, LA-1A-P-L, LA-1A-P-M and LA-1A-P-N shall be reduced in that order, (C) the aggregate Uncertificated Principal Balance of the
REMIC II Regular Interests LA-1D-C, LA-1D-P-A, LA-1D-P-B and LA-1D-P-C shall correspond with the Certificate Principal Balance of the Class A-1D Certificates
and the Uncertificated Principal Balances of the REMIC II Regular Interests
LA-1D-C, LA-1D-P-A, LA-1D-P-B and LA-1D-P-C shall be reduced in that order, (D)
the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E and LA-2-F shall correspond with the
Certificate Principal Balance of the Class A-2 Certificates and the
Uncertificated Principal Balances of the REMIC II Regular Interests LA-2-A,
LA-2-B, LA-2-C, LA-2-D, LA-2-E and LA-2-F shall be reduced in that order, (E)
the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LA-3-A and LA-3-B shall correspond with the Certificate Principal Balance of the
Class A-3 Certificates and the Uncertificated Principal Balances of the REMIC II
Regular Interests LA-3-A and LA-3-B shall be reduced in that order, (F) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LA-4-A, LA-4-B, LA-4-C, LA-4-D, LA-4-E and LA-4-F shall correspond with the
Certificate Principal Balance of the Class A-4 Certificates and the
Uncertificated Principal Balances of the REMIC II Regular Interests LA-4-A,
LA-4-B, LA-4-C, LA-4-D, LA-4-E and LA-4-F shall be reduced in that order, (G)
the aggregate Uncertificated Principal Balance of the REMIC II Regular Interest
LA-AM-A shall correspond with the Certificate Principal Balance of the Class A-M
Certificates, (H) the aggregate Uncertificated Principal Balance of the REMIC II
Regular Interest LA-AJ-A shall correspond with the Certificate Principal Balance of the Class A-J Certificates, (I) the aggregate Uncertificated Principal
Balance of the REMIC II Regular Interest LB-A shall correspond with the
Certificate Principal Balance of the Class B Certificates, (J) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interest LC-A shall correspond with the Certificate Principal Balance of the Class C Certificates,
(K) the aggregate Uncertificated Principal Balance of the REMIC II Regular
Interests LD-A, LD-B and LD-C shall correspond with the Certificate Principal
Balance of the Class D Certificates and the Uncertificated Principal Balances of
the REMIC II Regular Interests LD-A, LD-B and LD-C shall be reduced in that order, (L) the aggregate Uncertificated Principal Balance of the REMIC II
Regular Interests LE-A, LE-B and LE-C shall correspond with the Certificate
Principal Balance of the Class E

                                      268

Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LE-A, LE-B and LE-C shall be reduced in that order, (M) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LF-A, LF-B
and LF-C shall correspond with the Certificate Principal Balance of the Class F
Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LF-A, LF-B and LF-C shall be reduced in that order, (N) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LG-A and LG-B
shall correspond with the Certificate Principal Balance of the Class G
Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LG-A and LG-B shall be reduced in that order, (O) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LH-A and LH-B
shall correspond with the Certificate Principal Balance of the Class H
Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LH-A and LH-B shall be reduced in that order, (P) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LJ-A, LJ-B
and LJ-C shall correspond with the Certificate Principal Balance of the Class J
Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LJ-A, LJ-B and LJ-C shall be reduced in that order, (Q) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interest LK-A shall correspond with the Certificate Principal Balance of the Class K Certificates,
(R) the aggregate Uncertificated Principal Balance of the REMIC II Regular
Interests LL-A and LL-B shall correspond with the Certificate Principal Balance of the Class L Certificates and the Uncertificated Principal Balances of the
REMIC II Regular Interests LL-A and LL-B shall be reduced in that order and (S)
the aggregate Uncertificated Principal Balance of the REMIC II Regular Interest
LM-A shall correspond with the Certificate Principal Balance of the Class M
Certificates.

          (d) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(e), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate
Principal Balance of the Principal Balance Certificates (other than the Class
FNB Certificates), exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the
Stated Principal Balance for payments of principal collected on the Mortgage
Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vii) to the extent such related Unliquidated
Advances are not otherwise deemed to be Nonrecoverable Advances) of the Mortgage
Loans (other than the First National Bank Center Loan) and the Uncertificated
Principal Balance of the First National Bank Center Senior Portion that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class Q, Class P, Class O, Class
N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class
D, Class C, Class B, Class A-J Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class Principal Balance being reduced to zero. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the
Class A-1, Class A-1D, Class A-1A, Class A-2, Class A-3 and Class A-4
Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such Class
Principal Balance being reduced to zero. Such reductions in the Class Principal
Balances of the respective Classes of Principal Balance Certificates shall be deemed to be allocations of Realized Losses and

                                      269

Additional Trust Fund Expenses. Notwithstanding the foregoing, all Realized
Losses and Additional Trust Expenses, if any, in respect of or related to the
First National Center Loan will be allocated (i) first, to the Class FNB
Certificates, up to the total principal balance thereof as follows: (a) prior to the occurrence of a First National Bank Center Specified Default, to the holders of the Class FNB Certificates on a pro rata basis or (b) after the occurrence of a First National Bank Center Specified Default, first, to the holders of the
Class FNB-6 Certificates; second, to the holders of the Class FNB-5
Certificates; third, to the holders of the Class FNB-4 Certificates; fourth, to the holders of the Class FNB-3 Certificates; fifth, to the holders of the Class
FNB-2 Certificates; and sixth, to the holders of the Class FNB-1 Certificates;
and then, (ii) to the respective classes of Principal Balance Certificates
(exclusive of the Class FNB Certificates) as described above in this Section.

     Section 4.05 Statements to Serviced Companion Loan Holders and Serviced B
Note Holder.

          (a) With respect to each Serviced Whole Loan, to the extent the required information is provided to the Serviced Whole Loan Paying Agent in a timely manner by the Master Servicer (if the Serviced Whole Loan Paying Agent is
not also the Master Servicer) and the Special Servicer, the Serviced Whole Loan
Paying Agent shall prepare, or cause to be prepared, on an ongoing basis a statement setting forth, to the extent applicable to the Serviced Whole Loan:

               (i) For each Serviced Companion Loan Holder and Serviced B Note
Holder, (A) the amount of the distribution from the related Serviced Whole Loan
Custodial Account allocable to principal and (B) separately identifying the amount of scheduled principal payments, Balloon Payments, Principal Prepayments made at the option of the Mortgagor or other Principal Prepayments (specifying the reason therefor), net liquidation proceeds and foreclosure proceeds included therein and information on distributions made with respect to the related
Mortgage Loan, the related Serviced Companion Loan or the related Serviced B
Note;

               (ii) For each Serviced Companion Loan Holder or Serviced B Note
Holder, the amount of the distribution from the related Serviced Whole Loan
Custodial Account allocable to interest and the amount of Default Interest allocable to the related Mortgage Loan, the related Serviced Companion Loan or the related Serviced B Note;

               (iii) If the distribution to a Serviced Companion Loan Holder or
Serviced B Note Holder is less than the full amount that would be distributable to such Serviced Companion Loan Holder or Serviced B Note Holder if there were sufficient amounts available therefor, the amount of the shortfall and the allocation thereof between interest and principal and the amount of the shortfall, if any, under the related Mortgage Loan, the related Serviced
Companion Loan or the related Serviced B Note;

               (iv) The principal balance of the related Mortgage Loan and the related Serviced Companion Loan or Serviced B Note, as applicable, after giving effect to the distribution of principal on such Distribution Date; and

                                      270

               (v) The amount of the servicing fees paid to the Master Servicer and the Special Servicer with respect to such Distribution Date, showing separately the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     Not later than each Distribution Date, the Serviced Whole Loan Paying Agent shall make the foregoing statement available (i) to the Depositor, the Rating
Agencies, the Master Servicer and the Special Servicer by any electronic means agreed upon by the Serviced Whole Loan Paying Agent and the Person receiving such statement and (ii) to the Serviced Companion Loan Holders or Serviced B
Note Holder by electronic means.

     On the second Business Day after each Determination Date, the Special
Servicer shall forward to the Master Servicer for each Serviced Whole Loan that is a Specially Serviced Mortgage Loan, the CMSA Special Servicer Loan File and
any other information the Master Servicer requires to meet its reporting obligations hereunder to the extent such file or information relates to the related Serviced Whole Loan. The Master Servicer shall incorporate the CMSA
Special Servicer Loan File and any other information provided by the Special
Servicer into the reports it delivers to the Trustee and the Serviced Whole Loan
Paying Agent.

          (b) With respect to each Serviced Whole Loan, to the extent such item is delivered to the Serviced Whole Loan Paying Agent (if the Serviced Whole Loan
Paying Agent is not also the Master Servicer and the Master Servicer is responsible hereunder for compiling such report), the Serviced Whole Loan Paying
Agent shall also make available to each Serviced Companion Loan Holder and
Serviced B Note by electronic means (commencing on the date such item is delivered to the Serviced Whole Loan Paying Agent) the following reports (to the extent applicable to the Serviced Whole Loan): (i) the CMSA Financial File, CMSA
Loan Periodic Update File, CMSA Loan Set-Up File, CMSA Property File, CMSA
Comparative Financial Status Report, CMSA NOI Adjustment Worksheet, CMSA
Servicer Watch List and CMSA Operating Statement Analysis Report delivered to the Serviced Whole Loan Paying Agent pursuant to Section 4.02(b) and (ii) the
CMSA Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA
Historical Loan Modification and Corrected Mortgage Loan Report or CMSA REO
Status Report.

          (c) The Serviced Whole Loan Paying Agent shall make available electronically to each Serviced Companion Loan Holder and Serviced B Note a copy of the Monthly Statement required to be prepared pursuant to this Agreement.

          (d) The Serviced Companion Loan Holders and Serviced B Note Holders
shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the related Mortgage Loan or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                                      271

                                   ARTICLE V

                                THE CERTIFICATES

     Section 5.01 The Certificates.

          (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through A-28. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Certificates, other than the Class S
Certificates and the Residual Certificates, shall initially be held and transferred through the Book-Entry facilities of the Depository. The Class S
Certificates and the Residual Certificates will be issued as Definitive
Certificates. The REMIC III Regular Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or
Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Class A-1, Class A-1D, Class A-1A, Class
A-2, Class A-3, Class A-4, Class XP, Class A-J, Class B, Class C and Class D
Certificates, $100,000 in the case of the Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
Certificates, and $1,000,000 in the case of the Class XC Certificates, and in each such case in any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The Class Q and the Residual Certificates will be issuable only in denominations representing Percentage Interests of not less than 20% in the related Class.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such
Certificates or did not hold such positions at the date of such Certificates. No
Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the
Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 5.02 Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of
Certificates and of transfers and exchanges of Certificates as herein provided.
The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer

                                      272

and the Special Servicer, any other bank or trust company to act as Certificate
Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided, that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer and the
Special Servicer, shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the
Certificate Register.

          (b) No transfer of any Non-Registered Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act, other than a transfer by the Depositor or an Affiliate thereof, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 hereto.

     Notwithstanding the foregoing, transfers of a beneficial interest in any
Class (or portion thereof) of Non-Registered Certificates (other than the
Residual Certificates) in accordance with the rules and procedures of the
Depository applicable to transfers by its respective participants will be permitted if such transfer is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act.

     None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any
Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Certificate
Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (c) (i) No transfer of a Senior Certificate or a Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class
FNB-1 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any
Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and at the time of such transfer, such Certificates continue to be rated in one of the top four rating

                                      273

categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (as such term is defined in United States Department of
Labor Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the
conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

               (ii) No transfer of a Residual Certificate or a Class S
Certificateor any interest therein shall be made (A) to any Plan or (B) to any
Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan. No transfer of a Class K, Class L, Class M, Class N, Class O,
Class P, Class Q, Class FNB-2, Class FNB-3, Class FNB-4, Class FNB-5 or Class
FNB-6 Certificate or any interest therein shall be made (A) to any Plan or (B)
to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with
"plan assets" of a Plan unless the prospective transferee of any such
Certificate or any interest therein provides a certification of facts to the
Depositor, the Master Servicer and the Trustee substantially to the effect that
(or, if such Certificate is not in certificated form, will be deemed to represent that) the purchase of such Certificate by or on behalf of, or with
"plan assets" of, such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Depositor, the Trustee or the
Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met: (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (2)
the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. Any purchaser of a Class K, Class L,
Class M, Class N, Class O, Class P, Class Q, Class FNB-2, Class FNB-3, Class
FNB-4, Class FNB-5 or Class FNB-6 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with
"plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the Trustee or the
Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act,
(ii) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. The Trustee may require that any prospective transferee of a Certificate that is held as a Definitive
Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative have been satisfied. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership Interests in any
Certificates that are in the form of a Book-Entry Certificate.

                                      274

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States
Person and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any
Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the
Trustee receives, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed
Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any
Person that is not a Permitted Transferee, that for so long as it retains its
Ownership Interest in a Residual Certificate, it will endeavor to remain a
Permitted Transferee, that it is a United States Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and
Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a
Residual Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and
Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Trustee a certificate substantially in the form attached hereto as
Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United
States Person.

                    (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such
Certificate, agrees to give the Trustee written notice that it is a
"Pass-Through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
Interest in a Residual Certificate, if it is, or is holding an Ownership
Interest in a Residual Certificate on behalf of, a "Pass-Through interest holder."

                                      275

               (ii) (A) If any purported Transferee shall become a Holder of a
Residual Certificate in violation of the provisions of this Section 5.02(d) or if any Holder of a Residual Certificate shall lose its status as a Permitted
Transferee or a United States Person, then the last preceding Holder of such
Residual Certificate that was in compliance with the provisions of this Section
5.02(d) shall be restored, to the extent permitted by law, to all rights as
Holder thereof retroactive to the date of registration of such Transfer of such
Residual Certificate. None of the Trustee, the Master Servicer, the Special
Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such
Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                    (B) If any purported Transferee shall become a Holder of a
Residual Certificate in violation of the restrictions in this Section 5.02(d), or if any Holder of a Residual Certificate shall lose its status as a Permitted
Transferee or a United States Person, and to the extent that the retroactive restoration of the rights of the prior Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior
Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such non-complying Holder shall promptly endorse and deliver such Residual
Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the
Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such non-complying Holder. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the
Trustee, and the Trustee shall not be liable to any Person having an Ownership
Interest in a Residual Certificate as a result of its exercise of such discretion.

               (iii) The Trustee shall make available to the Internal Revenue
Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an
Ownership Interest in a Residual Certificate to any Person who is not a
Permitted Transferee, including the information described in Treasury
Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the
"excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The
Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this subsection (iv) may be modified, added to or eliminated; provided, that there shall have been delivered to the Trustee and the Depositor the following:

                    (A) written notification from each Rating Agency to the
effect that the modification of, addition to or elimination of such provisions will not cause such Rating

                                      276

Agency to qualify, downgrade or withdraw its then-current rating of any Class of
Certificates; and

                    (B) an Opinion of Counsel, in form and substance
satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC L, REMIC I, REMIC II or REMIC III to (x) cease to qualify as a
REMIC or (y) be subject to an entity-level tax caused by the Transfer of any
Residual Certificate to a Person which is not a Permitted Transferee, or cause a
Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a
Permitted Transferee.

          (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate
Registrar maintained for such purpose, the Trustee shall execute and the
Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same
Class of a like aggregate Percentage Interest.

          (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the
Certificates which the Certificateholder making the exchange is entitled to receive.

          (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall hold such canceled Certificates in accordance with its standard procedures.

          (j) Upon request, the Certificate Registrar shall provide the Master
Servicer, the Special Servicer and the Depositor with an updated copy of the
Certificate Register on or about January 1 and July 1 of each year, commencing
January 1, 2007.

     Section 5.03 Book-Entry Certificates.

          (a) Each Class of Certificates other than the Residual Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be

                                      277

registered by the Certificate Registrar unless such transfer is to a successor
Depository that agrees to hold such Certificates for the respective Certificate
Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the Book-Entry facilities of the Depository and, except as provided in subsection (c) below shall not be entitled to definitive, fully registered
Certificates ("Definitive Certificates") in respect of such Ownership Interests.
The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership Interests in any Book-Entry Certificate. All transfers by
Certificate Owners of their respective Ownership Interests in the Book-Entry
Certificates shall be made in accordance with the procedures established by the
Depository Participant or brokerage firm representing such Certificate Owner.
Each Depository Participant shall only transfer the Ownership Interests in the
Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry
Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate
Registrar in writing that it elects to terminate the Book-Entry system through the Depository, the Trustee shall notify all Certificate Owners, through the
Depository, of the occurrence of any such event and of the availability of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the
Depository, accompanied by registration instructions from the Depository for registration of transfer and any other documents necessary to satisfy the requirements of any applicable transfer restrictions, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the applicable
Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive
Certificates for purposes of evidencing ownership of the Registered Certificates held in Book-Entry form, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                                      278

     Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, and the
Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new
Certificate under this Section 5.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate
Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the applicable REMIC, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.05 Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar or any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

     Section 6.01 Liability of the Depositor, the Master Servicer and the
Special Servicer.

     The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

     Section 6.02 Merger, Consolidation or Conversion of the Depositor, the
Master Servicer and the Special Servicer; Assignment of Rights and Delegation of
Duties by the Master Servicer and the Special Servicer.

          (a) Subject to subsection (b) below, the Depositor, the Master
Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this

                                      279

Agreement, the Certificates or any of the Mortgage Loans, any Serviced Companion
Loan or Serviced B Notes and to perform its respective duties under this
Agreement.

          (b) The Depositor, the Master Servicer and the Special Servicer may be
merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the
Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer and the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the
case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that (i) with respect to the Master Servicer or the Special Servicer, such Person is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates or any applicable Serviced
Companion Loan Securities that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

          (c) Notwithstanding anything else in this Section 6.02 and Section
6.04 to the contrary, the Master Servicer and the Special Servicer may assign all of its rights and delegate all of its duties and obligations under this
Agreement; provided, that the Person accepting such assignment or delegation shall be a Person that is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the
Depositor, is willing to service the Mortgage Loans, each Serviced Companion
Loan and Serviced B Note and executes and delivers to the Depositor and the
Trustee an agreement, in form and substance reasonably satisfactory to the
Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the
case may be, under this Agreement; provided, further, that such assignment or delegation will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates or any Serviced Companion
Loan Securities that have been rated (as evidenced by a Rating Agency
Confirmation). In the case of any such assignment and delegation, the Master
Servicer or the Special Servicer, as the case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special
Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it, or arising from its conduct, hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence. Notwithstanding anything above to the contrary, the
Master Servicer may, in its sole discretion, appoint Sub-Servicers in accordance with Section 3.23 hereof and each of the Master Servicer and Special Servicer, in its sole discretion, may appoint independent contractors or agents to perform select duties thereof; provided, that neither the Master Servicer nor the
Special Servicer shall be relieved from such duties solely by virtue of such appointment.

     Section 6.03 Limitation on Liability of the Depositor, the Master Servicer,
the Special Servicer and Others.

     None of the Depositor, the Master Servicer, the Special Servicer or any of
the directors, officers, employees or agents of the Depositor, the Master
Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for

                                      280

refraining from the taking of any action in good faith pursuant to this
Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or
any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the
Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust Fund, other than any loss, liability or expense specifically required to be borne by such Person pursuant to the terms hereof, or which constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder), or which is incurred by such Person by reason of such Person's willful misfeasance, bad faith or negligence in the performance of such Person's duties hereunder or by reason of such Person's negligent disregard of obligations and duties hereunder.

     In no event shall the Master Servicer or Special Servicer be liable for any determination made by the Majority Certificateholder of the Controlling Class
pursuant to paragraph (3) of the definition of Specially Serviced Mortgage Loan.

     None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any ultimate expense or liability; provided, however, that the
Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the
Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a); provided, however, that if such action, proceeding, hearing or examination relates to a Serviced Whole Loan, such expenses, costs and liabilities shall be payable out of the related Serviced Whole Loan
Custodial Account and then shall be payable out of the Certificate Account if amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor hereunder so long as such expenses, costs and liabilities do not relate solely to a Serviced Companion Loan or Serviced B Note. The fact that any related legal action was instituted by or against the holder of a
Serviced Companion Loan or Serviced B Note shall not be conclusive evidence that such expenses, costs or liabilities are solely attributable thereto.

                                      281

     Section 6.04 Depositor, Master Servicer and Special Servicer Not to Resign.

     Subject to the provisions of Section 6.02, none of the Depositor, the
Master Servicer or the Special Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor, the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Master
Servicer or the Special Servicer, as the case may be, in accordance with Section
7.02.

     Section 6.05 Rights of the Depositor in Respect of the Master Servicer and
the Special Servicer.

     The Depositor may, but is not obligated to, enforce the obligations of the
Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the
Master Servicer or the Special Servicer hereunder or exercise the rights of the
Master Servicer or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is
not obligated to supervise the performance of the Master Servicer or the Special
Servicer under this Agreement or otherwise.

     Section 6.06 Certain Matters Relating to the Non-Serviced Mortgage Loans.

     With respect to each Non-Serviced Mortgage Loan, each related Other
Servicer, Other Special Servicer, Other Depositor and Other Trustee, and any of
their respective directors, officers, employees or agents (collectively, the
"Other Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the related
Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to such Non-Serviced Mortgage Loan under the related Other Pooling and Servicing Agreement or this Agreement (but excluding any such losses allocable to the related Non-Serviced Companion Loans), reasonably requiring the use of counsel or the incurring of expenses; provided, however, that such indemnification will not extend to any losses, liabilities or expenses incurred by reason of any Other Indemnified Party's willful misfeasance, bad faith or negligence in the performance of its obligations or duties or by reason of negligent disregard of obligations or duties under the related Other Pooling and Servicing Agreement.

     Section 6.07 Certain Matters Relating to the First National Bank Center
Loan.

          (a) During a Class FNB Control Period: (i) the Master Servicer or, if
the First National Bank Center Loan is being specially serviced, the Special
Servicer, as the case may be, shall consult with the Class FNB Representative upon the occurrence of any event of default for

                                      282

the First National Bank Center Loan under the related mortgage loan documents, to consider alternative actions recommended by the Class FNB Representative and to consult with the Class FNB Representative regarding the actions to be taken with respect to such event of default; (ii) at any time (whether or not an event of default for the First National Bank Center Loan under the related mortgage loan documents has occurred) each of the Master Servicer and the Special
Servicer shall consult with the Class FNB Representative (1) with respect to proposals to take any action deemed significant by the Master Servicer or
Special Servicer, as applicable, in accordance with the Servicing Standard, with respect to the First National Bank Center Loan and the related Mortgaged
Property and to consider alternative actions recommended by the Class FNB
Representative and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property
, prior to approving any such budget; and (iii) prior to taking any of the following actions with respect to the First National Bank Center Loan, each of the Master Servicer and the Special Servicer shall notify in writing the Class
FNB Representative of any proposal to take any of such actions with respect to the First National Bank Center Loan or any related REO Property (and to provide the Class FNB Representative with such information reasonably requested as may be necessary in the reasonable judgment of the Class FNB Representative in order to make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of the Class FNB
Representative (which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten
Business Days of delivery to the Class FNB Representative of written notice of the applicable action, together with information reasonably requested by the
Class FNB Representative) with respect to:

               (i) any modification or waiver of any term of the related
mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable Mortgage Rate or Monthly Payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the First National Bank
Center Loan, a modification or waiver of any other monetary term of the First
National Bank Center Loan relating to the timing or amount of any payment of principal and interest (other than Penalty Charge) or a modification or waiver of any provision which restricts the related Mortgagor from incurring additional indebtedness or from transferring any related Mortgaged Property;

               (ii) the waiver of any "due-on-sale" clause and/or
"due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related Mortgagor);

               (iii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the Mortgaged
Property if the First National Bank Center Loan should become a Specially
Serviced Loan and continue in default or any acquisition of such related
Mortgaged Property by deed in lieu of foreclosure;

               (iv) any proposed or actual sale of any related REO Property or the First National Bank Center Loan (other than in connection with exercise of the fair value purchase option, the termination of the Trust Fund, or the purchase of the First National Bank

                                      283

Center Loan by the related Mortgage Loan Seller by reason of a Breach of a representation or warranty or a Document Defect);

               (v) any release of the related Mortgagor, any guarantor or other obligor from liability;

               (vi) any modification or amendment of, or waiver of any term of the First National Bank Center Loan that would result in a discounted pay-off;

               (vii) any action to bring the related Mortgaged Property, or any related REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at Mortgaged Property;

               (viii) any substitution or release of collateral or acceptance of additional collateral for the First National Bank Center Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

               (ix) any adoption or approval of a plan in a bankruptcy of the related Mortgagor;

               (x) any consent to the execution of a new lease, the amendment, modification, waiver or termination of any major lease to the extent lender's approval is required under the mortgage loan documents; or

               (xi) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

provided that, if the Master Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), then the Master Servicer or the
Special Servicer, as applicable, may take any such action without waiting for the instruction of the Class FNB Representative; and provided, further, that notwithstanding anything herein to the contrary, the Master Servicer or Special
Servicer, as applicable, shall disregard any advice, direction or objection given by the Class FNB Representative that would require or cause the Master
Servicer or Special Servicer to violate any applicable law, any provision of this Agreement or any related mortgage loan documents or the REMIC Provisions, including without limitation the Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the
Master Servicer, the Special Servicer, the Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the Certificateholders.

                                      284

          (b) The Class FNB Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that the Class FNB Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the Class
FNB Representative may take actions that favor the interests of one or more
Classes of the Certificates over other Classes of the Certificates, and that the
Class FNB Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the
Class FNB Representative may act solely in the interests of the Holders of the
Class FNB Certificates, that the Class FNB Representative does not have any duties to the Holders of any Class of Certificates other than the Class FNB
Certificates, that the Class FNB Representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the
Holders of the Class FNB Certificates, and that the Class FNB Representative will not have any liability whatsoever for having so acted, and no
Certificateholder may take any action whatsoever against the Class FNB
Representative or any director, officer, employee, agent or principal thereof for having so acted.

          (c) If, at any time during a Class FNB Control Period, the First
National Bank Center Loan shall become specially serviced hereunder as a result of an event of default under such Mortgage Loan, then the Majority Class FNB
Certificateholder(s) may, at its or their option, purchase the First National
Bank Center Loan at the related Purchase Price; provided that such purchase price shall include a Liquidation Fee if paid more than 90 days after the event giving rise to the purchase option on the part of the Majority Class FNB
Certificateholder(s). Such option does not extend to any related REO Property and shall terminate upon the foreclosure of or the acceptance of a deed in lieu of foreclosure with respect to the First National Bank Center Loan Mortgaged
Property or if the First National Bank Center Loan becomes a Corrected Mortgage
Loan. The Majority Class FNB Certificateholder(s) shall exercise its or their purchase option by providing written notice to the Trustee, the Master Servicer and the Special Servicer of its proposed purchase of the First National Bank
Center Loan at least 10 days prior to the proposed purchase date. Concurrently with the payment to the Trust of the applicable purchase price, the Special
Servicer shall direct the Trustee to execute and deliver, or cause the execution and delivery of, such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by the Majority Class FNB
Certificateholder(s) or its or their designee and as are necessary to vest ownership of the First National Bank Center Loan therein.

          (d) In the event that (i) the related Mortgagor fails to make any payment of principal or interest on the First National Bank Center Loan, resulting in a monetary event of default, or (ii) a material non-monetary event of default exists that is capable of being cured within 30 days, then the
Majority Class FNB Certificateholder(s) or its or their designee shall have the right, but not the obligation, to cure such default within 10 days, in the case of a monetary event of default, or 30 days, in the case of a non-monetary event of default after the later of (x) receipt of notice of the event of default and
(y) the expiration of the applicable grace period, and at no other times. If the
Majority Class FNB Certificateholder(s) or its or their designee makes such a cure of a monetary event of default, such cure shall be made for the entire

                                      285

First National Bank Center Loan. At the time such cure payment is made, the
Majority Class FNB Certificateholder(s) or its or their designee shall be required to pay or reimburse the Master Servicer, the Special Servicer and the
Trustee, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on or incurred by such Persons (including, without limitation, any interest accrued on any P&I
Advances or Servicing Advances) during the period of time from the expiration of the related grace period until such cure payment is made. So long as a monetary event of default exists for which a cure payment permitted under this Section
6.07 is made, or a material non-monetary event of default exists which is susceptible of cure by the payment of money and for which the Majority Class FNB
Certificateholder(s) or its or their designee shall be pursuing a cure within the cure period and in accordance with the terms of this Agreement, such event of default shall not be treated as an event of default under the related mortgage loan documents by the Master Servicer or Special Servicer, and the
Special Servicer shall not accelerate the First National Bank Center Loan or commence foreclosure proceedings with respect thereto. The right of the Majority
Class FNB Certificateholder(s) to cure or cause the cure of a monetary event of default or non-monetary event of default shall be limited as follows: (A) there shall not be more than three cure events during each rolling 12-month period;
(B) there shall be no more than three consecutive cure events; and (C) there shall not be more than six cure events during the term of the First National
Bank Center Loan; and (D) no single cure event may exceed three consecutive months. Each of the Master Servicer and the Special Servicer shall notify the
Class FNB Representative (who shall, in turn, notify the Holders and/or
Certificate Owners of the Class FNB Certificates) of any default in respect of the First National Bank Center Loan as to which the Majority Class FNB
Certificateholder(s) are entitled to exercise the cure rights in accordance with this Section 6.07, as soon as reasonably practicable after the Master Servicer or the Special Servicer, as the case may be, becomes aware of such default
(provided that such default has not been previously remedied). The Majority
Class FNB Certificateholder(s) or its or their designee shall be entitled to reimbursement of any cure payments made by it with respect to the First National
Bank Center Loan pursuant to Section 4.01. The Master Servicer or the Special
Servicer, as applicable, shall report with its Servicer Reports to the Trustee the amount of any such cure payment and the specific Person entitled to reimbursement thereof and their wire instructions.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01 Events of Default.

          (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) (A) any failure by the Master Servicer to make a required deposit, or the Special Servicer to remit to the Master Servicer for deposit, as applicable, to the Certificate Account or the Serviced Whole Loan Custodial
Account, or any failure by the Master Servicer to make a deposit to the applicable Serviced Whole Loan Custodial Account, in each case which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or (B) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so

                                      286

deposited or remitted, which failure is not remedied by 11:00 a.m. (New York
City time) on the relevant Distribution Date; or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to timely make any
Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) fifteen (15) days following the date such Servicing Advance was first required to be made, and (B)
either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing
Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

               (iv) any failure on the part of the Master Servicer or the
Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special
Servicer contained in this Agreement which continues unremedied for a period of
30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special
Servicer, as the case may be, by the Trustee or the Depositor, or to the Master
Servicer or the Special Servicer, as the case may be by the Holders of
Certificates entitled to not less than 25% of the Voting Rights or by any affected Serviced Companion Loan Holder; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or
Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 30 days; or

               (v) any breach on the part of the Master Servicer or the Special
Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of
Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer by the
Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as
the case may be, by the Holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

               (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special
Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                                      287

               (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (ix) the Trustee shall have received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

               (x) the Master Servicer or the Special Servicer is no longer listed on Standard & Poor's Select Servicer List as a U.S. Commercial Mortgage
Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and the ratings of any of the Certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on "negative credit watch") in connection therewith and the Master Servicer or the Special
Servicer is not reinstated to such status on such list within 30 days; or

               (xi) with respect to any Serviced Companion Loan, the Trustee shall have received written notice from any rating agency that rates any related
Serviced Companion Loan Securities that the continuation of the Master Servicer or the Special Servicer in such capacity for such Serviced Companion Loan would result in the downgrade, qualification or withdrawal of any rating then assigned by such rating agency to any such related Serviced Companion Loan Securities and such notice is not withdrawn within 30 days (it being understood that the occurrence of any event described in this clause (xi) shall give rise to an
Event of Default solely with respect to the Serviced Whole Loan related to such
Serviced Companion Loan).

     Notwithstanding the foregoing, any failure to remit funds with respect to a
Non-Serviced Mortgage Loan will only be an Event of Default of the Master
Servicer or the Special Servicer, as applicable, to the extent that such funds are received from the GE 2005-C4 Master Servicer.

          (b) If any Event of Default with respect to the Master Servicer or the
Special Servicer (in either case for purposes of this Section 7.01(b), the
"Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the
Depositor or the Trustee may, and at the written direction of the Holders of
Certificates entitled to at least 51% of the Voting Rights, or, to the extent that it is affected by such Event of Default, a holder of a Serviced Companion
Loan, the Trustee shall, terminate, by notice in writing to the Defaulting
Party, with a copy of such notice to the Depositor (if the termination is effected by the Trustee) or to the Trustee (if the termination is effected by the Depositor), all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans, the Serviced Whole Loans and
the proceeds

                                      288

thereof (other than any rights of the Defaulting Party as Certificateholder and rights pursuant to Section 3.11 and Section 6.03). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the
Defaulting Party under this Agreement, whether with respect to the Certificates
(other than as a Holder of any Certificate) or the Mortgage Loans or the
Serviced Whole Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans, the Serviced Companion Loans, the Serviced B Notes and
related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee or any other successor
Master Servicer or Special Servicer with all documents and records requested by it to enable it to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or any other successor Master Servicer or Special Servicer in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the Trustee or any other successor
Master Servicer or Special Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Certificate Account, any Serviced Whole Loan
Custodial Account, the Distribution Account, any REO Account or any Servicing
Account or thereafter be received with respect to the Mortgage Loans, Serviced
Companion Loans or any REO Property; provided, however, that the Master Servicer and the Special Servicer each shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances made by it or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination.

          (c) Notwithstanding Section 7.0l(b), if any Event of Default on the
part of the Master Servicer occurs that affects the James Center Whole Loan or any Serviced Companion Loan Securities related to the James Center Companion
Loan to the extent it is subsequently securitized pursuant to a Serviced
Companion Loan Securitization Agreement, then the trustee appointed under the applicable Serviced Companion Loan Securitization Agreement shall be entitled to direct the Trustee, and the Trustee shall be entitled, to terminate all of the rights and obligations of the Master Servicer and appoint a replacement servicer solely with respect to the James Center Whole Loan (or if the James Center Whole
Loan is currently being sub-serviced, to terminate the current sub-servicer, but only if such sub-servicer has been terminated for cause in accordance with the related sub-servicing agreement). The replacement servicer shall be selected by the Majority Certificateholder of the Controlling Class and the related
Directing Certificateholder, provided that if such holders are not able to agree on a replacement servicer within 30 days following notice of such Event of
Default, such replacement servicer shall be selected by the Majority
Certificateholder of the Controlling Class. Any such replacement servicer under this Section 7.01(c) shall meet the eligibility requirements of Section 7.02 and the eligibility requirements of any Serviced Companion Loan Securitization
Agreement. Any appointment of a replacement servicer in accordance with this
Section 7.01(c) shall be subject to

                                      289

the receipt of a Rating Agency Confirmation with respect to the Certificates and the Serviced Companion Loan Securities. For purposes of clarification, if the
Trustee appoints a replacement servicer solely with respect to the James Center
Whole Loan, the Master Servicer shall not be liable for any losses incurred due to the actions of such replacement servicer.

     Section 7.02 Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section
7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this
Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the
case may be, by the terms and provisions hereof, including, without limitation, the Master Servicer's obligation to make Delinquency Advances; provided, that any failure to perform such duties or responsibilities caused by the Master
Servicer's or the Special Servicer's failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer or for any losses incurred by the Master Servicer or the Special Servicer pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan,
Serviced Companion Loan or Serviced B Note hereunder. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fee and Special
Servicing Fee and all funds relating to the Mortgage Loans, each Serviced
Companion Loan and Serviced B Note that the Master Servicer or the Special
Servicer (other than any Workout Fees owed pursuant to Section 3.11(c)) would have been entitled to charge to the Certificate Account, any Serviced Whole Loan
Custodial Account or the Distribution Account if the Master Servicer or the
Special Servicer had continued to act hereunder. Notwithstanding the above, the
Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting
Rights so request in writing to the Trustee or if the Trustee is not approved as a master servicer or special servicer, as the case may be, by each Rating Agency rating the Certificates or any Serviced Companion Loan Securities, promptly appoint any FNMA or FHLMC-approved mortgage loan servicing institution that has a net worth of not less than $10,000,000 and is otherwise acceptable to each such Rating Agency (as evidenced by Rating Agency Confirmation), as the successor to the Master Servicer hereunder or the Special Servicer, as the case may be, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special
Servicer, as the case may be, hereunder shall be effective until the assumption of the successor to the Master Servicer or the Special Servicer, as the case may be, of all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the
Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans, Serviced Companion Loans or Serviced B Note or
otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this

                                      290

Agreement, as shall be necessary to effectuate any such succession. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor servicer by the Trust within 60 days of the
Trustee's submission of an invoice with respect thereto and after making reasonable efforts to collect such amounts from the successor servicer, to the extent such expenses have not been reimbursed by the successor servicer; such expenses paid by the Trust Fund shall be deemed to be an Additional Trust Fund
Expense.

     Section 7.03 Notification to Certificateholders.

          (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the
Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Serviced
Companion Loan Holder and Serviced B Note Holder.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all
Certificateholders and to each Serviced Companion Loan Holder and Serviced B
Note Holder a notice of such occurrence, unless such default shall have been cured.

     Section 7.04 Waiver of Events of Default.

     The Holders of Certificates representing at least 66-2/3% of the Voting
Rights allocated to the Classes of Certificates affected by any Event of Default may waive such Event of Default together with the required percentage (under the related Serviced Companion Loan Securitization Agreement) of holders of Serviced
Companion Loan Securities (if they are adversely affected by such Event of
Default); provided, however, that an Event of Default under clause (i) or (ii)
of Section 7.01 may be waived only by all of the Certificateholders of the affected Classes, together with the holders of 100% of the voting rights of each affected series of Serviced Companion Loan Securities. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the
Depositor or any Affiliate of the Depositor shall be entitled to the same Voting
Rights with respect to the matters described above as they would if any other
Person held such Certificates.

                                      291

                                  ARTICLE VIII

                     CONCERNING THE TRUSTEE AND THE SERVICED
                             WHOLE LOAN PAYING AGENT

     Section 8.01 Duties of the Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee (other than as successor Master Servicer or Special Servicer) shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the
Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least
25% (or other percentage specified in this Agreement) of the Voting Rights relating to the time, method and place of conducting any

                                      292

proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     Section 8.02 Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith and the expense of such consultation with counsel shall be reimbursable under Section 8.05(b) hereof;

          (c) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the
Certificateholders, pursuant to the provisions of this Agreement, unless such
Certificateholders shall have offered to the Trustee, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least
50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the
Trustee, not reasonably assured to the Trustee by the

                                      293

security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

          (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, provided, that the Trustee shall not be relieved from such duties, and the Trustee shall remain responsible for all acts and omissions of any such agent;

          (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate
Trust Office, and such notice references the Certificates or this Agreement; and

          (h) The Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as
Master Servicer or the Special Servicer, as the case may be) or of the Depositor or any other person.

     Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates
or Mortgage Loans.

     The recitals contained herein and in the Certificates, other than the representations and warranties of, and the other statements attributed to the
Trustee in Sections 2.02, 2.05, 2.07 and 8.13 and the signature of the Trustee set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee shall not assume responsibility for their correctness. The
Trustee shall not make any representations as to the validity or sufficiency of this Agreement (except to the extent set forth in Section 8.13) or of any
Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or any related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the
Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, the Master Servicer or the Special Servicer, and accepted by the
Trustee in good faith, pursuant to this Agreement.

     Section 8.04 Trustee May Own Certificates.

     The Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not the
Trustee.

     Section 8.05 Fees and Expenses of Trustee; Indemnification of Trustee.

          (a) Monthly, the Trustee shall be entitled to withdraw the Trustee Fee from the Distribution Account pursuant to Section 3.05(b) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers

                                      294

and duties hereunder of the Trustee. On or prior to the Distribution Date in each month, the Trustee shall be entitled to withdraw and pay itself from amounts then on deposit in the Distribution Account an amount equal to the then unpaid Trustee Fees.

          (b) The Trustee and any director, officer, employee or agent of the
Trustee, as applicable, shall be indemnified and held harmless by the Trust Fund
(to the extent of amounts on deposit in the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, that none of the Trustee or any of the other above specified Persons, shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the
Trustee in the normal course of the Trustee's performing their routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv)
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the
Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

     Section 8.06 Eligibility Requirements for Trustee.

          (a) The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of
America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least
$100,000,000 and subject to supervision or examination by federal or state authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The long-term unsecured debt obligations of the Trustee shall at all times be rated not less than "AA-" by Standard & Poor's (or "A+" if the short-term unsecured debt rating of the Trustee is at least "A-1" by
Standard & Poor's) and "AA-" by Fitch (or "A+" if the short-term unsecured debt rating of the Trustee is at least "F-1" by Fitch and the short-term unsecured debt obligations of the Trustee shall at all times be rated not less than "A-1"
by Standard & Poor's or, in each case, such other rating as shall not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates, as confirmed in writing by the applicable Rating Agency. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06(a), the Trustee shall resign immediately in the manner and with the effect specified in Section
8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them or the
Trustee appoints a fiscal agent, and if in light of such agreement or such

                                      295

appointment, the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates or any Serviced Companion Loan Securities, then upon the execution and delivery of such agreement or the effectiveness of such appointment, the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates or any
Serviced Companion Loan Securities is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and
their respective Affiliates.

          (b) The Trustee shall not assign any of its rights or delegate any of its duties under this Agreement to any other Person without the prior written consent of the Depositor and the Majority Certificateholder of the Controlling
Class (such consent not to be unreasonably withheld, conditioned or delayed).

     Section 8.07 Resignation and Removal of the Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer, all Certificateholders, the Serviced
Companion Loan Holders and Serviced B Note Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer, by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Non-Serviced Mortgage Loan Service Providers, the
Certificateholders, the Serviced Companion Loan Holders and Serviced B Note
Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any
time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master
Servicer, the Special Servicer, the Certificateholders, the Serviced Companion
Loan Holders and Serviced B Note Holders by the Depositor.

          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such

                                      296

instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders, the Serviced Companion Loan Holders and Serviced B
Note Holders by the Master Servicer.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08. Upon any succession of the Trustee under this
Agreement, the predecessor Trustee shall be entitled to the payment of compensation and reimbursement for services rendered and expenses incurred
(including without limitation unreimbursed Advances and interest thereon made thereby) accrued or payable up to and including the effective date of such termination, at such times and from such sources as if the predecessor Trustee had not resigned or been removed.

     Section 8.08 Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer
and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of such appointment to the Depositor, the Certificateholders, the Other Service
Providers, the Serviced Companion Loan Holders and the Serviced B Note Holders.

     Section 8.09 Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee shall be the successor of the
Trustee hereunder; provided, such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                      297

     Section 8.10 Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in case an Event of Default in respect of the
Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                      298

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     Section 8.11 Appointment of Custodians.

          (a) The Trustee may, with the consent of the Master Servicer and the
Majority Certificateholder of the Controlling Class, appoint one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall itself (or together with an affiliate guaranteeing its financial performance) have a combined capital and surplus of at least $15,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall maintain and keep in full force and effect throughout the term of this Agreement a fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on its behalf in connection with its activities under this Agreement in the amount of coverage customary for custodians acting in such capacity, and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of the
Depositor or a Mortgage Loan Seller. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

          (b) Any Custodian appointed by the Trustee under this Agreement shall not assign any of its rights or delegate any of its duties under this Agreement to any other Person without the prior written consent of the Depositor and the
Majority Certificateholder of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

     Section 8.12 Access to Certain Information.

          (a) On or prior to the date of the first sale of any Non-Registered
Certificate to an Independent third party, the Depositor shall provide to the
Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The
Trustee shall maintain at its offices primarily responsible for administering the Trust Fund (or at the Primary Servicing Office of the Master Servicer) and
shall, upon reasonable advance notice, make available during normal business hours for review by any Holder, Certificate Owner or prospective transferee of a
Certificate or interest therein, originals or copies of the following items: (i)
in the case of a Holder, Certificate Owner or prospective transferee of a
Non-Registered Certificate or interest therein, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such
Non-Registered Certificate belongs, in the form most recently provided to the
Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) all reports required to be delivered to Certificateholders of the relevant Class pursuant to

                                      299

Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to
Section 3.14, (E) the most recent inspection report prepared by the Master
Servicer or Special Servicer and delivered to the Trustee in respect of each
Mortgaged Property pursuant to Section 3.12, (F) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the
Master Servicer or Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged
Property and financial statements of the related Mortgagor collected by the
Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.12, (G) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (H) the respective
Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the
Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.21 (but only for so long as the affected Mortgage Loan is part of the
Trust Fund), (I) copies of any Appraisals required or permitted to be performed pursuant to the terms of this Agreement and delivered to the Trustee, and (J)
any and all Officer's Certificates and other evidence delivered to or retained by the Trustee to support the Master Servicer's, Special Servicer's, Trustee's determination that any Advance was or, if made, would be a Nonrecoverable
Advance. Copies of any and all of the foregoing items will be available from the
Trustee upon written request; however, the Trustee shall be permitted to require from the requesting Certificateholder payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

     In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate
Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All
Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section 8.12(a), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to this Section 8.12(a).

          (b) The Trustee shall provide or cause to be provided to the
Depositor, the Master Servicer, and the Special Servicer, and to the Office of
Thrift Supervision, the Federal Deposit Insurance Corporation, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans, the Serviced Companion Loans, the
Serviced B Notes and the Trust Fund within its control which may be required by this Agreement

                                      300

or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

     Section 8.13 Representations and Warranties of the Trustee.

     The Trustee hereby represents and warrants to the Master Servicer, for its own benefit and the benefit of the Certificateholders, and to the Special
Servicer and the Depositor, as of the Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of
America.

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) This Agreement, assuming due authorization, execution and delivery by the Special Servicer, the Master Servicer and the Depositor,
constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (iv) The Trustee is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency having jurisdiction, which default, in the
Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations or the financial condition or operations of the Trustee or its properties.

               (v) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the
Trustee to perform its obligations under this Agreement.

               (vi) No consent, approval, authorization or order of,
registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Trustee with this Agreement, or the consummation by the Trustee of any transaction contemplated hereby, other than
(1) such consents, approvals, authorization, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on performance by the Trustee under this Agreement.

                                      301

     Section 8.14 Serviced Whole Loan Holder Register.

     The Serviced Whole Loan Paying Agent shall maintain a register (the
"Serviced Whole Loan Holder Register") on which it will record the names and addresses of the Serviced Companion Loan Holders and the Serviced B Note Holders
and wire transfer instructions for such Serviced Companion Loan Holders and the
Serviced B Note Holders from, time to time, to the extent such information is provided in writing to it by such Serviced Companion Loan Holder or Serviced B
Note Holder. Each Serviced Companion Loan Holder and the Serviced B Note Holders
has agreed to inform the Serviced Whole Loan Paying Agent of its name, address, taxpayer identification number and wiring instructions and of any transfer thereof (together with any instruments of transfer).

     In no event shall the Serviced Whole Loan Paying Agent be obligated to pay any party the amounts payable to a Serviced Companion Loan Holder or Serviced B
Note Holder hereunder other than the party listed as the applicable Serviced
Companion Loan Holder or Serviced B Note Holder on the Serviced Whole Loan
Holder Register. In the event that a Serviced Companion Loan Holder or Serviced
B Note Holder transfers the related Serviced Companion Loan or Serviced B Note without notice to the Serviced Whole Loan Paying Agent, the Serviced Whole Loan
Paying Agent shall have no liability whatsoever for any misdirected payment on such Serviced Companion Loan or Serviced B Note and shall have no obligation to recover and redirect such payment.

     The Serviced Whole Loan Paying Agent shall promptly provide the names and addresses of any Serviced Companion Loan Holder or Serviced B Note Holder to any
party hereto or any successor thereto upon written request, and any such party or successor may, without further investigation, conclusively rely upon such information. The Serviced Whole Loan Paying Agent shall have no liability to any
Person for the provision of any such names and addresses.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage
Loans.

          (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the
Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as set forth herein) shall terminate upon payment (or provision for payment) to the Certificateholders, the Serviced Companion Loan
Holders and the Serviced B Note Holders, if any, of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution
Date following the earlier to occur of (i) the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or
the Depositor pursuant to subsection (b), of all Mortgage Loans, each REO Loan related to the Mortgage Loans and each REO Property remaining in the Trust Fund at a price (to be determined as of the end of the Collection Period for the anticipated Final Distribution Date) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in the Trust Fund plus (B) the fair market value, as determined by the Special Servicer, of each REO Property, if any, included in the Trust

                                      302

Fund; (C) with respect to an "REO Loan" (as defined in the applicable Other
Pooling and Servicing Agreement) related to a Non-Serviced Mortgage Loan, the pro rata portion, if any, of the fair market value of the such Non-Serviced
Mortgage Loan (based on an appraisal conducted by the related Other Special
Servicer regarding the related property owned by the related Other Trustee on behalf of the owners thereof), based on the aggregate outstanding principal balances of such Non-Serviced Mortgage Loan and the related Non-Serviced
Companion Loans minus (D) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer in respect of such Advances and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), (ii) the exchange by the Remaining
Certificateholder pursuant to subsection (f) below, and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage
Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          (b) The Majority Certificateholder of the Controlling Class, the
Special Servicer and the Master Servicer or the Depositor each may, at its option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the
Majority Certificateholder of the Controlling Class, the Special Servicer and
the Master Servicer or the Depositor may so elect to purchase all of the
Mortgage Loans and each REO Property remaining in the Trust Fund only if the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans
remaining in the Trust Fund at the time of such election is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the
Preliminary Statement. Such option shall be exercisable by each such Person in the priority in which such Person is listed in the immediately foregoing sentence. In the event that the Majority Certificateholder of the Controlling
Class, the Special Servicer and the Master Servicer or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Majority Certificateholder of the
Controlling Class, the Special Servicer, the Master Servicer or the Depositor,
as applicable, shall deposit in the Distribution Account not later than the
Master Servicer Remittance Date relating to the Final Distribution Date an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof that would be payable to any Person other than the Certificateholders pursuant to Section 3.05(a) or 3.05(g) if on deposit in the Certificate Account or the Serviced Whole Loan Custodial Account,
as applicable, which portion shall be deposited in the Certificate Account or the Serviced Whole Loan Custodial Account, as applicable). In addition, the
Master Servicer shall (i) transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Certificate Account pursuant to the second paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final transfers have been made, the Trustee shall release or cause to be released to the Majority Certificateholder of the Controlling Class, the Special Servicer,
the Master Servicer or the Depositor, as applicable, the Mortgage Files for the

                                      303

remaining Mortgage Loans and any Reserve Funds and Escrow Payments in any
Reserve Accounts or Servicing Account, as applicable, and shall execute all assignments, endorsements and other instruments furnished to it by the Majority
Certificateholder of the Controlling Class, the Special Servicer, the Master
Servicer or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.
All Servicing Files for the remaining Mortgage Loans and REO Properties shall be delivered to the purchasing entity.

          (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders, the Serviced Companion Loan Holders and the
Serviced B Note Holders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with the Master Servicer's, the Majority
Certificateholder of the Controlling Class's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b)
otherwise during the month of such final distribution on or before the
Determination Date in such month, in each case specifying (i) the Distribution
Date upon which the Trust Fund will terminate and final payment of the
Certificates will be made, (ii) the amount of any such final payment and (iii)
that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the offices of the Certificate Registrar or such other location therein designated.

          (d) Upon presentation and surrender of the Certificates by the
Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such
Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class to which the Certificates so presented and surrendered belong. Amounts on deposit in the Distribution Account as of the Final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii) through (viii) of Section 3.05(b)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in
Section 4.01. Any funds in the Distribution Account not distributed on such
Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with the last paragraph of Section 4.01(i) and, to the extent related to the First National
Bank Center Loan or any related REO Property, deemed distributed in respect of the REMIC L Regular Interests pursuant to Section 4.01(a).

          (e) For purposes of this Section 9.01, the Remaining Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection
(f) below, and then the Master Servicer, and then the Depositor, in each of the last two cases, pursuant to subsection (b).

          (f) Following the date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and
Class J Certificates is reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates, including the Class X and
Class FNB Certificates, (but excluding the Class S

                                      304

Certificates and the Residual Certificates) for all of the Mortgage Loans and
each REO Property remaining in the Trust Fund as contemplated by clause (ii) of
Section 9.01(a) by giving written notice to all the parties hereto no later than
60 days prior to the anticipated date of exchange. In the event that the
Remaining Certificateholder elects to exchange all of its Certificates, including the Class X Certificates, (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Final Distribution Date, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee
hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all remaining
Certificates by the Remaining Certificateholder on the Final Distribution Date,
the Trustee shall, upon receipt of a Request for Release from the Master
Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02.
Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer
and the Trustee (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns) shall terminate.
Such transfers shall be subject to any rights of any Sub-Servicers to service
(or to perform select servicing functions with respect to) the Mortgage Loans.
For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of REMIC L and REMIC I for an amount equal to the remaining Certificate Balance of its remaining Certificates (other than the
Residual Certificates), plus accrued and unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of such Certificates. The remaining Mortgage Loans and REO Properties are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02.

     Section 9.02 Additional Termination Requirements.

          (a) In the event the Master Servicer, the Majority Certificateholder of the Controlling Class, or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in REMIC I, or the Remaining Certificateholder exchanges all of its Certificates, as provided in Section 9.01, the Trust Fund
(and, accordingly, REMIC L, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master
Servicer, the Majority Certificateholder of the Controlling Class, the Special
Servicer or the Depositor, or the Remaining Certificateholder, as the case may be, obtains at its own expense and delivers to the Trustee an Opinion of
Counsel, addressed to the Depositor, the Master Servicer and the Trustee, to the
effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (subject to Section 10.01(f)) result in the imposition of taxes on "prohibited transactions" of REMIC L, REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC L, REMIC I,
REMIC II or REMIC III to fail to qualify as a REMIC at any time that any
Certificates are outstanding:

                                      305

               (i) the Trustee shall specify the first day in the 90-day
liquidation period in a statement attached to the final Tax Return for each of
REMIC L, REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section
1.860F-1 and shall satisfy all requirements of a qualified liquidation under
Section 860F of the Code and any regulations thereunder;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I and, if applicable, REMIC L to the Master Servicer, the Majority Certificateholder of the Controlling Class, the Special Servicer or
the Depositor, as applicable, for cash; and

               (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual
Certificates all cash on hand in the related REMIC (other than cash retained to meet claims), and REMIC L, REMIC I, REMIC II and REMIC III shall terminate at that time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of REMIC
L, REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

     Section 10.01 REMIC Administration.

          (a) The Trustee shall make an election to treat each of REMIC L, REMIC
I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC L Regular
Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of
Section 860G(a)(2) of the Code), in REMIC L. The REMIC I Regular Interests are
hereby designated as the "regular interests" (within the meaning of Section
860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2)
of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the
Code), and the Class R-II Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The REMIC III Regular Certificates are hereby designated as the
"regular interests" (within the meaning of Section 860G(a)(1) of the Code) and the Class R-III Certificates will be the sole Class of "residual interests"
(within the meaning of Section 860G(a)(2) of the Code), in REMIC III. The Master
Servicer, the Special Servicer and the Trustee shall not (to the extent within the control of each) permit the creation of any

                                      306

"interests" (within the meaning of Section 860G of the Code) in REMIC L, REMIC
I, REMIC II or REMIC III other than the Certificates.

          (b) The Closing Date is hereby designated as the "startup day" of each of REMIC L, REMIC I, REMIC II and REMIC III within the meaning of Section
860G(a)(9) of the Code.

          (c) The Trustee, as agent for the tax matters person of each of REMIC
L, REMIC I, REMIC II and REMIC III, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii)
represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section
3.05(a) unless such legal expenses and costs are incurred by reason of the
Trustee's willful misfeasance, bad faith or negligence or otherwise payable by the Trustee pursuant to Section 10.01(g)(i). In the case of each of REMIC L,
REMIC I, REMIC II and REMIC III, the Holder of Residual Certificates
representing the largest Percentage Interest in the related Class thereof shall be designated, in the manner provided under Treasury Regulations Section
1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1, as the
tax matters person of such REMIC. By its acceptance thereof, the Holder of
Residual Certificates representing the largest Percentage Interest in each Class thereof hereby agrees to irrevocably appoint the Trustee as its agent to perform all of the duties of the tax matters person for the related REMIC created hereunder.

          (d) The Trustee shall prepare or cause to be prepared, sign and file, in a timely manner, all of the Tax Returns that it determines are required with respect to the Grantor Trust and each REMIC created hereunder. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

          (e) The Trustee shall provide (i) to any Transferor of a Residual
Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a
Permitted Transferee as provided in Section 5.02(d)(iii), (ii) to the
Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC L,
REMIC I, REMIC II and REMIC III.

          (f) The Trustee shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as a REMIC under the REMIC
Provisions. The Trustee shall not knowingly or intentionally take any action, cause REMIC L, REMIC I, REMIC II or REMIC III to take any action or fail to take
(or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC
Provisions, if taken or not taken, as the case

                                      307

may be, could (i) adversely affect the status of REMIC L, REMIC I, REMIC II or
REMIC III as a REMIC or (ii) result (subject to the following sentence) in the imposition of a tax upon REMIC L, REMIC I, REMIC II or REMIC III (including but not limited to the tax on prohibited transactions as defined in Section
860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event")
unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the
Trustee determines that taking such action is in the best interest of REMIC L,
REMIC I, REMIC II or REMIC III and the Certificateholders, at the expense of the
Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any REMIC created hereunder adversely affect such status or, unless the Master Servicer, the Trustee, or the
Special Servicer, as applicable (or other Person acceptable to the Trustee), determines that the monetary exposure to REMIC L, REMIC I, REMIC II and REMIC
III is not material and in its sole discretion agrees to indemnify, to the extent reasonably acceptable to the Trustee, the Trust Fund against the imposition of such tax. The Trustee shall not take or fail to take any action
(whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC L,
REMIC I, REMIC II or REMIC III, and such party shall not take any such action, or cause REMIC L, REMIC I, REMIC II or REMIC III to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the
Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the
Code.

          (g) In the event that any tax is imposed on "prohibited transactions"
of REMIC L, REMIC I, REMIC II or REMIC III as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC L, REMIC I, REMIC
II or REMIC III as defined in Section 860G(c) of the Code, or on any contributions to REMIC L, REMIC I, REMIC II or REMIC III after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local laws, such tax shall be charged (i) to the Trustee, if such tax arises out of or results from a breach
(which breach constitutes willful misfeasance, bad faith or negligence) by the
Trustee of any of its obligations under this Agreement, (ii) to any other party hereto, if such tax arises out of or results from a breach by such party of any of its obligations under this Agreement, or (iii) otherwise (including, without limitation, in the case of any tax permitted to be incurred pursuant to Section
3.17(a)) against amounts on deposit in the Distribution Account as provided by
Section 3.05(b).

                                      308

          (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of REMIC L, REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis or as otherwise may be required by the
REMIC Provisions.

          (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC L, REMIC I, REMIC II or REMIC III to fail to qualify as a
REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (j) None of the Master Servicer, the Special Servicer or the Trustee
shall enter into any arrangement by which REMIC L, REMIC I, REMIC II or REMIC
III will receive a fee or other compensation for services nor (to the extent within its control) permit REMIC L, REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section
860G(a)(3) of the Code or "permitted investments" as defined in Section
860G(a)(5) of the Code.

          (k) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for
Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized
Debt Obligations" for each of REMIC L, REMIC I, REMIC II and REMIC III.

          (l) None of the Trustee, the Master Servicer, or the Special Servicer
shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage
Loan, including but not limited to, the acquisition or sale of a Mortgaged
Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC
L, REMIC I, REMIC II or REMIC III, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to or as contemplated by Section 2.03 or Section 3.18 of this
Agreement) or acquire any assets for the Trust Fund or sell or dispose of any investments in the Certificate Account, the Distribution Account, any Serviced
Whole Loan Custodial Account or the REO Account for gain, or accept any contributions to the Trust Fund after the Closing Date, unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC L, REMIC I, REMIC II or REMIC
III as a REMIC or, (b) subject to Section 10.01(f), cause REMIC L, REMIC I,
REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or
"contributions" pursuant to the REMIC Provisions.

     Section 10.02 Depositor, Master Servicer, Special Servicer and Trustee to
Cooperate.

          (a) The Depositor shall provide or cause to be provided to the
Trustee, within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the
Certificates.

                                      309

          (b) The Master Servicer, the Special Servicer and the Depositor shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the
Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

     Section 10.03 Grantor Trust Administration.

          (a) The Trustee shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

          (b) The Trustee shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor
Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Trustee from the
Trust Fund unless otherwise provided in Section 10.01(e) or (f)).

          (c) The Trustee shall prepare, sign and file when due all of the Tax
Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the
Trustee or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section 10.03. Without limiting the generality of the foregoing, the Depositor, within ten days following the
Trustee's request therefor, shall provide in writing to the Trustee such information as is reasonably requested by the Trustee for tax purposes, and the
Trustee's duty to perform its reporting and other tax compliance obligations under this Section 10.03 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

          (d) The Trustee shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

          (e) The Trustee shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust
Provisions (and the Master Servicer and the Special Servicer shall assist the
Trustee to the extent reasonably requested by the Trustee and to the extent of information within the Trustee's, the Master Servicer's or the Special
Servicer's possession or control). None of the Trustee, Master Servicer, the
Special Servicer shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the
Grantor Trust Provisions, if taken or not taken, as the case may be, could adversely affect the status of the Grantor Trust as a grantor trust under the
Grantor Trust Provisions (any such adverse effect on grantor trust status, an
"Adverse Grantor Trust Event"), unless the Trustee has obtained or received an
Opinion of Counsel (at the

                                      310

expense of the party requesting such action or at the expense of the Trust Fund if the Trustee seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that the
Trustee has received or obtained an Opinion of Counsel to the effect that an
Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the
Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the
Trustee. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust
Fund or the Trustee. Notwithstanding any provision of this Agreement to the contrary, the Grantor Trust Assets shall not be subject to any expenses, costs or other charges that are attributable to the assets or activities of REMIC L,
REMIC I, REMIC II or REMIC III.

          (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees) shall be charged to and paid by: (i) the Special
Servicer, if such tax arises out of or results from a breach (which breach constitutes willful misfeasance, bad faith or negligence) by the Special
Servicer of any of its obligations under Article III or this Section 10.03; (ii)
the Master Servicer, if such tax arises out of or results from a breach by the
Master Servicer of any of its obligations under Article III or this Section
10.03; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
Section 10.03; or (iv) the portion of the Trust Fund constituting the Grantor
Trust in all other instances.

          (g) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the Grantor Trust on a calendar year and on an accrual basis.

          (h) The Trustee shall respond to reasonable written requests for information in relation to income tax reporting by Certificateholders.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01 Amendment.

          (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders, the Serviced
Companion Loan Holders or the Serviced B Note Holders:

               (i) to cure any ambiguity,

                                      311

               (ii) to correct, modify or supplement any provisions herein which may be inconsistent with any other provisions herein or to correct any error,

               (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of
(A) REMIC L, REMIC I, REMIC II or REMIC III as a REMIC at all times that any
Certificate is outstanding or (B) any trust fund in which any Serviced Companion
Loan is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on
REMIC L, REMIC I, REMIC II or REMIC III pursuant to the Code that would be a claim against the Trust Fund; provided, that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any related
Serviced Companion Loan Holder or the Serviced B Note Holders,

               (iv) to change the timing and/or nature of deposits into the
Certificate Account or the Distribution Account or to change the name in which the Certificate Account is maintained; provided, that (A) the Delinquency
Advance Date or the Master Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, any Serviced Companion Loan Holder or the Serviced B Note
Holders and (C) such change shall not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates or, if applicable, any class of Serviced Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect,

               (v) to modify, eliminate or add to the provisions of Section
5.02(d) or any other provision hereof restricting transfer of the Residual
Certificates by virtue of their being the REMIC "residual interests"; provided, that such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a
United States Person and a Permitted Transferee,

               (vi) to modify, eliminate or add any provision to this Agreement to provide for a Book-Entry registration system for the Certificates,

               (vii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement or to modify, eliminate or add any provision to this Agreement to facilitate the servicing and administration of the any Non-Serviced Mortgage Loan, any Serviced Companion
Loan or Serviced B Note; provided, that any such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, any Serviced Companion Loan Holder or
Serviced B Note Holder,

               (viii) to modify, eliminate or add to the provisions of Article
XII as necessary from time to time to comply with the Exchange Act, the rules and regulations of the Commission, the Sarbanes-Oxley Act of 2002 or any other applicable law, rule or regulation; or

                                      312

               (ix) to modify the provisions of Sections 3.05 and 3.20 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts) if (A) the Depositor, the Master Servicer, the Trustee
and the Majority Certificateholder of the Controlling Class determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (B) the Trustee has received an Opinion of Counsel pursuant to Section 11.01(c) and (C) such change shall not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect.

          (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of
Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such
Class; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to any Serviced Companion Loan Holder or Serviced B Note Holder,
without the consent of such Serviced Companion Loan Holder or Serviced B Note
Holder,

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding, or

               (iii) modify the definition of "Servicing Standard" without the consent of the Holders of all Certificates then outstanding and the Serviced
Companion Loan Holders and Serviced B Note Holders.

          (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of
Counsel to the effect that (i) such amendment is permitted pursuant to the terms of this Agreement and (ii) such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any
other specified person in accordance with such amendment will not result in the imposition of a tax on REMIC L, REMIC I, REMIC II or REMIC III pursuant to the
REMIC Provisions or cause REMIC L, REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC.

          (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each party hereto, each
Certificateholder, each Serviced Companion Loan Holder and each Serviced B Note
Holder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such

                                      313

consents and of evidencing the authorization of the execution thereof by
Certificateholders shall be subject to such reasonable regulations as the
Trustee may prescribe.

          (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of
Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the
Certificate Account.

     Section 11.02 Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, such direction to be given by the Trustee only upon the Trustee's receipt of an Opinion of Counsel to be obtained by the party requesting such recordation (the cost of which may be paid out of the Certificate Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 11.03 Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                                      314

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than
25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it under this
Section 11.03(c) or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of
Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04 GOVERNING LAW.

     THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH
THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO
BE PERFORMED IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.05 Notices.

     Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to:

          (a) in the case of the Depositor, 200 Witmer Road, Horsham,
Pennsylvania 19044, Attention: Structured Finance Manager, facsimile number:
(215) 328-1775;

          (b) in the case of the Master Servicer and the Serviced Whole Loan
Paying Agent, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Managing
Director,

                                      315

Commercial Servicing Operations, facsimile number: (215) 328-3478 (with copies to General Counsel (facsimile number: (215) 328-3620));

          (c) in the case of the Special Servicer, 700 12th Street NW, Suite
700, Washington, DC 20005, Attention: David Iannarone (GMACCMSI 2006-C1),
facsimile number: (202) 558-5101 (with a copy to CWCapital Asset Management LLC,
One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494,
Attention: Jill Hyde (GMACCMSI 2006-C1), facsimile: (781) 707-9397);

          (d) in the case of the Trustee, the Corporate Trust Office;

          (e) Reserved.

          (f) in the case of the Rating Agencies,

               (i) Standard & Poor's Ratings Services, 55 Water Street, New
York, New York 10041, Attention: Commercial Mortgage Surveillance Manager,
facsimile number: (212) 438-2662; and

               (ii) Fitch, Inc., One State Street Plaza, New York, New York
10004, Attention: Commercial Mortgage Surveillance, 31st Floor, telecopy number
(212) 635-0294;

          (g) in the case of the Underwriters,

               (i) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York,
New York 10036, Attention: Andrew Berman, facsimile number: (212) 761-0747 with a copy to Michelle Wilke, Esq., Morgan Stanley Mortgage Capital Inc., 1221
Avenue of the Americas, 5th Floor, New York, New York 10020, facsimile number:
(212) 762-8831,

               (ii) Deutsche Bank Securities Inc., 60 Wall Street, New York, New
York 10005, Attention: Lainie Kaye, facsimile number: (212) 797-4489;

               (iii) GMAC Commercial Holding Capital Markets Corp., c/o Newman
Financial Services, 401 Manhattan Beach Boulevard, Suite B, Manhattan Beach,
California 90266, Attn: Structured Finance Group;

               (iv) German American Capital Corporation, 60 Wall Street, New
York, New York 10005, Attention: Lainie Kaye, facsimile number: (212) 797-4489;

          (h) in the case of the initial Majority Certificateholder of the
Controlling Class, Redwood Trust, Inc., One Belvedere Place, Mill Valley, CA
94941, Attention: Clay Barnes, facsimile number: (415) 381-1773;

          (i) in the case of CWCapital, One Charles River Place, 63 Kendrick
Street, Needham, Massachusetts 02494, Attention: Scott Spelfogel, Esq.,
facsimile number: (781) 707-9397, with a copy to Jeff Goodman at the same address; and

                                      316

          (j) in the case of the Mortgage Loan Sellers, the related addresses set forth in the applicable Mortgage Loan Purchase Agreement, or as to each such
Person such other address as may hereafter be furnished by such Person to the parties hereto in writing.

     Any communication required or permitted to be delivered to a
Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the
Certificate Register. Any notice so mailed within the time prescribed in this
Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07 Grant of a Security Interest.

     The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the
Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans (including all Replacement
Mortgage Loans), all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account and the Distribution Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Mortgage Loans, and
(ii) this Agreement shall constitute a security agreement under applicable law.
The Depositor shall file or cause to be filed, as a precautionary filing, a Form
UCC-1 substantially in the form attached as Exhibit E hereto in all appropriate locations in the state of Delaware promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the
Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable Uniform Commercial Code.

                                      317

     Section 11.08 No Partnership.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the
Master Servicer and the Special Servicer shall be rendered as independent contractors and not as agents for the Trust Fund or the Certificateholders.

     Section 11.09 Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns and all such provisions shall inure to the benefit of the Certificateholders.
Each Serviced Companion Loan Holder and Serviced B Note Holder and any designees thereof acting on behalf of or exercising the rights of such Serviced Companion
Loan Holder or Serviced B Note Holder shall be Third-Party beneficiaries to this
Agreement with respect to their rights as specifically provided for herein. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

     Section 11.10 Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     Section 11.11 Notices to the Rating Agencies.

          (a) The Trustee shall use reasonable efforts promptly to provide notice or a copy of the listed item to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation, termination or merger (with an entity other than an Affiliate) of the Master Servicer, the Special Servicer or the
Trustee;

               (iv) any change in the location of the Distribution Account;

               (v) a copy of the notice given pursuant to Section 2.03(a) and the repurchase of a Mortgage Loan by the related Mortgage Loan Seller or
CWCapital pursuant to Section 6 of the related Mortgage Loan Purchase Agreement or CWCapital/GACC MLPA, as applicable; and

               (vi) the final payment to any Class of Certificateholders.

          (b) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                                      318

               (i) each of its annual statements as to compliance described in
Sections 12.07 and 12.08; and

               (ii) each of its annual independent public accountants'
attestation reports described in Section 12.09.

          (c) To the extent it is not already required to do so under Section
4.02 hereof, the Trustee shall promptly furnish to each Rating Agency copies of each report prepared and/or delivered by it pursuant to Section 4.02 hereof.

          (d) Each of the Master Servicer, the Special Servicer and the Trustee
shall provide or make available such additional information to each Rating
Agency upon request is in its possession or reasonably available to it.

                                  ARTICLE XII

                             EXCHANGE ACT REPORTING

     Section 12.01 Filing Obligations.

     The Master Servicer, the Special Servicer and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act.

     Section 12.02 Form 10-D Filings.

          (a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D
("Additional Form 10-D Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit N-1 and approved or disapproved, as the case may be, as to form and substance, by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting and approval.

          (b) For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Distribution Date,
(i) the parties listed on Exhibit N-1 hereto shall be required to provide to the
Trustee and the Depositor, to the extent known by such applicable parties, in form readily convertible to an EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee, the Depositor and such party, the form and substance of the Additional Form 10-D Disclosure described on Exhibit N-1 applicable to such party, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional
Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit N-1 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the
Trustee in connection with any Additional Form 10-D Disclosure of Form 10-D pursuant to this paragraph.

                                      319

          (c) After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review. No later than 2 Business Days prior to the 15th calendar day after the related
Distribution Date, a senior officer of the Depositor in charge of securitization shall sign the Form 10-D and return an electronic or fax copy of such signed
Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed
Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 12.06. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. The signing party at the Depositor can be contacted at the address and facsimile number specified in Section 11.05(a). The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.02 related to the timely preparation and filing of
Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 12.02. Neither the Master Servicer nor the Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the
Master Servicer or the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, as applicable, not resulting from its own negligence, bad faith or willful misconduct.

     Section 12.03 Form 10-K Filings.

          (a) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing
Deadline") (it being understood that the fiscal year for the Trust ends on
December 31st of each year), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement:

               (i) an annual compliance statement for the Master Servicer, the
     Special Servicer and each Additional Servicer, as described under Section
     12.07;

               (ii) (A) the annual reports on assessment of compliance with servicing criteria for the Master Servicer, the Special Servicer, each
     Additional Servicer, the Trustee, and each Servicing Function Participant engaged by such parties, as described under Section 12.08, and (B) if the
     Master Servicer's, the Special Servicer's, each Additional Servicer's, the
     Trustee's or any Servicing Function Participant's report on assessment of compliance with servicing criteria described under Section 12.08 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if the Master Servicer's, the Special
     Servicer's, each Additional Servicer's, the Trustee's or any Servicing
     Function Participant's report on assessment of compliance with servicing criteria described under Section 12.08 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included,

               (iii) (A) the registered public accounting firm attestation for the Master Servicer, the Special Servicer, each Additional Servicer, the
     Trustee and each Servicing

                                      320

     Function Participant engaged by such parties as described under Section
     12.09, and (B) if any registered public accounting firm attestation described under Section 12.09 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and

               (iv) a Form 10-K Certification ("Form 10-K Certification") as
     described in Section 12.04.

Any necessary disclosure in addition to items (i) through (iv) above required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit
N-2 and approved or disapproved, as the case may be, as to form and substance, by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting and approval.

          (b) For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15 (with no cure period), commencing in
March 2007 (i) the parties listed on Exhibit N-2 hereto shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee, the Depositor and such party, the form and substance of the
Additional Form 10-K Disclosure described on Exhibit N-2 applicable to such party, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K
Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit N-2 of their duties under this paragraph or proactively solicit or procure from such parties any
Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the
Trustee in connection with any Additional Form 10-K Disclosure of Form 10-K pursuant to this paragraph.

          (c) After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor for review. No later than end of business (Eastern time) on the 4th Business Day prior to the
10-K Filing Deadline, a senior officer of the Depositor in charge of securitization shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 12.06(b). Promptly (but no later than 1 Business
Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K. The signing party at the Depositor can be contacted at the address and facsimile number specified in
Section 11.05(a). The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.03(c) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any
Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section
12.03(c), Section 12.04, Section 12.07, Section 12.08 and Section 12.09. Neither
the Master Servicer nor the Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the
Trustee's inability or failure to receive, on a timely basis, any information from

                                      321

any other party hereto needed to prepare, arrange for execution or file such
Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

     Section 12.04 Form 10-K Certification.

          (a) Each Form 10-K shall include a certification (the "Form 10-K
Certification"), exactly as set forth in Exhibit M-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Master
Servicer, the Special Servicer, any Additional Servicer and the Trustee, shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Form 10-K Certification
(the "Certifying Person"), no later than the 10th Business Day prior to the 10-K
Filing Deadline of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Back-Up Certification"), in the forms attached hereto as Exhibits M-2 and M-3, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person,
"Certification Parties") can reasonably rely. The senior officer of the
Depositor in charge of securitization shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at the address and facsimile number specified in Section 11.05(a). In the event the
Master Servicer, the Special Servicer, any Additional Servicer, the Trustee or
any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 12.04 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

          (b) In the event that the James Center Companion Loan is deposited into a commercial mortgage securitization trust, the Master Servicer, the
Special Servicer, any Additional Servicer and the Trustee shall provide the
Person who signs the Form 10-K certification pursuant to the applicable Other
Pooling and Servicing Agreement a back-up certification, in substantially the form described in this Section, on or before March 15 of each year in which such securitization trust is required to file a Form 10-K.

          (c) With respect to any Non-Serviced Mortgage Loan serviced under the
GE 2005-C4 Pooling and Servicing Agreement, the Trustee shall request each of the GE 2005-C4 Master Servicer, the GE 2005-C4 Special Servicer and the GE
2005-C4 Trustee to provide a back-up certification, in substantially the form described in this Section, on or before March 15 of each year during which the
Trust is required to file a Form 10-K.

     Section 12.05 Form 8-K Filings.

          (a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor and to the extent it receives the Form 8-K Disclosure
Information described below, the Trustee shall prepare and file on behalf of the
Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the
Certificates. Any disclosure or information related to a Reportable Event or that is otherwise

                                      322

required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit N-3 and approved or disapproved, as the case may be, as to form and substance, by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure
Information absent such reporting and approval.

          (b) For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than end of business on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties listed on Exhibit N-3 hereto shall be required to notify the Trustee and the Depositor of such
Reportable Event. Notification to the Trustee shall be sent via email to
cts.sec.notifications@wellsfargo.com and by facsimile to (410) 715-2380; and
(ii) such parties shall be required to provide to the Trustee and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee, the Depositor and such party, the form and substance of the Form 8-K Disclosure Information described on Exhibit N-3 applicable to such party, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K
Disclosure Information on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit N-3 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the
Trustee in connection with any Additional Form 8-K Disclosure of Form 8-K pursuant to this paragraph.

          (c) After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor for review. No later than Noon (Eastern time) on the 4th Business Day after the Reportable
Event, a senior officer of the Depositor in charge of securitization shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a
Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 12.06(b).
Promptly (but no later than 1 Business Day) after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K. The signing party at the Depositor can be contacted at the address and facsimile number specified in Section 11.05(a). The parties to this
Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.05 related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 12.05. Neither the Master
Servicer nor the Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Master Servicer's or the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

          (d) In the event that the James Center Companion Loan is deposited into a commercial mortgage securitization trust that is subject to the reporting requirements of the Exchange Act, and for so long as such securitization is subject to the reporting requirements of the Exchange Act, the parties listed on
Exhibit N-3 hereto shall be required to provide to the Other Trustee and the
Other Depositor, to the extent known, the form and substance of the Form 8-K
Disclosure Information described on Exhibit N-3 applicable to such party and the
James

                                      323

Center Whole Loan, no later than end of business on the 2nd Business Day after the occurrence of a Reportable Event in relation to the James Center Whole Loan.

          (e) With respect to each Non-Serviced Mortgage Loan serviced under the
GE 2005-C4 Pooling and Servicing Agreement, the Trustee shall request each of the GE 2005-C4 Master Servicer, the GE 2005-C4 Special Servicer and the GE
2005-C4 Trustee, pursuant to Section 3.29 of the GE 2005-C4 Pooling and
Servicing Agreement, to provide, and to cause any applicable sub-servicer with respect to such Non-Serviced Mortgage Loan to provide, the form and substance of the Form 8-K Disclosure Information described on Exhibit N-3 applicable to such party with respect to any Reportable Event in relation to such Non-Serviced
Companion Loan no later than the end of business on the 2nd Business Day after the occurrence of a Reportable Event.

     Section 12.06 Form 15 Filing; Late Filings and Amended Filings.

          (a) On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15
Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

          (b) In the event that the Trustee is unable to timely file with the
Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify the
Depositor of such inability to make a timely filing with the Commission. In the case of Forms 10-D and 10-K, the Depositor, the Master Servicer, the Special
Servicer and the Trustee will cooperate to prepare and file a Form 12b-25 and a
Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the
Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form
10-D to be filed for the Trust. In the event that any previously filed Form 8-K or Form 10-K or, with respect to Form 10-D (for Additional Form 10-D Disclosure purposes only) needs to be amended, the Trustee will, in the case of any such amended forms relating to Additional Form 10-D Disclosure or to Additional Form
10-K Disclosure, notify the Depositor, the Master Servicer and the Special
Servicer and such parties agree, if so notified, to cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, any Form 12b-25
or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer of the Depositor in charge of securitization. The Depositor and the Master
Servicer acknowledge that the performance by the Trustee of its duties under this Section 12.06(b) related to the timely preparation and filing of Form 15, a
Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the Master Servicer, the Special Servicer and the Depositor performing their duties under this Section. Neither the Master Servicer nor the Trustee shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form
15, Form 12b-25 or any amendments to a Form 8-K, Form 10-D or Form 10-K, where such failure results from the Master Servicer's or the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form
12b-25 or any amendments to a Form

                                      324

8-K, Form 10-D or Form 10-K, as applicable, not resulting from its own negligence, bad faith or willful misconduct.

     Section 12.07 Annual Compliance Statements.

          (a) The Master Servicer, the Special Servicer, the Trustee and each
Additional Servicer shall deliver to the Depositor, the Trustee and the Rating
Agencies on or before March 15 of each year (with no cure period), commencing in
March 2007, an Officer's Certificate stating, as to the signer thereof, that (A)
a review of such party's activities during the preceding calendar year or portion thereof and of such party's performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an
Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer's
Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party in the fulfillment of any of such party's obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

          (b) In the event that the James Center Companion Loan is deposited into a commercial mortgage securitization trust, the Master Servicer, the
Special Servicer, the Trustee, shall furnish, and shall cause any such Servicing
Function Participant engaged by it to furnish, in each case if and to the extent required by Item 1123 of Regulation AB and requested by the Other Depositor or the Other Trustee under the Other Pooling and Servicing Agreement, an Officer's
Certificate to such Other Depositor or Other Trustee, in substantially the form described in this Section, on or before March 15 of each year in which such securitization trust is required to file a Form 10-K.

          (c) With respect to any Non-Serviced Mortgage Loan serviced under the
GE 2005-C4 Pooling and Servicing Agreement, the Trustee shall request each of the GE 2005-C4 Master Servicer, the GE 2005-C4 Special Servicer and the GE
2005-C4 Trustee to provide, and to cause any sub-servicer appointed with respect to such Non-Serviced Mortgage Loan to provide, an Officer's Certificate, in substantially the form described in this Section, on or before March 15 of each year during which the Trust is required to file a Form 10-K.

     Section 12.08 Annual Reports on Assessment of Compliance with Servicing
Criteria.

          (a) By March 15 of each year (with no cure period) in which the Trust is required to file a Form 10-K, commencing in March 2007, or April 30 of each year in which the Trust is not required to file a Form 10-K, the Master
Servicer, the Special Servicer, the Trustee and any Additional Servicer, each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains
(A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that

                                      325

such party used the Relevant Servicing Criteria to assess compliance with the
Relevant Servicing Criteria, (C) such party's assessment of compliance with the
Relevant Servicing Criteria as of and for the fiscal year covered by the Form
10-K required to be filed pursuant to Section 12.03, including, if there has been any material instance of noncompliance with the Relevant Servicing
Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation on such party's assessment of compliance with the Relevant Servicing
Criteria as of and for such period.

          (b) No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer, the Special Servicer and any Additional Servicer shall each forward to the Trustee and to the Depositor the name of each Servicing Function Participant engaged by it and what Relevant
Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the
Special Servicer and any Additional Servicer submit their assessments to the
Trustee and the Depositor, such parties will also at such time include the assessment (and attestation pursuant to Section 12.09) of each Servicing
Function Participant engaged by it.

          (c) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor may review each such report and, if applicable, consult with the Master Servicer, the Special Servicer, each Additional
Servicer, the Trustee and any Servicing Function Participant engaged by such parties, as to the nature of any material instance of noncompliance with the
Relevant Servicing Criteria by the Master Servicer, the Special Servicer, each
Additional Servicer, the Trustee or any Servicing Function Participant engaged by such parties, and (ii) the Trustee shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit O and notify the Depositor of any exceptions.

          (d) In the event that the James Center Companion Loan is deposited into a commercial mortgage securitization trust, the Master Servicer, the
Special Servicer and the Trustee shall furnish, and shall cause any such
Servicing Function Participant engaged by it to furnish, if and to the extent required by Item 1122 of Regulation AB and requested by the Other Depositor or
Other Trustee, an annual report on assessment of compliance as described in this
Section and an attestation as described in Section 12.09 in each case on or before March 15 of each year with respect to any fiscal year for which such securitization trust is required to file a Form 10-K.

          (e) With respect to any Non-Serviced Mortgage Loan serviced under the
GE 2005-C4 Pooling and Servicing Agreement, the Trustee shall request each of the GE 2005-C4 Master Servicer, the GE 2005-C4 Special Servicer and the GE
2005-C4 Trustee to provide, and to cause any sub-servicer appointed with respect to such Non-Serviced Mortgage Loan to provide, an annual report on assessment of compliance as described in this Section and an attestation as described in
Section 12.09 from such Person in substantially the form of the annual report on assessment of compliance described in this Section and the attestation described in Section 12.09, on or before March 15 of each year during which the Trust is required to file a Form 10-K.

                                      326

     Section 12.09 Annual Independent Public Accountants' Servicing Report.

          (a) By March 15 of each year (with no cure period) in which the Trust is required to file a Form 10-K, commencing in March 2007, or April 30 of each year in which the Trust is not required to file a Form 10-K, the Master
Servicer, the Special Servicer, each Additional Servicer and the Trustee, each at its own expense, shall cause, and each of the preceding parties, as applicable, shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the
Additional Servicers, the Trustee or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified
Public Accountants to furnish a report to the Trustee and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant
Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

          (b) Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Additional Servicers, the Trustee or any Servicing
Function Participant engaged by such parties, (i) the Depositor may review the report and, if applicable, consult with such parties as to the nature of any defaults by any of such parties, as the case may be, in the fulfillment of such party's obligations hereunder or under any other applicable agreement, and (ii)
the Trustee shall confirm that each assessment submitted pursuant to Section
12.08 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of such parties shall be required to deliver or cause the delivery of such reports until April 15 in any given year so long as it has received written confirmation from the Depositor that a 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

     Section 12.10 Exchange Act Reporting Indemnification.

Each of the Trustee, the Master Servicer and the Special Servicer shall severally and not jointly indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses, costs of investigation and related costs, judgments, amounts paid in settlement and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the Trustee, the Master Servicer or the
Special Servicer, as the case may be, of its obligations under this Article XII or (ii) negligence, bad faith or willful misconduct on the part of the Trustee, the Master Servicer or the Special Servicer, as applicable, in the performance of such obligations. The Master Servicer and the Special Servicer shall cause each Additional Servicer, and the Master Servicer, the Special Servicer and the
Trustee shall cause each respective Servicing Function Participant which it has engaged with respect to the Mortgage Loans to indemnify and hold harmless each
Certification Party from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses,

                                      327

costs of investigation and related costs, judgments, amounts paid in settlement and other costs and expenses incurred by such Certification Party arising out of
(i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria assessment reports or attestation reports pursuant to any applicable agreement or (ii) negligence, bad faith or willful misconduct its part in the performance of such obligations. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special
Servicer, the Additional Servicer, the Trustee or other Servicing Function
Participant (the "Performing Party"), as applicable, shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to Section 12.04, 12.07, 12.08 or
12.09 (or breach of its obligations under any applicable agreement to provide any of the annual compliance statements or annual servicing criteria assessment reports or attestation reports) or the Performing Party's negligence, bad faith or willful misconduct in connection therewith. The Master Servicer and Special
Servicer shall cause each Additional Servicer, and the Master Servicer, the
Special Servicer and the Trustee shall cause each Servicing Function Participant or Closing Date Sub-Servicer which it has engaged to agree to the foregoing indemnification and contribution obligations; provided that the Master Servicer or Special Servicer, as applicable, shall in no event have any liability for the failure of any such Servicing Function Participant or Closing Date Sub-Servicer
to comply with any obligations to provide annual compliance statements, annual servicing criteria compliance reports, accountant's certifications, Backup
Certifications or other obligations pursuant to a Sub-Servicing Agreement and arising out of the Master Servicer's or Special Servicer's obligations pursuant to this Article XII, or for such Servicing Function Participant's or Closing
Date Sub-Servicer's negligence, bad faith or willful misconduct with respect to such obligations.

     Section 12.11 Amendments.

     This Article XII may be amended by the parties hereto pursuant to Section
11.01 for purposes of complying with Regulation AB or for purposes of designating the Certifying Person (provided that the requirements of Sections
12.07 and 12.09 shall not be eliminated) without any Opinions of Counsel,
Officer's Certificates, Rating Agency Confirmations or the consent of any
Certificateholder, notwithstanding anything to the contrary contained in this
Agreement.

                                      328

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                             GMAC COMMERCIAL MORTGAGE
                                             SECURITIES, INC., Depositor

                                             By:
                                                 -------------------------------
                                             Name: David Lazarus
                                             Title: Vice President

                                             GMAC COMMERCIAL MORTGAGE
                                             CORPORATION, Master Servicer and
                                             Serviced Whole Loan Paying Agent

                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

                                             CWCAPITAL ASSET MANAGEMENT LLC,
                                             Special Servicer

                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

                                       S-1

                                             WELLS FARGO BANK, N.A., Trustee

                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

                                       S-2

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

     On the _____ day of January 2006, before me, a notary public in and for said State, personally appeared David Lazarus known to me to be a Vice President of GMAC COMMERCIAL MORTGAGE SECURITIES, INC., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             ___________________________________
                                             Notary Public

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

     On the _____ day of January 2006, before me, a notary public in and for said State, personally appeared David Lazarus known to me to be a Senior Vice
President of GMAC COMMERCIAL MORTGAGE CORPORATION, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             ___________________________________
                                             Notary Public

STATE OF  )
          ) ss.
COUNTY OF )

     On the _____ day of January 2006, before me, a notary public in and for said State, personally appeared ________________ and _________________ known to me to be a ______________________ and a __________________, respectively, of
CWCAPITAL LLC, a company duly organized, validly existing and in good standing under the laws of __________________ that executed the within instrument, and also known to me to be the persons who executed it on behalf of such bank, and acknowledged to me that such bank executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             ___________________________________
                                             Notary Public

STATE OF  )
          ) ss.
COUNTY OF )

     On the _____ day of January 2006, before me, a notary public in and for said State, personally appeared ________________ known to me to be a
______________________ of WELL FARGO BANK, N.A., a national chartered bank duly organized, validly existing and in good standing under the laws of the United
States of America that executed the within instrument, and also known to me to be the person who executed it on behalf of such nationally chartered bank, and acknowledged to me that such nationally chartered bank executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             ___________________________________
                                             Notary Public

                                                                     EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

                               CLASS A-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]% per annum

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. A-1-[_____]

Certificate Principal Balance of this Class A-1 Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class A-1 Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-M,
CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS
J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES
OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal balance of this Class A-1 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class
A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC

Commercial Mortgage Corporation, as Master Servicer and Serviced Whole Loan
Paying Agent, CWCapital Asset Management LLC, as Special Servicer, and Wells
Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-1
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to,

distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1
Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class A-1 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-1 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                Wells Fargo Bank, N.A., as Trustee

                                By:
                                    ------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                Wells Fargo Bank, N.A., as Certificate Registrar

                                By:
                                    ------------------------------------
                                             Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                ------------------------------------------------
                                Signature by or on behalf of Assignor

                                ------------------------------------------------
                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-1D

                         FORM OF CLASS A-1D CERTIFICATE

                               CLASS A-1D MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]% per annum

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. A-1D-[_____]

Certificate Principal Balance of this Class A-1D Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class A-1D Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-M,
CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS
J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES
OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-1D Certificate (obtained by dividing the principal balance of this Class A-1D Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1D Certificates (their "Class Principal Balance") as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class A-1D Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among GMAC
Commercial Mortgage Securities, Inc., as

Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Serviced
Whole Loan Paying Agent, CWCapital Asset Management LLC, as Special Servicer,
and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1D Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-1D
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to,

distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Class A-1D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class
A-1D Certificates are exchangeable for new Class A-1D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class A-1D Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class A-1D Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1D Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                Wells Fargo Bank, N.A., as Trustee

                                By:
                                    ------------------------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-1D Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                Wells Fargo Bank, N.A., as Certificate Registrar

                                By:
                                    ------------------------------------
                                             Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                ------------------------------------------
                                Signature by or on behalf of Assignor

                                ------------------------------------------
                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                     EXHIBIT A-2

                         FORM OF CLASS A-1A CERTIFICATE

                               CLASS A-1A MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. A-1A-[_____]

Certificate Principal Balance of this Class A-1A Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class A-1A Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-M,
CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS
J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES
OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-1A Certificate (obtained by dividing the principal balance of this Class A-1A Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1A Certificates (their "Class Principal Balance") as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class A-1A

Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1A Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-1A
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

As provided in the Agreement, withdrawals from the Certificate Account and the
Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class A-1A Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class
A-1A Certificates are exchangeable for new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class A-1A Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class A-1A Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1A Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and

any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the
Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-1A Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                      Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed
to___________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                     EXHIBIT A-3

                          FORM OF CLASS A-2 CERTIFICATE

                               CLASS A-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]% per annum

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. A-2-[_____]

Certificate Principal Balance of this Class A-2 Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class A-2 Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-M,
CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS
J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES
OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal balance of this Class A-2 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class
A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC

Commercial Mortgage Corporation, as Master Servicer and Serviced Whole Loan
Paying Agent, CWCapital Asset Management LLC, as Special Servicer, and Wells
Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-2
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to,

distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2
Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class A-2 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-2 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                     EXHIBIT A-4

                          FORM OF CLASS A-3 CERTIFICATE

                               CLASS A-3 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]% per annum

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. A-3-[_____]

Certificate Principal Balance of this Class A-3 Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class A-3 Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-M,
CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS
J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES
OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal balance of this Class A-3 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-3 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class
A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC

Commercial Mortgage Corporation, as Master Servicer and Serviced Whole Loan
Paying Agent, CWCapital Asset Management LLC, as Special Servicer, and Wells
Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-3 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-3
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to,

distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-3
Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class A-3 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-3 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                     EXHIBIT A-5

                          FORM OF CLASS A-4 CERTIFICATE

                               CLASS A-4 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. A-4-[_____]

Certificate Principal Balance of this Class A-4 Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class A-4 Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-M,
CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS
J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES
OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-4 Certificate (obtained by dividing the principal balance of this Class A-4 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-4 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class
A-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC

Commercial Mortgage Corporation, as Master Servicer and Serviced Whole Loan
Paying Agent, CWCapital Asset Management LLC, as Special Servicer, and Wells
Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-4 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-4
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to,

distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Class A-4 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-4
Certificates are exchangeable for new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class A-4 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class A-4 Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-4 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-4 Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                     EXHIBIT A-6

                                    RESERVED

                                                                     EXHIBIT A-7

                                    RESERVED

                                                                     EXHIBIT A-8

                          FORM OF CLASS A-M CERTIFICATE

                               CLASS A-M MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such
Mortgage Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. A-M-[_____]

Certificate Principal Balance of this Class A-M Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class A-M Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS XC AND CLASS XP CERTIFICATES OF THE SAME SERIES, AS AND TO
THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3 AND CLASS A-4 CERTIFICATES OF THE
SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F,
CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P
AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES
ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-M Certificate (obtained by dividing the principal balance of this Class A-M Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-M Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class
A-M Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-M Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-M
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and

any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class A-M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-M
Certificates are exchangeable for new Class A-M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class A-M Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class A-M Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-M Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-M Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                      Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                     EXHIBIT A-9

                          FORM OF CLASS A-J CERTIFICATE

                               CLASS A-J MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such
Mortgage Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. A-J-[_____]

Certificate Principal Balance of this Class A-J Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class A-J Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS XC AND CLASS XP CERTIFICATES OF THE SAME
SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS A-M
CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE
AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS
E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS
O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE
CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION
WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-J Certificate (obtained by dividing the principal balance of this Class A-J Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-J Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class
A-J Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a
Business Day, the Business Day immediately following (each, a "Distribution
Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-J Certificates on the applicable
Distribution Date pursuant to the Agreement. All distributions made under the
Agreement on any Class A-J Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution
(which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.
Notwithstanding the above, the final distribution on this Certificate
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to this Certificate)
will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and

any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class A-J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-J
Certificates are exchangeable for new Class A-J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class A-J Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class A-J Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-J Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A-J Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-10

                           FORM OF CLASS B CERTIFICATE

                                CLASS B MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. B-1-[_____]

Certificate Principal Balance of this Class B Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class B Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC AND CLASS XP CERTIFICATES OF THE
SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M AND CLASS A-J
CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE
AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS
P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE
CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION
WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal balance of this Class B

Certificate (its "Certificate Principal Balance") as of the Issue Date by the
aggregate principal balance of all the Class B Certificates (their "Class
Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), among GMAC Commercial Mortgage Securities, Inc., as Depositor,
GMAC Commercial Mortgage Corporation, as Master Servicer and Serviced Whole Loan
Paying Agent, CWCapital Asset Management LLC, as Special Servicer, and Wells
Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B
Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class B Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
B Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            Wells Fargo Bank, N.A., as Trustee

                                            By:
                                                --------------------------------
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class B Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                            Wells Fargo Bank, N.A., as
                                               Certificate Registrar

                                            By:
                                                --------------------------------
                                                       Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
____________________________ for the account of ________________________________
___________________________________

          Distributions made by check (such check to be made payable to ________
___________) and all applicable statements and notices should be mailed to _____
___________________

          This information is provided by _____________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-11

                           FORM OF CLASS C CERTIFICATE

                                CLASS C MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. C-1-[_____]

Certificate Principal Balance of this Class C Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class C Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP AND CLASS B
CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT
REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J AND
CLASS B CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON
WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS
P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE
CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION
WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal balance of this Class C Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class C Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class C
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class C Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and

any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C
Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class C Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
C Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            Wells Fargo Bank, N.A., as Trustee

                                            By:
                                                --------------------------------
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                            Wells Fargo Bank, N.A., as
                                               Certificate Registrar

                                            By:
                                                --------------------------------
                                                       Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                            ------------------------------------
                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to _____________
_______) and all applicable statements and notices should be mailed to _________
_______________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-12

                           FORM OF CLASS D CERTIFICATE

                                CLASS D MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: J[_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. D-1-[_____]

Certificate Principal Balance of this Class D Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class D Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PPLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B AND CLASS C
CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT
REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B AND CLASS C CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS
P AND CLASS Q CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE
CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION
WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal balance of this Class D Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class D Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class D
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class D Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and

any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D
Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class D Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
D Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class D Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-13

                           FORM OF CLASS E CERTIFICATE

                                CLASS E MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. E-1-[_____]

Certificate Principal Balance of this Class E Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class E Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C AND
CLASS D CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE
AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C AND CLASS D CERTIFICATES OF THE SAME SERIES. IN ADDITION,
FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE
CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N,

CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES ARE REDUCED TO
ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN
CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal balance of this Class E Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class E Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class E
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class E Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the

address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E
Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class E Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class E Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class E Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
E Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class E Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class E Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class E Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class E
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class E Certificate without registration or qualification. Any Class E
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class E Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of any Class E Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
E Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class E Certificates referred to in the within-mentioned
Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-14

                           FORM OF CLASS F CERTIFICATE

                                CLASS F MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. F-1-[_____]

Certificate Principal Balance of this Class F Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class F Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT
PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES OF THE SAME SERIES. IN
ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL
BALANCES OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N,
CLASS O,

CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE
CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION
WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal balance of this Class F Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class F Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class F
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class F Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check

mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F
Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class F Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class F Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
F Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class F Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class F Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class F
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class F Certificate without registration or qualification. Any Class F
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of any Class F Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
F Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class F Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-15

                           FORM OF CLASS G CERTIFICATE

                                CLASS G MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. G-1-[_____]

Certificate Principal Balance of this Class G Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class G Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES.
IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE

PRINCIPAL BALANCES OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N,
CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES ARE REDUCED TO
ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN
CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal balance of this Class G Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class G Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class G
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class G Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is

surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G
Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class G Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class G Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
G Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such

Class G Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class G Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class G
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class G Certificate without registration or qualification. Any Class G
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of any Class G Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
G Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class G Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-16

                           FORM OF CLASS H CERTIFICATE

                                CLASS H MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such
Mortgage Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. H-1-[_____]

Certificate Principal Balance of this Class H Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class H Certificates as of the Issue
Date: $[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES, AS AND TO
THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME
SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCES OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N,

CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES ARE REDUCED TO
ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN
CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal balance of this Class H Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class H Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class H
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class H Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the

address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H
Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class H Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class H Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
H Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class H Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class H Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class H
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class H Certificate without registration or qualification. Any Class H
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of any Class H Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
H Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                Wells Fargo Bank, N.A., as Trustee

                                By:
                                    --------------------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class H Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                Wells Fargo Bank, N.A., as Certificate Registrar

                                By:
                                    --------------------------------------------
                                                 Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-17

                           FORM OF CLASS J CERTIFICATE

                                CLASS J MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such
Mortgage Loan in January 2006

Issue Date: [_____]

First Distribution Date: [______]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. J-1-[_____]

Certificate Principal Balance of this Class J Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class J Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES,
AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF
THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE
CERTIFICATE PRINCIPAL BALANCES OF THE CLASS K, CLASS L, CLASS M,

CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES ARE
REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE
REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN
UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal balance of this Class J Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class J Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class J
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class J Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the

address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J
Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class J Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class J Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
J Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class J Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be
a

qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b)
pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class J Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class J Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar
against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class J Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class J Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
J Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class J Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-18

                           FORM OF CLASS K CERTIFICATE

                                CLASS K MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. K-1-[_____]

Certificate Principal Balance of this Class K Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class K Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME
SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J
CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE
AGGREGATE

CERTIFICATE PRINCIPAL BALANCES OF THE CLASS L, CLASS M, CLASS N, CLASS O, AND
CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES
ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal balance of this Class K Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class K Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class K
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class K Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is

surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K
Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class K Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class K Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
K Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such

Class K Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class K Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class K
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class K Certificate without registration or qualification. Any Class K
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class K Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class K Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
K Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class K Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-19

                           FORM OF CLASS L CERTIFICATE

                                CLASS L MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. L-1-[_____]

Certificate Principal Balance of this Class L Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class L Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF
THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO
HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS
K CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE

AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS M, CLASS N, CLASS O, CLASS
P AND CLASS Q CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE
CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION
WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal balance of this Class L Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class L Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class L
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class L Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is

surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L
Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class L Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class L Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
L Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such

Class L Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class L Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class L
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class L Certificate without registration or qualification. Any Class L
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class L Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class L Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
L Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class L Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-20

                           FORM OF CLASS M CERTIFICATE

                                CLASS M MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. M-1-[_____]

Certificate Principal Balance of this Class M Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class M Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L
CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT
REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K
AND CLASS L CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON
WHICH THE

AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS N, CLASS O, CLASS P AND
CLASS Q CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES
ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal balance of this Class M Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class M Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class M Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is

surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class M
Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class M Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class M Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
M Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such

Class M Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class M Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class M
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class M Certificate without registration or qualification. Any Class M
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class M Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class M Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
M Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class M Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of _____________________________________________________________

          Distributions made by check (such check to be made payable to _______)
and all applicable statements and notices should be mailed to __________________

          This information is provided by _____________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-21

                           FORM OF CLASS N CERTIFICATE

                                CLASS N MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. N-1-[_____]

Certificate Principal Balance of this Class N Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class N Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS,
CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J, XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L AND CLASS
M CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE
AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K,
CLASS L AND CLASS M CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE
DATE

ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS O, CLASS P
AND CLASS Q CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE
PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES
ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal balance of this Class N Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class N Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class N
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class N Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is

surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class N
Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class N Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class N Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
N Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such

Class N Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class N Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class N
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class N Certificate without registration or qualification. Any Class N
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class N Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class N Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
N Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class N Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-22

                           FORM OF CLASS O CERTIFICATE

                                CLASS O MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. O-1-[_____]

Certificate Principal Balance of this Class O Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class O Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M
AND CLASS N CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN
THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K,
CLASS L, CLASS M AND CLASS N CERTIFICATES OF THE SAME SERIES. IN ADDITION,
FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE

CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE
CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION
WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class O Certificate (obtained by dividing the principal balance of this Class O Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class O Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class O
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class O Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class O Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the

address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class O
Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class O Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class O Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
O Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class O Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class O Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class O
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class O Certificate without registration or qualification. Any Class O
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class O Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class O Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class O Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
O Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class O Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as
                                        Certificate Registrar

                                        By:
                                            ------------------------------------
                                                      Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
 (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-23

                           FORM OF CLASS P CERTIFICATE

                                CLASS P MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. P-1-[_____]

Certificate Principal Balance of this Class P Certificate as of the Issue Date:
$[_____]

Class Principal Balance of all the Class P Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M,
CLASS N AND CLASS O CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT
PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K,
CLASS L, CLASS M, CLASS N

AND CLASS O CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON
WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS Q CERTIFICATES
OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF
THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS
AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class P Certificate (obtained by dividing the principal balance of this Class P Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class P Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class P Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class P Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to

this Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class P
Certificates are exchangeable for new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class P Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class P Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
P Certificates for its own

account or for the account of a qualified institutional buyer, and that it understands that such Class P Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class P Certificate without registration or qualification. None of the
Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class P Certificate without registration or qualification. Any Class P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class P Certificate agrees to, indemnify the
Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class P Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class P Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class P Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
P Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class P Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as
                                        Certificate Registrar

                                        By:
                                            ------------------------------------
                                                      Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
 (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-24

                           FORM OF CLASS Q CERTIFICATE

                                CLASS Q MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such
Mortgage Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. Q-1-[_____]

Certificate Principal Balance of this Class Q Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class Q Certificates as of the Issue
Date: $[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M,
CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K,
CLASS L, CLASS M, CLASS N,

CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class Q Certificate (obtained by dividing the principal balance of this Class Q Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class Q Certificates (their "Class Qrincipal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class Q
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Q Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class Q Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class Q Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Q
Certificates are exchangeable for new Class Q Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Q Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class Q Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class Q Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class Q Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
Q Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class Q Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b)
pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is

obligated to register or qualify the Class Q Certificates under the Securities
Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Q Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class Q
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class Q Certificate without registration or qualification. Any Class Q
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Q Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class Q Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class Q Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class Q Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
Q Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special

Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class Q Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-25

                          FORM OF CLASS R-I CERTIFICATE

                               CLASS R-I MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such
Mortgage Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. R-I-[_____]

Percentage Interest evidenced by this Certificate in the related Class: [_____]%

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-1D, CLASS
A-2, CLASS A-3, CLASS A-4, CLASS A-M, , CLASS A-J, CLASS XC, CLASS XP, CLASS B,
CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L,
CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q

CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT
REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX
RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES
THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING,
BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

          This certifies that [ ] is the registered owner of the Percentage
Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any

conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class R-I
Certificate will be made by the Trustee by check mailed to the address of the
Person entitled thereto, as such name and address appear in the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new
Class R-I Certificates in authorized denominations evidencing the same aggregate
Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-I Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without

registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any
Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class R-I Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a
Permitted Transferee and a United States Person and shall promptly notify the
Trustee of any change or impending change in its status as a Permitted
Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a
Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a
Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its
Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as
Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership
Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel,
in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any
Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a
Permitted Transferee.

          A "Permitted Transferee" is any Transferee other than (i) the United
States, any State or political subdivision thereof, any possession of the United
States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii)
any organization (other than certain farmers' cooperatives described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under
Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a
Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such
Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "United States Person" is a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof
(except, in the case of a partnership, to the extent

provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United
States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

          No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
R-I Certificates.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to _________________.

     This information is provided by __________________________________________, the assignee named above, or ____________________________________________ as its
agent.

                                                                    EXHIBIT A-26

                         FORM OF CLASS R-II CERTIFICATE

                               CLASS R-II MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. R-II-[_____]

Percentage Interest evidenced by this Certificate in the related Class: [_____]%

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-1D, CLASS
A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B,
CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L,
CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q

CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT
REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX
RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES
THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING,
BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

          This certifies that [_____] is the registered owner of the Percentage
Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any

conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class R-II
Certificate will be made by the Trustee by check mailed to the address of the
Person entitled thereto, as such name and address appear in the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new
Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-II Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without

registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification.
Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the
Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class R-II Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a
Permitted Transferee and a United States Person and shall promptly notify the
Trustee of any change or impending change in its status as a Permitted
Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a
Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a
Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its
Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as
Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership
Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel,
in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any
Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee other than (i) the United
States, any State or political subdivision thereof, any possession of the United
States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii)
any organization (other than certain farmers' cooperatives described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under
Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a
Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such
Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "United States Person" is a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof
(except, in the case of a partnership, to the extent

provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United
States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

          No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A.,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                               Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
______________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to _________________.

     This information is provided by _____________, the assignee named above, or
___________________________________________________________________ as its
agent.

                                                                    EXHIBIT A-27

                         FORM OF CLASS R-III CERTIFICATE

                              CLASS R-III MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in 2005

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. R-III-[_____]

Percentage Interest evidenced by this Certificate in the related Class: [_____]%

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-1D, CLASS
A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B,
CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L,
CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q

CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT
REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX
RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES
THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING,
BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

          This certifies that [_____] is the registered owner of the Percentage
Interest evidenced by this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any

conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class R-III
Certificate will be made by the Trustee by check mailed to the address of the
Person entitled thereto, as such name and address appear in the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new
Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-III Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to

be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the
Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification.
Any Class R-III Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-III Certificate agrees to, indemnify the
Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class R-III Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a
Permitted Transferee and a United States Person and shall promptly notify the
Trustee of any change or impending change in its status as a Permitted
Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a
Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a
Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its
Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as
Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership
Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel,
in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any
Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a
REMIC-related tax caused by the Transfer of a Class R-III Certificate to a
Person which is not a Permitted Transferee.

          A "Permitted Transferee" is any Transferee other than (i) the United
States, any State or political subdivision thereof, any possession of the United
States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii)
any organization (other than certain farmers' cooperatives described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under
Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a
Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such
Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "United States Person" is a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof
(except, in the case of a partnership, to the extent

provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United
States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

          No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Certificate
Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A.,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                               Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
_______________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to _________________.

     This information is provided by _____________, the assignee named above, or
___________________________________________________________________ as its
agent.

                                                                    EXHIBIT A-28

                          FORM OF CLASS R-L CERTIFICATE

                               CLASS R-L MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in 2005

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. R-L-[_____]

Percentage Interest evidenced by this Certificate in the related Class: [_____]%

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-1D, CLASS
A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B,
CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L,
CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q

CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT
REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX
RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES
THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING,
BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

          This certifies that [_] is the registered owner of the Percentage
Interest evidenced by this Class R-L Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-L
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any

conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing upon the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-L Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class R-L
Certificate will be made by the Trustee by check mailed to the address of the
Person entitled thereto, as such name and address appear in the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class R-L Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-L Certificates are exchangeable for new
Class R-L Certificates in authorized denominations evidencing the same aggregate
Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class R-L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-L Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without

registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class R-L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-L Certificate without registration or qualification. Any
Class R-L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-L Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class R-L Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the Class R-L Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a
Permitted Transferee and a United States Person and shall promptly notify the
Trustee of any change or impending change in its status as a Permitted
Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a
Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a
Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its
Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as
Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership
Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel,
in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any
Class R-L Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-L Certificate to a Person which is not a
Permitted Transferee.

          A "Permitted Transferee" is any Transferee other than (i) the United
States, any State or political subdivision thereof, any possession of the United
States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii)
any organization (other than certain farmers' cooperatives described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under
Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a
Class R-L Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such
Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-L Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "United States Person" is a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof
(except, in the case of a partnership, to the extent

provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United
States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

          No service charge will be imposed for any registration of transfer or exchange of Class R-L Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
R-L Certificates.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
AFR/Bank of America Whole Loan Special Servicer, the Trustee, the Certificate
Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A.,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R-L Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
for the account of ____________________________________________________________.

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to _________________.

     This information is provided by _______________________, the assignee named above, or ________________________________________________________ as its agent.

                                                                    EXHIBIT A-29

                           FORM OF CLASS S CERTIFICATE

                                CLASS S MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund")
consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. S-[_____]

Percentage Interest evidenced by this Certificate on the related Class: [_____]%

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A. OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE

SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN
ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS ON THIS CERTIFICATE WILL BE THE EXCESS INTEREST ON AN ARD LOAN
FOLLOWING THE ANTICIPATED REPAYMENT DATE FOR SUCH ARD LOAN.

          This certifies that [_] is the registered owner of the Percentage
Interest evidenced by this Class S Certificate (obtained by dividing the principal balance of this Class S Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class S Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class S
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital Asset
Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as Trustee. To
the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the
"Record Date"), in an amount equal to the product of the Percentage Interest evidenced by

this Certificate and the amount required to be distributed to the Holders of the
Class S Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class S Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class S Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class S
Certificates are exchangeable for new Class S Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class S Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class S Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class S Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class S Certificate shall be deemed to have

represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class S Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class S
Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class S Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class S Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class S
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class S Certificate without registration or qualification. Any Class S
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class S Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class S Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class S Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class S Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
S Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class S Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of  ____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-30

                          FORM OF CLASS XC CERTIFICATE

                                CLASS XC MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date:  With respect to any Mortgage Loan, the Due Date for such
Mortgage Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. XC-[_____]

Certificate Notional Amount of this Class XC Certificate as of the Issue Date:
$[_____]

Class Notional Amount of all the Class XC Certificates as of the Issue Date:
$[_____]

Aggregate unpaid principal balance of the Mortgage Loans as of their respective
Cut-off Dates, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT
ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF
WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE
AGREEMENT ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class XC Certificate (obtained by dividing the notional principal amount of this Class XC Certificate (its "Certificate
Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class XC Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the

Class XC Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer and Serviced Whole Loan Paying Agent, GMAC
Commercial Mortgage Corporation as Special Servicer, and Wells Fargo Bank, N.A.,
as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement, as amended from time to time, the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class XC Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class XC
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class XC Certificates, or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class XC Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class XC
Certificates are exchangeable for new Class XC Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class XC Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class XC Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class XC Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class XC Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
XC Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class XC Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b)
pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class XC Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class XC Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class XC
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class XC Certificate without registration or qualification. Any Class XC
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class XC Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of any Class XC Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one

Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTE 95-60) and the conditions set forth in Sections I and III of
PTE 95-60 have been satisfied as of the date of acquisition of such Certificate.
Each purchaser or transferee that is a Plan or is investing on behalf of or with
"plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class XC Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
XC Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in

lieu hereof whether or not notation of such consent is made upon this
Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class XC Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A.,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

          Distributions made by check (such check to be made payable to ________
and all applicable statements and notices should be mailed to __________________

          This information is provided by _____________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-31

                          FORM OF CLASS XP CERTIFICATE

                                CLASS XP MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. XP-[_____]

Certificate Notional Amount of this Class XP Certificate as of the Issue Date:
$[_____]

Notional Amount of all the Class XP Certificates as of the Issue Date: $[_____]

Aggregate unpaid principal balance of the Mortgage Loans as of their respective
Cut-off Dates, after deducting payments of principal due on or before such date, whether or not received: $1,730,406,243

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
WELLS FARGO BANK, N.A. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS
CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT
ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF
WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE
AGREEMENT ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class XP Certificate (obtained by dividing the notional principal amount of this Class XP Certificate (its "Certificate
Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class XP Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class XP Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer and Serviced Whole Loan Paying Agent, CWCapital
Asset Management LLC, as Special Servicer, and Wells Fargo Bank, N.A., as
Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement, as amended from time to time, the Holder of this
Certificate by virtue of the acceptance hereof

assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class XP Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class XP
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class XP Certificates, or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class XP Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class XP
Certificates are exchangeable for new Class XP Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class XP Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class XP Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTE 95-60) and the conditions set forth in Sections I and III of
PTE 95-60 have been satisfied as of the date of acquisition of such Certificate.
Each purchaser or transferee that is a Plan or is investing on behalf of or with
"plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class XP Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
XP Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Remaining Certificateholder of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as
                                        Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class XP Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as
                                        Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to _____________
____________________________ and all applicable statements and notices should be mailed to _________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-32

                         FORM OF CLASS FNB-1 CERTIFICATE

                              CLASS FNB-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]%

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. FNB-1-[_____]

Certificate Principal Balance of this Class FNB-1 Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class FNB-1 Certificates as of the Issue
Date: $[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $[_____]

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A. OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K,
CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME
SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K,
CLASS L, CLASS M, CLASS N,

CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class FNB-1 Certificate (obtained by dividing the principal balance of this Class FNB-1 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class FNB-1 Certificates (their "Class Principal Balance") as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class FNB-1 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer, CWCapital Asset Management LLC, as Special
Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class FNB-1 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class FNB-1
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class FNB-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class FNB-1 Certificates are exchangeable for new Class FNB-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class FNB-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class FNB-1 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class FNB-1 Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class FNB-1 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class FNB-1 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class FNB-1
Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the

Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class FNB-1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class FNB-1 Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class FNB-1 Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class FNB-1
Certificate without registration or qualification. Any Class FNB-1
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class FNB-1 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class FNB-1 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class FNB-1 Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the
Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class FNB-1 Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class FNB-1 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the

owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling
Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any
Distribution Date on which the aggregate Certificate Balance of the Class A,
Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates,
Class H and Class I Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class FNB-1 Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as
                                        Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of _____________________________________________________________________

     Distributions made by check (such check to be made payable to _______) and all applicable statements and notices should be mailed to _____________________
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-33

                         FORM OF CLASS FNB-2 CERTIFICATE

                              CLASS FNB-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]%

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such
Mortgage Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. FNB-2-[_____]

Certificate Principal Balance of this Class FNB-2 Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class FNB-2 Certificates as of the Issue
Date: $[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $[_____]

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A. OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M,
CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES, AS AND TO
THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K,
CLASS L, CLASS M, CLASS N,

CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE
OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class FNB-2 Certificate (obtained by dividing the principal balance of this Class FNB-2 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class FNB-2 Certificates (their "Class Principal Balance") as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class FNB-2 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer, CWCapital Asset Management LLC, as Special
Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class FNB-2 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class FNB-2
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class FNB-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class FNB-2 Certificates are exchangeable for new Class FNB-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class FNB-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class FNB-2 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class FNB-2 Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class FNB-2 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class FNB-2 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class FNB-2
Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the

Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class FNB-2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class FNB-2 Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class FNB-2 Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class FNB-2
Certificate without registration or qualification. Any Class FNB-2
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class FNB-2 Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class FNB-2 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class FNB-2 Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the
Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class FNB-2 Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class FNB-2 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the

owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling
Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any
Distribution Date on which the aggregate Certificate Balance of the Class A,
Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates,
Class H and Class I Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class FNB-2 Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as
                                        Certificate Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of _____________________________________________________________________

          Distributions made by check (such check to be made payable to _______)
and all applicable statements and notices should be mailed to __________________
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-34

                         FORM OF CLASS FNB-3 CERTIFICATE

                              CLASS FNB-3 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]%

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. FNB-3-[_____]

Certificate Principal Balance of this Class FNB-3 Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class FNB-3 Certificates as of the Issue
Date: $[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $[_____]

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A. OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M,
CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES, AS AND TO
THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D, CLASS E, CLASS F, CLASS G, CLASS

H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q
CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class FNB-3 Certificate (obtained by dividing the principal balance of this Class FNB-3 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class FNB-3 Certificates (their "Class Principal Balance") as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class FNB-3 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer, CWCapital Asset Management LLC, as Special
Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class FNB-3 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class FNB-3
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the

Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class FNB-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class FNB-3 Certificates are exchangeable for new Class FNB-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class FNB-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class FNB-3 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class FNB-3 Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class FNB-3 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class FNB-3 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class FNB-3
Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class FNB-3 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class FNB-3
Certificate without registration or qualification. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class FNB-3 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class FNB-3 Certificate without registration or qualification.
Any Class FNB-3 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class FNB-3 Certificate agrees to, indemnify the
Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class FNB-3 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class FNB-3 Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the
Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class FNB-3 Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class FNB-3 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling
Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any
Distribution Date on which the aggregate Certificate Balance of the Class A,
Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates,
Class H and Class I Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the

obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class FNB-3 Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to _____________
__________________) and all applicable statements and notices should be mailed to ____________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-35

                         FORM OF CLASS FNB-4 CERTIFICATE

                              CLASS FNB-4 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]%

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. FNB-4-[_____]

Certificate Principal Balance of this Class FNB-4 Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class FNB-4 Certificates as of the Issue
Date: $[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $[_____]

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A. OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M,
CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES, AS AND TO
THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN

FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS
A-4, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G,
CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS
Q CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class FNB-4 Certificate (obtained by dividing the principal balance of this Class FNB-4 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class FNB-4 Certificates (their "Class Principal Balance") as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class FNB-4 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer, CWCapital Asset Management LLC, as Special
Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class FNB-4 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class FNB-4
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the

address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class FNB-4 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class FNB-4 Certificates are exchangeable for new Class FNB-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class FNB-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class FNB-4 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class FNB-4 Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class FNB-4 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class FNB-4 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class FNB-4
Certificates may be resold, pledged or

transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class FNB-4 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class FNB-4 Certificate without registration or qualification.
None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class FNB-4 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class FNB-4 Certificate without registration or qualification. Any Class FNB-4 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class FNB-4
Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate
Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class FNB-4 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class FNB-4 Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the
Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class FNB-4 Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class FNB-4 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling
Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any
Distribution Date on which the aggregate Certificate Balance of the Class A,
Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates,
Class H and Class I Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the

obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class FNB-4 Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to _____________
__________) and all applicable statements and notices should be mailed to ______
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                                                    EXHIBIT A-36

                         FORM OF CLASS FNB-5 CERTIFICATE

                              CLASS FNB-5 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]%

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. FNB-5-[_____]

Certificate Principal Balance of this Class FNB-5 Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class FNB-5 Certificates as of the Issue
Date: $[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $[_____]

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A. OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M,
CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES, AS AND TO
THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-M, CLASS A-J,
CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K,
CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME
SERIES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class FNB-5 Certificate (obtained by dividing the principal balance of this Class FNB-5 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class FNB-5 Certificates (their "Class Principal Balance") as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class FNB-5 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer, CWCapital Asset Management LLC, as Special
Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class FNB-5 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class FNB-5
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender

of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or
Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class FNB-5 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class FNB-5 Certificates are exchangeable for new Class FNB-5 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class FNB-5 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class FNB-5 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class FNB-5 Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act,

then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit
B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement.
Any purchaser of a Class FNB-5 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class FNB-5 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class FNB-5
Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class FNB-5 Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class FNB-5
Certificate without registration or qualification. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class FNB-5 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class FNB-5 Certificate without registration or qualification.
Any Class FNB-5 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class FNB-5 Certificate agrees to, indemnify the
Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class FNB-5 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class FNB-5 Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the
Person in whose

name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class FNB-5 Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class FNB-5 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling
Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any
Distribution Date on which the aggregate Certificate Balance of the Class A,
Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates,
Class H and Class I Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such

Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust
Fund as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class FNB-5 Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of _____________________________________________________________

          Distributions made by check (such check to be made payable to _______)
and all applicable statements and notices should be mailed to __________________
________________________________________________________________________________

This information is provided by ____, the assignee named above, or ____, as its agent.

                                                                    EXHIBIT A-37

                         FORM OF CLASS FNB-6 CERTIFICATE

                              CLASS FNB-6 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: [_____]%

Date of Pooling and Servicing Agreement: January 1, 2006

Cut-off Date: With respect to any Mortgage Loan, the Due Date for such Mortgage
Loan in January 2006

Issue Date: [_____]

First Distribution Date: [_____]

Master Servicer: GMAC Commercial Mortgage Corporation

Special Servicer: CWCapital Asset Management LLC

Certificate No. FNB-6-[_____]

Certificate Principal Balance of this Class FNB-6 Certificate as of the Issue
Date: $[_____]

Class Principal Balance of all the Class FNB-6 Certificates as of the Issue
Date: $[_____]

Aggregate unpaid principal balance of the Mortgage Pool as of the respective
Cut-off Dates of the Mortgage Loans, after deducting payments of principal due on or before such date, whether or not received: $[_____]

Trustee: Wells Fargo Bank, N.A.

CUSIP No. [_____]

ISIN No. [_____]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY

                                      B-1-1

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
CWCAPITAL ASSET MANAGEMENT LLC, WELLS FARGO BANK, N.A. OR ANY OF THEIR
RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE
GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER
PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS A-M, CLASS A-J, CLASS XC, CLASS XP, CLASS B, CLASS C,
CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M,
CLASS N, CLASS O, CLASS P AND CLASS Q CERTIFICATES OF THE SAME SERIES, AS AND TO
THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN

                                      B-1-2

FOLLOWING RETIREMENT OF THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS
A-4, CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G,
CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P AND CLASS
Q CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class FNB-6 Certificate (obtained by dividing the principal balance of this Class FNB-6 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class FNB-6 Certificates (their "Class Principal Balance") as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class FNB-6 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer, CWCapital Asset Management LLC, as Special
Servicer and Wells Fargo Bank, N.A., as Trustee. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

          Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the
Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class FNB-6 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class FNB-6
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the

                                      B-1-3

address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Depositor's Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Class FNB-6 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth,
Class FNB-6 Certificates are exchangeable for new Class FNB-6 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class FNB-6 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of any Class FNB-6 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class FNB-6 Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class FNB-6 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class FNB-6 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class FNB-6
Certificates may be resold, pledged or

                                      B-1-4

transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class FNB-6 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class FNB-6 Certificate without registration or qualification.
None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class FNB-6 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class FNB-6 Certificate without registration or qualification. Any Class FNB-6 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class FNB-6
Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate
Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Any purchaser of a Class FNB-6 Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class FNB-6 Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the
Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

          No service charge will be imposed for any registration of transfer or exchange of Class FNB-6 Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class FNB-6 Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                                      B-1-5

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the Majority Certificateholder of the Controlling Class
or the Depositor, at a price determined as provided in the Agreement, of all
Mortgage Loans and any REO Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage
Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling
Class of all of the Certificates (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund on any
Distribution Date on which the aggregate Certificate Balance of the Class A,
Class B, Class C, Class D, Class E, Class F Certificates, Class G Certificates,
Class H and Class I Certificates is reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the
Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Percentage Interests of each Class of affected Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the

                                      B-1-6

obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      B-1-7

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        Wells Fargo Bank, N.A., as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class FNB-6 Certificates referred to in the within-mentioned Agreement.

Dated: January 31, 2006

                                        Wells Fargo Bank, N.A., as Certificate
                                        Registrar

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                                      B-1-8

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

          I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of _____________________________________________________________

     Distributions made by check (such check to be made payable to ____________)
and all applicable statements and notices should be mailed to __________________
________________________________________________________________________________

This information is provided by ____, the assignee named above, or ____, as its agent.

                                      B-1-9

                                                                     EXHIBIT B-1

                         FORM OF TRANSFEROR CERTIFICATE

                                     [Date]

Wells Fargo Bank, N.A.
45 Broadway, 12th Floor
New York, New York 10006

Attention: Global Securities and Trust Services Group--GMAC Commercial Mortgage
           Securities Inc., Mortgage Pass-Through Certificates, Series 2006-C1

     Re:  GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through
          Certificates, Series 2006-C1, [Class XC] [Class F] [Class G] [Class H]
          [Class J] [Class K] [Class L] [Class M] [Class N] [Class O] [Class P]
          [Class Q] [Class S] [Class R-I] [Class R-II] [Class R-III] [Class RL]
          [Class FNB-1] [Class FNB-2] [Class FNB-3] [Class FNB-4] [Class FNB-5]
          [Class FNB-6] [having an initial principal balance/initial notional amount as of January 31, 2006 of $_______ evidencing a __% Percentage
          Interest in such Class].

Dear Sirs:

     This letter is delivered to you in connection with the transfer by ________
(the "Transferor") to ______________ (the "Transferee") of the captioned
Certificates (the "Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January
1, 2006 among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC
Commercial Mortgage Corporation, as Master Servicer and Serviced Whole Loan
Paying Agent, CW Capital Asset Manangement LLC, as Special Servicer and Wells
Fargo Bank, N.A., as Trustee. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Certificates with the full right to transfer the Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificates, any interest in the Certificates or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificates, any interest in the Certificates or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution under the Securities Act of 1933

                                     B-1-10

(the "Securities Act"), or would render the disposition of the Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Certificates pursuant to the
Securities Act or any state securities laws.

     3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" (as that term is defined in Rule 144A ("Rule 144A") under the Securities
Act) purchasing for its own account or for the account of other qualified institutional buyers, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates.

     4. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by
Rule 144A.

     5. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the
Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) any credit enhancement mechanism associated with the Certificates, that the
Transferee has requested.

                                        Very truly yours,

                                        Print Name of Transferor

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                     B-1-11

                                                                     EXHIBIT B-2

                         FORM OF TRANSFEREE CERTIFICATE

                                     [Date]

Wells Fargo Bank, N.A.
45 Broadway, 12th Floor
New York, New York 10006

Attention: Global Securities and Trust Services Group--GMAC Commercial Mortgage
           Securities Inc., Mortgage Pass-Through Certificates, Series 2006-C1

     Re:  GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through
          Certificates, Series 2006-C1, [Class XC] [Class F] [Class G] [Class H]
          [Class J] [Class K] [Class L] [Class M] [Class N] [Class O] [Class P]
          [Class Q] [Class S] [Class R-I] [Class R-II] [Class R-III] [Class RL]
          [Class FNB-1] [Class FNB-2] [Class FNB-3] [Class FNB-4] [Class FNB-5]
          [Class FNB-6] [having an initial principal balance/initial notional amount as of January 31, 2006 of $_______ evidencing a __% Percentage
          Interest in such Class].

Dear Sirs:

     This letter is delivered to you in connection with the transfer by ________
(the "Transferor") to ______________ (the "Transferee") of the captioned
Certificates (the "Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January
1, 2006 among GMAC Commercial Mortgage Securities, Inc., as Depositor, GMAC
Commercial Mortgage Corporation, as Master Servicer and Serviced Whole Loan
Paying Agent, CWCapital Aset Management LLC, as Special Servicer and Wells Fargo
Bank, N.A., as Trustee. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.
The Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

     1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the
"Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b)
pursuant to another exemption from registration under the Securities Act.

     2. The Transferee has been furnished with all information regarding (a) the
Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage

                                      B-2-1

Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

     3. If the Transferee proposes that the Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

     4. The Transferee hereby certifies to the Trustee, the Depositor and the
Master Servicer that such transfer is permissible under applicable law, either
(a) such Transferee is not an "employee benefit plan" (within the meaning of
Section 3(3) of ERISA) that is subject to ERISA, a "plan" (within the meaning of
Section 4975 of the Code) that is subject to Section 4975 of the Code, or any entity deemed to hold "plan assets" of any such plan (within the meaning of
United States Department of Labor ("DOL") Regulations Section 2510.3-101, or (b)
in the case of a Certificate that is not a Residual Certificate, such transfer will not constitute or result in any non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, will not subject the
Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (i) with respect to the Class XC, Class F, Class G and/or
Class H Certificates, the prospective transferee qualifies as an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act and (x)
at the time of such transfer, such Certificates continue to be rated in one of the top four rating categories by at least one Rating Agency or (y) the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in DOL Prohibited Transaction Class Exemption
("PTCE") 95-60) and the conditions set forth in Sections I and III of PTCE 95-60 are satisfied with respect to the Transferee's purchase and holding of the
Certificates, as of the date of acquisition of such Certificate; or (ii) with respect to the Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class Q and/or Class S Certificates, (1) the prospective transferee qualifies as an accredited investor as defined in Rule 501(a) of Regulation D of the
Securities Act, (2) the source of funds used to purchase the Certificates is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(3) the conditions set forth in Sections I and III of PTCE 95-60 are satisfied with respect to the Transferee's purchase and holding of the Certificates, as of the date of acquisition of such Certificates.

                                        Very truly yours,

                                        Print Name of Transferee

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      B-2-2

                             NOMINEE ACKNOWLEDGMENT

     The undersigned hereby acknowledges and agrees that as to the Certificate being registered in its name, the sole beneficial owner thereof is and shall be
______________, the Transferee identified above, for whom the undersigned is acting as nominee.

                                        Very truly yours,

                                        Print Name of Nominee

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      B-2-3

                                                          ANNEX 1 TO EXHIBIT B-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to ______________ (the
"Transferor") and Wells Fargo Bank, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the
Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A"), because (i)
the Transferee owned and/or invested on a discretionary basis $___________ in securities(1) (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3)
of the Internal Revenue Code of 1986.

     Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of
Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S.
savings and loan association, and not more

----------
(1) Transferee must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Transferee is a dealer, and, in that case,
Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                      B-2-4

than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S.
territory or the District of Columbia.

     State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the
State or its political subdivisions, for the benefit of its employees.

     ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     Other. (Please supply a brief description of the entity and a cross reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1).

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.
For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction.
However, such securities were not included if the Transferee is a majority owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                                      B-2-5

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     Will the Transferee be purchasing the Certificates only for the
Transferee's own account?

                                 Yes [_] No [_]

     6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                        Print Name of Transferee

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

Date:

                                      B-2-6

                                                          ANNEX 2 TO EXHIBIT B-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to ______________ (the
"Transferor") and Wells Fargo Bank, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate (the "Certificate") described in the
Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a
"qualified institutional buyer" as that term is defined in Rule 144A under the
Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of
Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     The Transferee owned and/or invested on a discretionary basis $__________
in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year
(such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations,

                                      B-2-7

(iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of
Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the
Transferee will be in reliance on Rule 144A.

     Will the Transferee be purchasing the Certificates only for the
Transferee's own account?

                                 Yes [_] No [_]

     6. _____ If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. _____ The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        Print Name of Transferee or Adviser

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

Date:

                                        IF AN ADVISER:

                                        Print Name of Transferee

                                        ----------------------------------------

Date:

                                      B-2-8

                                                                     EXHIBIT C-1

            FORM OF TRANSFER AFFIDAVIT AND AGREEMENT FOR TRANSFERS OF

                           REMIC RESIDUAL CERTIFICATES

State of    )
            ) ss
County of   )

          ______________________, being first duly sworn, deposes and says that:

          1. He/She is the _____________ of ______________ (the prospective transferee (the "Transferee") of GMAC Commercial Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 2006-C1, [Class R-I] [Class R-II]
[Class R-III] [Class RL], evidencing a _____% Percentage Interest in such Class
(the "Residual Certificates"), a __________ duly organized and validly existing under the laws of _____________, on behalf of which he/she makes this affidavit.
All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing
Agreement").

          2. The Transferee (i) is, and as of the date of transfer will be, a
"Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the
Residual Certificates for its own account. A "Permitted Transferee" is any
Person other than a "disqualified organization" or a possession of the United
States. (For this purpose, a "disqualified organization" means the United
States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan
Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, an electing large partnership under Section 775 of the Code, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

          3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the
Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on such partnership) or, if such transfer is through an agent
(which Person includes a broker, nominee or middleman) for a non-Permitted
Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such
Person (other than transfers with respect to electing large partnerships) an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury Regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual

                                      C-1-1

interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the
Transferee's transferee, or such transferee's agent, delivers to the Certificate
Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

          7. The Transferee's taxpayer identification number is _______________.

          8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(A) of Section
5.02(d) which authorizes the Trustee to deliver payments on the Residual
Certificate to a Person other than the Transferee and clause (ii)(B) of Section
5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the
Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

          9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax; in making this representation, the Transferee warrants that the Transferee is familiar with Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002.

          10. The Transferee hereby represents to and for the benefit of the
Transferor that the Transferee intends and reasonably expects to have the ability to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates. Any financial statements or other financial information provided by the transferee at the request of the Transferor in connection with the transfer of the Residual
Certificates to permit the Transferor to assess the financial capability of the
Transferor to pay any such taxes is true and correct in all material respects.

                                      C-1-2

          11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement. The Transferee hereby agrees that it will not make any transfer of any Residual Certificate unless (i) the transfer is to an entity which is a domestic C corporation (other than an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of Subchapter T of the Code applies) for federal income tax purposes, and (ii) the transfer is in compliance with the conditions set forth in paragraph 3 of Exhibit C-2 of the Pooling and Servicing Agreement.

          12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more United States
Persons have the authority to control all substantial decisions of the trust.

          13. The Transferee is not acquiring the Residual Certificates with
"plan assets" of any plan subject to Title I of ERISA or Section 4975 of the
Code.

          14. [The Transferee hereby represents to and for the benefit of the
Transferor that (i) at the time of the transfer, and at the close of each of the
Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the
Transferee within the meaning of Treasury Regulation section 1.860E-1(c)(5) or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this minimum gross asset or net asset requirement), (ii) the Transferee is a domestic C corporation for United States federal income tax purposes that is not an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated transfer) which would reasonably indicate that the taxes associated with the
Residual Certificates will not be paid, and (iv) any transfer of its interest will be to a transferee that satisfies the requirements of this paragraph
14.](1)

          15. The Transferee hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the
Transferee or another United States taxpayer.

----------
(1)  Bracketed text may be used if the Transferee is relying on the "non-formula safe harbor".

                                      C-1-3

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its __________ and its corporate seal to be hereunto attached, attested by its
[Assistant] Secretary, this _____ day of __________, ____.

                                        Very truly yours,

                                        Print Name of Transferee

                                        ________________________________________

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

[Corporate Seal]

ATTEST:

____________________________________
[Assistant] Secretary

     Personally appeared before me the above-named _____________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the
Transferee.

     Subscribed and sworn before me this ____ day of __________, _____.

                                        ________________________________________
                                                       NOTARY PUBLIC
                                        COUNTRY OF _____________________________
                                        STATE OF _______________________________
                                        My Commission expires the day ____ of
                                        ____________, _____.

                                      C-1-4

                                                                     EXHIBIT C-2

                  FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS
                         OF REMIC RESIDUAL CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
45 Broadway, 12th Floor
New York, New York 10006

Attention: Global Securities and Trust Services Group--GMAC Commercial Mortgage
           Securities Inc., Mortgage Pass-Through Certificates, Series 2006-C1

     Re: GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through
         Certificates, Series 2006-C1 (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by
_____________ (the "Transferor") to __________ (the "Transferee") of [Class R-I]
[Class R-II] [Class R-III] [Class RL] Certificates evidencing a _____%
Percentage Interest in such Class (the "Residual Certificates"). The
Certificates, including the Residual Certificates, were issued pursuant to the
Pooling and Servicing Agreement, dated as of January 1, 2006 (the "Pooling and
Servicing Agreement"), among GMAC Commercial Mortgage Securities, Inc., as
Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and Serviced
Whole Loan Paying Agent, CW Captial Asset Management LLC, as Special Servicer
and Wells Fargo Bank, N.A., as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. No purpose of the Transferor relating to the transfer of the Residual
Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax; in making this representation, the
Transferor warrants that the Transferor is familiar with Treasury Regulation
Section 1.860E-1(c) and recent amendments thereto, effective as of July 19,
2002.

     2. The Transferor understands that the Transferee has delivered to you a
Transfer Affidavit and Agreement in the form attached to the Pooling and
Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor at the time of this transfer has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by
Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in

                                      C-2-1

the future, and either (A) has determined that the present value of the anticipated tax liabilities associated with the holding of the Residual
Certificate does not exceed the sum of (1) the present value of any consideration given to the Transferee to acquire the Certificate, (2) the present value of the expected future distributions on the Certificate, and (3)
the present value of the anticipated tax savings associated with holding the
Certificate as the REMIC generates losses (having made such determination by (I)
assuming that the Transferee pays tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Internal Revenue Code ("Code") unless an alternative rate is permitted to be used under the Treasury Regulation Section
1.860E-1(c)(8)(i), and (II) utilizing a discount rate for present valuations equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee, or (B) based on an adequate review of the relevant facts and circumstances,(2)
neither knows nor should know that the Transferee would be unwilling or unable to pay any taxes due on its share of the taxable income of the REMIC.

     4. The Transferor understands that the transfer of the Residual
Certificates may not be respected for United States income tax purposes (and the
Transferor may continue to be liable for United States income taxes associated therewith) unless it complies with a current "safe harbor" under Treasury
Regulation 1.860E-1(c)(4) with respect to such transfer.

----------
(2) If reliance is upon the "non-formula safe harbor" such review would include all of the following: (i) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the
Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Transferee within the meaning of Treasury Regulation section
1.860E-1(c)(5) or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this minimum gross asset or net asset requirement), (ii) the Transferee is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Residual Certificates will not be paid, (iv) the Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another United States taxpayer, and (v) a reasonable person would not conclude based on Treasury
Regulation section 1.860E-1(c)(5)(iii) and the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Residual Certificate will not be paid. In addition, such "safe harbor"
also requires that the Transferor not know or have reason to know that the
Transferee will not honor the restrictions on subsequent transfers of any
Residual Interest described in paragraphs 11, 12 and 14 of the Transferee's
Transfer Affidavit and Agreement.

                                      C-2-2

                                        Very truly yours,

                                        Print Name of Transferor

                                        ________________________________________

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      C-2-3

                                                                       EXHIBIT D

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE: REQUEST FOR RELEASE OF DOCUMENTS

          In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan
File described below.

          Pooling and Servicing Agreement Dated:

Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (indicate one)

               [_____] Mortgage Loan Prepaid in Full

               [_____] Mortgage Loan Repurchased or Sold

               [_____] Other (specify) _________________________________________
               _________________________________________________________________
               _________________________________________________________________

          "We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

[GMAC COMMERCIAL MORTGAGE CORPORATION]

Authorized Signature

********************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                                       D-1

Enclosed Documents: [_____] Promissory Note
                    [_____] Primary Insurance Policy
                    [_____] Mortgage or Deed of Trust
                    [_____] Assignment(s) of Mortgage or Deed of Trust
                    [_____] Title Insurance Policy
                    [_____] Other:

Name
Title
Date

                                       D-2

                                                                       EXHIBIT E

                       FORMS OF UCC-1 FINANCING STATEMENTS

                     EXHIBIT A TO UCC-1 FINANCING STATEMENT

     All right (including the power to convey title thereto), title and interest of the Debtor in and to the following property, including any security interest therein for the benefit of the Debtor, in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2006 among the
Debtor, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer
and Serviced Whole Loan Paying Agent, CWCaptial Asset Management LLC, as Special
Servicer, and the Secured Party, as Trustee*, with respect to Mortgage
Pass-Through Certificates, Series 2006-C1 (the "Pooling and Servicing Agreement
(Series 2006-C1)), including:

     (1) the Mortgage Loans (including all Replacement Mortgage Loans) listed on the Mortgage Loan Schedule attached hereto;

     (2) all principal and interest received or receivable with respect to the
Mortgage Loans and the Replacement Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal
Prepayments received prior to the Cut-off Date);

     (3) all amounts held from time to time in the Certificate Account and the
Distribution Account and all reinvestment earnings on such amounts, the Excess
Liquidation Proceeds Reserve Account, the Interest Reserve Account, the REO
Account, the Serviced Whole Loan Custodial Accounts, the Serviced Whole Loan REO
Accounts and the Serviced Companion Loan Distribution Accounts;

     (4) all of the Debtor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Mortgage Loans;

     (5) any and all general intangibles (as defined in the Uniform Commercial
Code) consisting of, arising from or relating to any of the foregoing; and

     (6) any and all income, payments, proceeds and products of any of the foregoing.

     Capitalized terms used herein, but not defined, shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement (Series
2006-C1).

     THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY
THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN,
WITH RESPECT TO THE MORTGAGE LOANS (INCLUDING ALL REPLACEMENT MORTGAGE LOANS),
THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE RELATED MORTGAGE FILES, AND
THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT
OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A
CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE
UNIFORM COMMERCIAL CODE, AS

                                       E-1

IN EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO
PERFECT THE SECURITY INTEREST OF THE SECURED PARTY*, WITH RESPECT TO THE
MORTGAGE LOANS, IN ANY MORTGAGE NOTE, MORTGAGE OR DOCUMENT IN A MORTGAGE FILE.
WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY
ASSERTIONS BY THIRD PARTIES.

     *Not in its individual capacity, but solely as Trustee for the benefit of the Certificateholders and Serviced Companion Loan Paying Agent pursuant to the
Pooling and Servicing Agreement (Series 2006-C1).

                                       E-2

                                                                       EXHIBIT F

     METHODOLOGY TO NORMALIZE NET OPERATING INCOME AND DEBT SERVICE COVERAGE

GENERAL:

     o    GMAC Commercial Mortgage Corporation ("GMACCM") applies the methodology presented below to arrive at a servicer adjusted or
          "Normalized" Net Operating Income ("NOI"). The items described below highlight some of the major categories requiring adjustment. There may however be others and GMACCM will use its market knowledge and discretion in making and sufficiently footnoting the necessary adjustments. These instructions should be in conjunction with the
          Master Coding Matrix.

     o    The operating income information collected from borrowers should be used to populate the NOI Adjustment Worksheet ("NOIWS") and the
          Operating Statement Analysis Report ("OSAR"). The OSAR and NOIWS
          templates vary by property type according to CMSA guidelines.

     o    When necessary, income and expenses will be analyzed by looking at variances by category. Unusual income and expense items will be researched. If there are significant variances, inquiries to the borrower will be made. Appropriate adjustments will be made and footnotes provided to clearly explain the situation.

NOI Adjustment Worksheet (NOIWS)

     o    The NOIWS documents any adjustments made to the borrower's actual data by the analyst to determine normalized NOI and Net Cash flow ("NCF").
          This normalized NOI and NCF will flow through to the OSAR.

NORMALIZATION AND REPORTING OF FINANCIAL INFORMATION:

Revenues

Reporting:

     o    In the Income Section of the OSAR and NOIWS (excluding the template for Lodging), either both categories, Gross Potential Rent and Less:
          Vacancy and Collection should be used in combination together, or these two categories should be left blank If blank, then only Base
          Rent should be used by itself to show the net rent received (net of
          Vacancy and collection loss). The combination of Gross Potential Rent and Vacancy are preferred over Base Rent.

Normalization:

     o    Non-recurring extraordinary income should be excluded.

                                       F-1

               o    For example, lease buyout or insurance proceeds (except rent related) should always be adjusted out of income. Income
                    received for a period other than the year in question should be adjusted. If a material amount of past due rent for a
                    prior year was paid and recorded in the current year, the
                    servicer should back out this amount of income and footnote the action, unless such payment is consistently made on a
                    year-to-year basis.

     o    Lease Termination Revenue

               o    Omit Lease Termination Penalty Income.

               o    Lease Termination Rental income should be included just for the period that is being analyzed.

               o    Lease Termination Rental income should only be included
                    until the new tenant starts paying rent.

               o    When a tenant has vacated the premises but is still paying rent the space is considered "dark."

     o    Care should be used when reflecting percentage/overage rents to ensure that they relate to the appropriate period and that the numbers are supported by a trend in prior years or by tenant sales information.

     o    Interest Income should be adjusted out.

Expenses

     o    Real Estate Taxes:

               o    If GMACCM does not escrow, use the borrower's amount
                    reported on the financial statement. If statement is for a quarterly analysis and the borrower has not reported a
                    property tax amount then call the borrower to find out when the next tax payment is due and for how much. Adjust this
                    amount to reflect the period being analyzed.

               o    If GMACCM escrows, property tax should reflect the annual
                    amount paid to the taxing authority, excluding any
                    delinquent taxes or credits from prior years.

               o    Verify with that the amount reported by the borrower is
                    close to what we are escrowing for. If there is a huge
                    variance the borrower will need to be contacted. For
                    example, if the borrower reports on their statement "taxes", it may include payroll taxes, which will need to be
                    incorporated into Payroll & Benefits Expense.

               o    The amount for Real Estate Taxes will be adjusted if the
                    period under analysis is less than one year.

                                       F-2

               o    Footnote, in detail, what method of calculating property
                    taxes was used and why.

     o    Insurance:

               o    If GMACCM does not escrow for insurance, use the borrower's reported amount. Compare the amount reported by the borrower to the corresponding period last year. (If statement is for a quarterly analysis and the borrower has not reported an
                    insurance amount then call the borrower to find out when the next insurance payment is due and for how much. Adjust this amount to reflect the period being analyzed.)

                         o    If it is in-line or slightly higher, use the
                              borrower's amount.

                         o    If it is substantially higher/lower contact the
                              borrower for clarification. If the analyst is
                              confident normalizing the borrower's figure based
                              on historical information a footnote must be made
                              explaining the rational.

               o    If GMACCM escrows for insurance but the borrower does not
                    report an insurance amount on their financial statement use the escrow amount.

               o    If GMACCM escrows for insurance and the borrower reports an insurance amount use the amount from the GMACCM servicing
                    system if it is higher than the borrower's reported amount.
                    If the amount reported by the borrower is higher use the
                    borrower's amount because it may include additional policies that GMACCM does not escrow for. If the borrower's reported amount is substantially higher than what GMACCM escrows for, borrower contact may be required.

               o    Footnote, in detail, what method of calculating insurance
                    was used and why.

     o    Management Fees:

               o    Management fee should not be less than underwriting (if
                    available)

               o    If the borrower has reported a management fee and it is 3-5%
                    of Effective Gross Income (EGI) use the reported amount. If that amount is between 5-10% of EGI normalize the figure to
                    5% of EGI. If the amount is greater than 10% of EGI contact the borrower to find out the reason. If the figure is less than 3% of EGI normalize the amount to 3% of EGI.

               o    If the borrower has not reported a management fee apply a
                    management fee of 3% of EGI.

               o    Footnote all adjustments.

     o    Other Expenses:

                                       F-3

               o    Remove any legal fees or consulting fees not pertaining
                    directly to the routine operations of the property. (E.g. -
                    Fees for closing the loan structure.)

               o    Corporate or entity level expenses should be adjusted out.

               o    Footnote all adjustments

Capital Items

     o    Actual major capital expenditures that were not expected should be reflected as Extraordinary Capital Expenditures on the NOIWS.
          Extraordinary Capital Expenditures should then be adjusted out of the normalized column and will therefore be reflected as zero on the OSAR.

     o    Capital Expenditures (Replacement Reserves):

               o    In general, Capital Items should be normalized to the values used for Underwriting unless trends over time (or the PSA)
                    dictate otherwise. If there are significant variances from
                    Underwriting, then the reasons for these variances should be footnoted.

               o    For the normalization of Capital Expenditures please follow the methodology below.

               o    If GMACCM escrows for Replacement Reserves use this amount.
                    Check the Replacement Reserve history to verify the reserve amount that was paid each month. There is a possibility the reserve payment amount may have changed during the year. For some hospitality loans the replacement reserve escrow amount changes in April or May based on a percentage of the
                    previous years Effective Gross Income.

                         o    For newly originated loans: If a loan was acquired
                              in July 2002 and the borrower submits a 9/30/2002
                              statement consisting of nine months of
                              information, the analyst should introduce nine
                              months of replacement reserve figures based on the
                              GMAC escrow amount.

               o    If GMACCM does not escrow, use the amount determined at
                    Underwriting. The Capital Expenditure amount is a percentage of EGI. For example, if at UW replacement reserves were 5%
                    of EGI, then utilize 5% of the current EGI for the capital expenditures for the current analysis.

                         o    If GMACCM does not escrow and Underwriting is not
                              available then use the estimated value from the
                              chart below. These figures are per year.

               o    For Hospitality loans, use 4% of Effective Gross Income from the previous year-end's analysis. Below are some examples:

                                       F-4

               o    For a year-end 2002 statement calculate 4% of year-end 2001
                    EGI.

               o    For a 1st quarter 2003 analysis calculate 4% of year-end
                    2002 EGI, and adjust the figure for 3 months. If the YE 2002
                    EGI was $300,000, then 4% is $12,000, and 3 months worth is
                    $3000. The 2nd quarter RR figure would be $6000.

          o    The amount for capital expenditures will be adjusted if the period under analysis is less than one year.

          o    Footnote, in detail, what method of calculating capital
               expenditures was used and why.

                                          OFFICE/RETAIL    INDUSTRIAL (PER   MOBILE HOME
CONSTRUCTED OR         MULTIFAMILY (PER   (PER SQUARE      SQUARE FOOT/PER   PARKS (PER
RENOVATED              UNITS/PER YEAR)    FOOT/PER YEAR)   YEAR)             PAD/PER YEAR)
--------------------   ----------------   --------------   ---------------   -------------

24 or more years ago         $300              $0.25            $0.20             $50
14 to 23 years ago           $250              $0.20            $0.15             $50
4 to 13 years ago            $200              $0.15            $0.10             $50
0 to 3 years ago             $150              $0.10            $0.05             $50

HEALTHCARE
---------------
Skilled Nursing   $300 per bed
Assisted Living   $300 per unit

     o    Tenant Improvements:

          o    If there are Tenant Improvements recorded on the borrower's statement use the borrower's amount.

          o    If GMACCM escrows for TI normalize TI to that amount

          o    If GMACCM does not escrow do not normalize the borrower's amount.
               The analysis should reflect the borrower's amount.

          o    The amount for Tenant Improvements will be adjusted if the period under analysis is less than one year.

                                      F-5

          o    Footnote all adjustments.

     o    Leasing Commissions:

          o    Follow the same procedures as for Tenant Improvements.

     o    Debt Service Reserve - this should be omitted.

     o    Seasonality Reserve - this should be omitted.

     o    Ground Lease:

          o    If GMACCM escrows for Ground Leases use this amount and omit the amount if reported on the borrower's financial statement.

          o    If GMACCM does not escrow for Ground Leases use the amount if reported on the borrower's financial statement.

          o    The amount for Ground Leases will be adjusted if the period under analysis is less than one year.

          o    Footnote all adjustments.

Extraordinary Capital Expenditures

     o    The Extraordinary Capital Expenditures should always be adjusted to zero and specific details should be given in the comments.

Debt Service

     o    The debt service should be an actual amount the borrower paid per the servicing records for the period associated with the operating statement. If GMACCM does not have a full year of payments, it will use the principal and interest constant in the case of a fixed rate loan and, in the case of an adjustable rate loan, will estimate a full year amount from the payment history information available.

Triple Net Leases (NNN)

     o    A Triple-Net Lease is one in which the tenant pays all operating expenses of the property and the landlord receives a net rent. These expenses include, but are not limited to: real estate taxes, utilities, insurance, and repairs. A Management Fee is not usually assumed at Underwriting because the borrower has to do very little management of the property. It is for this reason that Management Fees and Capital Expenditures (Replacement Reserves) should NOT be assumed when doing an analysis. Refer to the Underwriting if available to confirm that these expenses were not underwritten. If Underwriting is not available the DSCR should be closely examined. For example, if the
          DSCR works-out well in excess

                                      F-6

          of 1.00 the loan documents/agreements should be reviewed, as the majority of Triple Net Lease DSCR's are around 1.02 through 1.10.

FOOTNOTE DISCLOSURE

     o    Investors are interested in both understanding the servicer's normalization process and the reasons behind any fluctuations in a property's performance. Thus, variances and footnotes are essential in assessing the performance of the underlying properties and should contain appropriate detail.

     o    Variances of greater than 10% (either higher or lower) between the current period and from the same period in the prior year for any DSCR
          MUST be explained in the footnotes.

     o    Variances of greater than 15% (either higher or lower) between the current period and the same period in the prior year MUST be explained in the footnotes for the following line items:

          o    Effective Gross Income

          o    Total Operating Expenses

          o    Total Capital Items

     o    Footnotes should be used whenever necessary to explain adjustments made to arrive at the normalized NOI and NCF. Any additional information pertaining to the operations of the property obtained from the borrower or other sources should be included in the financial statement notes.

                                      F-7

                                                                       EXHIBIT G

                       FORM OF DISTRIBUTION DATE STATEMENT

                           (On file with the Trustee)

                                      G-1

                                                                     EXHIBIT H-1

                         FORM OF INVESTOR CERTIFICATION

                                     [Date]

Wells Fargo Bank, N.A.
45 Broadway, 12th Floor
New York, New York 10006

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044

Attention: Corporate Trust Services (CMBS)
           GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through
           Certificates, Series 2006-C1

     In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of January 1, 2006 (the "Agreement"), by and among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, CWCaptial Asset
Management LLC, as Special Servicer (the "Special Servicer") and Wells Fargo
Bank, N.A., as Trustee (the "Trustee"), with respect to the GMAC Commercial
Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2006-C1
(the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is a beneficial owner or prospective purchaser of the
Class ___ Certificates.

     2. The undersigned is requesting access pursuant to the Agreement to certain information (the "Information") on the [Trustee's website] [Master
Servicer's website] [Special Servicer's website] and/or is requesting the information identified on the schedule attached hereto (also, the "Information")
pursuant to the provisions of the Agreement.

     3. In consideration of the [Trustee's] [Master Servicer's] [Special
Servicer's] disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be
otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of
1933, as amended

                                     H-1-1

(the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

     5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the
Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any
loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

     6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

                                       _________________________________________
                                       Beneficial Owner or Prospective Purchaser

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------
                                       Company:
                                                --------------------------------
                                       Phone:
                                              ----------------------------------

cc: GMAC Commercial Mortgage Corporation
    GMAC Commercial Mortgage Securities, Inc.

                                     H-1-2

                                                       SCHEDULE I TO EXHIBIT H-1

                                   SCHEDULE TO
                         FORM OF INVESTOR CERTIFICATION

                                     H-1-3

                                                                     EXHIBIT H-2

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [Date]

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA 19044

CWCapital Asset Management LLC
[c/o CW Capital Investments]
[1919 Pennsylvania Avenue, NW, 4th Floor]
[Washington, D.C. 20006]

Attention: GMAC Commercial Mortgage Securities, Inc.,
           Commercial Mortgage Pass-Through Certificates Series 2006-C1

     Re: Information regarding GMAC Commercial Mortgage Securities, Inc.,
         Commercial Mortgage Pass-Through Certificates Series 2006-C1

Ladies and Gentlemen:

          In connection with the GMAC Commercial Mortgage Securities, Inc.,
Commercial Mortgage Pass-Through Certificates Series 2006-C1 (the
"Certificates"), we acknowledge that we will be furnished by [GMAC Commercial
Mortgage Corporation, as Master Servicer,] [CWCaptial Asset Management LLC, as
Special Servicer,] (and may have been previously furnished) with certain information (the "Information"). For the purposes of this letter agreement (this
"Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

          In connection with and in consideration of our being provided with
Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such
Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

          The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the
Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any
loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

          This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or

                                     H-2-1

indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a non-confidential basis from a source other than you or one of your
Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

          Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of
January 1, 2006 by and among GMAC Commercial Mortgage Securities, Inc. as
Depositor, GMAC Commercial Mortgage Corporation as Master Servicer, CWCapital
Asset Management LLC, as Special Servicer and Wells Fargo Bank, N.A., as Trustee
(the "Trustee").

          This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

                                       Very truly yours,

                                       [NAME OF ENTITY]
                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------
                                       Company:
                                                --------------------------------
                                       Phone:
                                              ----------------------------------

cc: GMAC Commercial Mortgage Securities, Inc.
    Trustee

                                     H-2-2

                                                                       EXHIBIT I

                   FORM OF NOTICE AND CERTIFICATION REGARDING
                           DEFEASANCE OF MORTGAGE LOAN

To: Standard & Poor's Ratings Services
    55 Water Street
    New York, New York 10041
    Attn: Commercial Mortgage Surveillance

From: GMAC Commercial Mortgage Corporation, in its capacity as Master Servicer
     (the "Master Servicer") under the Pooling and Servicing Agreement, dated as of January 1, 2006 (the "Pooling and Servicing Agreement"), among the GMAC
     Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial
     Mortgage Corporation, as Master Servicer and Serviced Whole Loan Paying
     Agent, CWCapital Asset Management LLC, as Special Servicer and Wells Fargo
     Bank, N.A., as Trustee.

Date: ________, 20__.

Re:  GMAC Commercial Mortgage Securities, Inc.,
     Mortgage Pass-Through Certificates Series 2006-C1

     Mortgage Loan (the "Mortgage Loan") identified by loan number ________ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the
     Mortgage Loan Schedule by the following names:

     _________________________
     _________________________

     Reference is made to the Pooling and Servicing Agreement described above.
Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          (1) Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

               _____ a full defeasance of the payments scheduled to be due in respect of the entire principal balance of the Mortgage
                     Loan; or

               _____ a partial defeasance of the payments scheduled to be due in respect of a portion of the principal balance of the
                     Mortgage Loan that represents ____% of the entire principal balance of the Mortgage Loan and, under the Mortgage, has
                     an allocated loan amount of $__________ or ____% of the
                     entire principal balance.

                                      I-1

          (2) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Schedule I hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

               a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               b. The defeasance was consummated on ________, 20__.

               c. The defeasance collateral consists of securities that (i)
constitute "government securities" as defined in Section 2(a)(16) of the
Investment Company Act of 1940, as amended (15 U.S.C. 80a-1), (ii) are listed as
"Qualified Investments for 'AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash
Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated "AAA" by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below.

                CUSIP     RATE     MAT     PAY     DATES     ISSUED

               d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard)
that the defeasance will not result in an adverse REMIC Event.

               e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

               _____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings
                     Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the
                     defeasance, and after the defeasance owns no assets other
                     than the defeasance collateral and real property securing
                     Mortgage Loans included in the pool;

               _____ the related Mortgagor designated a Single-Purpose Entity
                     (as defined in the S&P Criteria) to own the defeasance
                     collateral; or

               _____ the Master Servicer designated a Single-Purpose Entity (as defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

               f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a

                                      I-2

broker or similar confirmation of the credit, of the defeasance collateral to an
Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance
Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

               g. As securities intermediary, Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

               h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its
Maturity Date, (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

               i. The Master Servicer received opinions from counsel, who were approved by Master Servicer in accordance with the Servicing Standard, that (i)
the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

               j. The agreements executed in connection with the defeasance (i)
permit reinvestment of proceeds of the defeasance collateral only in Permitted
Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the
Defeasance Obligor.

               k. The entire principal balance of the Mortgage Loan as of the date of defeasance was $________ [$5,000,000 or less or less than one percent of pool balance, whichever is less] which is less than 1% of the aggregate
Certificate Principal Balance of the Certificates as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

                                      I-3

               l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $___________, which is ____% of the aggregate Certificate Principal Balance of the Certificates as of the date of the Current Report.

          (3) Certify that, in addition to the foregoing, Master Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan documents, as are consistent with the Servicing
Standard.

          (4) Certify that Schedule II hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Mortgage File.

          (5) Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and
Servicing Agreement.

          (6) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a
Servicing Officer as of the date of the defeasance described above.

          (7) Agree to provide copies of all items listed in Schedule II to you upon request.

     IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                        GMAC COMMERCIAL MORTGAGE
                                        CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      I-4

                                                         SCHEDULE I TO EXHIBIT I

                                   EXCEPTIONS

                                      I-5

                                                        SCHEDULE II TO EXHIBIT I

   MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS AND OPINIONS OF
                             COUNSEL AND ACCOUNTANTS

                                      I-6

                                                                       EXHIBIT J

                        FORM OF INSURANCE SUMMARY REPORT

                                                                          INSURANCE COMPLIANT
                                                                             WITH MORTGAGE
MORTGAGE                                                                 DOCUMENTS- EXCLUDING    ADEQUATE
 LOAN      MORTGAGE LOAN              CURRENT LOAN                       TERRORISM COVERAGE      TERRORISM
 NUMBER      BORROWER      PROPERTY    BALANCE ($)   TERM OF INSURANCE          (Y/N)           COVERAGE (Y/N)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

(1)  If so, identify specific coverage affected (i.e. Casualty, Liability,
     Business Interruption, etc.)

(2)  Please indicate either N/A if not applicable or the dollar amount of the coverage.

(3)  If the mortgage loan documents contains language for "such other insurance as may be reasonably required..." and there is a distinction between
     Liability and Casualty Coverage, please identify which coverage offers such latitude.

                                       J-1

                                                                       EXHIBIT K

                    FORM OF FIRST ANNIVERSARY RESERVE REPORT

LOAN NUMBER   PROPERTY NAME     DEFERRED    OTHER INITIAL   COMMENTS
                              MAINTENANCE     BALANCE

                                       K-1

                                                                     EXHIBIT L-1

                   CLOSING MORTGAGE FILE REVIEW CERTIFICATION

                         CUSTODIAN INITIAL CERTIFICATION

                                JANUARY 31, 2006

RE:  POOLING AND SERVICING AGREEMENT, DATED AS OF JANUARY 1, 2006 AMONG GMAC
     COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR, GMAC COMMERCIAL
     MORTGAGE CORPORATION, AS MASTER SERVICER AND SERVICED WHOLE LOAN PAYING
     AGENT, CWCAPITAL ASSET MANAGEMENT LLC, AS SPECIAL SERVICER AND WELLS FARGO
     BANK, N.A., AS TRUSTEE.

     Ladies and Gentlemen:

     In accordance with Section 2.01(b) of the above-captioned Pooling and
     Servicing Agreement, subject to further review of the contents thereof, the undersigned, as Custodian, hereby certifies that (except as noted on the attachment hereto the "Loan Exception Report") it has received the documents referred to in Section 2.01 of the Pooling and Servicing
     Agreement with respect to each Mortgage Loan listed in the related Mortgage
     Loan Schedule and such documents appear to bear original signatures or copies of original signatures if the original documents have not yet been delivered.

     The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and
     Servicing Agreement. Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and
     Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                                        Wells Fargo Bank, N.A. as Custodian

                                        ----------------------------------------
                                        By:
                                        Title:

                                      L-1-1

                                                                     EXHIBIT L-2

                              POST-CLOSING MORTGAGE
                            FILE REVIEW CERTIFICATION
                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [Date]

GMAC Commercial Mortgage Securities, Inc.
200 Witmer Road
Horsham, Pennsylvania 19044

[Cadim Tach, Inc.]

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania 19044

German American Capital Corporation
31 West 52nd Street
New York, New York 10019

GMAC Commercial Holding Capital Corp.
401 Manhattan Beach Boulevard, Suite B
Manhattan Beach, California 90266

Morgan Stanley & Co. Incorporated,
1585 Broadway
New York, New York 10036

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

     RE:  POOLING AND SERVICING AGREEMENT, DATED AS OF JANUARY 1, 2006 ("POOLING
          AND SERVICING AGREEMENT"), RELATING TO GMAC COMMERCIAL MORTGAGE
          SECURITIES INC., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.02 of the Pooling and
Servicing Agreement, the undersigned hereby certifies that, with respect to each
Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered hereby), that: (i) all documents specified in clauses (1) through (5), (9), (11) and (12) (in the case of clause
(11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of
"Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b)
and (ii) all such documents have been reviewed by it or by a Custodian on its behalf and (A) appear regular on their face, (B) appear to have been executed
(where appropriate) and (C) purport to relate to such Mortgage Loan.

     The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan
Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                      L-2-1

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing
Agreement. This Certificate is subject in all respects to the terms of said
Pooling and Servicing Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                      L-2-2

                                        WELLS FARGO BANK, N.A.
                                        as Trustee

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                     L-2-3

                                                                     EXHIBIT M-1

                            FORM OF CERTIFICATION TO
                           BE PROVIDED WITH FORM 10-K

                    GMAC Commercial Mortgage Securities, Inc.
          Commercial Mortgage Pass-Through Certificates, Series 2006-C1

I, [identify the certifying individual], certify that:

I have reviewed this annual report on Form 10-K, and all reports on Form 10-D containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the trust (the "Trust") created pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2006 (the
"Pooling and Servicing Agreement"), among GMAC Commercial Mortgage Securities,
Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer
(the "Master Servicer"), CWCapital Asset Management LLC, as Special Servicer
(the "Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee");

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

Based on my knowledge, the servicing information required to be provided to the trustee by the Master Servicer and the Special Servicer under the Pooling and
Servicing Agreement for inclusion in these reports is included in these reports;

I am responsible for reviewing the activities performed by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Master Servicer and the Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement; and

I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the Master Servicer's or Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
similar standard as set forth in the Pooling and Servicing Agreement.

Date: ________

-------------------------------------
[Signature]
[Title]

                                     M-1-1

                                                                     EXHIBIT M-2

                            FORM OF CERTIFICATION TO
                            BE PROVIDED TO DEPOSITOR

                    GMAC Commercial Mortgage Securities, Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-C1

I, [identify the certifying individual], a ______________ of Wells Fargo Bank,
N.A., certify to GMAC Commercial Mortgage Securities, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the annual report on Form 10-K for the fiscal year [_____], and all reports on Form 10-D containing distribution date reports filed in respect of periods included in the year covered by that annual report, of the trust created pursuant to the Pooling and Servicing Agreement, dated as of January 1,
2006 (the "Pooling and Servicing Agreement"), among GMAC Commercial Mortgage
Securities, Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage
Corporation, as master servicer (the "Master Servicer") and serviced whole loan paying agent, CWCapital Asset Management LLC, as Special Servicer (the "Special
Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee");

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

Based on my knowledge, the servicing information provided to the Trustee by the
Master Servicer and the Special Servicer under the Pooling and Servicing
Agreement for inclusion in these reports is included in these reports.

Date: _______

WELLS FARGO BANK, N.A.

-------------------------------------
[Signature]
[Title]

                                     M-2-1

                                                                     EXHIBIT M-3

                            FORM OF CERTIFICATION TO
                            BE PROVIDED TO DEPOSITOR

                    GMAC Commercial Mortgage Securities, Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-C1

Re: ____________________________ as the [master servicer] [special servicer]
(the "Servicer"), with respect to ____________________________ Commercial
Mortgage Pass-Through Certificates, Series ______________, issued pursuant to that certain Pooling and Servicing Agreement, dated as of ________________, 20
____ (the "Pooling and Servicing Agreement"), by and among ___________________, as depositor, the Servicer, as master servicer, ___________________as
______________________________ special servicer and __________________, as trustee (the "Trustee").

          I, __________________________, a ____________________________ of the
Servicer, on behalf of the Servicer, certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. Based on our knowledge, with respect to the period ending December 31, 20__
(the "Relevant Period"), all required reportable information (the "Servicing
Reports") was materially complete and reviewed by the Servicer prior to its submission for inclusion in the monthly reports issued by the Trustee under the
Pooling and Servicing Agreement and all required reports required to be submitted by Servicer to Trustee pursuant to the Pooling and Servicing Agreement
(the "Servicer Reports") have been submitted by the Servicer to the Trustee;

2. Based on our knowledge, the information contained in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material facts or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the period ending December 31, 20_____;

3. Based on our knowledge and the annual compliance review required under
Section 3.13 of the Pooling and Service Agreement, during the Relevant Period the Servicer has fulfilled its obligations under the Pooling and Servicing
Agreement in all material respects, except as disclosed in the annual officer's certificate required under such Section; and

4. The Servicer has disclosed to its certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards and such deficiencies, if any, have been included in the independent public accountants' report (the "Report"). The Report was created in accordance with a review covering the Relevant Period in compliance with the minimum servicing standards set forth in the Mortgage Bankers Association's
"Uniform Single Attestation Program" or similar standard as set forth in the
Pooling and Servicing Agreement.

                            [Continued on Next Page]

                                     M-3-1

Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

Date: ________

[NAME OF [MASTER SERVICER] [SPECIAL SERVICER]]

By:
    ----------------------------------
    Name:
    Title:

                                      M-3-2

                                                                     EXHIBIT N-1

                         ADDITIONAL FORM 10-D DISCLOSURE

--------------------------------------------------------------------------------------------------------------
                  ITEM ON FORM 10-D                                        PARTY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------

Item 1: Distribution and Pool Performance Information                          Servicer
                                                                                Trustee
                                                                               Depositor
    Any information required by 1121 which is NOT
          included on the Monthly Statement
--------------------------------------------------------------------------------------------------------------
              Item 2: Legal Proceedings                 (i) All parties to the Pooling and Servicing Agreement
                                                         (as to themselves), (ii) the Trustee and Servicer as
               per Item 1117 of Reg AB                   to the issuing entity, (iii) the Depositor as to the
                                                         sponsor, any 1110(b) originator, any 1100(d)(1) party
--------------------------------------------------------------------------------------------------------------
    Item 3: Sale of Securities and Use of Proceeds                             Depositor
--------------------------------------------------------------------------------------------------------------
       Item 4: Defaults Upon Senior Securities                                  Trustee
--------------------------------------------------------------------------------------------------------------
 Item 5: Submission of Matters to a Vote of Security                            Trustee
                       Holders
--------------------------------------------------------------------------------------------------------------
     Item 6: Significant Obligors of Pool Assets                               Servicer
--------------------------------------------------------------------------------------------------------------
 Item 7: Significant Enhancement Provider Information                           Trustee
--------------------------------------------------------------------------------------------------------------
              Item 8: Other Information                 Any party responsible for disclosure items on Form 8-K
--------------------------------------------------------------------------------------------------------------
                   Item 9: Exhibits                                             Trustee
                                                                               Depositor
--------------------------------------------------------------------------------------------------------------

                                      N-1-1

                                                                     EXHIBIT N-2

                         ADDITIONAL FORM 10-K DISCLOSURE

--------------------------------------------------------------------------------------------------------------
                  ITEM ON FORM 10-K                                        PARTY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------

          Item 1B: Unresolved Staff Comments                                   Depositor
--------------------------------------------------------------------------------------------------------------
              Item 9B: Other Information                Any party responsible for disclosure items on Form 8-K
--------------------------------------------------------------------------------------------------------------
   Item 15: Exhibits, Financial Statement Schedules                             Trustee
                                                                               Depositor
--------------------------------------------------------------------------------------------------------------
                   Additional Item:                     (i) All parties to the Pooling and Servicing Agreement
                                                        (as to themselves), (ii) the Trustee and the Servicer
          Disclosure per Item 1117 of Reg AB              as to the issuing entity, (iii) the Depositor as to
                                                          the sponsor, any 1110(b) originator, any 1100(d)(1)
                                                                                 party
--------------------------------------------------------------------------------------------------------------
                   Additional Item:                     (i) All parties to the Pooling and Servicing Agreement
          Disclosure per Item 1119 of Reg AB                as to themselves, (ii) the Depositor as to the
                                                         sponsor, originator, significant obligor, enhancement
                                                                          or support provider
--------------------------------------------------------------------------------------------------------------
                   Additional Item:                                            Servicer
        Disclosure per Item 1112(b) of Reg AB
--------------------------------------------------------------------------------------------------------------
                   Additional Item:                                            Depositor
Disclosure per Items 1114(b)(2) and 1115(b) of Reg AB                           Trustee
--------------------------------------------------------------------------------------------------------------

                                     N-2-1

                                                                     EXHIBIT N-3

                         FORM 8-K DISCLOSURE INFORMATION

--------------------------------------------------------------------------------------------------------------
                   ITEM ON FORM 8-K                                        PARTY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------

Item 1.01- Entry into a Material Definitive Agreement                         All parties
--------------------------------------------------------------------------------------------------------------
    Item 1.02- Termination of a Material Definitive                           All parties
                      Agreement
--------------------------------------------------------------------------------------------------------------
        Item 1.03- Bankruptcy or Receivership                                  Depositor
--------------------------------------------------------------------------------------------------------------
   Item 2.04- Triggering Events that Accelerate or                              Trustee
     Increase a Direct Financial Obligation or an
  Obligation under an Off-Balance Sheet Arrangement
--------------------------------------------------------------------------------------------------------------
    Item 3.03- Material Modification to Rights of                               Trustee
                   Security Holders
--------------------------------------------------------------------------------------------------------------
Item 5.03- Amendments of Articles of Incorporation or                          Depositor
            Bylaws; Change of Fiscal Year
--------------------------------------------------------------------------------------------------------------
    Item 6.01- ABS Informational and Computational                             Depositor
                       Material
--------------------------------------------------------------------------------------------------------------
       Item 6.02- Change of Servicer or Trustee                                Servicer
                                                                                Trustee
                                                                               Depositor
--------------------------------------------------------------------------------------------------------------
 Item 6.03- Change in Credit Enhancement or External                           Depositor
                       Support                                                  Trustee
--------------------------------------------------------------------------------------------------------------
  Item 6.04- Failure to Make a Required Distribution                            Trustee
--------------------------------------------------------------------------------------------------------------
    Item 6.05- Securities Act Updating Disclosure                              Depositor
--------------------------------------------------------------------------------------------------------------
             Item 7.01- Reg FD Disclosure                                      Depositor
--------------------------------------------------------------------------------------------------------------
                      Item 8.01                                                Depositor
--------------------------------------------------------------------------------------------------------------
                      Item 9.01                                                Depositor
--------------------------------------------------------------------------------------------------------------

                                      N-3-1

                                                                       EXHIBIT O

                         Relevant Servicing Criteria --
    Assessments of Compliance and Attestation Reports Servicing Criteria(3)

----------
* The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria. Refer to
Regulation AB, Item 1122 for a full description of servicing criteria.

                                       O-1

------------------------------------------------------------------------------------------------------------------------------
                                                                                                 GE     GE 2005-C4  GE 2005-C4
                                                                 Master   Trustee &   Special  2005-C4    Special     Master
         Reg. AB Item 1122(d) Servicing Criteria     Depositor  Servicer  Custodian  Servicer  Trustee   Servicer    Servicer
------------------------------------------------------------------------------------------------------------------------------

             GENERAL SERVICING CONSIDERATIONS
------------------------------------------------------------------------------------------------------------------------------
MONITORING PERFORMANCE OR OTHER TRIGGERS AND EVENTS
   OF DEFAULT                                                       X          X        [X]
------------------------------------------------------------------------------------------------------------------------------
MONITORING PERFORMANCE OF VENDORS OF ACTIVITIES
   OUTSOURCED                                                       X
------------------------------------------------------------------------------------------------------------------------------
MAINTENANCE OF BACK-UP SERVICER FOR POOL ASSETS                    [X]         X        [X]
------------------------------------------------------------------------------------------------------------------------------
FIDELITY BOND AND E&O POLICIES IN EFFECT                            X         [X]       [X]
------------------------------------------------------------------------------------------------------------------------------
             CASH COLLECTION AND ADMINISTRATION
------------------------------------------------------------------------------------------------------------------------------
TIMING OF DEPOSITS TO CUSTODIAL ACCOUNT                             X          X        [X]
------------------------------------------------------------------------------------------------------------------------------
WIRE TRANSFERS TO INVESTORS BY AUTHORIZED PERSONNEL                 X          X
------------------------------------------------------------------------------------------------------------------------------
ADVANCES OR GUARANTEES MADE, REVIEWED AND APPROVED
   AS REQUIRED                                                      X                   [X]
------------------------------------------------------------------------------------------------------------------------------
ACCOUNTS MAINTAINED AS REQUIRED                                     X          X        [X]
------------------------------------------------------------------------------------------------------------------------------
ACCOUNTS AT FEDERALLY INSURED DEPOSITORY
   INSTITUTIONS                                                     X          X        [X]
------------------------------------------------------------------------------------------------------------------------------
UNISSUED CHECKS SAFEGUARDED                                        [X]         X
------------------------------------------------------------------------------------------------------------------------------
MONTHLY RECONCILIATIONS OF ACCOUNTS                                 X          X        [X]
------------------------------------------------------------------------------------------------------------------------------
             INVESTOR REMITTANCES AND REPORTING
------------------------------------------------------------------------------------------------------------------------------

                                       O-2

------------------------------------------------------------------------------------------------------------------------------
                                                                                                 GE     GE 2005-C4  GE 2005-C4
                                                                 Master   Trustee &   Special  2005-C4    Special     Master
         Reg. AB Item 1122(d) Servicing Criteria     Depositor  Servicer  Custodian  Servicer  Trustee   Servicer    Servicer
------------------------------------------------------------------------------------------------------------------------------

INVESTOR REPORTS                                                               X        [X]
------------------------------------------------------------------------------------------------------------------------------
REMITTANCES                                                         [X]        X
------------------------------------------------------------------------------------------------------------------------------
PROPER POSTING OF DISTRIBUTIONS                                     [X]        X
------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF REMITTANCES AND PAYMENT
   STATEMENTS                                                                  X        [X]
------------------------------------------------------------------------------------------------------------------------------
             POOL ASSET ADMINISTRATION
------------------------------------------------------------------------------------------------------------------------------
MAINTENANCE OF POOL COLLATERAL                                      [X]        X
------------------------------------------------------------------------------------------------------------------------------
SAFEGUARDING OF POOL ASSETS/DOCUMENTS                                X         X
------------------------------------------------------------------------------------------------------------------------------
ADDITIONS, REMOVALS AND SUBSTITUTIONS OF
   POOL ASSETS                                           X          [X]       [X]       [X]
------------------------------------------------------------------------------------------------------------------------------
POSTING AND ALLOCATION OF POOL ASSET PAYMENTS TO
   POOL ASSETS                                                       X
------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF SERVICER RECORDS                                   X
------------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS OR OTHER CHANGES TO TERMS OF POOL
   ASSETS                                                            X                  [X]
------------------------------------------------------------------------------------------------------------------------------
LOSS MITIGATION AND RECOVERY ACTIONS                                 X
------------------------------------------------------------------------------------------------------------------------------
RECORDS REGARDING COLLECTION EFFORTS                                 X
------------------------------------------------------------------------------------------------------------------------------
ADJUSTMENTS TO VARIABLE INTEREST RATES ON
   POOL ASSETS                                                       X
------------------------------------------------------------------------------------------------------------------------------
MATTERS RELATING TO FUNDS HELD IN TRUST
   FOR OBLIGORS                                                      X
------------------------------------------------------------------------------------------------------------------------------

                                       O-3

------------------------------------------------------------------------------------------------------------------------------
                                                                                                 GE     GE 2005-C4  GE 2005-C4
                                                                 Master   Trustee &   Special  2005-C4    Special     Master
         Reg. AB Item 1122(d) Servicing Criteria     Depositor  Servicer  Custodian  Servicer  Trustee   Servicer    Servicer
------------------------------------------------------------------------------------------------------------------------------

PAYMENTS MADE ON BEHALF OF OBLIGORS (SUCH AS FOR
   TAXES OR INSURANCE)                                             X
------------------------------------------------------------------------------------------------------------------------------
LATE PAYMENT PENALTIES WITH RESPECT TO PAYMENTS
   MADE ON BEHALF OF OBLIGORS                                      X
------------------------------------------------------------------------------------------------------------------------------
RECORDS WITH RESPECT TO PAYMENTS MADE ON BEHALF
   OF OBLIGORS                                                     X
------------------------------------------------------------------------------------------------------------------------------
RECOGNITION AND RECORDING OF DELINQUENCIES,
   CHARGE-OFFS AND UNCOLLECTIBLE ACCOUNTS                          X
------------------------------------------------------------------------------------------------------------------------------
MAINTENANCE OF EXTERNAL CREDIT ENHANCEMENT OR OTHER
   SUPPORT                                              [X]                   X
------------------------------------------------------------------------------------------------------------------------------

                                       O-4

                                                                      SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                             MORTGAGE LOAN SCHEDULE

                                    Sch. I-1

                                                                     SCHEDULE II

                       ENVIRONMENTAL POLICY MORTGAGE LOANS

                              CUT-OFF DATE   ENVIRONMENTAL
LOAN NUMBER   PROPERTY NAME    BALANCE ($)   INSURANCE LOAN   LOAN SELLER
-----------   -------------   ------------   --------------   -----------
   N/A             N/A            N/A             N/A             N/A

                                    Sch. II-1

                                                                    SCHEDULE III

                           STRIP CALCULATION SCHEDULE

DISTRIBUTION DATE     RATE
-----------------   -------
2/10/2006           5.40720%
3/10/2006           5.40720%
4/10/2006           5.58370%
5/10/2006           5.40690%
6/10/2006           5.58350%
7/10/2006           5.40680%
8/10/2006           5.58340%
9/10/2006           5.58330%
10/10/2006          5.40650%
11/10/2006          5.58310%
12/10/2006          5.40640%
1/10/2007           5.40630%
2/10/2007           5.40620%
3/10/2007           5.40620%
4/10/2007           5.58270%
5/10/2007           5.40590%
6/10/2007           5.58260%
7/10/2007           5.40570%
8/10/2007           5.58240%
9/10/2007           5.58230%
10/10/2007          5.40540%
11/10/2007          5.58210%
12/10/2007          5.40530%
1/10/2008           5.58200%
2/10/2008           5.40510%
3/10/2008           5.40510%
4/10/2008           5.58170%
5/10/2008           5.40480%
6/10/2008           5.58160%
7/10/2008           5.40470%
8/10/2008           5.58140%
9/10/2008           5.58130%
10/10/2008          5.40440%
11/10/2008          5.58110%
12/10/2008          5.40340%
1/10/2009           5.40330%
2/10/2009           5.40320%
3/10/2009           5.40340%
4/10/2009           5.58140%
5/10/2009           5.40280%
6/10/2009           5.58120%
7/10/2009           5.40260%
8/10/2009           5.58100%
9/10/2009           5.58090%
10/10/2009          5.40220%
11/10/2009          5.58060%
12/10/2009          5.40200%
1/10/2010           5.40180%
2/10/2010           5.40170%
3/10/2010           5.40200%
4/10/2010           5.58000%
5/10/2010           5.40130%
6/10/2010           5.57970%
7/10/2010           5.39920%
8/10/2010           5.57960%
9/10/2010           5.57940%
10/10/2010          5.40120%
11/10/2010          5.59470%
12/10/2010          5.41580%
1/10/2011           5.41570%
2/10/2011           5.41550%
3/10/2011           5.41600%
4/10/2011           5.59410%
5/10/2011           5.41520%
6/10/2011           5.59390%
7/10/2011           5.41490%
8/10/2011           5.59360%
9/10/2011           5.59350%
10/10/2011          5.41460%
11/10/2011          5.59330%
12/10/2011          5.41430%
1/10/2012           5.59300%
2/10/2012           5.41400%
3/10/2012           5.41410%
4/10/2012           5.59270%
5/10/2012           5.41360%
6/10/2012           5.59240%
7/10/2012           5.41340%
8/10/2012           5.59220%
9/10/2012           5.59210%
10/10/2012          5.41310%
11/10/2012          5.59100%
12/10/2012          5.41190%
1/10/2013           5.41170%

                                   Sch. III-1

                                                                     SCHEDULE IV

                              BROKER STRIP SCHEDULE

                              CUT-OFF DATE   SUB-SERVICING
LOAN NUMBER   PROPERTY NAME    BALANCE ($)        FEE        LOAN SELLER
-----------   -------------   ------------   -------------   -----------
    N/A            N/A             N/A            N/A            N/A

                                    Sch. IV-1

                                                                      SCHEDULE V

                         SPECIFIED EARNOUT RESERVE LOANS

CONTROL NUMBER   LOAN NUMBER        PROPERTY NAME
--------------   -----------   -----------------------
18               50206         Hampton Inn Alexandria
36               18410         Maryvale Terrace
60               51083         High River Apartments
73               DBM24284      Golden Triangle Storage

                                    Sch. V-1

                                                                     SCHEDULE VI

    MASTER SERVICING FEE RATES AND SERVICING FEE RATES FOR THE MORTGAGE LOANS

CONTROL                                                                                 MASTER SERVICING   SERVICING FEE
 NUMBER   LOAN NUMBER   SELLER                       PROPERTY NAME                          FEE RATE            RATE
-------   -----------   ------   ----------------------------------------------------   ----------------   -------------

1         GA24023       GACC     DDR/Macquarie Mervyn's Portfolio                             0.01            0.02105
1.01      GA24023-2              Mervyn's at Burbank Shopping Center
1.02      GA24023-19             Mervyn's at Westfield Solano Mall
1.03      GA24023-16             Mervyn's at West Covina Shopping Center
1.04      GA24023-22             Mervyn's at Santa Rosa Plaza
1.05      GA24023-1              Mervyn's at Anaheim Hills Festival Center
1.06      GA24023-23             Mervyn's at Slatten Ranch Shopping Center
1.07      GA24023-5              Mervyn's at Westfield Shoppingtown Parkway
1.08      GA24023-18             Mervyn's at The County East Shopping Center
1.09      GA24023-6              Mervyn's at Foothill Ranch Towne Centre
1.10      GA24023-20             Mervyn's at Folsom Square
1.11      GA24023-27             Mervyn's at Superstition Springs Regional Mall
1.12      GA24023-13             Mervyn's at Southland Plaza Shopping Center
1.13      GA24023-3              Mervyn's at Chino Towne Square Shopping Center
1.14      GA24023-33             Mervyn's at Grand Canyon Parkway Shopping Center
1.15      GA24023-11             Mervyn's at Antelope Valley Mall
1.16      GA24023-29             Mervyn's at Ahwatukee Foothills Power Center
1.17      GA24023-8              Mervyn's at Garden Grove Center
1.18      GA24023-7              Mervyn's at Fullerton (Unnamed Center)
1.19      GA24023-34             Mervyn's at Loma Vista Shopping Center
1.20      GA24023-14             Mervyn's at Town Center West Shopping Center
1.21      GA24023-4              Mervyn's at Sierra Vista Mall
1.22      GA24023-24             Mervyn's at Sonora Crossroads Shopping Center
1.23      GA24023-28             Mervyn's at Deer Valley Center
1.24      GA24023-32             Mervyn's at Nellis Crossing Shopping Center
1.25      GA24023-26             Mervyn's Plaza
1.26      GA24023-21             Mervyn's at Redding (Freestanding Unnamed)
1.27      GA24023-35             Mervyn's at Sierra Center
1.28      GA24023-15             Mervyn's at Arbor Faire Shopping Center
1.29      GA24023-31             Mervyn's at Eagle Station
1.30      GA24023-12             Mervyn's at Porterville Market Place Shopping Center
1.31      GA24023-30             Mervyn's at Santa Cruz Plaza
1.32      GA24023-36             Mervyn's at Ingram Park Plaza
1.33      GA24023-9              Mervyn's at Albertson's Shopping Center
1.34      GA24023-25             Mervyn's at Ukiah (Freestanding Unnamed)

                                    Sch. VI-1

1.35      GA24023-10                Mervyn's at Madera (Unnamed Center)
2         18733         CWCapital   James Center                           0.01   0.03105
3         48270         GMACCM      Seven Springs Village                  0.03   0.03105
4         GA23024       GACC        Design Center of the Americas          0.01   0.02105
5         50624         GMACCM      BellSouth Tower                        0.10   0.10105
          ROLLUP        GACC        Beyman Multifamily Portfolio           0.01   0.00000
6         DBM24292      GACC        Empirian on Central                    0.01   0.02105
7         DBM24295      GACC        Southwind                              0.01   0.02105
8         GA23871       GACC        First National Bank Center             0.01   0.02105
9         50736         GMACCM      Gateway Business Park                  0.10   0.10105
10        DBM24634      GACC        Executive Centre Portfolio             0.01   0.02105
10.01     DBM24634-2                Executive Centre II
10.02     DBM24634-1                Executive Centre I
10.03     DBM24634-3                Executive Centre III
11        17991         CWCapital   Terrace at Continental Park            0.01   0.03105
12        18748         CWCapital   Sheraton Harborside Hotel              0.01   0.04105
13        18103         CWCapital   Newburgh Mall                          0.01   0.04105
14        05-20083      MSMC        The Outlets at Hershey                 0.01   0.03105
15        05-21968      MSMC        Main Street Village Apartments         0.01   0.03105
16        18604         CWCapital   City Square Office                     0.01   0.04105
17        51310         GMACCM      ELS Portfolio- Hillcrest Village       0.10   0.10105
18        50206         GMACCM      Hampton Inn Alexandria                0.048   0.04905
19                      MSMC        U-HAUL AREC Portfolio Rollup           0.01   0.03105
19.01     U-Haul AREC               U-Haul Center I-2/36
19.02     U-Haul AREC               U-Haul Center West Hartford
19.03     U-Haul AREC               U-Haul Ct Levittown
19.04     U-Haul AREC               N Sam Houston U-Haul Center
19.05     U-Haul AREC               U-Haul Redwood City
19.06     U-Haul AREC               U-Haul Center Lynwood
19.07     U-Haul AREC               U-Haul Ct Anchorage
19.08     U-Haul AREC               U-Haul Ct Eastland
19.09     U-Haul AREC               U-Haul Center Of Jacksonville
19.10     U-Haul AREC               Hazedell Moving & Str
19.11     U-Haul AREC               U-Haul Southern Plaza
19.12     U-Haul AREC               U-Haul Ct Of Rainer
19.13     U-Haul AREC               U-Haul Ctr Newark
19.14     U-Haul AREC               U-Haul Ctr 82nd Ave
19.15     U-Haul AREC               U-Haul Center Capitol Hill
19.16     U-Haul AREC               U-Haul Se Seattle
19.17     U-Haul AREC               U-Haul Schoolhouse
19.18     U-Haul AREC               U-Haul Storage Verde Valley
19.19     U-Haul AREC               U-Haul Ctr Eastgate
20                      MSMC        U-HAUL SAC Portfolio Rollup            0.01   0.03105
20.01     U-Haul SAC                U-Haul Ctr Snouffer School Rd
20.02     U-Haul SAC                U-Haul Ctr South Capitol St

                                    Sch. VI-2

20.03     U-Haul SAC                U-Haul Center Of North Plano
20.04     U-Haul SAC                U-Haul Ctr Az Ave & Riggs Rd
20.05     U-Haul SAC                U-Haul Town & Cntry/W Waters
20.06     U-Haul SAC                U-Haul Center Of Douglasvlle
20.07     U-Haul SAC                U-Haul Center Of Tel-Wick
20.08     U-Haul SAC                U-Haul Center Of Bolingbrook
20.09     U-Haul SAC                U-Haul Center River Valley
21        48199         GMACCM      Courtyard by Marriott - Los Altos               0.047   0.04805
22        DBM23689      GACC        Mission Greensboro Apartments                    0.01   0.02105
22.01     DBM23689-1                Mission Oakridge Apartments
22.02     DBM23689-2                Mission Friendly Ridge Apartments
23        51311         GMACCM      ELS Portfolio- The Winds of St. Armands North    0.10   0.10105
24        DBM24328      GACC        Westin Poinsett Hotel                            0.01   0.02105
25        87741         CWCapital   Rite Aid Portfolio                               0.01   0.04105
25.01     87741-I                   963 Fairmount Avenue
25.02     87741-C                   47 East Genesee Street
25.03     87741-D                   1070 Genesee Street
25.04     87741-B                   153 Prospect Street
25.05     87741-G                   41 Buffalo Road
25.06     87741-J                   6616 Lincoln Avenue
25.07     87741-K                   1717 Pine Avenue
25.08     87741-A                   9062 Eerie Road
25.09     87741-M                   138 Elm Street
25.10     87741-H                   81 W. Main Street
25.11     87741-L                   114 North Main Street
25.12     87741-N                   352 Driving Park Avenue
25.13     87741-E                   476 William Street
25.14     87741-P                   654 Colvin Avenue
25.15     87741-O                   40 West Main Street
25.16     87741-Q                   10 North Main Street
25.17     87741-F                   329 Port Allegany Road
26        05-21892      MSMC        Sunset Shopping Center                           0.01   0.03105
27        50299         GMACCM      Winston Salem Portfolio                          0.10   0.10105
28        51401         GMACCM      Walgreens Pool 3/DCWI CT & DCWI TX               0.10   0.10105
28.01     51401-1                   Walgreens (Guilford)
28.02     51401-3                   Walgreens (Kingsville)
28.03     51401-4                   Walgreens (San Angelo)
28.04     51401-2                   Walgreens (Southbury)
29        51397         GMACCM      Walgreens Pool 1/DCWI III                        0.10   0.10105
29.01     51397-4                   Walgreens (Libertyville)
29.02     51397-2                   Walgreens (Colorado Springs)
29.03     51397-3                   Walgreens (Bad Axe)
29.04     51397-1                   Walgreens (Hartland)
30        51399         GMACCM      Walgreens Pool 2/DCWI II                         0.10   0.10105
30.01     51399-2                   Walgreens (Commerce Township)

                                    Sch. VI-3

30.02   51399-4                  Walgreens (Commerce City)
30.03   51399-3                  Walgreens (Bernalillo)
30.04   51399-1                  Walgreens (South Bend)
31      51185        GMACCM      Highline Club Apartments                           0.07    0.07105
32      DBM23354     GACC        Mission Heritage Park Apartments                   0.01    0.02105
33      50554        GMACCM      LSI Logic - Barber Lane                            0.10    0.10105
34      18239        CWCapital   One Jackson Place                                  0.01    0.04105
35      51312        GMACCM      ELS Portfolio- Central Park                        0.10    0.10105
36      18410        CWCapital   Maryvale Terrace                                   0.01    0.04105
37      51313        GMACCM      ELS Portfolio - Lake Haven                         0.10    0.10105
38      49369        GMACCM      Sierra Providence Eastside Center                  0.10    0.10105
39      18307        CWCapital   Skypark Atrium                                     0.01    0.04105
40      Various      MSMC        York Tech Institute Portfolio                      0.01    0.03105
40.01   05-22907                 York Technical Institute Portfolio -  York
40.02   05-22503                 York Technical Institute Portfolio - Lancaster
41      50886        GMACCM      Queen Esther Square                                0.10    0.10105
42      49178        GMACCM      Summit Woods II                                    0.10    0.10105
43      50573        GMACCM      Country Club Portfolio- Terrace                    0.10    0.10105
44      50575        GMACCM      Country Club Portfolio- Meadows                    0.10    0.10105
45      DBM24479     GACC        Chez Ronnee and The Bungalows                      0.01    0.02105
46      DBM24260     GACC        Security Public Storage - Southgate                0.01    0.02105
47      51033        GMACCM      Homewood Suites Manchester                        0.0781   0.07915
48      DBM24475     GACC        Kopf Portfolio                                     0.01    0.02105
48.01   DBM24475-3               Landings Shops and Offices
48.02   DBM24475-1               Progressive Properties
48.03   DBM24475-2               Kopf Offices
49      DBM24353     GACC        Country Creek Apartments                           0.01    0.02105
50      51314        GMACCM      ELS Portfolio- Pueblo Grande                       0.10    0.10105
51      17301        CWCapital   Palmetto Pointe                                    0.01    0.06105
52      51034        GMACCM      Providence Hill Apartments                         0.10    0.10105
53      DBM24635     GACC        Westwood Properties                                0.01    0.08105
53.01   DBM24635-1               1061-1071 Broxton Avenue
53.02   DBM24635-2               1071 Glendon Avenue
53.03   DBM24635-3               10924 Weyburn Avenue
54      49255        GMACCM      Country Club Portfolio- Vista                      0.10    0.10105
55      DBM24509     GACC        Hampton Cove Apartments                            0.01    0.02105
56      05-21947     MSMC        Coral Beach Motel                                  0.01    0.03105
57      17783        CWCapital   Wesley Highland Terrace                            0.01    0.06105
58      51260        GMACCM      Town Centre Plaza                                  0.10    0.10105
59      18086        CWCapital   Lincoln Gardens                                    0.01    0.06105
60      51083        GMACCM      High River Apartments                              0.10    0.10105
61      50416        GMACCM      Shellbrook Apartments                              0.10    0.10105
62      DBM24331     GACC        9650 Santa Monica Boulevard                        0.01    0.02105
63      DBM24474     GACC        Habitat Soozee                                     0.01    0.02105
64      18143        CWCapital   Regency Square Shopping Center                     0.01    0.06105

                                    Sch. VI-4

65      51574        GMACCM      Pavilion Medical Center                            0.10    0.10105
66      DBM24374     GACC        Brentwood Village                                  0.01    0.08105
67      DBM24354     GACC        Wood Run Village Apartments                        0.01    0.02105
68      18429        CWCapital   Sierra Suites AZ                                   0.01    0.06105
69      05-21323     MSMC        Quebec Square                                      0.01    0.03105
70      DBM24471     GACC        Providence                                         0.01    0.02105
71      05-20984     MSMC        Winter Haven MHC                                   0.01    0.03105
72      05-22372     MSMC        Holiday Inn Suites - Peachtree City                0.01    0.03105
73      DBM24284     GACC        Golden Triangle Storage                            0.01    0.02105
74      DBM24352     GACC        Willowpark Apartments                              0.01    0.02105
75      18781        CWCapital   TowneBank Building                                 0.01    0.06105
76      50143        GMACCM      Park Glen Apartments                               0.10    0.10105
77      DBM24473     GACC        Roma, Pisa, Corsica                                0.01    0.02105
78      17532        CWCapital   Serota Portfolio                                   0.01    0.06105
78.01   17532-A                  Design Furniture
78.02   17532-C                  Keyspan
78.03   17532-B                  Daystar
79      05-21500     MSMC        Walgreens - Plymouth                               0.01    0.03105
80      18349        CWCapital   Quality Inn Tallahassee                            0.01    0.06105
81      50711        GMACCM      Riverside North Apartments                         0.10    0.10105
82      DBM24355     GACC        Winchester Run Apartments                          0.01    0.02105
83      05-21249     MSMC        Sportsman Warehouse Fargo                          0.01    0.03105
84      49626        GMACCM      CVS (Davenport)                                    0.10    0.10105
85      50777        GMACCM      Walgreens (Frisco)                                 0.10    0.10105
86      50178        GMACCM      Hobby Lobby and Office Depot                       0.10    0.10105
87      18253        CWCapital   Oxnard Walgreen's                                  0.01    0.06105
88      50655        GMACCM      Country Club Village MHC                           0.10    0.10105
89      18056        CWCapital   Greenwood Place                                    0.01    0.06105
90      DBM24480     GACC        Tropicana                                          0.01    0.02105
91      49447        GMACCM      Kenwood Center Building                            0.10    0.10105
92      50992        GMACCM      Salem Manor Apartments                             0.10    0.10105
93      51292        GMACCM      Walgreens (Colorado Springs)                       0.10    0.10105
94      18576        CWCapital   Vista La Jolla                                     0.01    0.06105
95      DBM24472     GACC        Chateau Sera                                       0.01    0.02105
96      05-21295     MSMC        Quality Inn - Columbus                             0.01    0.03105
97      DBM24477     GACC        Baywood Apartments                                 0.01    0.02105
98      18578        CWCapital   4141 Jutland                                       0.01    0.06105
99      18254        CWCapital   Channel Point Retail                               0.01    0.06105
100     DBM23614     GACC        Kailua Trade Center                                0.01    0.02105
101     05-22429     MSMC        Linden Self Storage                                0.03    0.13105
102     50701        GMACCM      Ramsay Building                                    0.10    0.10105
103     05-22215     MSMC        ParMac Building                                    0.03    0.13105
104     DBM24288     GACC        Hampton Gardens Apartments                         0.01    0.02105
105     50417        GMACCM      Montecito West Apartments                          0.10    0.10105
106     50827        GMACCM      Parkway East Apartments                            0.10    0.10105

                                    Sch. VI-5

107     DBM24478     GACC        Ellendale West                                     0.01    0.02105
108     DBM24351     GACC        American Storage VIII                              0.01    0.02105
109     18185        CWCapital   Federal Express Distribution Facility              0.01    0.06105
110     49191        GMACCM      Howard Mall                                        0.10    0.10105
111     50652        GMACCM      Kelly Carlos Office Building                       0.10    0.10105
112     49848        GMACCM      Village Green MHC                                  0.10    0.10105
113     49014        GMACCM      Rivershoals Annex Shopping Center                  0.10    0.10105
114     18107        CWCapital   Rankin Self Storage                                0.01    0.06105
115     50664        GMACCM      Iron Mountain Office                               0.10    0.10105
116     04-18403     MSMC        229 Merrick Blvd.                                  0.01    0.03105
117     3062         CWCapital   IHOP - Newington CT                                0.01    0.06105
118     3070         CWCapital   IHOP - Newington NH                                0.01    0.06105
119     3068         CWCapital   IHOP - Decatur AL                                  0.01    0.06105

                                    Sch. VI-6